Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated March [31], 2011
Relating to Preliminary Prospectus dated March 28, 2011
Registration No. 333-169584

        This free writing prospectus, consisting of an English translation of the Israeli Incomplete Prospectus filed by Quark Pharmaceuticals, Inc. in Hebrew with the Israeli Securities Authority on March 31, 2011,  relates only to the securities described in the preliminary prospectus dated March 28, 2011 relating to this offering (the "Preliminary Prospectus"), included in Amendment No. 8 to the Registration Statement on Form S-1 (File No. 333-169584) , and should be read together with such Preliminary Prospectus. The most recent amendment to such Registration Statement can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/920189/000114420411017692/v216328_s1a.htm

This Prospectus is a translation of the original Hebrew version. The translation hereto does not constitute an offer for the purchase of Company securities or an invitation to receive offers thereof. The translation hereto cannot replace the review of the prospectus presented by the Company to the public, which includes the full and binding information regarding the Company and the securities offered by the Company, prior to executing a decision regarding an investment in Company securities. A copy of the Hebrew original language of the Prospectus is available on the Internet site of the Israel Securities Authority at the following address: www.magna.isa.gov.il and on the Internet site of TASE, at http://maya.tase.co.il.The Company makes no warranty as to the accuracy or reliability of the translation herein and shall not be liable for any losses caused by such reliance on the accuracy or reliability of the translation. While every effort is made to ensure the accuracy of the translation, portions may be incorrect. Any person or entity who relies on information obtained herein does so at his or her own risk.

In view of the Company's nature as a research and development company and given the lack of certainty regarding the successful development of its products, in the event of failure of development of the Company's products, and/or failure of obtaining the permits required from the competent authorities to market and sell its products, and/or failure of its products to penetrate the market, the Company's investment in the development of its products may be for nothing. Likewise, as a research and development company, the Company is required to raise capital until it creates a permanent positive cash flow from the sale of its products for the purpose of financing its current expenses.

Quark Pharmaceuticals, Inc. (the “Company”)
A Company incorporated in accordance with the laws of the State of California
Incomplete Prospectus
Offering Of

Up to 45,000 registered ordinary shares of USD 0.001 par value each of the Company hereinafter the “Ordinary Shares”) at a total par value of USD 4,500.

Together with up to 2,250,000 warrants (Series 1) (hereinafter the “Warrants (Series 1)” or the “Warrants”) registered and exercisable for up to 2,250,000  Ordinary Shares, on any day on which trading takes place on the Tel Aviv Stock Exchange Ltd. (hereinafter the “TASE”) as of the date of listing thereof for trade on TASE and until 1.5.2013 (hereinafter the “Final Date of Exercise”). Every Warrant (Series 1) shall be exercisable for one Ordinary Share in return for payment in cash of an exercise price in the sum of NIS 42.5, linked to the representative exchange rate of the USD known on the date of the Supplementary Notice (subject to adjustments as specified in Section 2.6.10 of the Prospectus). Any Warrant (Series 1) not exercised prior to the Final Date of Exercise (inclusive) shall expire and its holder shall not have any right or claim whatsoever. For additional details see also Section 2.6 of the Prospectus.

The securities are offered to the public as follows:

The offered securities are offered to the public by way of a uniform offer, as set forth in the Securities Regulations (Manner of Offer of Securities to the Public), 5767-2007 (hereinafter the “Manner of Offer Regulations”) in 45,000 units (hereinafter the “Units”) by way of a tender for the unit price, at a total price per unit of not less than NIS 3,400 per Unit (hereinafter the “Minimum Unit Price” or the “Minimum Price”). The composition of each Unit and the Minimum Price of the Unit shall be as follows:
100 Ordinary Shares at a minimum price of NIS 34 per share	NIS 3,400
50 Warrants (Series 1)	for no consideration
Total Minimum Unit Price	NIS 3,400

The effective price of one Ordinary Share is approximately NIS 31.33 per share. The economic value of each Warrant (Series 1) offered to the public is NIS 5.35. The aforesaid value of each Warrant is based on a formula set forth in the TASE guidelines, with a weekly standard deviation of the biomed sector as of the date February 28 standing at 6.74%, annual standard deviation of 48.60% expected term of two years and an annual capitalization rate of 2.50%, in accordance with the capitalization rates for March 2011. According to US Accounting Standard ASC-815, given that the Warrants (Series 1) grant their owners the right to acquire a fixed number of the Company’s shares (subject to the adjustments to the exercise price, which is linked to the exchange rate of the USD (the currency of the Company’s activity), as specified in Section 2.5, The Warrants (Series 1) are an equity instrument.

On 17.5.2010 the Company completed a round of raising in which it issued approximately 2,000,000 preferred shares H of the Company and 300,000 Warrants for preferred shares H for USD 10 million, and deferral of the redemption rights of preferred shares H to August 2011 (instead of September 2010), at a price that reflects USD 5 per preferred share H, Warrants and the deferral of the redemption rights. On 18.10.2010, said Warrants were exercised to preferred shares H for USD 1.5 million. The conversion ration of preferred shares H to ordinary shares prior to the offer was 1:1.

Following publication of this Prospectus, the Company shall publish a supplementary notice (hereinafter the “Supplementary Notice”) in accordance with section 16(a1)(2) of the Securities Law, 5728-1968, and the Securities Regulations (Supplementary Notice and Draft Prospectus), 5767-2007. In the Supplementary Notice, all the details missing from this Prospectus shall be filled in and/or updated, including, without limitation, any changes that may be required to the quantity or terms of the Offered Securities. The Supplementary Notice shall be published by May 15th, 2011, provided that the period for submission of Orders for the purchase of the Securities shall not commence until five (5) trading hours have passed from the time of publication of the Supplementary Notice and end no later than May 15th, 2011. For additional detail regarding the Supplementary Notice, see section 2.2.2.

The date of the tender for the Units Price, including the opening and closing hours of the day of the tender, shall be specified in the Supplementary Notice.

The Company may make an additional issue of up to 6,750 Units (including the total of 675,000 Ordinary Shares and 337,500 Warrants (Series 1)) to the public, as specified in Section 2.2.8 of the Prospectus.

The Company's offer based on this Prospectus is the first offering of its securities to the public.

SBI Holdings, Inc. and Lawrence Investments, LLC, have communicated to the Company their intention to order units at the Minimum Price, or a higher price, in a total sum of US $ 1.5 million, each. For additional detail regarding the holdings of said interested parties, see section 3.6 below,

Investment in the securities of the Company involves risks that are characteristic of investment in a company operating in the field of research and development, and therefore such investment involves the risk of loss of the monies paid in consideration for the offering, within a time period that may be short, among others in light of the risk factors described below:

(1) capital markets recession; (2) a change in the security, political, or economic situation; (3) exchange rates fluctuations (Dollar-Shekel); (4) siRNA-based drugs have not completed Phase III successfully yet and have not yet been authorized for marketing  ; (5) clinical trials; (6) changes in regulation, permits, and international standardization; (7) external financing; (8) competition; (9) technological changes; (10) protection of intellectual property rights; (11) market acceptance of the Company's products; (12) legal proceedings; (13) changes in government policy; (14) dependence upon the success of leading candidate products; (15) agreements with Novartis, Pfizer, and Nitto Denko; (16) dependence upon third parties; (17) inability to raise additional funds for the Company's future operations – the Company is in a stage of research and development and does not foresee any income from sales in the coming years. The Company's activity is foreseen to continue to generate operational losses in the coming years. To the date of this Prospectus, the Company has a limited source of income from research and development and from collaborations with other pharmaceutical companies and there is no certainty that the company is capable of generating additional sources of income, or that its operations will become profitable in the future.. ; (18) expected lack of revenues and profits in the coming years; (19) third party intellectual property (freedom to operate); (20) dependence upon professional staff; (21) dependence upon key personnel at the Company; (22) insurance coverage; (23) uncertainty regarding demand of the Company's products and their pricing; (24) application of securities and corporate laws in Israel and the U.S.; (25) environmental requirements; (26) natural disasters. For additional details regarding these risk factors, see Section 6.6 of the Prospectus.

For a comparison of various issues between California corporate law and Israeli corporate law, see Chapter 4 of the Prospectus. Under Section 39A of the Securities Law, 5728-1968, certain sections of the Companies Law, 5759-1999 apply to the Company, as well as several regulations under the Securities Law and the Companies Law that relate to the above sections (for further details, see Chapter 4 of the Prospectus). The level of indemnification to officers and directors of the Company is not limited to any amount (see Sections 7.7.24 and 8.1.4 below). The Company intends to indemnify its officers and directors up to the maximum possible level.

Results of the Company's operation based on profit and loss reports for the years 2010, 2009 and 2008 (in thousands of USD) are as follows:
	Year Ending on December 31
	2010	2009	2008
Profit (loss) from operations	(21,021)	(19,888)	(8,187)
Profit (loss) for period	(21,842)	(19,641)	(9,132)
The cash flow from operating activity for the second quarter of the years 2010, 2009 and 2008 (in thousands of US Dollars), are as follows:
	Year Ending on December 31
	2010	2009	2008
Cash flow used for current operations	(10,332)	(19,823)	(6,713)
For the Company's Management Discussion and Analysis, see section 6.6.

The Company’s income from Pfizer in the year 2010 represented approximately 36% of the Company’s total income for that period. The Company’s income from Pfizer in the years 2008-2009 represented approximately 99% of the Company’s total income for those years. The Company’s income from Nitto Denko in the year 2010 represented approximately 26% of the Company’s total income for that period. The Company’s income from Novartis in the year 2010 represented approximately 23% of the Company’s total income for that period. For details about the collaboration agreement with Pfizer see Section 6.5.21A below. For details about the collaboration agreement with Nitto Denko see Section 6.5.21B below. For details about the agreement with Novartis see Section 6.5.21C below.

The Company is a foreign company, incorporated in accordance with the laws of the State of California, USA. Following the offering, the Company will report to the US Securities and Exchange Commission (hereinafter the “SEC”). The Company shall be required to submit periodical and immediate reports to the SEC in accordance with US securities laws.

Pursuant to US securities laws and consultations with the SEC, conducting  the tender in relation to the Company’s securities to sophisticated investors in accordance with this Prospectus is contingent upon the prior receipt of an Effective Order to the US Registration Statement in accordance with the US Securities Act of 1933, (hereinafter “Securities Act”), and conducting the tender in relation to the Company’s securities to the public, in accordance with this Prospectus and the Supplementary Notice that will be published based on it, is contingent upon the publications of a Free-Writing Prospectus, or w Post Effective Amendment to the US Registration Statement.

As part of the process of checking the Registration Statement on Form S-1 (hereinafter “US Registration Statement”) by the SEC, the Company published in the U.S. several drafts of the US Registration Statement. The most recent one was published on the 28 of March, 2011 (No. 333-169584). After obtaining the Effective Order,and simultaneously with the publication of the Supplementary Notice the Company will publish the US Registration Statement and the Free-Writing Prospectus, or Post-Effective Amendment as immediate reports in Israel. Note, however, that the only binding documents with regard to the offer of securities in Israel are this incomplete Prospectus and the Supplementary Notice published according to it.

As of the date of this incomplete Prospectus, the US Registration Statement has not yet been declared effective by the SEC permitting the Company to sell securities in accordance with the US Registration Statement.  Therefore, until the SEC grants a permit (Effective Order) for the US Registration Statement, and until a final US Registration Statement is submitted to the SEC, the Company is not permitted to hold a tender for sophisticated investors under this Prospectus. In accordance with the aforementioned, prior to the tender to Sophisticated Investors the Company shall file a report stating the US Registration Statement has been given an Effective Order by the SEC. Following the tender to Sophisticated Investors and prior the tender to the public the Company shall file a Free-Writing Prospectus or a Post-Effective Amendment to the US Registration Statement, depending on the extent of changes made in the Offer (as will be also reflected in the Supplementary Notice). A Free-Writing Prospectus, does not require the SEC's approval, while a Post-Effective Amendment does not become Effective, unless approved by the SEC.

The company provided TASE with a legal opinion by U.S. legal consultants, Cooley LLP, whereby following SEC approval (Effective Order) of the US Registration Statement, there shall be no hindrance on the part of U.S. federal securities law or on the part of California law to sell the shares and Warrants (Series 1) to the public in Israel, as well as the shares derived from exercising the Warrants (Series 1), offered according to this Prospectus and the Supplementary Notice, to register them for trading, to trade them, and the clear them freely on TASE.

According to US Law if the Company will not meet the requirement of maintaining the S-1 Effective, then it shall not be entitled to issue the shares underlying the Warrants. For additional detail see sections 2.5.2, 6.5.20e and 6.6.24.

Shortly after completing the offer in Israel, the Company intends to file with the SEC, a Registration Statement on Form S-8 whereby it shall request to register the shares derived from the exercise of unregistered options issued to executive officers, employees, and consultants, as specified in Section 3.5.1 below, and the shares that will be offered to employees as part of the Employee Stock Purchase Plan described in Section 3.5.2 (hereinafter together “Employee Stocks”). If the Company files Form S-8, Employee Stocks will not be restricted. As long as the Company does not file Form S-8, Employee Stocks will be restricted and subject to the conditions specified under Legends. For additional details see Section 3.8.6 below.

Approval of the Tel Aviv Stock Exchange Ltd. (hereinafter: “TASE”) to list the offered securities, the securities that will be part of the Company’s capital on the date when they are registered for trading, Employee Stocks and shares deriving from the exercise of the Warrants (series 1) and shares deriving from non-tradable warrants under this Incomplete Prospectus and  the Supplementary Notice, is subject to the Company filing, by means of the ISA electronic disclosure system (MAGNA) that it obtained a valid Effective Order from the SEC for the offer of securities under this Prospectus and for listing  securities under this Prospectus on form S-1. In the event the Company is required to publish a Post-Effective Amendment to the US Registration Statement, prior to the public tender, then TASE's approval, as aforementioned, shall be subject also to the Company filing a report via the MAGNA system stating that it has received an Effective Order  to the amendment to the US Registration Statement.

All offers to acquire the securities offered under this Incomplete Prospectus and the Supplementary Notice, including orders received from U.S. entities based on the S-1 Prospectus, shall be transferred to the Coordinator of the Offering in Israel, and taken into consideration for the purpose of carrying out the tender, determining the uniform sale price and allocating the securities, as specified in this Prospectus.

For the possibility of cancellation of the offer, under this Prospectus in circumstances in which the unit price determined in the public tender exceeds by more than 20% the maximum estimated unit price which shall be specified in the Supplementary Notice, see Section 2.2.11C below

The costs involved in the publication of this Prospectus are expected to amount to approximately NIS 1,200,000 (Approximately NIS 4,248 thousands), not including VAT (estimated). Management, coordination, and distribution fees shall be filled in the Supplementary Notice.

The Offering under this Prospectus is not underwritten.

Distributors under the Offer to the Public: Clal Finance Underwriting Ltd.1

A copy of the Prospectus is available on the Internet site of the Israel Securities Authority at the following address: www.magna.isa.gov.il and on the Internet site of TASE, at http://maya.tase.co.il.

Date of Prospectus: 31st March. 2011

1
As at the date of the Prospectus, Clal Finance Underwriting Ltd. was held by19.8% by Clal Finance Ltd, Clal Finance Batucha Investment Management Ltd., which shall serve as the Coordinator  of the Offering and Market Maker, as mentioned in sections 2.8 and 2.6 below, are fully owned (100%) by Clal Finance Ltd.

Table of Contents

Section	Chapter	Page

1	Introduction	A -1

2	Details of the Securities Offering	B - 1

3	Company’s Capital and Holders of Company’s Capital	C - 1

4	A. Rights Attached to Company’s Shares and Comparison of Laws	D – 1

	B. Comparison of Various Issues in California Law and Israeli Law	D - 14

5	Use of Proceeds	E - 1

6	Description of Company’s Business	F - 1

7	Company’s Management	G - 1

8	Interested Parties and Senior Officers	H - 1

9	Financial Statement	I - 1

10	Legal Opinions	J - 1

11	Additional Details	K - 1

12	Signatures	L - 1

Chapter 1: Introduction

1.1	Introduction

Quark Pharmaceuticals, Inc. (hereinafter the “Company”) was incorporated in California in December 1993, as a private company under the laws of California, under the name of Expression Systems, Inc. In April 1997, the Company changed its name to Quark Biotech, Inc., and in June 2007 the Company changed its name to its current name - Quark Pharmaceuticals, Inc.

The offering of the Company's securities under this Prospectus is the first offer of the Company’s securities to the public.

The Company prepares its financial statements in accordance with US Generally Accepted Accounting Practices (US-GAAP). In view of the fact that it is a “foreign issuer,” as defined in Section 1 of the Securities (Annual Financial Statements) Regulations, 5770-2010 (hereinafter the “Financial Statement Regulations”), the financial statements contained in this Prospectus are also drafted in accordance with the accounting practices employed in the USA, and contain a Note regarding compliance with IFRS.

Following the offering of the Company's securities and their listing for trading on the Tel Aviv Stock Exchange Ltd. (hereinafter the “TASE”) in accordance with this Prospectus, the Company shall not become a public company within the definition of the Companies Law, 5759-1999 (hereinafter the “Companies Law”) because it is a company incorporated under foreign law. Nevertheless, certain provisions of the Companies Law shall apply to it by virtue of Section 39A of the Securities Law, 5728-1968 (hereinafter the “Securities Law”). For details, see Chapters 4 and 7 of this Prospectus.

1.2	Permits and Consents

1.2.1	The Company has received all of the permits, consents and licenses required under Israeli law in order to offer and issue the Securities offered under this Prospectus, and to publish this Prospectus.

1.2.2	A copy of this Prospectus and the permit to publish it shall be submitted to the Registrar of Companies no later than the end of the first business day following the date of this Prospectus.

1.2.3
The permit given by the Securities Authority for the publication of the Prospectus does not constitute verification of the details set out in it nor confirmation of their reliability or completeness, and shall not be construed as an expression of opinion regarding the quality of the Securities offered in this Prospectus.

1.2.4
TASE has given its consent in principle to this Incomplete Prospectus, confirming that the shares and the Warrants (Series 1) offered to the public in accordance with this Incomplete Prospectus and the Supplementary Notice, as well as the shares that will derive from exercising the Warrants (Series 1), and the shares that will derive from exercising non-tradable warrants by senior executives, employees, and consultants, and shares that will be offered to employees (hereinafter "The Securities") are in compliance with the conditions set forth in the TASE Rules and Regulations and guidelines made thereunder (hereinafter the “TASE Consent to the Incomplete Prospectus”). The grant of TASE Consent to the Incomplete Prospectus as aforesaid does not constitute consent for the listing for trading of the Securities, and the listing for trading of the Securities and of the shares that are part of the Company’s capital at the time of registration for trade shall be subject to receipt of consent for trading in accordance with a Supplementary Notice to be published by the Company in accordance with the provisions of the Securities Law and the Securities (Supplementary Notice and Incomplete Prospectus) Regulations, 5767-2007 following the receipt of an Effective Order to the S-1. The TASE Consent for the listing for trading of the Securities and of the shares that will be part of the Company’s capital at the time of registration for trade is to be obtained prior to publication of the Supplementary Notice regarding the offering under this Incomplete Prospectus and subject to obtaining an Effective Order to the S-1 .

The Listing for trading of the shares is subject to a minimum spread of shares, and the fulfillment of minimal value and public holdings rates, and minimum owner's capital requirements, as specified in Section 2.2.11e below.

The listing of the shares of the Company for trading, is conditioned upon the conversion of the various classes of shares of the Company into ordinary shares, so that upon registration for trading the Company's registered capital and the Company's issued and paid-up capital shall consist only of ordinary shares.

TASE's Consent to this Incomplete Prospectus shall not constitute an undertaking to give consent to the listing for trading of the securities that are to be listed for trading under the Supplementary Notice. The provisions of the TASE Rules and Regulations and the guidelines thereunder, as may be in force at the time of submission of the application to list for trading the securities that are to be listed for trading under the Supplementary Notice, shall apply to approval of an application to list for trading the securities that are to be listed for trading under the Supplementary Notice.

1.2.5
The Company was recognized as a research and development company according to the TASE articles and guidelines and therefore is subject to the requirements setforth therein. The Company, together with its daughter company QBI Enterprises Ltd. has invested during the 3 years preceding to the date of application for registration to trading in research and development,  a sum exceeding NIS 3 million and has received the Chief Scientist's authorization recognizing the Company's and the daughter company's investment expenditures in research and development, as aforementioned. The Company's main field of operations and the field of operation in which it intends to continue operating following registration for trading according to this prospectus is the field of research and development of drugs (as specified in chapter 6). Therefore TASE's consent in principal for registration for trading is based on the criteria of a research and development company.

1.3	Capital of the Company

1.3.1
The current share capital of the Company contains a number of classes of shares. The authorized, issued and paid-up share capital of the Company presuming the conversion of the various types of shares to ordinary shares that will take place subject to completion of the offering and prior to listing of the shares for trading on the TASE is as detailed below:

Class of Shares	-Authorized capital (presuming consolidation of share capital)	Issued and paid-up capital (presuming consolidation of share capital but not including shares to be issued under this Prospectus)		Issued and paid-up capital after the offering (no dilution)	Issued and paid-up capital after the offering (full dilution)1
Ordinary Shares of USD 0.001 par value each	100,000,000	21, 384,630	1	25,884,630	30,744,904

1  Not including additional allotment to the public and options that will be issued to the underwiters under the distributions agreement as provided in section 2.7(2) below.

1.3.2	The capital as at December 31, 2010:

USD 000s
Share capital	3
Preferred stock	26
Premium	77,539
Loss balance	(114,951)
Total –	(37,383)

1.4	Concentration of data per share as of 31.12.2010

The loss in dollars per ordinary share of US $ 0.001 par value for the year ended 31.12.2010 was US $ 6.58, and for the year ended 31.12.2009 was US $ 5.80 and for the year ended 31.12.2008 was US $ 2.76.

The decrease in the equity of the Company on 31.12.2010 and 31.12.2009 per ordinary share of US $ 0.001 par value  were  US $ 11.03 and  US $ 5.05, respectively.

The share capital of the Company as of 31.12.2010 in consideration with the net proceeds of the Offering according to this Prospectus, but without regard to the Company’s business results for the period following 31.12.2010 is US $ 1.53 per ordinary share of US $ 0.001 par value, calculated according to the automatic basic conversion of all preferred shares of the Company into ordinary shares and under the assumption that the number of shares following the Offering under this Prospectus, assuming that all shares will be acquired and offered at a minimum price per package (without additional allotment).

1.5	The Securities on Offer

Under this Prospectus, the following securities are offered to the public: up to 4,500,000 Ordinary Shares of USD 0.001 par value each and up to 2,250,000 warrants (Series 1), as described in Chapter 2 below, not including the additional allotment as provided in section 2.2.8 below.

1  Including 17,996,100 Ordinary Shares which will be converted from the issued and paid-up Preferred Shares.

Chapter 2: Details of the Offering

2.1	The Securities Offered

2.1.1	Up to 4,500,000 Ordinary Shares, of USD 0.001 par value each, of the Company (hereinafter “Ordinary Shares”) at a total par value of USD 4,500.

2.1.2
Together with up to 2,250,000 Warrants (Series 1) registered in nomine (hereinafter "Warrants (Series 1)" or "Warrants") exercisable for up to 2,250,000 Ordinary Shares, on any day on which trading takes place on TASE, as of the date they were listed for trading on TASE and until 1.5.2013 (hereinafter the “Final Date of Exercise”). Every Warrant (Series 1) shall be exercisable for one Ordinary Share in return for payment in cash of the exercise price in the sum of NIS 42.5, linked to the representative USD rate known  on the date of the Supplementary Notice (subject to adjustments as set forth in Section 2.5.10 of the Prospectus). Any Warrant (Series 1) not exercised before the Final Date of Exercise (inclusive) shall expire, and its holder shall not have any right or claim whatsoever. For additional details see also Section 2.5 of the Prospectus.

Note that the Company may carry out an additional allocation to the public of up to 675,000 Ordinary Shares and up to 337,000 Warrants (Series 1), as specified in Section 2.2.8 below.

The Company is a foreign company, incorporated in accordance with the laws of the State of California, USA. Following the offering, the Company will be required to file periodic reports with the US Securities and Exchange Commission (henceforth the “SEC”) in accordance with US Securities laws.

Pursuant to US Securities laws and consultations with the SEC, conducting the tender in relation to the Company’s securities to Sophisticated Investors in accordance with this Prospectus is contingent upon the prior receipt of an Effective Order to the US Registration Statement in accordance with the US Securities Act of 1933, (hereinafter “Securities Act”), and the tender of the Company’s securities to the public, in accordance with this Prospectus and the Supplementary Notice that will be published based on it, is contingent upon the publications of a Free-Writing Prospectus, or Post Effective Amendment to the US Registration Statement. As part of the process of checking the Registration Statement on Form S-1 (hereinafter “US Registration Statement”) by the SEC, the Company filed in the U.S. several drafts of the US Registration Statement. The most recent one was filed on the 28 of March, 2011 (No. 333-169584). After obtaining the Effective Order, and simultaneously with the publication of the Supplementary Notice the Company will publish the US Registration Statement and the Free-Writing Prospectus, or Post-Effective Amendment as immediate reports in Israel. Note, however, that the only binding documents with regard to the offer of securities in Israel are this incomplete Prospectus and the Supplementary Notice published according to it.

As of the date of this incomplete Prospectus, the US Registration Statement has not yet been declared effective by the SEC permitting the Company to sell securities in accordance with the US Registration Statement.  Therefore, until the SEC grants a permit (Effective Order) for the US Registration Statement, and until a final US Registration Statement is submitted to the SEC, the Company is not permitted to hold a tender for Sophisticated Investors under this Prospectus. In accordance with the aforementioned, prior to the tender to Sophisticated Investors the Company shall file a report stating the US Registration Statement has been given an Effective Order by the SEC. Following the tender to Sophisticated Investors and prior the tender to the public the Company shall file a Free-Writing Prospectus or a Post-Effective Amendment to the US Registration Statement, depending on the extent of changes made in the Offer (as will be also reflected in the Supplementary Notice). A Free-Writing Prospectus, does not require the SEC's approval, while a Post-Effective Amendment does not become Effective, unless approved by the SEC.

The company provided TASE with a legal opinion by U.S. legal consultants, Cooley LLP, whereby following SEC approval (Effective Order) of the US Registration Statement, there shall be no hindrance on the part of U.S. federal securities law or on the part of California law to sell the shares and Warrants (Series 1) to the public in Israel, as well as the shares derived from exercising the Warrants (Series 1), offered according to this Prospectus and the Supplementary Notice, to register them for trading, to trade them, and to clear them freely on TASE.

Shortly after completing the offer in Israel, the Company intends to file with the SEC, a Registration Statement on Form S-8 whereby it shall request to register the shares derived from the exercise of unregistered options issued to executive officers, employees, and consultants, as specified in Section 3.5.1 below, and the shares that will be offered to employees as part of the Employee Stock Purchase Plan described in Section 3.5.2 (hereinafter together “Employee Stocks”). If the Company files Form S-8, Employee Stocks will not be restricted. As long as the Company does not file Form S-8, Employee Stocks will be restricted and subject to the conditions specified under Legends. For additional details see Section 3.8.6 below.

Approval of the Tel Aviv Stock Exchange Ltd. (hereinafter: “TASE”) to list the offered securities, the securities that will be part of the Company’s capital on the date when they are registered for trading, Employee Stocks and shares deriving from the exercise of the Warrants (Series 1) and shares deriving from exercise of non-tradable Warrants under this Incomplete Prospectus and  the Supplementary Notice, shall be subject to the Company filing, by means of the ISA electronic disclosure system (MAGNA) that it obtained a valid Effective Order from the SEC for the offer of securities under this Prospectus and for listing securities under this Prospectus on form S-1. In the event the Company is required to publish a Post-Effective Amendment to the US Registration Statement, prior to the public tender, then TASE's approval, as aforementioned, shall be subject also to the Company filing a report via the MAGNA system stating that it has received an Effective Order to the amendment to the US Registration Statement.

All offers to acquire the Securities offered under this Incomplete Prospectus and the Supplementary Notice, including orders received from U.S. entities based on the S-1 Prospectus, shall be transferred to the Coordinator of the Offering in Israel, and taken into consideration for the purpose of carrying out the tender, determining the Uniform Sale Price and allocating the securities, as specified in this Prospectus.

For the possibility of cancellation of the offer, under this Prospectus in circumstances in which the actual capital raise exceeds the amount registered with the SEC, see Section 2.2.11C below.

Listed below, in order, are the main actions in the parallel procedures (in the US and Israel) by which the Company intends to issue and list the securities for trade:

A.	Obtaining the approval of the ISA and of TASE for the publication of this Incomplete Prospectus.

B.
Publishing this Incomplete Prospectus and filing the Preliminary Prospectus with the SEC (the Preliminary Prospectus is in fact an advanced draft of the US Registration Statement on Form S-1, and similar to other drafts is published on the EDGAR system).~~.~~

C.	Marketing the securities offered under this Incomplete Prospectus (road show).

D.	Obtaining the Effective Order for the S-1.

E.	Conducting a tender to Sophisticated Investors and obtaining early commitments from Sophisticated Investors.

F.	Determining the final terms of the offer.

G.	Publishing a Free-Writing Prospectus, or receipt of SEC approval stating that the Post-Effective Amendment to the US Registration Statement has become Effective.

H.
Obtaining TASE's approval for the publication of the Supplementary Notice (it is possible that TASE's approval will be granted prior to phase G above, but such approval will be subject to the occurrence of phase G prior to the publication of the Supplementary Notice.

I.	Publishing a Supplementary Notice, as specified in section 2.2.2 below

J.	Conducting the public tender.

K.	Verifying that the conditions for completing the offer are met.

L.	If the results of the issue exceeded what is permissible by U.S. law, the issue shall be cancelled.

M.	Issuing an immediate report on the results of the issue.

N.
The Company's capital stock shall automatically convert to Ordinary Shares, as specified in Sections 3.3.3 and 3.4.3 and replacing the Company’s Articles of Incorporation to such, as described in Chapters 4 and 7 of the Prospectus.

O.	Remitting the consideration to the Company in return for issuing the shares and Warrants.

P.	Listing for trade with TASE.

2.2	Public Offering

2.2.1	Details of the Offering

The Shares on Offer and the Warrants (Series 1) (hereinafter the “Offered Securities”) are offered to the public by way of a uniform offer, as set forth in the Securities Law Regulations (Offer of Securities to the Public), 5767-2007 in 45,000 Units (hereinafter the “Units”) by way of a tender for the Unit Price, of not less than NIS 3,400 per Unit (hereinafter the “Minimum Unit Price” or the “Minimum Price”). The composition of each Unit and the Minimum Price of the Unit shall be as follows:

100 Ordinary Shares at a minimum price of NIS 34 per share	NIS 3,400
50 Warrants (Series 1)	no consideration
And in total
Total Minimum Unit Price	NIS 3400

The effective price of one Ordinary Share is NIS 31.33. The economic value of each Warrant (Series 1) offered to the public is approximately NIS 5.35. The above-mentioned value of each Warrant is based on the formula specified in the TASE guidelines, with a weekly standard deviation based on the Biomed sector as of February 28 of 6.74% annual deviation of 48.60%, expected term of two years from the issuance and annual capitalization rate of 0.50%, according to the capitalization coefficients for March 2011. In accordance with the U.S. Accounting Standard ASC-815, given that the Warrants (Series 1) grant their owners the right to acquire a fixed number of the Company’s shares (subject to the adjustments as specified in Section 2.5), in consideration to an exercise price which is linked to the exchange rate of the USD (the currency of the Company’s activity), the Warrants (Series 1) are an equity instrument.

Following publication of this Prospectus, the Company shall publish a Supplementary Notice (hereinafter the “Supplementary Notice”) in accordance with Section 16(a1)(2) of the Securities Law, and the Securities (Supplementary Notice and Draft Prospectus) Regulations, 5767-2007 (hereinafter the “Supplementary Notice Regulations”).

In the Supplementary Notice, all the details missing from this Prospectus shall be filled in and/or updated, including, without limitation, any amendments that may be required to the quantity or conditions of the Offered Securities. For details of the Supplementary Notice, see Section 2.2.2 of the Prospectus.

The Company may carry out an additional allocations of up to 6,750 Units (including up to 675,000 Ordinary Shares and up to 337,500 Warrants (Series 1)) to the public, as specified in Section 2.2.7 below.

2.2.2	Supplementary Notice

Following publication of this Prospectus, the Company shall publish a Supplementary Notice in accordance with section 16(a1)(2) of the Securities Law. In the Supplementary Notice, all the details missing from this Prospectus shall be completed and/or updated, including, without limitation, any amendments that may be required to the quantity or conditions of the Offered Securities. In the Supplementary Notice, the Company shall include every detail that can be included under the Supplementary Notice Regulations, including the following data:

(a)	TASE's Consent to list the Offered Securities for trading to the public under this Prospectus.

(b)	The date of the Tender and the date for submission of Orders for the purchase of Units by the public.

(c)
A change in the quantity and/or price of the Offered Securities under this Prospectus at a rate of not more than 20% of the quantity and/or price specified in Sections 2.1 and 2.2.1 of this Prospectus, respectively, and subject to the product of the number of Units offered and the given price shall not change by more than 30% of the aforesaid product derived from the price and quantity specified in the Prospectus. The up-to-date quantity and price as aforesaid shall be specified in the Supplementary Notice.

(d)
A change in the exercise price of the Warrants (Series 1) by more than 10%. However, in the event that the Company decides to alter the conversion rate and/or exercise price, the change in the quantity and/or price of the Offered Securities under this Prospectus shall not be greater than 10% of the quantity and/or price specified in Sections 2.1 and 2.2.1 of this Prospectus, respectively, and consequently the product of the number of Units offered and the given price shall not change by more than 20% of the aforesaid product derived from the price and quantity specified in the Prospectus. The up-to-date quantity and price as aforesaid shall be specified in the Supplementary Notice. According to US Law, the aforementioned change in the terms of the Warrants may take place only prior to the tender to Sophisticated Investors.

(e)	Detailed listing of prior obligations assumed, including the names of Sophisticated Investors, and the quantities and prices of Units that Sophisticated Investors obligated themselves to acquire.

(f)	Detailed listing of commissions that the company shall pay for early commitment, consolidation, and distribution.

(g)
Any other particular required to be amended as a result of a change in the conditions of the Offered Securities as set out in section 2.2.2(c) and (d) above, including the table describing holdings by interested parties, expenses, details of commissions to Sophisticated Investors and sums of commissions to distributors for the allotment and issuance of the Securities, the consideration for the Securities and the purpose for which such consideration is to be used.

(h)	To the extent changes are made to the selling price range estimation set in the tender, as mentioned in section 2.2.11(b) below,– the new range estimation and maximum unit price.

(i)
The Supplementary Notice shall specify the period for obtaining orders, provided that the period for submission of Orders for the purchase of the Offered Securities under this Prospectus and the Supplementary Notice shall end not later than 45 days after publication of the Prospectus (May 15, 2011). Where a Supplementary Notice is published, the period for submission of Orders for the purchase of the Securities shall not commence until five (5) trading hours have passed from the time of publication of the Supplementary Notice.

(j)	Likewise, the Supplementary Notice shall specify the additional quantities for purchase of the Units offered to the public, if any, as set forth in Section 2.2.7 of this Prospectus.

For details about limitation that will apply to the scope of the possible change in the Supplementary Notice as a result of the U.S. Securities Act, see Section 2.2.11C below.

The Supplementary Notice shall be submitted to the Securities Authority through the MAGNA system, and shall be distributed in such a way and in such places as this Prospectus is published. Upon its publication, the Supplementary Notice shall become an integral part of this Prospectus.

2.2.3	The Tender

The date of the tender for the Unit Price, including the opening and closing times of the tender, shall be set out in the Supplementary Notice (hereinafter the “Day of the Tender”).1

2.2.4	Submission of Orders in the Tender

(a)
Orders for the purchase of Units shall be submitted through Clal Finance Batucha Investment Management Ltd. (hereinafter the “Coordinator of the Offering”) or through the branches of banks or other members of TASE (all of the above, hereinafter “Members of TASE”) not later than the day specified in the Supplementary Notice, on such forms as may be obtained from the Members of TASE. On the date of the tender and as shall be specified in the Supplementary Notice, TASE Members shall deliver the orders in closed envelopes that will be placed in a closed box by the Coordinator of the Offering (together with orders delivered by the Coordinator of the Offering).

(b)
Every bidder shall note on his Order the number of Units he asks to acquire and the Unit Price offered by him, which shall be no less than the Minimum Unit Price. An order offering a Unit Price that is lower than the Minimum Unit Price shall be void and shall be deemed to be an application not submitted.

(c)
Every bidder may submit orders in the Tender at different Unit Prices, provided that he does not submit more than three orders at three different prices, which shall not be less than the Minimum Unit Price, and provided that the Unit Price offered shall be in increments of NIS 1.00 or multiples of such sum, i.e., orders in Unit Prices of NIS 3,400, NIS 3,401 NIS 3,402 etc. may be submitted (hereinafter the “Price Tiers”). Any price specified in an Order that is not equal to any Price Tier shall be rounded down to the nearest Price Tier.

(d)
Orders for purchase of Units are irrevocable after the closing of the auction period. Every bidder shall be deemed to have undertaken, in his Order, to acquire the Units that will be allotted to him as a result of full or partial acceptance of his Order in accordance with the conditions of this Prospectus and Supplementary Notice, and shall be deemed to be required to pay the full consideration for the Units, as the case may be, which he shall be entitled to receive in accordance with the conditions of this Prospectus and Supplementary Notice. Notwithstanding the aforementioned, a bidder may cancel its order to purchase Units in accordance with this incomplete prospectus and Supplementary Notice, by notifying the tender's coordinator or the relevant TASE member, whichever is relevant, providing it does so no later than the date specified in the Supplementary Notice, as mentioned in section 2.2.4 above.

1	If the opening and closing hours of the tender are not on the same day, the Day of the Tender will be the day on which the closing hour of the tender is specified.

(e)
It is not possible to submit Orders for the purchase of less than one Unit. Orders may be submitted for the purchase of whole Units only. An Order submitted with respect to any fraction of a Unit shall be deemed to be an Order submitted for the whole number of Units specified therein only, and any fraction of a Unit specified therein shall be deemed not to have been included in the application from the outset. Where an Order specifies a number of Units that is less than one Unit, it shall not be accepted.

(f)
TASE Members shall be liable and obligated to the Company and to the Coordinator of the Offering for payment of the full consideration owing to the Company for Orders filed through them and accepted, in whole or in part.

(g)	For the purposes of Section 2.2.4, “Bidder” – together with a relative living with him.

2.2.5	Tender procedures

(a)
Following the date specified in the Supplementary Notice, as mentioned in section 2.2.4(A) above, orders shall be delivered by TASE Members to the Coordinator of the Offering on the Day of the Tender before the time specified in the Supplementary Notice, in closed envelopes that shall be kept closed until the final date for submission of the Orders has passed, and shall be inserted, together with Orders submitted directly to the Coordinator of the Offering, into a closed box.

(b)
Shortly after the time specified in the Supplementary Notice, on the Day of the Tender, the box will be opened and the envelopes opened in the presence of a Company representative and the Company's accountant, who shall supervise the proper conduct of the tender procedures.

(c)
By 10:00 am on the first trading day after the Tender (hereinafter the “Clearance Day”), the bidders shall be given notice by the Coordinator of the Offering, through the TASE Members through whom the Orders were submitted, regarding the extent to which their Orders were accepted. The notice shall include the Unit Price determined in the Tender, the number of Units allotted to each bidder, and the consideration that he is required to pay for such.

(d)
By 12:30 pm on the Clearance Day, the bidders shall provide the Coordinator of the Offering, through the TASE Members, with the full consideration owed by them for the Units for which the offer was made, into the Trust Account specified in section 2.2.9 of this Prospectus.

(e)
By the end of the Clearance Day, the Company shall give notice to the Securities Authority and to TASE, by way of immediate report, regarding the results of the Tender, and within two (2) further business days, the Company shall publish an announcement of the results of the Tender in two (2) daily newspapers of wide circulation appearing in Israel in Hebrew.

2.2.6	Method of Determination of Unit Price and Method of Issue of Units to Bidders

All the Units for which orders for purchase are accepted in the Tender shall be issued at a uniform price (hereinafter the “Uniform Sale Price”), determined according to the results of the Tender, and being the highest price at which (together with orders at or higher prices), orders were placed for the purchase of all the Units offered to the public. If the quantity of Units for which orders have been submitted will be below the quantity offered to the public, the minimum price will be the Uniform Sale Price. The Units shall be allotted as follows:

(a)
If the total number of the Units for which Orders were submitted (including Units for which Orders for purchase were received from investors classified as set forth in Section 2.2.7 below) is lower than the number of Units offered to the public, then all of the Orders shall be accepted in full. In such a case, the Uniform Sale Price shall be the Minimum Price.

(b)
If the total number of the Units for which Orders were submitted (including Units for which Orders for purchase were received from investors classified as set forth in Section 2.2.7 below) is greater than or equal to the total number of the Units offered to the public, the Uniform Sale Price shall be equal to the highest sale price at which or at higher prices Orders were submitted for the purchase of all of the Units offered to the public.

The Company shall accept Orders for the purchase of the Units offered to the public, in accordance with the following rules:

(1)	Orders specifying a price higher than the Uniform Sale Price shall be accepted in full.

(2)	Orders specifying a price lower than the Uniform Sale Price shall not be accepted.

(3)	Orders by Sophisticated Investors in accordance with early commitment, specifying the Uniform Sale Price, shall be met as specified in Section 2.2.7D below.

(4)
Offerings (not including offerings by Sophisticated Investors in accordance with early commitment) stating the Uniform Sale Price - shall be accepted proportionately so that every bidder shall receive a portion of the Units offered to the public remaining for distribution, after allotment of Orders stating a price higher than the Uniform Sale Price, and after accepting the offers of Sophisticated Investors that have ordered at the Uniform Sale Price, equal to the ratio of the total number of Units included in the Order that the bidder submitted at the Uniform Sale Price and the total amount of Units contained in all Orders stating the Uniform Sale Price, minus the portion of the Sophisticated Investors.~~.~~

(c)
If after allotment in accordance with section (b) above it turns out that the demands for the minimum spread in Units, as mentioned in Section 2.2.11(e) below, will not be met, the priority of allotment to Sophisticated Investors shall be canceled and all Orders shall be fulfilled as follows:

(1)	Orders stating a price higher than the Uniform Sale Price shall be accepted fully.

(2)	Orders stating a price lower than the Uniform Sale Price shall not be accepted.

(3)
Order (including offers made by Sophisticated Investors) stating the Uniform Sale Price shall be accepted proportionately, so that every bidder shall receive a portion of the Units offered to the public remaining for distribution, after allotment of Orders stating a price higher than the Uniform Sale Price, equal to the ratio of the total number of Units included in the Order that the bidder submitted at the Uniform Sale Price and the total amount of Units contained in all Orders stating the Uniform Sale Price, minus the portion of the Sophisticated Investors.

(d)	If after allotment in accordance with Section (c) above, it turns out that the demand for minimum spread in shares, as stated in Section 2.2.11(e) below, and all Orders shall be fulfilled as follows:

(1)	Orders stating a price lower then the Uniform Sale Price shall not be accepted.

(2)	Orders stating the Uniform Sale Price and/or a higher price (including requests filed by Sophisticated Investors) shall be accepted.

(e)
If after allotment in accordance with Section (d) above, it shall turn out that the demand for minimum spread in Units, as stated in Section 2.2.11(d) below, has not been met, the Coordinator of the Offering shall set a new Uniform Sale Price that shall not be lower than the Minimum Unit Price and shall be the highest possible price, at which it will be possible to allot the shares included in the Units in a way that shall create a Minimum Spread of Shares as provided in 2.2.11(d) below, and as long as a bidder shall not be allotted a higher number of Units than he had ordered, or at higher price than the price stated in the Order (hereinafter “New Uniform Price”). Where a New Uniform Price has been set as aforesaid in this paragraph, the allotment shall be made as aforesaid in Section (d) above, and instead of "Uniform Sale Price" it shall be read as “New Uniform Price.”

(f)
If after allotment in accordance to Section (e) above, it shall turn out that the demand for minimum spread in Units, as stated in Section 2.2.11(e) below, has not been met, Section 2.2.11(e)(4)below shall apply.

(g)
If as a result of the abovementioned allotment Unit fractions are created, they will be rounded as far as possible to the nearest whole Unit. Excess Units remaining as a result of the rounding shall be purchased by the Coordinator of the Offering, at the Unit Price set by this Prospectus.

(h)
Each bidder shall be deemed to have committed himself in his Order to acquire all Units allotted to him as a result of a full or partial acceptance of his Order, in accordance with the rules listed above.

2.2.7	Sophisticated Investors

(a)
For the period that precedes the publication of the Supplementary Notice, the Company shall approach Sophisticated Investors in order to receive from them early commitments for the purchase of the offered Units in accordance with this Prospectus. All commitments from Sophisticated Investors will be submitted to the Company on an order form through the Coordinator of the Offering and shall state the number of requested Units and the Unit Price. The Company shall accept early commitments from Sophisticated Investors only after the S-1 has been declared effective by the SEC.

(b)	“Sophisticated Investors,” as defined in Section 1 of the Securities Law Regulations (Offer of Securities to the Public), 2007 (hereinafter “Offer to the Public Regulations”).2

Following receipt of early commitments from Sophisticated Investors, the Company shall file a Supplementary Notice in accordance with section 2.2.2.

(c)	In this section,

“Oversubscription” refers to the ratio between the Units ordered at the Unit Price and the amount left to be distributed as long as it is greater than one.

2
Sophisticated Investor” – An investor listed as one of the organizations included in the supplement, in accordance with Section 15A(b)(1) of the Securities Law 1968 (hereinafter “The Law”), or a corporation, as mentioned in Section 15A(b)(2) to the Law, that has committed to purchase, from the Units offered to the public by this prospectus, Units in the amount of as least NIS 800,000.

“The Amount to be Distributed” refers to the Units offered to the public, after deduction of the amount of Units for which orders have been submitted at a price higher than the Uniform Unit Price.

(d)	In accordance with the Offer to the Public Regulations, the allotment to the Sophisticated Investors based on their early commitment shall be as follows:

(1)	Where Oversubscription did not exceed five, every Sophisticated Investor shall be allotted 100% of the quantity it committed to acquire;

(2)	Where Oversubscription exceeded five, every Sophisticated Investor shall be allotted 50% of the quantity it committed to acquire;

Where the quantity of Units left for distribution is not sufficient for allotment as aforesaid, the quantity remaining for distribution shall be allotted to Sophisticated Investors according to the relative portion each early commitment makes up of the total early commitments submitted at the same price.

(e)
Orders of Sophisticated Investors shall be submitted as part of the Tender and will be considered as Orders submitted by the public for the purpose of setting the Unit Price, and for the purpose of distributing the Units, subject as aforesaid in Section (d) to the state of Oversubscription and in accordance with what is stated in Section 2.2.6 regarding Unit Price. Where there is no Oversubscription, the Orders of Sophisticated Investors shall be considered as Orders submitted by the public for the purpose of the0 distribution of Units to the investors. Units shall be sold to Sophisticated Investors at the Uniform Unit Price.

(f)
Early commitments from Sophisticated Investors before the publication of the Supplementary Notice and the allotment to Sophisticated Investors shall be received in accordance with the principles specified in Regulations 4 and 5 of the Offer to the Public Regulations.

(g)
Sophisticated Investors will be able to order Units in quantities exceeding those specified in their early commitments, but the additional Units that will be ordered shall not be considered as Orders by Sophisticated Investors but in every respect as Orders submitted by the public.

(h)
On the Day of the Tender, Sophisticated Investors will be entitled to raise the Unit Price they submitted in the aforesaid early commitment by submitting a written notice to the Coordinator of the Offering.

(i)
The consideration paid by the Sophisticated Investors shall be handed over to the Coordinator of the Offering through TASE members by 12:30 p.m., one day of trading after the date of the Tender. The Coordinator of the Offering shall deposit the amount in a special account.

(j)
Sophisticated Investors who submitted early commitments for the Tender will be entitled to early commitment commissions at a rate specified in the Supplementary Notice for the Units for which they committed to place Orders. The Supplementary Notice shall list the Sophisticated Investors, the quantity of Units each one committed to ordering as part of the Tender, and the Unit Price specified in its Order.

2.2.8	Additional Allotment to the public after the Date of the Tender

In the event of Oversubscription, the Company shall be entitled to allot to all of the bidders who submitted Orders at the Uniform Sale Price, or at the New Uniform Price, or at a higher sale price an additional quantity of Units, in a quantity that shall not exceed 15% of the quantity offered in accordance with this Prospectus, that is, not more than 6,750 Units (including a total of 675,000 Ordinary Shares and 337,250 Warrants  (Series 1)) that shall be allotted in accordance with Section 2.2.6 of the Prospectus, with the necessary changes. Note that in such additional allotment there shall be no preference to Sophisticated Investors.

2.2.9	Trust Account

(a)
Shortly before to the Day of the Tender, the Coordinator of the Issue shall open a special trust account at a banking corporation in the name of the Company, bearing interest (hereinafter the “Trust Account”), and shall provide the TASE Members with the details of the Trust Account. The Trust Account shall be used for the monies received from persons ordering the Offered Securities.

The Trust Account shall be managed exclusively by the Coordinator of the Offering for and on behalf of the Company, in accordance with the provisions of section 28 of the Securities Law, 5728-1968 (hereinafter the “Securities Law”).

The monies paid for the Orders accepted by the Company in whole or in part shall be deposited into the Trust Account and the Coordinator of the Offering shall use them in accordance with the conditions specified in the Prospectus.

Monies accrued to the Trust Account shall be invested by the Coordinator of the Offering in unlinked, liquid deposits bearing daily interest, to the extent to which this is possible.

(b)	Provisions regarding the Trust Account

If after the Tender, it becomes apparent that all the conditions for completing the offer have been met, the Coordinator of the Offering shall pay all the monies and interest accrued in the Trust Account into the Company's bank account within one business day after the Company has submitted a copy of the TASE approval to list the Offered Securities, no later than 14:00, in return for the shares and allocation letters for Warrants (Series 1).

As a condition for the transfer of the offering proceeds to the Company, the Company shall provide the Coordinator of the Offering with a letter from its legal advisers stating that the Conditions for Listing of the Securities for Trading on TASE, stipulated in section 2.2.11 below were fulfilled.

It is hereby clarified that until the fulfillment of the Conditions for Listing of the Securities for Trading on TASE described in section 2.2.11 below, the proceeds held with the Coordinator of the Offering, as mentioned herein are considered monies of Bidders, and the Company shall have no rights in them. In the event such requirements are not met and the issue is cancelled; then inasmuch as the issue is canceled after the monies are transferred to the Trust Account, the monies will be refunded to the parties who placed the orders by the Coordinator of the Offering, together with all earnings accrued. In any such event of cancelation of the issue as aforesaid, the parties placing the orders shall have no claim and/or demand and/or cause of action against the Company.

2.2.10	Certificates and Allocation Letters

(a)
Where the Company accepts an Order, in whole or in part, the Company shall allot to the bidder, through the Bank Leumi Le-Israel Registration Company Ltd. Nominee Company Ltd. (the “Nominee Company”), on the first business day after obtaining the TASE approval, the Securities contained in the Units for which the Order for purchase was accepted and the consideration for which has been paid in full, by delivery to the Nominee Company of certificates for the Shares on Offer and of Deeds of Allotment for the Warrants (Series 1) on Offer.

(b)
Section 66D decrees that all the shares in the capital of a new company be registered in the shareholders registrar in the name of the Nominee Company. The guidelines decree that this section will not apply to a company incorporated outside of Israel, provided such company shall provide TASE, prior to its listing for trading with a legal opinion by its legal councils at its place of incorporation, stating that according to the law in the company's place of incorporation, the company cannot meet such requirement.  According to the legal opinion by the U.S. legal consultants, Cooley LLP, which the Company submitted to TASE according to U.S. federal securities law and California law, the Company cannot meet the rule stated in Section 66D Paragraph 9 of the TASE bylaws, due to the requirements of US law regarding enforcement of lock-up rules. Accordingly, Section 66d to TASE bylaws will not apply to the Company's shares and the shares deriving from the exercise of non-tradable Warrants.

2.2.11	Conditions for Listing of the Securities for Trading on TASE

(a)	Obtaining the Effective Order.

The Company must obtain SEC approval (Effective Order) for a US Registration Statement before conducting the tender for Sophisticated Investors. See Section 2.1 for details. The Company may be required to obtain the SEC's approval to a Post-Effective Amendment following the tender to Sophisticated Investors and prior to the publication of the Supplementary Notice. Likewise, the Company may be required to obtain a new Effective Order and to reconfirm orders in case the estimated Maximum Unit Price specified in the Supplementary Notice, is crossed (see section 2.2.11(c)

(b)	Purchasing the Minimum Volume of Units

As specified in Section 5.3 below, it has been determined that if purchase orders for at least 30,000 Units are not accepted during the tender at the Minimal Price or at a higher Uniform Sale Price, the issue will be canceled (in Israel and in the U.S.) and no monies will be charged from the parties who placed the orders.

(c)	Maximum Capital Raise

As required by U.S. law and the SEC if and inasmuch as the actual price determined in the public tender exceed by more than 20% the maximum estimated price per unit specified in the Supplementary Notice, then: the Company will take all reasonable steps to: (1) amend the S-1 prospectus or file a new S-1 Prospectus, in either case containing an update to the unit price, according to the actual results of the tender, and if such amended or new registration statement is not declared effective by the SEC within 5 business days after the clearing day, the offering will be cancelled, and (2) upon such amended or new registration statement being declared effective, it shall operate to obtain reconfirmations of the bids received in the tender, within two additional business days of said period. If such reconfirmation of bids is not obtained, the offering will be cancelled. The seven business days aforementioned for the satisfaction of the two said conditions, shall be referred hereinafter as the "Additional Period". It is clarified that during the Additional Period, the securities offered under the S1 prospectus, this Incomplete Prospectus and the Supplementary Notice will not be allotted and the proceeds of the offer will be held with the Coordinator of the Offering until the Company notifies that it has obtained the SEC approval to the S1 amendment or the new S1 and if the bidders have reconfirmed their bids. If during the Additional Period the two conditions above shall be met, then the Company shall file an Immediate Report to that extent and promptly operate to allocate the securities against the receipt of the full consideration for the Offering. If during the Additional Period any of the two conditions shall not be met, then the Company shall file an Immediate Report to that extent and the Issuance will be cancelled. The Maximum Unit Price estimated in this Incomplete Prospectus (which is subject to updating by the Supplementary Notice) is NIS 3,800 per Unit.

In any such event of cancellation of the issue as aforesaid in this section, if and inasmuch as the issue was canceled before the monies were transferred to the Trust Account, no payment will be charged from the parties who placed the orders. If and inasmuch as the issue was canceled after the monies were transferred to the Trust Account, the monies will be refunded to the parties who placed the orders by the Coordinator of the Offering, together with all earnings accrued. In any such event of cancelation of the issue as aforesaid, the parties placing the orders shall have no claim and/or demand and/or cause of action against the Company.

Moreover, in any such event of cancelation of the issue as aforesaid, the Company will publish an immediate report concerning the matter, and will also publish on that same day (if possible), or on the following day at the latest, a notice in two Hebrew newspapers, of wide circulation in Israel.

In case the issuance is cancelled as aforementioned, then the Company shall operate to publish a new S1 containing a new estimated price range and accordingly to conduct the issuance process in Israel.

(d)	TASE conditions for registering for trade.

TASE has given its consent in principle to this Incomplete Prospectus, confirming that the shares and Warrants  (Series 1) offered to the public under this Incomplete Prospectus and Supplementary Notice, as well as the shares that derive from exercising the Warrants  (Series 1), and the shares that will derive from exercising Warrants that are non tradable by office holders, employees, and consultants, and shares that will be offered to employees (hereinafter the "Securities") are in compliance with the conditions set forth in the TASE Rules and Regulations and in the guidelines made thereunder. TASE consent to list the Offered Securities and the shares that will be part of the Company’s share capital at the time of registration for trade is to be obtained before publication of the Supplementary Notice regarding the offering under this Prospectus, as set forth in Section 2.2.12 of this Prospectus. Subject to the receipt of TASE consent to listing for trading as aforesaid, the Company shall apply to list the Offered Securities and the shares that will be part of the Company’s share capital at the time of registration for trading on TASE within three (3) trading days after the date of Offering conditions and terms are met. Registration of the Offered Securities is contingent upon observance of the terms that appear in section (e) below regarding minimum spread and the value and rage of the public’s holdings as well as minimal equity.

(e)	Minimum spread and the value and rate of the public’s holdings

(1)	In accordance with the TASE instructions, registration for trade of the Securities is conditional upon the minimum spread of the public holdings in the Securities, as specified in the table below:

Security Type	Minimal No. of Holders	Minimal Holdings Value per Holder
Shares	35	NIS 16,000

The minimal distribution listed in the above table is the minimal distribution required from a research and development company, as defined in the TASE guidelines for registration for trade.

(2)
The registration for trade of the shares is conditional upon the fact that the value and rate of public holdings after registering for trade in the shares shall be as required from a new company of its type, as stated in the TASE guidelines. In this section, "Holder" – one holder the value of whose holding exceeds the minimal holding value required of a holder in accordance with this section above, or a holder together with others, whose joint holding exceeds the aforesaid minimal holding value.

(3)
According to TASE guidelines, registration for trade of securities is conditional upon the existence of minimal equity capital after registration for trade of NIS 8 million.  The requirement for minimal equity capital is required from research and development companies, as the meaning of the term is defined in the TASE guidelines for registration for trade.

(4)
If the TASE demands, as specified above, were not met, the issue in accordance to this Prospectus shall be canceled, the Securities will not be allotted and will not be registered for trade, and no monies will be collected from the bidders.

(5)
In the event of the cancellation of the issue of securities in accordance with this Prospectus, as mentioned above, the Company shall inform the Securities Authority and TASE in an immediate report and shall publish an announcement of the cancellation of the issue within two days of the cancellation date, in two daily newspapers of wide circulation published in Israel in Hebrew.

(f)
The registration for trading is subject to the conversion of all types of shares of the Company to regular shares, in a manner that at the time of registration for trade the Company's registered capital and issued and paid-up capital shall consist of only regular shares. Trading in the Offered Securities under this Prospectus shall commence immediately following listing of them for trading.

2.2.12	Data from the S-1 Prospectus Filed in the U.S.A.

(a)
As aforesaid, the Company is a foreign company, incorporated under the laws of California, U.S, and pursuant to the issue will become a company reporting to the SEC.  As part of the examination process of the US Registration Statement, the Company published in the U.S. several drafts of the US Registration Statement, the last of which was published on March 17, 2011 (No. 333-169584), and it will publish, simultaneously with this Incomplete Prospectus an additional draft (Preliminary Prospectus).

(b)
According to U.S. laws, the Company is required to estimate the range of the Uniform Sale Price that it will set for the Tender. As specified in the draft of the US Registration Statement, the Company’s Board of Directors estimated that the Uniform Sale Price that will be set for the Tender shall be between NIS 3,400 and NIS 3,800 per Unit. The said price range is only an estimate of the Company’s Board of Directors, and does not represent any limitation on the price a bidder is entitled to offer for Units offered under this Incomplete Prospectus and Supplementary Notice. To eliminate all doubt, it is clarified that a bidder is entitled to submit an order to purchase Units at a price that is higher that the range specified above,

The estimate of the Board of Directors was given based on consultation the Company conducted with Clal Financials Underwriting Ltd. regarding the expected price of the Company’s securities in the course of the offer in view of its business state. It is clarified that the Company has not yet conducted a road show, so that the above estimate is naturally limited and is true as of the date of publication of this Incomplete Prospectus. The aforementioned estimate may change following the tender to Sophisticated Investors, in which case the such shall be updated in the Supplementary Notice.

2.2.13	No entering into arrangements

(a)
The Company and the directors of the Company undertake, by executing this Prospectus, to avoid entering into arrangements not listed in this Prospectus regarding the offer of the Offered Securities under this Prospectus, their distribution to the public, and they undertake not to grant rights to purchasers of securities under this Prospectus to sell the Securities purchased over and above the provisions of this Prospectus.

(b)
The Company and the directors of the Company undertake, by executing this Prospectus, to give notice to the Securities Authority of any arrangement of which they are aware with any third party, in contravention of the undertakings listed in Section (a) of this Prospectus.

(c)
The Company and the directors of the Company undertake, by executing this Prospectus, not to enter into an agreement with any third party with respect to the Offered Securities under this Prospectus, the distribution thereof to the public, which to the best of their knowledge engaged in arrangements that contravene the provisions of Section (a) of this Prospectus.

(d)
On the date of publication of this Prospectus the Company has provided the Securities Authority with an undertaking signed by SBI Holdings, Inc. and Lawrence Investments, LLC, who are the holders of interests in the Company and who are not signatories to this Prospectus, to the effect that they undertake to act in accordance with the provisions of Sections (a) to (c) above.

(e)
SBI Holdings, Inc. and Lawrence Investments, LLC, have communicated to the Company their intention to order units at the Minimum Price, or a higher price, in a total sum of US $ 1.5 million, each. For additional information regarding the holding of said interested parties, see section 3.6 below.

2.3	Non-Dilution of Capital

During the period commencing on the date of publication of this Prospectus until the allotment of the Securities under this Prospectus, the Company shall not do anything that might constitute a dilution of capital as defined in the Securities (Particulars, Structure and Form of a Prospectus) Regulations, 5729-1969.

2.4	Conditions of the Shares on Offer

The Shares on Offer under this Prospectus and the shares that will derive from the exercise of Warrants (Series 1) shall be equivalent in all respects to the currently issued Ordinary Shares in the issued capital of the Company and shall entitle its owners to the full dividends in cash or benefit shares, and to any other distribution, to which the right is fixed for the day of the exercise or later, as the case may be. For the rights attaching to the Ordinary Shares of the Company, see Chapter 4 of this Prospectus. The conditions of the Warrants (Series 1) are described in Section 2.5 below.

2.5	Conditions of the Warrants (Series 1)

2.5.1	Definitions

In this section, the following terms shall have the meanings specified next to them:

“Business Day” – a day on which most of the banks in Israel are open to perform transactions.

The “Nominee Company” - Bank Leumi Le-Israel Registration Company Ltd.

“Trading Day” – a day on which trade is transacted on the Stock Exchange.

2.5.2	Date of Exercise and Exercise Price of the Warrants

(a)
The Warrants are hereby offered as approved by the Board of Directors of the Company on March 8, 2011. The Warrants (Series 1) are registered in the name of the Nominee Company. On any Trading Day, commencing on the date of listing of the Warrants for trading on TASE and ending on 1.5.2013 (inclusive) (the “Exercise Period”), the Warrants shall be exercisable for Ordinary Shares of the Company of a par value of USD 0.001 each (the “Exercise Shares”), such that every Warrant shall be exercisable in return for payment in cash of an exercise price in the sum of NIS 42.5. The exercise price shall be linked to the base rate as defined below (hereinafter the “Exercise Price”). The ability to exercise the Warrants is also subject to, at the time of exercise, to maintaining the effectiveness of a registration statement filed with the Securities and Exchange Commission in the US covering the Warrants and the shares underlying the Warrants3. In the event, at the time of exercise that an effective registration statement covering the Warrants and the shares underlying the Warrants is not available, a warrant holder will not be entitled, under the terms of the Warrants, to exchange the Warrants for cash or to any compensation due to the lack of availability of an effective registration statement covering the Warrants and the shares underlying the Warrants. The Warrants may not be exercised by means of a cashless exercise, except in the case of a voluntary winding up of the company, as set forth in section 2.5.9 below.

3
In order to retain the effectiveness of the S-1 US Registration Statement, the Company shall be required to update material developments by filing an addendum or a Post-Effective Amendment to the S-1, in which the new additional information is contained. For example such an update shall be required following preparation of the Company's financial statement for the year 2011, and shall be required if material business changes occur, relating for example, to clinical trials, strategic collaborations etc. To the extent the Company shall not meet the aforementioned requirement, then the Company will not be eligible to issue shares at that time. For additional detail, see section 6.5.20f. and 6.6.24.

(b)	The Exercise Price shall be linked to the USD representative rate, as specified below:

For the purposes of this section, the following terms have the meaning that appears next to them:

“Base Rate” – the USD representative rate known on the date of the Supplementary Notice.

“Known Rate” – the USD representative rate on a given date determined by the Bank of Israel before that date.

“Exercise Rate” – the Known Rate on the day the Warrant (Series 1) is exercised.

If at the time of exercise the Exercise Rate increases or decreases relative to the Base Rate, the Exercise Price will increase or decrease, as the case may be, by an amount that is identical with the increase or decrease of the Exercise Rate relative to the Base Rate.

2.5.3	Rights of the Shares deriving from Exercise of the Warrants (the “Exercise Shares”)

The Exercise Shares that will be issued following exercise of the Warrants shall be equal in their rights to the rights of the Ordinary Shares of the Company and shall afford their holders all the dividends or rights the effective date for which, based on a resolution that shall be passed by the Board of Directors of the Company, shall be the Exercise Date or thereafter.

2.5.4	Expiry of Warrants

(a)	A Warrant that has been exercised shall expire on the date of the Notice of Exercise, as defined in Section 2.6.5(a) of this Prospectus, and shall not afford its holder any rights.

(b)
A Warrant not exercised by 1.5.2013 (the “End of the Exercise Period”), i.e., where the Notice of Exercise, Exercise Price and deed of allotment in respect of it have not been received by the Company (for Warrants held directly) or by the TASE Clearing House (for Warrants held through the Nominee Company) by such date, shall not afford the holder thereof any right whatsoever and shall expire on the aforesaid date.

2.5.5	Notices of Exercise

(a)
Any person holding a Warrant (the “Applicant”) wishing to exercise his right to acquire the Exercise Shares by virtue of the Warrants held by him, shall do so through TASE Members, in the event that the holder is an unregistered holder, or directly, if the holder is registered in the register of Warrant holders, in the manner described below, by submitting a written application in the accepted form (the “Notice of Exercise”), together with deeds of allotment relating to the Warrants in the application, and together with the sum in cash equal to the product of the Warrants that the Applicant wishes to exercise by the Exercise Price of such Warrants.

The Date of Exercise shall be deemed to be the date on which a Notice of Exercise that meets all of the conditions specified in the Prospectus is delivered to the Company, and in the event of delivery of the Notice directly by a holder registered in the register of holders of Warrants of the Company, and in the event of delivery of the Notice of Exercise through a TASE Member by a holder who is not registered in the register of holders of Warrants - the date on which the TASE Clearing House received notice from the TASE Member of exercise of the Warrant, in compliance with all the conditions specified in this Prospectus. For this purpose, a Notice of Exercise, as aforesaid, received at the TASE Clearing House after 12:00 pm shall be deemed to have been received before 12:00 pm on the next Trading Day (the “Date of Exercise”).

The Applicant shall be required to sign any additional document required under the provisions of any law or the constitutional Documents of the Company, at any time required by the Company or by the Nominee Company, in order to give effect to the allotment of the Exercise Shares.

Where the Applicant does not fulfill all of the conditions of exercise of the Warrants in full, the Notice of Exercise shall be deemed to be void, and the deeds of allotment of Warrants and the monies attached to the Notice of Exercise shall be returned to the Applicant within two (2) business days of the Company's decision that the Notice is void.
(1)	The Notice of Exercise may not be cancelled or amended. A right of partial exercise of a Warrant will not be granted.

(2)	Where the final date for exercise of a Warrant falls on a date that is not a Trading Day, the date shall be postponed to the next Trading Day immediately thereafter.

(3)	The bylaws of the TASE Clearing House regarding the timetable for exercise of the Warrants provide as follows:

A.
A customer's notice regarding exercise received by 12:00 p.m. at the offices of a TASE Member through whom the Warrants  are held shall be delivered by such TASE Member to the TASE Clearing House no later than 12:00 p.m. on the following Trading Day.

B.
Should the TASE Clearing House receive a notice regarding exercise from a TASE Member by 12:00 p.m., it shall charge the TASE Member with the fee and shall credit the Nominee Company in whose name the Securities of the Company are registered accordingly, no later than 12:00 p.m. on the first Trading Day following the delivery to it of such notice.

C.
Should the Nominee Company receive a credit as described in Section 2.6.5(d)(2) of this Prospectus by 12:00 p.m., the Nominee Company shall deliver the Notice of Exercise to the registered office of the Company not later than 12:00 p.m. on the first Trading Day following the date on which it receives such notice.

D.	Any of the notices described in Sub-sections (1) to (3) above received after 12:00 p.m. on any Trading Day shall be deemed to have been received before 12:00 p.m. on the following Trading Day.

Notwithstanding the aforesaid, on the Final Date of Exercise, and if the final Date of Exercise is not a Trading Day, on the first Trading Day thereafter, the TASE Clearing House Members must transfer the final Applications for Exercise to the Clearing House by 9:00 a.m. Exercise shall be effected on the same day. A Member of the Clearing House that does not file an Application by such time shall be deemed by the Clearing House to not have exercised the Warrants held through it and in respect of which it did not submit an Application as aforesaid, and such Warrants shall expire.

It is hereby emphasized that the bylaws of the TASE Clearing House, as applicable to the actual Date of Exercise, shall apply to exercise of the Warrants.

2.5.6	Transfer and Split of Warrants

(a)	Transfer

Subject to the Rules and Regulations of TASE and to its guidelines, the deeds of allotment of the Warrants may be transferred provided that corresponding deeds of transfer are submitted to the Company. The deeds of transfer shall be in a format similar to a deed of transfer of shares. The Company shall keep a register at its registered office, containing a list of the registered holders of its Warrants.
The provisions of the Articles of Incorporation of the Company regarding the transfer of fully-paid shares shall apply, mutatis mutandis, to transfer of the deeds of allotment of the Warrants.

(b)	Split

Any deed of allotment of Warrants may be split into a number of deeds of allotment, the total number of Warrants contained therein being equal to the number of Warrants contained in the deed of allotment requested to be split. The split shall be in accordance with an application to split signed by the registered owner of the deed of allotment or such person’s lawful representative, which shall be delivered to the Company at its registered office together with the deed of allotment requested to be split.

All of the expenses incurred in any such transfer or split, including mandatory payments, if any, shall apply to the person wishing to effect the transfer or split.

2.5.7	Allotment of Exercise Shares

(a)
No later than two Trading Day after the Date of Exercise, the Company shall allot the Exercise Shares to the Nominee Company for the holders of the Warrants through the Nominee Company owing to such persons for the Warrants exercised. Immediately after the allotment, the Company shall make an application to TASE to cause the listing of the Exercise Shares for trading on TASE, as soon as possible thereafter. The Company undertakes that all of the Shares deriving from exercise of the Warrants (Series 1) shall be registered in the name of the Nominee Company.

(b)
An Applicant shall not be entitled to the allotment of a fraction of a single Exercise Share. All surplus Exercise Shares that come into being at the time of Exercise, if any, shall be sold by the Company on TASE, through a trustee appointed for such purpose by the Company, during the period of one month following the date on which a quantity acceptable for sale on TASE as aforesaid comes into existence. The consideration to be paid to each of the persons entitled shall be net consideration, following deduction of sales costs and the proceeds owing to the Company for exercise of the aforesaid shares, and following deduction of fees and other charges, if any. The aforesaid consideration shall be paid to the persons entitled within fourteen (14) days of the date of sale. A check in the sum of less than NIS 50.00 will not be sent to any individual registered person so entitled, and such sums may be collected at the offices of the Company during regular office hours. A registered entitled person who does not come to the offices of the Company in order to obtain such sum within twelve (12) months of the date of sale will lose his right to such sum.

2.5.8	Amendment of Rights of Warrants and Meetings of Warrant Holders

Following the prior approval of a separate general meeting of the Warrant holders by a majority of 75% of the participants in the vote at the meeting (a “Special Resolution”), the Company may reach a settlement with the Warrant holders with respect to any right or claim that they may have and/or make any amendment, alteration or arrangement of their rights or of any of the conditions of the Warrants.

Notwithstanding the aforesaid, pursuant to the Rules and Regulations of TASE and its guidelines, it shall not be possible to amend the conditions of the Warrants  relating to the Exercise Period, the Exercise Price or the conditions of linkage, or relating to methods of protection in the event of the allotment of bonus shares and/or rights and/or dividends, except for an amendment of the term of exercise and/or the Exercise Price and/or the conditions of linkage of the Warrants in arrangement or settlement proceedings approved by the Court under Section 350 of the Companies Law, 5759-1999 (hereinafter the “Companies Law”). In addition, pursuant to the Rules and Regulations of TASE and its guidelines, the Company may amend the Exercise Price in case of a Company split-up or merger proceedings, provided that the change includes only those adjustments as are necessary as a result of such proceedings, subject to the Exercise Price not being lower than the par value of the Exercise Shares.

Pursuant to the Rules and Regulations of TASE and its guidelines, “split-up proceedings” in this regard shall mean proceedings in which the Company transfer shares which it holds in another company to its shareholders, or proceedings in which the Company transfers assets and liabilities to a new company set up for the purpose of the split-up, and the shareholders of the new company are also shareholders of the Company transferring the assets and liabilities, all on condition that the split proceedings take place on equal terms for the shareholders of the Company. Pursuant to the Rules and Regulations of TASE and its guidelines, “merger proceedings” in this regard shall mean proceedings in which all the shares of the Company are transferred to the title of a new company or to the title of another listed company whose shares are listed for trading on TASE, or proceedings in which the Company transfers all its assets and liabilities to another such company, on condition that the Securities of the company whose shares or assets are transferred as aforesaid are delisted from trading on TASE and the proceedings take place on equal terms for the shareholders of the Company.

Notwithstanding the aforesaid, pursuant to the Rules and Regulations of TASE and of its guidelines, the Company may amend the rate of conversion, provided that this is done as part of the proceedings of a rights offer in the company, or by way of a distribution of bonus shares in the Company, or as part of the proceedings of distribution of a dividend in the Company, and the amendment includes only those adjustments that are required by such proceedings.

All the provisions of the Articles of Incorporation of the Company regarding the general meetings of the shareholders of the Company shall be deemed to be binding also for a separate general meeting of the Warrant holders, as if the Warrants constituted a class of shares in the share capital of the Company. Voting at a general meeting of Warrant holders shall be by a count of votes only, with each Warrant affording a single vote.

2.5.9	Provisions for the Protection of Warrant Holders during the Exercise Period

Following the date of this Prospectus and as long as the Warrants have not expired under the conditions of this Prospectus, but in any event, not later than the end of the Exercise Period, the following provisions shall apply:

(a)
The Company shall retain a sufficient number of Ordinary Shares of USD 0.001 par value each in its registered capital to ensure implementation of the right of exercise, and if necessary increase its registered capital.

(b)
If the Company merges its Ordinary Shares of USD 0.001 par value each in its issued capital into shares of a greater par value, or sub-divides them into shares of a smaller par value, the number of Exercise Shares allotted following exercise of the Warrants shall be decreased or increased, as the case may be, following such action. In this case, the provisions of Section 2.6.7(b) of this Prospectus must be fulfilled, mutatis mutandis.

(c)
In the event of the passing of a resolution to wind up the Company voluntarily, the Company shall publish a notice of such in two (2) daily newspapers in Hebrew, with wide circulation in Israel. Every holder of Warrants shall be deemed to have exercised his Right to Exercise before the passing of the resolution (without the need for prior payment of the Exercise Price) unless he gives notice in writing to the Company within thirty (30) days of the date of publication as aforesaid, of waiver of the aforesaid right. Should a holder of Warrants not give notice as aforesaid within such time period, the holder shall be entitled to the sum that he would have obtained upon winding up of the Company as a holder of shares owing to the exercise of the Warrants held by him for shares prior to the passing of the winding-up resolution, less the Exercise Price for such Warrants , which shall be deducted from the monies that he may obtain from his portion of the winding-up as aforesaid, if any balance remains for distribution.

(d)
The Company shall make copies of the periodic reports and interim financial statements available for the inspection of the holders of Warrants at its registered office, during regular business hours. At the written request of a registered holder of Warrants, the Company shall send such holder a copy of the above reports.

(e)
The Company shall not pay any dividend in cash or in bonus shares the effective date for the right to receive which (the “Effective Date”) precedes the date of passing of the resolution by the Board of Directors. The Effective Date shall be at least ten (10) Trading Days after the date of passing of the resolution by the Board of Directors of the Company and of publication of an immediate report regarding the distribution, as aforesaid.

(f)
Not later than three weeks and not earlier than four weeks before the end of the Exercise Period, the Company shall submit an immediate report in which it shall give notice that the Exercise Period of the series is about to end, noting the final date for exercise of the Warrants and the Exercise Price, and shall publish a notice of such details in two (2) daily newspapers in Hebrew, with broad circulation in Israel.

(g)
Any notice from the Company to holders of Warrants, including to holders of the Warrants registered in the Register of Warrant Holders, shall be published in an immediate report and in two (2) daily newspapers in Hebrew, with broad circulation in Israel, and shall be deemed to have been delivered to them on the date of such publication in the newspaper.

2.5.10	Additional Provisions for the Protection of Holders of Warrants (Series 1)

(a)	Allotment of Bonus Shares

If the Company distributes bonus shares between the date of the Prospectus and the end of the Exercise Period, the rights of the holders of Warrants shall be reserved in the manner described below:

(1)
Immediately after the effective date determining the entitlement to participate in the aforesaid distribution, the number of Exercise Shares to which the holder of the Warrants shall be entitled upon exercise thereof shall increase by way of increase of the number of shares to which such holder was entitled as bonus shares, had he exercised the Warrants immediately before the aforesaid effective date.

(2)
A holder of Warrants shall not be entitled to the allotment of a fraction of a bonus share in accordance with the aforesaid, but any fractions of bonus shares that arise at the time of the allotment and that accrue to whole shares shall be sold on TASE by a trustee appointed for such purpose, within thirty (30) days of the date of such allotment, and the net consideration (after deduction of sales costs and mandatory payments and levies) shall be distributed among the persons entitled within fifteen (15) days of the date of sale. A check in the sum of less than NIS 50.00 will not be sent to any individual registered person so entitled, and such sums may be collected at the offices of the Company during regular office hours. A registered entitled person who does not come to the offices of the Company to obtain such sum within twelve (12) months of the date of sale will lose his right to such sum.

(3)	Subject to the provisions of the Rules and Regulations of TASE and its guidelines, the aforesaid method of adjustment may not be amended.

(b)	Issue of Rights

Should the Company offer its shareholders securities of any kind by way of a rights issue, between the date of the Prospectus and the end of the Exercise Period, the number of Exercise Shares deriving from exercise of the Warrants and not yet exercised for Ordinary Shares of the Company on the effective date for the entitlement to the rights to be offered under the rights issue shall be adjusted in accordance with the bonus component of the rights, as expressed in the ratio of the share price on TASE on the aforesaid effective date to the base rate “ex rights.” The aforesaid method of adjustment may not be changed.

(c)	Payment of Dividend

Should the Company distribute a dividend, as defined in the Companies Law (a “Distribution”), the effective date for entitlement to the Distribution falling before the end of the Exercise Period of any series of Warrants, from the first Trading Day on which the shares of the Company will be traded after the effective date for the Distribution, the Exercise Price shall be adjusted by multiplying it by the ratio of the Company's share price on TASE, adjusted for Distribution of the dividend, as prescribed by TASE (the “Ex Dividend Rate”) and the closing rate set by TASE for the Company's share on the aforesaid effective date. The Company shall give notice of the Exercise Price adjusted as aforesaid in an immediate report, no later than the date on which the shares of the Company are traded ex-dividend.

(d)
The Company shall give an immediate report regarding a change in the number of Exercise Shares to which a holder of Warrants (Series 1) is entitled in accordance with sections (a) and (b) above and regarding the exercise ratio or the Exercise Price, as the case may be, of Warrants (Series 1) in accordance with the provisions of Section (c) above before the commencement of trading on the ex date, as defined above.

2.6	Market Making Agreement

2.6.1
On 22.3.2011 the Company entered into agreement with Clal Finance, Batucha Investment Management Ltd. (hereinafter “Market Maker”) whereby the Market Maker will serve as a market maker for the Company’s stocks according to the TASE bylaws set forth in the Part Three, Chapter 9 and its guidelines.

2.6.2
The agreement is for a period of one year starting on the day the Company's Securities are listed for trading and subject to obtaining the approval of TASE for the Market Maker to perform market making for the Company’s stocks according to the accepted practice of TASE and to the registration of the Securities for trade on TASE. If the approval of TASE is not obtained within 45 days after the execution of the agreement, the agreement shall be cancelled. The agreement will be extended automatically for a period of one additional year. Following a year each party shall be entitled to end the agreement with an advance written notice of 21 days. Notwithstanding the aforementioned, the Market Maker is entitled to end the agreement, with 72 hour notice, if it ceases to serve as a market maker in accordance with the requirements and/or notifications of TASE and/or in accordance with any legal ruling. The Market Maker is obligated to promptly notify the Company in the event that TASE annuls its approval to act as a Market Maker. In addition, each party may immediately terminate the agreement, in case of legal hindrance.

2.6.3	In return for market making, the Company shall pay the Market Maker an immaterial monthly fee.

2.6.4	The agreement does not set forth provisions regarding borrowing or private issue nor provisions regarding indemnification.

2.6.5
The Market Maker committed itself to give, subject to the TASE bylaws, purchase and sell orders during the trading course in TASE, in quantities that shall not be lower than the minimum quantity set forth in TASE bylaws and price ranges which shall not exceed the maximum price ranges between purchase orders and selling orders, all as set forth in TASE bylaws and guidelines. In the event TASE bylaws and/or guidelines and/or resolution of the TASE board of directors shall change or a new arrangement will take place, then to the extent required by law, the Market Maker shall act in accordance with such new arrangement. In the even any of the Company's rights according to the agreement shall be impaired; the Company shall be entitled to forthwith terminate the agreement.

2.6.6
On 24.3.2011 the Market Maker has obtained TASE's approval to act as a market maker in the Company's stock. The Market Maker shall begin to operate as a market maker according to the agreement starting the date of registration of the Company's Stock to trade and for a period of at least one year in accordance with the rule set forth in the third part of the TASE bylaws.

2.6.7
According to TASE guidelines in case the Market Maker shall seize to operate as a market maker or the TASE CEO shall annul the approval given to him, prior to the lapse on one year as of the registration of the stock for trading, then the Company shall appoint a new market maker in accordance with the provisions of the TASE bylaws and guidelines.

2.7	Distribution Agreement

According to the Distribution Agreement dated 28.3.2011 between the Company and Clal Finance Underwriting Ltd. (hereinafter the "Distributor"), the Company shall pay to the Distributor, in consideration for distribution services, amounts as follows:

(1)
In case the Proceeds accepted by the Company in the Offering are lower than 30 million US Dollars – 5.5% of the total Proceeds and in case the Proceeds accepted by the Company are equal or higher than 30 million US Dollars – 6.5% of the total Proceeds. For purposes of this subsection (1), "Proceeds" means gross immediate consideration for all units of Securities purchased in the Offering, including all units of Securities purchased via an additional allotment made by the Company (should such additional allotment take place), after deducting any proceeds received from SBI Holdings, Inc. and Lawrence Investments, LLC, or any of their subsidiaries or controlling shareholders. The Proceeds shall be calculated according to the last Shekel/$US official exchange rate published by the Bank of Israel at the time of publication of the offering's final results (including an additional allotment, should such additional allotment take place).

(2)
Within 14 business days after the clearance of the Proceeds to the Company, the Company shall allocate to the Distributor (or to any other distributor as shall be directed by the Distributor), in a private placement, Warrants (Series 1) exercisable to purchase a number of shares equal to 5% of the number of the total shares sold in the Offering (including in any additional allotment, should such additional allotment take place) after deducting any shares issued to SBI Holdings, Inc. and Lawrence Investments, LLC, or any of their subsidiaries or controlling shareholders. Such Warrants shall be subject to the lock-up limitations pursuant to section 15(c) of the Securities Law.

(3)	Additional fees - In the sole discretion of the Company, it may, at its election and without obligation to do so, pay Clal the following additional fees:

A.
Success fee -  a Success fee at the rate of up to 10% of the total difference between (a) the Proceeds as defined in Section 2.1 above, but including Proceeds received by the Company from SBI Holdings, Inc. and Lawrence Investments, LLC, or any of their subsidiaries or controlling shareholders in consideration for securities actually allocated to them, and (b) the Proceeds that would have been received by the Company for all securities offered under the Prospectus had the Offering occurred at the Minimum Unit Price specified in the supplemental notice and without any additional allotment. It is hereby clarified that the exact percentage of the Success fee, should the Company decide to pay a Success Fee at all, will also be determined by the Company according to its sole discretion.

B.
Consultant fee - Consultant fee in the amount of up to 350,000 NIS. It is hereby clarified that the exact amount of the Consultant fee, should the Company decide to pay a Consultant fee at all, will also be determined by the Company according to its sole discretion.

Payments listed above plus applicable VAT shall be transferred to the Distributor. Should the Distributor appoint other distributors; distribution commissions shall be paid to such other distributors by the Distributor out of the above-mentioned amounts and the Company shall not owe any additional amounts.

It should be noted, that under the assumption of an issue of the maximum amount offered under this prospectus (without an additional allotment), of 45,000 units and the participation of the current shareholders described in section (2) above, the distributors will be allotted, subject to a private placement and approvals according to Law, 220,590 Warrants (Series 1). In accordance with the assumptions regarding the economic value of the Warrants (Series 1) mentioned in section 2.2.1, the value of the Warrants issued to the distributors, as aforementioned are approximately NIS 1.2 million. Note that the economic value of the Warrants issued to the distributors shall be included in the Company's issuance expenditures, as shall be specified in the Supplementary Notice.

To the extent the terms of the Distribution Agreement differ than those detailed above, then these differences shall be detailed in the Supplementary Notice.

2.8	Coordination of the Offering Agreement

According to the Coordination of the Offering Agreement dated 23.3.2011 between the Company and Clal Finance Batucha Investment Management Ltd.. (hereinafter: the “Coordinator of the Offering”), the Company shall pay to the Coordinator of the Offering in consideration of its offering coordination services NIS 30,000 (hereinafter: the “Consideration”) not later than 2 business days following the registration of the securities for trading. The Consideration shall be paid from the Proceeds of the issue. For avoidance of doubt, it is clarified that in the event the offering does not eventuate for any reason whatsoever, including a decision of the Company, the Coordinator of the Offering shall not be entitled to receive from the Company any consideration for his actions.

The Company has undertaken to compensate and indemnify the Coordinator of the Offering at his first request for all liabilities that may be imposed on him, for the benefit of a person or other body according to a court's final ruling, including a ruling regarding a compromise agreed to by the Company in writing or an arbitrator’s ruling affirmed and finalized by the Court, and for all reasonable legal expenses, including reasonable lawyer fees paid for by the Coordinator of the Offering or imposed on him by the Court in said proceedings, including reasonable expenses, including lawyer fees paid by the Coordinator of the Offering resulting from an investigation or proceeding against him by a regulatory body authorized to conduct such investigation or proceeding and which did not result in an indictment or a financial penalty as an alternative to criminal proceedings (as defined in the Companies Law 5759-1999) or without an indictment, but with a financial penalty as an alternative to a criminal proceeding that does not require proof of criminal intent, or for a final financial penalty placed on the Coordinator of the Offering by any regulatory body, including the Israel Securities Authority and/or the TASE, and all – only if the cause for said claim, investigation or proceeding results from or is directly related to the offering coordination services according to the agreement and does not result from omission or negligence of the Coordinator of the Offering. The Coordinator of the Offering may request the Company manage all negotiations, defenses or claims in said proceedings on its behalf. If the Company does not comply with his request at the end of 30 days, the Coordinator of the Offering may, without requiring the Company’s consent, to manage said proceedings by itself in conjunction with the Company. For avoidance of doubt, the Company shall not be liable to the Coordinator of the Offering, as aforementioned, for compensation or indemnification that the Coordinator of the Offering has received from said proceedings from an insurance company. The sum which may be paid as indemnity is not limited in the agreement.  The liability of the Coordinator of the Offering shall be in effect until the shares and Warrants have been cleared and the consideration has been received, or at the time the issuance is cancelled, whichever is earlier.

2.9	Taxation

On July 25, 2005, the Knesset passed the Income Tax Ordinance (Amendment) (No. 147) Law, 5765-2005 (hereinafter the “Amendment”). The Amendment considerably changed the provisions of the Income Tax Ordinance (New Version) 5721-1961 (the “Ordinance”), which relate to the taxation of securities traded on TASE. On the date of publication of the Prospectus, not all the regulations expected to be published following the Amendment have been published. Additionally, on the date of publication of the Prospectus, there is not yet an accepted practice regarding some of the provisions of the Amendment, and therefore there is no case law that interprets the tax provisions in the Amendment.

As usual when passing resolutions to invest money, the tax consequences of investment in the Securities offered must be considered. The provisions contained in this Prospectus regarding taxation of the Securities do not purport to be an authorized interpretation of the statutory provisions referred to in this Prospectus, and should not be a substitute for professional advice, in accordance with every investor’s particular status and unique circumstances.

The taxation arrangements that apply to the Offered Securities to the public under the existing law are summarized below:

2.9.1	Capital gain from sale of the Offered Securities

Pursuant to Section 91 of the Ordinance, the real capital gain from sale of securities by an individual resident of Israel is taxable at the marginal individual rate pursuant to Section 121 of the Ordinance, but at a rate of no more than 20%, and the capital gain shall be deemed to be at the highest bracket on the scale of the individual’s taxable income. That is except for the sale of securities by an individual who is a “substantial shareholder” of the company – i.e., a person who directly or indirectly holds at least ten percent (10%) of one or more of the means of control1 of the company, alone or jointly with another person, on the date of sale of the Securities, or on any date in the 12 months preceding such sale, the tax rate for the real capital gain to such person being at a rate of not more than twenty-five percent (25%). With respect to the calculation of a real capital gain on sale of a security by an individual, set out in foreign currency or the value of which is linked to a foreign currency, the exchange rate of the foreign currency shall be deemed to be the index.

With respect to an individual claiming real interest expenses and linkage differentials for such securities, the real capital gain generated from the sale of the security will be taxed at the rate of twenty-five percent (25%) until provisions and conditions are set for the deduction of real interest expenses under Section 101A(a)(9) of the Ordinance. The reduced tax rate, as aforesaid, shall not apply to an individual whose income from the sale of securities falls within the ambit of income from a “business,” pursuant to the provisions of Section 2(1) of the Ordinance, and will be subject to marginal tax as specified in Section 121 of the Ordinance (45% in 2010 and 2011, 44% in 2012, 43% in 2013, 42% in 2014, 41% in 2015 and 39% in 2016 and onward).

An association will be taxed on real capital gains from sale of securities at the corporate tax rate, which is to be gradually reduced to a rate of 18% in the 2016 tax year and onward (25% in the 2010 tax year, 24% in the 2011 tax year, 23% in the 2012 tax year, 22% in the 2013 tax year, 21% in the 2014 tax year, 20% in the 2015 tax year).

An exempt trust fund and a pension fund exempt from tax under Section 9(2) of the Ordinance are exempt from tax on capital gains from the sale of such securities. The tax rate that applies to the income of an individual whose income does not amount to income from a “business” or “vocation” shall apply to the revenues of a non-exempt trust fund from the sale of securities.

In the case of sales of shares originating in warrants exercised for shares, the original price of such shares (for the purpose of calculating the capital gain) shall be deemed to be the original price of the warrants, and the payment made (if any) for exercising the warrants and turning them into shares shall be deemed to be an improvement expense. Likewise, for tax purposes, the date of purchase of such shares as aforesaid shall be deemed to be the date of purchase of the warrants.

Pursuant to Section 94C of the Ordinance, in the case of sale of shares by an association, the sum of any dividend received on the share during the 24 months preceding the sale shall be deducted from the sum of the capital loss accrued as a result of sale of the share (if accrued), with the exception of a dividend on which tax was paid (not including tax paid outside of Israel) at a rate of 15% or more, but not more than the sum of the loss.

With respect to withholding tax on the real capital gain upon sale of the Offered Securities under this Prospectus, in accordance with the Income Tax (Deduction from Consideration, Payment or Capital Gain upon Sale of a Security, Sale of a Unit in a Trust Fund or a Future Transaction) Regulations, 5763-2002, a taxpayer (as such term is defined in the above Regulations) paying the vendor consideration upon sale of the security shall deduct tax at a rate of 20% of the real capital gain where the vendor is an individual, and at a rate of 25% where the vendor is an association. The above is subject to approvals regarding exemption (or reduced rate) from withholding tax and subject to the offset of losses that the withholding party is permitted to carry out. Likewise, tax shall not be withheld from pension funds, trust funds and other entities that are exempt from withholding tax by law. If, on the date of sale, full tax on the real capital gain is not withheld, the provisions of section 91(d) of the Ordinance, and the provisions thereunder regarding reporting and payment of a down payment on such sale, shall apply.

As a rule, a foreign resident is exempt from tax on capital gains from the sale of securities traded on TASE, if the capital gains are not from such person's permanent plant in Israel. The aforesaid shall not apply to a foreign resident company if Israeli residents hold control a controlling interest in it, or are its beneficiaries, or are entitled to 25% or more of the income or profits of a foreign association, in accordance with the provisions of Section 68A of the Ordinance. In the event that such exemption does not apply, as a rule, the provisions of the Tax Treaty (if any) between Israel and the country of residence of the foreign resident may apply. Likewise, withholding tax will not be deducted by a banking corporation or TASE Member for a foreign resident, if certain conditions obtain.

2.9.2	Ascription of Proceeds of the Offering to the Offered Securities for Tax Purposes

Pursuant to the position of the Taxation Authority, as far as the Company is aware as of the date of the Prospectus, the cost of the Offered Securities must be determined for tax purposes by ascribing the proceeds of the offering to the Offered Securities at their fair value. The fair value is to be determined on the basis of the average of the value (based on the TASE closing price) of each of the Offered Securities at the end of each of the first three days of trading. In the event that a competent authority requires the Company to ascribe a different value to the Securities contained in the Units so generated, the Company will submit an immediate report of such request as aforesaid.

2.9.3	Tax Rate Applicable on Income from Dividend on Company Shares

In general, dividend originating from the Company's shares shall be taxable for Israeli residents at a rate of 20%, not including substantial share holders in the company on the date the dividend is received or at any time within the 12 months prior to it, for whom the tax rate shall be 25%. The tax on dividend for companies residing in Israel shall be in general 0% (as long as the origin of the dividend is not from income derived or grown outside Israel, and is not from dividend originating outside of Israel, in which case the tax rate is 25%), for a foreign resident (individual/association) who is not a substantial share holder – 20%, and for a foreign resident who has been a substantial share holder in the preceding 12 months – 25%, all subject to tax treaties to which the State of Israel is a signatory, and for a taxable trust fund – in accordance with the tax rates applicable to a person.

Exempt trust funds as well as pension or provident funds and other tax exempt entities, in accordance with Section 9(2) of the Ordinance shall be exempt from tax on dividends, as mentioned above.

Despite the above, a dividend that the Company pays out of a dividend originating in the profits of an “authorized plant,” which is entitled to tax benefits based on the Law for the Encouragement of Capital Investments, 1959 (“Law for the Encouragement of Capital Investments”) shall in general be taxable at a rate of 15% both for persons and associations, including foreign residents (person/association) (subject to treaties for the prevention of double taxation to which the State of Israel is a signatory). The Company shall deduct the tax at the source during distribution of the dividend, in accordance with the Income Tax Regulations (Deduction from Interest, Dividends and certain Profits) 2005 – (“Deduction Regulations”). In accordance to the aforesaid regulations, the deduction of tax at the source in the distribution of dividends on shares of the Company to an Israeli resident or a foreign resident (person/association) shall be at a rate of 20%. The aforesaid shall also apply to a foreign resident who is a substantial share holder in the Company on the date on which the dividend is received or in the 12 months prior to it. In accordance with these regulations, if a dividend was paid to an Israeli resident and/or a foreign resident for whom a limited tax rate was set in accordance with any regulation, the tax shall be deducted in accordance with the tax rate as set. For a foreign resident the rate of the deduction at the source shall be subject to the provisions of the treaty for the prevention of double taxation that has been signed between the state of residence of the Company and his state of residence. From the dividend payments to the share holders, the Company shall deduct at the source the tax payments it must deduct at the source, except for entities that are exempt from tax deduction at the source as aforesaid, in accordance with Israeli law. (Note that the Company has opened an income tax file with the tax authorities.)

No tax at the source shall be deducted on payments to pension and provident funds, trust funds, and other tax-free entities.

See Section 2.3.4 below regarding federal taxation in the United States and the provisions of the treaty regarding dividends on shares of the Company.

2.9.4	Federal Taxation in the United States

This section summarizes the material tax implications of income tax and federal inheritance tax in the U.S. for the purchase, holding, and sale of the offered securities. The section is relevant only for the “Israeli Holder” (as defined below), who holds the offered securities as a capital asset for tax purposes in the U.S. This section is not an exhaustive description of all possible tax implications. This article is based on the Internal Revenue Code of 1986 as amended from time to time (hereinafter the “Code”), the legislative history of the Code, the regulations submitted for it, the treaty between the U.S. government and the Israeli government regarding income tax, signed on the 20th of November 1975, and amended in protocols from May 30th 1980 and January 26th 1993 (hereinafter the “Treaty”), published decisions of U.S. tax authorities and courts, all valid as at the date of publication of this Prospectus. These laws are subject to changes that may apply retroactively.

For purpose of this section an “Israeli Holder” is any holder (including an Israeli corporation or an individual resident of Israel for Israeli tax purposes) who is a resident of Israel for the purposes of the Treaty and is entitled to benefits by virtue of the Treaty, is the beneficiary of the offered securities, and as long as he is not one of following: (a) a citizen or a resident of the U.S., (b) a former citizen or resident of the U.S. who is subject to the special rules in accordance with section 877 of the Code, (c) a corporation incorporated by the law of the U.S. or one of the states of the U.S., (d) a trust subject to the supervision of U.S. courts and the control of one or more Americans who have chosen according to U.S. treasury regulations to be American, or (e) an estate the income from which is subject to U.S. income tax regardless of the origin of the income.

This section does not discuss all tax implications that may be relevant to Israeli Holders in view of their special circumstances or because they are subject to special rules, including inter alia, Israeli holder that are: banks, insurance companies, persons who had received the offered securities through exercise of an employee option or as compensation, partnerships and pass through entities and investors through other partnerships and pass through entities, and Israeli corporations holding (directly or indirectly) at least 10% of the company’s voting power. This section does not discuss all tax implications of tax consequences derived from the exercise of options of persons who had received the offered securities through the exercise of an employee option or as compensation as aforementioned.

Moreover, this part does not discuss aspects of local or state tax and non-American tax implications.

Israeli Holders who are considering to acquire the offered securities are advised to consult their tax advisor regarding the applicability of U.S. federal income and inheritance taxes based on their specific circumstances, and regarding the implications of state tax and local tax laws, foreign (non-American) tax laws, and the applicability of the Treaty.

Moreover, because the Company has a double residency status (both Israeli and American residency), it is advised to seek professional advice regarding the ensuing tax implications (including tax deduction at the source and tax refunds). In any event, the present chapter on taxes has been prepared from the investor's point of view, as if the Company were resident strictly in the U.S.

See Section 2.7.1-2.7.3 about Israeli taxation with regard to securities.

(a)	Dividends paid on the Company's shares

Except as specified below, dividends paid to an Israeli Holder of Ordinary Shares are subject to deduction at source of federal income tax at a tax rate of 30%, or at the lower tax rate of 25%, according to the Treaty.

Even if the Israeli Holder is entitled to the lower tax rate by virtue of the Treaty, in general, tax shall be deducted at the source at a rate of 30% on the dividend payments, unless the Israeli Holder provided the Company or its representative regarding the payments with:

A valid American W-8BEN tax form or an alternative acceptable form in which the Israeli Holder confirms, subject to the penalties set by law for perjury, that he is not American, and which confirms his right to the lowered tax rate due on these payments by virtue of the Treaty (To eliminate all doubt, it is clarified that a share holder who shall not complete form W-8BEN as aforesaid, shall not enjoy the lowered tax rate by virtue of the Treaty for purposes of deducting tax at the source in the U.S.).

If the regular shares are held through a financial institution, the Israeli Holder must provide the aforesaid documents (or any other document acceptable by U.S. law) to the said financial institution, so that it can claim benefits by virtue of the Treaty, and the financial institution shall provide the Company or its representative the relevant certificates regarding the payments.

Special laws as described in sub-section (d) below shall apply on dividends related to the business or commerce of the Israeli Holder in the U.S.

(b)	Capital profit from sale and/or transfer in another form of the offered securities

In general, an Israeli Holder is not subject to federal income tax in the U.S. on profits from the sale or transfer in another way of the offered securities (including components of Ordinary Shares, Warrants , or both), unless (1) the profit, as aforesaid, is related to the business or commerce of the Israeli Holder in the U.S., and as long as the Israeli Holder is a beneficiary according to the Treaty, and the profit is related to a permanent organization (as defined in the Treaty) of the Israeli Holder in the U.S. (see sub-section (d) below regarding special rules that apply in this event); (2) The Israeli Holder is an individual holding the offered securities as a capital asset, resides in the U.S. for 183 days or more in the tax year in which the sale occurred, and other specific conditions apply; or (3) the Company is or was an American real estate holding company for federal tax purpose (as defined in the Code) at any time during a period of five years ending on the date of the sale, unless certain exceptions apply. The company is not, has not been in the past, and does not expect to become in the future an American real estate holding company for federal tax purpose in the U.S.

(c)	Dividends and capital profits related to business or commerce in the U.S.

If dividends that were paid or profit from the sale of the offered securities are related to the business or commerce of the Israeli Holder in the U.S., and the dividends and profit, as aforesaid, are ascribed to a permanent organization (as defined in the Treaty) of the Israeli Holder in the U.S., these payments shall be subject to federal income tax in the U.S. at the standard rates applicable to U.S. residents; in addition to this, in the event of an Israeli Holder which is a corporation, that shall be subject to branch profit tax (at a rate of 12.5% in accordance with the Treaty) that applies to income after tax that is not invested and remains in the Israeli Holders’ business in the U.S., they are exempt of tax at the source as long as the Israeli Holder submitted a W-8BEN income tax form.

(d)	Federal inheritance tax

In general, Ordinary Shares held by an Israeli Holder at the time of his death, and Warrants held by an Israeli Holder at the time of his death shall be included in the holder’s inheritance for federal inheritance tax purpose in the U.S. The U.S and Israel did not sign an inheritance tax treaty.

(e)	Tax deduction at the source for backup withholdings and obligation to report

Certain payments of dividends and proceeds due to the sale of securities must be reported to the U.S. tax authorities. If the receiver of the aforesaid payments (who does not enjoy any special tax exemption) does not confirm his identification number for tax purpose on a W-8BEN tax form or a W-9 tax form, or if other conditions apply, the payer of these payments must deduct from these payments tax at the source for backup withholdings (currently at a rate of 28%). In general, payments of dividends for Ordinary Shares that are paid to an Israeli Holder are not subject to tax deduction at the source for backup withholdings, and payments of the proceeds from the sale of the offered securities that are paid to the Israeli Investor by a broker are not subject to the obligation to report and deduct tax at the source for backup withholdings, provided that the Israeli Holder confirms his foreign status (meaning not being American) for American tax purposes. (Certain means for the establishment of a foreign status are specified in Section (a) above). The Company must report once a year to the U.S. tax authorities all the dividends that have been paid to any holder who is not American and the tax at the source deducted of them (if deducted). In accordance with the Treaty, copies of reports, as aforementioned, may be available for the tax authorities in Israel.

The Company undertakes to act in accordance with TASE clearing house bylaws, as they shall be amended from time to time, provided they do not contradict any other law applicable to the Company.

This section, discussing income tax and federal inheritance tax in the U.S, was intended to provide general information only. This information does not constitute tax counseling nor can it serve as a defense from fines and punishments imposed by American tax authorities upon investor relying on such information. Investors should consult their tax consultants regarding the specific implications of federal, state, and local taxes in the U.S., as well as the implications of foreign taxes due to the purchase, holding, and selling of the offered securities, including the consequences of any amendments to the aforementioned laws.

2.9.5
In accordance with the TASE's clearing house regulations (the "Bylaws") regarding withholding tax on the Securities of a company that is subject to the taxation laws of the United States of America (hereinafter an “Issuing Company” and “US Securities”, respectively), the following description shall apply:

(a)
The Clearing House shall provide clearing services only to a clearing house member that is a withholding qualified intermediary (hereinafter a “Withholding Intermediary”) in accordance with a certificate of the US Internal Revenue Service (IRS), which has provided the Clearing House with a declaration in the form attached to the Bylaws (hereinafter the “Withholding Declaration”);

(b)	The clearing house Member shall provide the Clearing House with all the information and documents required by the US IRS with respect to the services that it receives from the Clearing House;

(c)
The services that a non-withholding qualified intermediary (hereinafter a “Non-Withholding Intermediary”) shall receive from the Clearing House with respect to US Securities shall be only for those customers that are not US citizens or residents, pursuant to a declaration to be provided to the Clearing House in the form attached to the Bylaws;

(d)	Responsibility for withholding the necessary sums and for reporting to the IRS pursuant to US taxation laws shall be born by the Issuing Company;

(e)	As a condition for listing of US Securities with the Clearing House, the Issuing Company shall provide the Clearing House with a deed of indemnity in the form attached to the Bylaws;

(f)
The Clearing House shall provide the Nominee Company in which the US Securities are deposited with an appropriate form as is required owing to the fact that the Clearing House is a qualified intermediary;

(g)
Not later than 5 business days before the date of any payment by the Company, every clearing house Member to whose credit US Securities are listed at the Clearing House shall provide a Withholding Declaration containing the tax rates required to be withheld for the total quantity listed to its credit on the effective date, in accordance with the US tax obligation applying to its customers, in the form attached to the Bylaws;

(h)
The Clearing House shall provide the Company, through the Nominee Company, a summary of the tax rate that must be withheld for every quantity listed at the Clearing House to the credit of the Stock Exchange Member, in the form attached to the Resolution;

(i)	The payment shall be made by the Member deducted by the amount the Company must withold in accordance with Clearing House instructions. The sum shall be transferred by the Company to the IRS;

(j)
The Company shall provide the Clearing House, through the Nominee Company, with a Declaration in the form attached to the Resolution, not later than 12:00 pm on the last day of trading before the date of payment of the dividend;

(k)
The Clearing House shall make the payment only after ruling that the details that appear in the Declaration made as aforesaid in sub-section (j) match the calculations made by the Clearing House in accordance with the data provided to the Company as aforesaid in sub-section (h) above. If the Declaration is not received by the Clearing House or if the Clearing House rules that the details appearing in the Declaration do not match the calculations made by the Clearing House, the Clearing House shall not make the payment and it shall give notice of such to the Nominee Company and to the clearing house Members;

The Company shall provide the Clearing House, by January 15 of each year, for the calendar year ended, a S1042 form for all the Withholding Intermediaries and an S1042 form for every tax rate that Non-Withholding Intermediaries will be charged.

The general description in Section 2.9 of the Prospectus does not purport to be an agreed and/or full interpretation of the provisions of the Law, nor an exhaustive description of the tax provisions relating to the Securities included therein, and does not constitute a substitute for individual advice by experts, taking into account the unique circumstances of each investor. It is recommended that every person wishing to acquire Securities under this Prospectus seek professional advice in order to clarify the tax consequences applicable to them, taking into account their unique individual circumstances.

Chapter 3: The Share Capital of the Company and the Holders Thereof

3.1	Share capital of the Company prior to the Offering

Below is a description of the outstanding and issued share capital of the Company before the offering. Shortly after announcing the results of the offering under the Prospectus and before issuing the shares and listing them for trading, the Company will convert the various classes of shares into ordinary shares.

3.1.1
The issued and paid-up share capital of the Company prior to the offering is comprised of 3,388,530 ordinary shares of USD 0.001 par value each (hereinafter the “Ordinary Shares”) and 33,579,611 preferred shares of USD 0.001 par value each (hereinafter the “Preferred Shares”). The Preferred Shares are divided in the following manner: 967,497 preferred A shares (hereinafter the “Preferred A Shares”), 4,219,914 preferred B shares (hereinafter the “Preferred B Shares”), 1,568,692 preferred C shares (hereinafter the “Preferred C Shares”), 5,439,413 preferred D shares (hereinafter the “Preferred D Shares”), 2,050,820 preferred E shares (hereinafter the “Preferred E Shares”), 1,143,764 preferred F shares (hereinafter the “Preferred F Shares”), 10,489,511 preferred G shares (hereinafter the “Preferred G Shares”) and 7,700,000 preferred H shares (hereinafter the “Preferred H Shares”).

3.1.2	In addition, the Company has granted non-tradable options to employees, officers and consultants for the purchase of 2,610,274 Ordinary Shares of the Company.

3.1.3
Inter alia, the Preferred Shares grant surplus rights with respect to the distribution of profits of the Company and the distribution of the Company's assets upon winding up, and surplus rights to the appointment of directors. In addition, Preferred H Shares afford their holders the right to redeem the Preferred H Shares in return for the sum of USD 5.00 per share at the request of the holders of at least 75% of such shares, which shall be submitted as of 30 days prior to August 31, 2011, and up until the date of offering of the shares of the Company to the public or their conversion into ordinary shares, whichever is earlier. Most holders of Preferred Shares of Series H committed not to exercise their right to redeem the shares before January 31, 2012. As a result of this commitment, the holders of Series H shares will not be able to redeem their shares prior to this date. The Preferred Shares grant their holders voting rights in the general meetings of the Company, on the basis of conversion into Ordinary Shares of the Company (see below).

3.1.4
Under the documents of incorporation of the Company before the offering,1 upon the performance of the conditions for listing for trading of the Securities Offered under this Prospectus, and prior to listing for trading, all the Preferred Shares shall be converted into Ordinary Shares such that upon listing for trading, the authorized and the issued and paid-up share capital of the Company shall be comprised of Ordinary Shares only. Conversion of the Preferred Shares shall be in accordance with the following ratio: (a) 967,497 Preferred A Shares shall be converted to 333,595 Ordinary Shares; (b) 4,219,914 Preferred B Shares shall be converted to 1,455,138 Ordinary Shares; (c) 1,568,692 Preferred C Shares shall be converted to 747,907 Ordinary Shares; (d) 5,439,413 Preferred D Shares shall be converted to 2,593,391 Ordinary Shares; (e) 2,050,820 Preferred E Shares shall be converted to 990,240 Ordinary Shares; (f) 1,143,764 Preferred F Shares shall be converted to 558,762 Ordinary Shares; (g) 10,489,511 Preferred G Shares shall be converted to 3,617,067 Ordinary Shares; (h) 7,700,000 Preferred H Shares shall be converted to 7,700,000 Ordinary Shares.

3.2	Arrangements between Shareholders of the Company prior to the offering2

3.2.1	Pursuant to a voting agreement of March 2008 (which amended a previous voting agreement of 2005) between the holders of the various classes of shares, it was agreed, inter alia, as follows:

A.
Each of the parties would vote, if necessary, through their shares in such a way as to enable the election of the following to the Board of Directors of the Company: One director on behalf of the holders of the Ordinary Shares, 2 directors on behalf of the holders of Preferred G Shares, one director on behalf of the holders of Preferred H Shares, one director on behalf of the holders of the rest of the Preferred Shares, and 2 directors on behalf of all of the shareholders of the Company who are not related to the Company or to its shareholders.

B.	Changes to the tenure of the representatives of the Board of Directors may be made from time to time in accordance with the discretion of the parties voting.

1
The Articles of Incorporation of the Company before the offering contain provisions concerning the terms under which the various classes of shares are to be converted into ordinary shares, including the minimal volume for issue and the minimum price per share.

2
These arrangements will be cancelled upon conversion of the various classes of shares of the Company into Ordinary Shares. No other arrangements have been determined between interested parties in the Company.

C.
The agreement shall end on the earliest of the following dates: (1) the date of conversion of all of the issued Preferred Shares into Ordinary Shares; (2) the date of performance of a transaction relating to a change in control of the Company; (3) the date of execution of an agreement between (i) the majority of the foundation shareholders, (ii) the holders of the majority of the Preferred Shares voting as a single class of shares, on the basis of conversion of their shares into Ordinary Shares, or (iii) the holders of a majority of Preferred H Shares and Preferred G Shares, voting as a single class of shares on the basis of conversion of their shares into Ordinary Shares.

D.	The agreement prescribed a drag along obligation in the event of sale of control to a third party.

E.
The parties undertook not to vote for the amendment or alternation of any provision of the bylaws or articles of incorporation providing that more than nine (9) directors may be elected to the Board of Directors, nor to amend or alter any other provision of the bylaws or articles of incorporation in a manner that is not consistent with the provisions of the voting agreement.

3.2.2
In accordance with the above, the aforesaid voting agreement shall terminate upon the conversion of the various classes of shares of the Company  into Ordinary Shares, which shall take place following the publication of the notice of the results of the offering according to this Prospectus, and prior to Issue of the Shares and their listing for trading on TASE.

3.3	Changes in Authorized Capital

The following changes have taken place in the authorized capital of the Company in the last three years:

3.3.1
On March 3, 2008, the Board of Directors of the Company resolved to make the following changes in the authorized capital of the Company: A decrease of 1,250 Preferred A Shares, an increase of 2,799 Preferred D Shares and an increase of 5,400,000 Preferred H Shares. As of March 11, 2008, the authorized capital of the Company was as follows: 72,500,000 Ordinary A Shares; 967,497 Preferred A Shares; 4,219,914 preferred B shares; 1,568,692 preferred C shares; 5,442,212 preferred D shares; 2,050,820 preferred E shares; 1,143,764 preferred F shares; 10,489,511 preferred G shares and 5,400,000 preferred H shares.

3.3.2
On April 23, 2010, the Board of Directors of the Company resolved to increase the authorized capital of the Company as follows: An increase of 2,300,000 Ordinary A Shares and an increase of 2,300,000 Preferred H Shares. As of May 17, 2010, the authorized capital of the Company was as follows: 74,800,000 Ordinary A Shares; 967,497 Preferred A Shares; 4,219,914 preferred B shares; 1,568,692 Preferred C shares; 5,442,212 Preferred D Shares; 2,050,820 Preferred E Shares; 1,143,764 Preferred F Shares; 10,489,511 Preferred G Shares and 7,700,000 Preferred H Shares.

3.3.3
On March 8, 2011, the Board of Directors of the Company resolved to increase the authorized capital of the Company as follows: An increase of 25,200,000 Ordinary A Shares. As of the date of the Prospectus, the authorized capital of the Company was as follows: 100,000,000 Ordinary A Shares; 967,497 Preferred A Shares; 4,219,914 preferred B shares; 1,568,692 Preferred C shares; 5,442,212 Preferred D Shares; 2,050,820 Preferred E Shares; 1,143,764 Preferred F Shares; 10,489,511 Preferred G Shares and 7,700,000 Preferred H Shares.

3.3.4
Following the receipt of the results of the Issue and verifying that conditions for its completion have been met, and prior to listing of the securities for trading, the various classes of shares of the Company shall be converted in such a way that the authorized capital of the Company shall be comprised of 100,000,000 Ordinary Shares of USD 0.001 par value each.

3.4	Changes in issued capital

The following changes have taken place in the issued capital of the Company in the last three years:

3.4.1
On March 19, 2008, the Company signed an agreement under which the Company issued in March and April of 2008 approximately 5,400,000 Preferred H Shares of the Company in consideration for a price of USD 5.00 per share (hereinafter the “Agreement for Purchase of Preferred H Shares”). The Preferred H Shares granted, inter alia, surplus rights with respect to the distribution of profits of the Company and distribution of assets of the Company upon winding up. In addition, Preferred H Shares granted their holders, at the request of at least 75% of such holders, to be made prior to September 2010, the right to redeem the Preferred H Shares in consideration for the sum of USD 5.00 per share (as part of the issue of Preferred H Shares in May 2010, as set forth in Section 3.4.2 below, the redemption date was deferred until 30 days prior to August 31, 2011). The right to redeem the said shares shall expire upon the existence of the conditions for listing the securities offered in accordance with this Prospectus for trading, and prior the their listing for trading.

The total consideration received for the issue of Preferred H Shares as aforesaid amounted to approximately USD 27 million (not including fundraising expenses).

3.4.2
On May 17, 2010, the Company signed an addendum to the Agreement for Purchase of Preferred H Shares under which the Company issued an additional 2,000,000 Preferred H Shares of the Company and granted warrants for the purchase of 300,000 Preferred H Shares, in consideration for USD 10 million (not including fundraising expenses) and deferral of redemption rights of Preferred H Shares until after August 2011 (instead of August 2010) at a price reflecting USD 5.00 per Preferred H Share for the auxiliary warrants and deferral of redemption rights. All warrants were exercised on October 18, 2010 at a price of USD 5.00 per share. As specified in the warrants, exercise of the warrants entitled the owners to Preferred H Shares that prior to registration for trade shall be converted to Ordinary Shares of the Company at the conversion rate set forth in Section 3.1.4 above.

The total consideration received in May of 2010 for the issue of Preferred H Shares and the warrants (taking into account deferral of redemption rights) as aforesaid amounted to approximately USD 10 million. In October 2010 an additional amount of USD 1.5 million was received for exercise of the warrants.

3.4.3
Following the receipt of the results of the Issue and verifying that conditions for its completion have been met, and prior to the listing of the securities for trading, a conversion of the issued and paid-up share capital of the Company will take place. Presuming the conversion of the share capital as aforesaid, the issued and paid-up share capital of the Company as at the date of the Prospectus is comprised of 21, 384,630 Ordinary Shares of USD 0.001 par value each, not including shares that will be issued under this Prospectus.

3.5	The Company’s Benefit Programs

3.5.1
The Options Plan. Until March 2007, the employees and consultants of the Company were entitled to options under the Company's 1997 incentive plan (and the appendix to it for Israeli employees, dated 2003). In March 2007, the aforesaid incentive plan was cancelled, and the Board of Directors of the Company adopted a new equity incentive plan (hereinafter in this section: the “2007 Incentive Plan” or the “Plan”). The Plan was approved by the shareholders of the Company in May 2007, and is in force until March 01, 2017, unless cancelled by the Board of Directors of the Company prior to such date. The Board of Directors of the Company manages the Plan and may amend, suspend, alter, and interpret it (with the exception of changes to exercise dates and vesting periods), all pursuant to the provisions of the Plan and subject to receipt of the consent of the shareholders, in the events specified in the Plan.3 Under the Plan, the date of grant and the fair market value of the option are dependent on the date on which the Board of Directors holds the meeting at which the grant is approved.4 The Company usually grants options to new employees shortly following the start of their employment. Likewise, the Company grants options to employees on a periodic basis or upon promotion. Under the Plan, several classes of options can be granted, as follows: incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation awards, rights performance stock awards, stock-based performance cash awards (hereinafter jointly: “Options”).5  Employees are entitled to receive all the classes of options, whereas directors and consultants, including of related companies, are entitled to receive all the classes of options except incentive stock options. Options granted to employees who are residents of California shall be subject to the provisions of section 25102(o) of the Californian Code, which includes, among others, restrictions on matters such as exercise price, term, vesting rate, term of exercise after termination of employment, buy-back, transfer rights, and provisions regarding the right to peruse the financial statements of the Company and voting rights. Israeli employees are entitled to receive options subject to the Israeli tax regime, subject to Section 102 of the Income Tax Ordinance (New Version), 1961 (hereinafter: the “Israeli Plan”).6 For the purpose of application of the Plan, the Company reserves 3,484,601 shares of its capital (of which 796,289 were available for future grants as of the Prospectus date), (hereinafter: the “Reserve”).  The quantity of shares in the Reserve is increased automatically on January 1 of each year, beginning in 2008 and ending in 2017, by 4% of the total number of ordinary shares issued as of December 31 of the previous year.7 Notwithstanding the aforesaid, the Board of Directors of the Company may decree that there shall be no such increase or that the increase shall be by a lesser percentage, in any given year. The shares in respect of which options were granted, which have expired or which were not exercised in full, or for which full consideration was not paid, or which were forfeited, or which are held for the purpose of withholding tax, or which have been received for exercise of an option shall be available for reissue under the Plan. The Plan also prescribes restrictions on the grant of options to employees in accordance with the Federal taxation laws of the USA. The conversion rate of warrants to shares is 1:1.

3
A substantial increase in the Reserve of shares reserved for the Plan; a substantial increase in the number of persons entitled to participate in the Plan; a substantial increase in the benefits accruing to persons entitled under the Plan or a substantial decrease in exercise prices; a substantial extension of the term of the Plan; expansion of the classes of options under the Plan.

4
If the Company’s ordinary shares are listed for trade on any established stock exchange or traded on any established market, unless otherwise determined by the Board of Directors, the fair market value of the share will be the closing sales price of the share (or the closing bid, if no closing price has been reported) as quoted on such exchange or market (or on the stock exchange or market with the highest volume of trade in the stock) as reported in the Wall Street Journal or in any other source that is considered reliable by the Company’s Board of Directors on the day on which the decision is made. Unless otherwise determined by the Board of Directors, if no closing price is available for the shares (and  no closing bid is available in case no closing price has been reported), the fair market value of the shares will be the closing price of the shares (or the closing bid, if no closing price has been reported) on the last preceding day for which such quotation exists.

5	To date only non-statutory stock options and incentive stock options have been awarded.
6
The Israeli Plan applies to recipients of options who are residents of the State of Israel on the date of grant of the option by the Company, or to persons who are deemed to be residents of the State of Israel for tax purposes at such time. The persons entitled to participate in the Israeli Plan as Israeli recipients of options shall be employees, officers, and/or persons who are not employees of the Company and of companies related to it (including controlling shareholders or consultants who are not employees). Employees are entitled to receive only 102 options (under Section 102 of the Income Tax Ordinance (New Version) (hereinafter: the “Ordinance”)), officers are entitled to receive 102 options; and persons who are not employees are entitled only to options the conditions of which do not fulfill the conditions of Section 102. The Israeli Plan includes provisions to the effect that grant of the options under the Plan to Israeli employees and officers shall be by way of allotment to participants in the capital or revenue track, and use of a trustee and a restriction period are prescribed according to the terms specified in the Ordinance.

7
Note that from the time of registration for trading of the securities in accordance with this Prospectus, at any time the Company seeks to grant additional options to employees, it will do so only if it receives TASE's approval to register for trading the shares that will be issued from exercising the said options.

Options are granted under the Plan in accordance with an option agreement in the form accepted by the Compensation Committee from time to time. The exercise price shall be not less than 100% of the fair market value of the option on the date of grant. Exercise may be paid for by various means. Vesting periods vary depending on the class of option, but are not more than 10 years. The options expire after three months from the end of employment (except in the case of death, disability, or where it is not possible to exercise options on the aforesaid date under US securities laws).

As at the Prospectus date, the Company has granted two classes of options: ISOs (incentive stock options) and NSOs (non-statutory options). With respect to Incentive Stock Options, special provisions have been made to the effect that such options will not be granted under the Plan to any person who, at the time of grant, holds or is deemed to hold shares constituting more than 10% of any voting power in the Company or in related companies, unless the exercise price is at least 110% of the market value of the ordinary shares received under the options on the date of grant, and the option term is not more than five years after the grant. Likewise, the cumulative fair market value, as prescribed on the date of grant of the ordinary shares received as a result of conversion of the options as aforesaid for the first time during any calendar year (subject to the 2007 option Plan or any other capital plan of the Company or related companies), shall not be more than USD 100,000 (any sum greater than such sum shall be deemed to be non-statutory stock options) in accordance with the original Plan. It was not possible to allot more than 1,950,019 ordinary shares under the aforesaid options under the original plan.8

8
Over the years the number of options to be awarded has increased, whether through the automatic annual increase of 4% or through decisions of the Company’s Board of Directors, and it stands now at 3,484,601 shares. The awarded options can be of any class that has been approved as part of the Options Plan.

In the event that changes are made to the capital of the Company without consideration (for instance, by merger, consolidation and split of capital, reorganization, bonus shares, etc.), the Board of Directors shall adjust the maximum amount of the securities subject to the Plan and the Reserve of securities that may be allotted. In the event of a transaction that involves the purchase of all the assets of the Company, the purchase of more than 90% of its shares, or a merger, consolidation, or other act in which the Company’s shares shall be  converted or exchanged for other shares or assets (hereinafter in this section: a “Transaction”) and the surviving company does not undertake, continue, or replace the options granted, then: (1) with respect to options held by individuals performing services for the Company or companies related to it at the time of the Transaction, the vesting and exercise conditions of such options shall be accelerated in full and the options shall be cancelled if not exercised prior to the date of the Transaction; and (2) the balance of the options not exercised prior to the date of the Transaction shall be cancelled. Vesting and exercise of an option may be subject to an additional acceleration, in accordance with the option agreement.

Below is detailed information about the options granted between 1994 and the Prospectus date to employees of the Company who are not interested parties or senior executives, and will not become interested parties as a result of exercising the options:

No.	Year of issue		Total No. of options***		Exercise price (USD)		No. of options exercised	No. of in effect options remaining with employees (vested and not vested)	Year of options expiration
1	1994-2006		1,461,596		0.3625-5.8		358,261	127,766	1999-2016
2	2007		781,124	*	1.1-17.4	*	5,672	160,490	2008-2017	*
3	2008		765,922		1.1		6,844	625,622	2018
4	2009		595,100		1.1		1,200	437,500	2019
5	2010		69,500		1.1		-	69,500	2020
6	2011	**	-		-		-	-	-
Total			3,673,242				371,977	1,420,878
*
In the year 2007, 126,385 options were cancelled and granted again too employees under Section 102 of the Income Tax Ordinance (New Version), 1961. These options were granted at their original exercise price and expiration dates.

**	As of the Prospectus date.

***
It is hereby clarified that part of the options granted in the years described in this column are no longer in effect and cannot be granted again. The options that were granted in these years which are still in effect are described in the column in this table titled "No. of in effect options remaining with employees (vested and not vested)".

3.5.2
2010 Employee Stock Purchase Plan – On October, 2010 the Company's Board of Directors adopted the 2010 Employee Stock Purchase Plan (ESPP) (hereinafter in this section: "the 2010 Plan" or "The plan") and on March, 2011 it was approved by the Company's shareholders.  The 2010 Plan shall become effective immediately upon the closing of the offering. According to the Plan, every eligible employee (as defined below) shall receive from the Company, subject to the terms specified below, the right to purchase the Company's shares allocated to him/her from its authorized share capital should the Company conduct an Offering (as defined below) and should he/she choose to exercise this right to purchase.

Share reserve– the 2010 plan authorizes the future issuance of 500,000 shares of ordinary shares pursuant to purchase rights that will be granted to employees of the Company, or employees of the Company's parent or subsidiary Company, who were, according to the Company's Board of Directors, designated to participate in the 2010 Plan (hereinafter “Eligible Employee”). Note that the authorization is for a share reserve, and until the actual issue, carried out after the exercise of the purchase rights, the shares are not part of the issued and outstanding share capital of the Company. The number of shares of common stock available for issuance will increase on the January 1 of each year, beginning in the year 2012 and ending on January 2021 (including), by 100,000 ordinary shares.9

Notwithstanding the aforesaid, the Company's Board of Directors may provide, prior to the first day of each calendar year, that there will be no increase in the share reserve for that calendar year or to increase it by a smaller amount. If any purchase right granted under the Plan will terminate for any reason without having been exercised, the shares of common stock that were not purchased under said purchase right will once again become available for issuance under the plan. The 2010 Plan is intended to be an "Employee Stock Purchase Plan" as it is defined in section 432 of the Internal Revenue Code.10 Shares of the share reserve are part of the authorized share capital of the Company and shall not be part of the issued and outstanding share capital of the Company until they are being purchased by the eligible employees.

9
Note that as long as the Company asks to increase the volume of available shares according to the Plan, the Company shall ask TASE for approval to list for trading the shares that shall derive from exercising eligibility in accordance with the Plan by eligible employees.

10	Section 432 of the Internal Revenue Code regulates the subject of company employee stock purchase plans.

Plan administration – the Company's Board of Directors will administer the plan, and it holds final power to interpret and construe both the plan and the rights that are granted thereunder. The Company's Board of Directors holds the power, subject to the plan provisions, to set the terms of each offer of rights to purchase the Company's common stock, and to decide whether employees of any of the Company's parent or subsidiary companies will be eligible to participate in the plan. The Company's Board of Directors has the power to delegate the administration of the plan to a committee or committees. In this section, the term "Board of Directors" refers to any committee or committees that the Board of Directors appoints, including the Board of Directors itself. The plan shall be implemented through a series of offerings by the Company’s Board of Directors to eligible employees to purchase the Company’s stock (hereinafter each such offering: "Offering"). Every offering shall apply for such duration as will be determined by the Board of Directors for each eligible employee, but under no circumstances shall it exceed 27 months (hereinafter the “Duration of the Offering”). Each offering will consist of one or more purchase periods as determined by the Company's Board of Directors in advance, during which purchase rights can be exercised by Eligible Employees in accordance with the Plan (hereinafter “Purchase Period”). The Company's Board of Directors has the authority to establish the terms and conditions of any offerings, or the number of purchase dates within such offerings, subject to applicable laws. The terms of separate offerings need not be identical. When eligible employees choose to participate in an offering, they will be granted a purchase right to acquire shares of common stock on each purchase date within the offering period. On the purchase date, all the payroll deductions that were collected from the employee participating in the offered plan (hereinafter: "the Participant"), if so elected by the Participant, will be automatically applied to the purchase of common stock, subject to several restrictions. The Company's Board of Directors had not yet determined the terms of any offering.11

11	The Company shall act in accordance with the Plan, subject to the Securities Law and regulations.

Payroll deduction – generally, all ordinary employees, including office holders who are employed by the Company or by any of its parent or subsidiary companies, who were designated by the Company's Board of Directors, may contribute, during the period of the offering, usually through payroll deductions, up to 15% of the cash compensation (or a lesser amount set by the Company's Board of Directors in regard to a specific offering) for the purchase of common stock under the plan. Amounts that have been deducted and accumulated on behalf of a participant will be used to purchase shares of the Company's common stock shares on the purchase dates determined by the Company's Board of Directors. Under the Plan, all payroll deductions made for a participant are credited to his account and deposited along with the Company's regular funds. A participant may make additional payments only to the aforesaid account only as specifically provided in the offering and only if the participant does not exceed certain limitations under the plan or under the terms of any offering. The plan permits the purchase of common stock at a price per share no less than the lower of (1) 85% of the fair market value of a share of the Company's common stock on the date of the offering, or (2) 85% of the fair market value of a share of the common stock on the applicable purchase date.12

Purchase of stock – in order to participate in the plan an employee eligible to participate in the plan must sign an agreement and return it to the Company. In any Offering the Company's Board of Directors will specify the maximum number of shares of common stock that a participant may purchase in an offering, and the maximum aggregate number of shares of common stock that may be purchased by all participants in an offering. In addition, the Company's Board of Directors will specify the maximum aggregate number of shares of common stock that may be purchased by all the participants on each purchase date, under an offering containing more than one purchase date. If the aggregate number of shares asked to be purchased through the exercise of outstanding purchase rights under the offering exceeds the total number of shares of common stock available in the offering, the Company's Board of Directors will make a pro-rata distribution among participants who are exercising their rights of the available shares in a fair and equal manner. In such case, except if an employee's participation in the plan has been discontinued, the employee's right to purchase shares will be automatically exercised on the next purchase date, at the price of the share on that date.13

Withdrawal – in the course of an offering a participant may cease making contributions from his/her salary and withdraw from the offer by submitting a withdrawal notice and terminating his payroll deductions in such a manner as will be required by the Company. The aforesaid withdrawal may take place at any time before the termination of the offering, unless the Company's Board of Directors has provided otherwise. Upon such withdrawal the Company will restore the accumulated payroll deductions without interest to the employee, and the employee's rights to participate in the offering will terminate. Notwithstanding the aforesaid, an employee's withdrawal from an offer does not generally influence his right to participate in a subsequent offer under the plan.

Reset feature - as part of a given offering, the Company's Board of Directors may provide that if the fair market value of a share of the Company's common stock on the first day of any new purchase period is lower than or equal to the fair market value of the common stock on the commencement date of that offering, then (a) such offering will terminate immediately and (b) the participants in such offering that ended will automatically be enrolled in a new offering which shall begin on the first day of the Purchase Period of such offering that ended.

12	For the definition of Fair Market Value please see foot note no. 4 above.
13	It is hereby clarified that such purchase must receive the approval of TASE for the registration of shares derived from such purchase.

Limitations - the Company's Board of Directors may limit the participation in the plan in a way that it is granted only to those employees who on the first day of the offering are employed more than 20 hours per week and five months per calendar year by the Company (or one of the parent or subsidiary companies specified by the Board of Directors). In addition, the Board of Directors is authorized to provide that a person must have been employed for such a continuous period of time before the first day of the offering as the Company's Board of Directors may require, but in no event will it require that the period of continuous employment be longer than two years. In addition, the Company's Board of Directors may provide in connection with any offering that some of the Company's employees who are "highly compensated," as the term is defined in the U.S. Internal Revenue Code, are not eligible to participate in the plan. The Company's Board of Directors is authorized to further determine that any person who, in the course of an offering period, first becomes an eligible employee, shall, on a purchase date or dates specified in the offering, receive a purchase right under the plan at a price equal to the market price of a common stock share at that time, and which will be deemed part of the same offering and will have the same characteristics as any purchase right that was originally granted under that offering. No employee is eligible to participate in the plan if immediately after the grant of purchase rights the employee will own, either directly or indirectly, stock comprising 5% or more of the total voting rights or of the total value of all the share classes in the Company or the parent or subsidiary company (including shares that said employee can purchase under outstanding purchase rights and options). In addition, no employee may purchase more than USD 25,000 worth of common stock (as they are valued at the time each purchase right is granted) in each calendar year during which the aforesaid purchase rights are outstanding.

Termination of employment – purchase rights granted under the plan will terminate upon cessation of an employee’s employment for any reason, whatsoever, and the Company will refund all accumulated payroll deductions to the terminated employee without interest.

Restrictions on transfer – a participant cannot transfer the rights given to him under the plan, except by will, the laws of succession, or by way of appointing a beneficiary, as provided in the plan. During a participant’s lifetime, purchase rights shall be exercisable only by such participant.

Changes to the capital structure – in the event of changes to the outstanding common share capital (whether as a result of merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by the Company), appropriate adjustments will be made to (1) the class(es) and maximum number of securities subject to the plan, (2) the class(es) and maximum number of securities by which the share reserve will increase automatically each year, (3) the class(es) and number of securities subject to the outstanding purchase rights, and (4) the class(es) and number of securities imposed by purchase limits under an ongoing offering. No adjustments will be made in the event of rights issuance or bonus shares.

Corporate transactions - in the event of certain corporate transactions, any surviving or acquiring corporation may assume or substitute similar purchase rights for those outstanding under the plan. If the surviving or acquiring corporation does not assume such rights or substitute similar rights, then the participant's accumulated payroll deductions will be used to purchase shares of common stock within ten (10) days before the corporate transaction under any ongoing offering, and such purchase rights will terminate immediately thereafter.

Termination and Amendment - the Company's Board of Directors may amend, suspend or terminate the plan at any time. Any amendment of the plan must be approved by the shareholders to the extent shareholder approval is required by section 423 of the U.S. Internal Revenue Code14 or other applicable laws and regulations. Purchase rights granted before the amendment, suspension or termination of the plan will not be altered or impaired by any such amendment, suspension or termination of the plan except (i) with the consent of the employees to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. No purchase rights may be granted under the plan while it is suspended or after it is terminated.

3.6	Holders of Ordinary Shares of the Company

The following are details, to the best of the knowledge of the Company and its directors, regarding interested parties in the Company and senior officers holding Ordinary Shares of the Company (presuming that the Preferred Shares will be converted into Ordinary Shares in accordance with the conversion ratio set forth in Section 3.1.4 above), on the date of the Prospectus and after the Issue (presuming purchase of all of the securities on offer under the Prospectus):

14
Section 432 of the Internal Revenue Code addresses the subject of a company employee stock purchase plan and stipulates, among other things, that an employee stock purchase plan must be approved by the company's shareholders within 12 months before or after its adoption by the company

	Prior to publication of the Prospectus					Following publication of the Prospectus15
Name of Holder	No. of Shares	Number of Non- tradable Options16	Number of Shares Assuming Exercise of All the Options	% Holding of Capital and Voting Rights Before Issue	% Holding of Capital and Voting Rights (Fully Diluted) Before Issue	Number of Shares	Number of Warrants (Series 1)	Number of Non- tradable Options	% Holding of Capital and Voting Rights After Issue	% Holding of Capital and Voting Rights (Fully Diluted) After Issue
SBI Holdings, Inc.17	8,831,510	-	8,831,510	41.30%	36.80%	8,990,310	79,400	-	34.29%	28.73%
Lawrence Investments, LLC18	5,492,332	-	5,492,332	25.68%	22.89%	5,651,132	79,400	-	21.39%	17.95%

15
As provided in section 2.2.13(e) SBI Holdings Inc. and Lawrance Investments LLC  have communicated to the Company their intention to order units at the Minimum Price, or a higher price, in a total sum of US $ 1.5 million, each. The numbers specified in this table are based on the theoretical assumption that SBI Holdings, Inc. and Lawrance Investments LLC will acquire each 1,588 unit of the units in the minimum price, however it may change should any of their offerings for the acquisition of the said units is not fully or partially accepted.

16	The numbers of options specified in this column represent the non-tradable options granted to officers, employees and consultants of the Company.
17
Following are details about SBI Holdings, Inc. to the Company's best knowledge. SBI Holdings, Inc. stocks are registered for trade on the Tokyo Stock Exchange and the Osaka Securities Exchange. As at immediately before the date of the Prospectus, the principal stock owners, who hold more than 5% of SBI Holdings, Inc. stock are CBNY-ORBIS Fund (8.34%) and CBNY-ORBIS SICAV (5.75%). SBI Holdings, Inc. has informed the Company that neither a single shareholder nor a group of shareholders thereof have the ability to independently appoint  neither the majority of directors nor the chief executive officer of the Company; and that the board of directors of the Company is appointed at the decision of the majority of shareholders in the shareholders' meeting and the chief executive officer is being appointed from the directors that were elected.  In light of this, to the Company's best knowledge, there is no holder of control at SBI Holdings, Inc. The holdings of SBI Holdings, Inc. in the Company include holding through the following entities: 149,625 shares held by SBI Broadcast Capital Co. Ltd.; 620,000 shares held by TS-MI No. 1 Investment Limited Partnership; 318,302 shares held by TS-US No. 1 Investment Limited Partnership; 340,000 shares held by TS-US No. 3 Investment Limited Partnership; 1,398,318 shares held by SBI Life Scientist Technology Investment LPS; 932,212 shares held by SBI Life Scientist Technology II Investment LPS; 869,470 shares held by SBI Selective Target Investment LPS; 262,500 shares held by SBI Bio Life Science Investment LPS; 244,125 shares held by SBI Broadband Fund No. 1 Limited Partnership; 236,250 shares held by SBI BB Mobile Investment LPS; 210,000 shares held by IP Investment LPS; 157,500 held by SBI BB Media Investment Limited Partnership; 1,820,000 shares held by SBI Bond and Private Equity Fund III; and 1,273,208 shares held by Japan Trustee Services Bank Ltd. re: .Science Global Biotechnology Fund-RTB Trans.

18	The controlling shareholder of Lawrence Investments, LLC is Mr. Lawrence Ellison.

	Prior to publication of the Prospectus					Following publication of the Prospectus15
Name of Holder	No. of Shares	Number of Non- tradable Options16	Number of Shares Assuming Exercise of All the Options	% Holding of Capital and Voting Rights Before Issue	% Holding of Capital and Voting Rights (Fully Diluted) Before Issue	Number of Shares	Number of Warrants (Series 1)	Number of Non- tradable Options	% Holding of Capital and Voting Rights After Issue	% Holding of Capital and Voting Rights (Fully Diluted) After Issue
Dr. Daniel Zurr19	1,724,137	48,965	1,773,102	8.06%	7.39%	1,724,137	-	48,965	6.66%	5.73%
Dr. Rami Skaliter20	26,895	200,861	227,756	0.13%	0.95%	26,895	-	200,861	0.10%	0.74%
Sagit Reich21	-	120,000	120,000	0%	0.50%	-	-	120,000	0%	0.39%
Dr. Shay Ehrlich22	-	201,205	201,205	0%	0.84%	-	-	201,205	0%	0.65%
Phillip Hahn23	-	57,250	57,250	0%	0.24%	-	-	57,250	0%	0.18%
Phillip Simon24	-	130,000	130,000	0%	0.54%	-	-	130,000	0%	0.42%
Elena Feinstein25	-	183,964	183,964	0%	0.77%	-	-	183,964	0%	0.59%
Juliana Friedman26	15,000	146,379	161,379	0.07%	0.67%	15,000	-	146,379	0.06%	0.52%
Total Interested Parties and Senior Executives	16,089,874	1,088,624	17,178,498			16,407,474	158,800	1,088,624	62.50%	55.90%

19	Dr. Daniel Zurr is the President of the Company, a member of the Board of Directors, and CEO of the Company.
20	Dr. Rami Skaliter is the Chief Operations Officer of the Company.
21	Mrs. Sagit Reich is the Chief Financial Officer of the Company.
22	Dr. Shay Ehrlich is the Chief Medical Officer of the Company.
23	Mr. Philip Hahn is a member of the Board of Directors of the Company.
24	Mr. Philip Simon is the chairman of the Board of Directors of the Company. Note that Mr. Simon is also the President of Lawrence Investments, LLC.
25	Mrs. Helena Feinstein is the Chief Research Officer of the Company.
26	Mrs. Juliana Friedman is Senior VP Planning and Strategy.

	Prior to publication of the Prospectus					Following publication of the Prospectus15
Name of Holder	No. of Shares	Number of Non- tradable Options16	Number of Shares Assuming Exercise of All the Options	% Holding of Capital and Voting Rights Before Issue	% Holding of Capital and Voting Rights (Fully Diluted) Before Issue	Number of Shares	Number of Warrants (Series 1)	Number of Non- tradable Options	% Holding of Capital and Voting Rights After Issue	% Holding of Capital and Voting Rights (Fully Diluted) After Issue
Others
Consultants	-	100,772	100,772	0%	0.42%	-	-	100,772	0%	0.33%
Distributors	-	-	-	-	-	-	220,590	-	-	0.71%
Employees27	16,551	1,420,878	1,437,429	0.08%	5.99%	16,551	-	1,420,878	0.06%	4.64%
Share owners who acquired shares up to Prospectus	5,294,756	-	5,294,756	24.68%	22.00%	5,278,205	-	-	20.39%	17.05%
Share owners who will acquire shares according to the Prospectus						4,182,400	2,091,200		17.05%	21.37%
Total	21,384,630	2,610,274	23,994,904	100%	100%	25,884,630	2,250,000	2,610,274	100%	100%

27	As of the Prospectus date, 738,639 options out of the employees options are exercisable.

3.7	Control Holders of the Company

The control holders of the Company at the time of publication of this Prospectus are SBI Holdings Inc., and Lawrence Investments, LLC. The control holder of Lawrence Investments, LLC is Mr. Lawrence Ellison. The control holder of the Company immediately following the offer will be SBI Holdings, Inc. Considering the cancellation of the Company’s share holders’ agreement, Daniel Zurr shall not be considered to be the control holder at the time or after the offering is made to the public, and Lawrence Investments, LLC shall not be considered the control holder of the Company after the cancellation of the share holders’ agreement. Note that SBI Holdings, Inc. and Lawrence Investments, LLC did not sign an agreement in lieu of the share holders’ agreement described in Section 3.2 above.

3.8	Restriction of Securities

3.8.1	The following is the second part of the TASE Guidelines regarding the restrictions of securities:

“Interested party” - including a person holding convertible securities or having any right to receive shares which, if exercised, will make their holder an interested party.

“Shares issued prior to listing for trading” – shares issued or purchased from an interested party, including shares issued following conversion of convertible securities, during the period commencing twelve months prior to submitting an application to list for trading, and ending on the date of listing for trading, except for:

A.	Shares offered to the public under a prospectus.

B.	Bonus shares issued during the aforesaid period, for shares issued prior to the aforesaid period.

“Transaction or action” – including lending, granting an option on restricted shares or receipt thereof, even if the date of exercise of such falls after the end of the restriction period, transfer of rights due to restricted shares or some other agreement, entered into either in writing or orally during the period of restriction of the securities that are the subject of the agreement, and which contains an undertaking by a holder of restricted shares to exercise his means of control of the corporation with respect to such shares, in the manner set forth in the agreement.

“Share” – including a convertible security.

3.8.2	A.
The following restriction terms shall apply to an interested party in a new company,28 on the date of listing for trading, except one that became an interested party on such date as a result of purchase of shares offered under the public offering  according to the prospectus under which the Company is initially listed for trade:29

28	The second part of the TASE Guidelines decrees that a "new company" is "a company whose shares are not registered for trade and asks to register them."
29
The information provided in this sub-section shall apply to securities held by SBI Holdings, Inc. (8,831,510 shares are restricted), Lawrence Investments, LLC (5,492,332 shares are restricted), Dr. Daniel Zurr (1,724,137 shares  and 48,965 non-tradable options are restricted), Mr. Phillip Hahn (57,250 non-tradable options are restricted) , and Mr. Phillip Simon (130,000 non-tradable options are restricted). For details on the holdings of the Company's shares by the interested parties at the time of registration for trade, see the table in Section 3.6.1 above. The total number of Company shares to which the restriction applies is 16,047,979 shares. The total number of the Company's non-tradable options to which the restriction applies is 236,215 options.

1)
During the three months commencing on the date of listing of the shares for trading, an interested party shall not enter into any transaction or perform any action in the shares held by him on the date of listing for trading or in shares flowing from conversion of convertible securities that were issued prior to the date of listing for trade and were not exercised until that date (hereinafter the “restricted shares”).

2)
As of the beginning of the fourth month after the date of listing for trading, and until the end of the eighteenth month after the date of listing, an interested party may enter into any transaction or do any act in the restricted shares, in the rate of no more than 2.5% of the quantity of the restricted shares, each month.

The quantity of restricted shares for this paragraph shall be calculated on an aggregate basis.

3)	At the end of the eighteen month period after the date of listing for trading, there shall be no further restriction to effecting any transaction or performing any action in the restricted shares.

B.
The following restriction conditions shall apply to a holder of shares in a new company who is not an interested party on the date of listing for trading, and a holder of shares who became an interested party as a result of the purchase of shares offered under the public offering according to the prospectus under which the Company is initially listed for trade:30

1)
During the three months commencing on the date of listing of the shares for trading, the shareholder shall not enter into any transaction or perform any action in the shares issued prior to the date of listing for trading (hereinafter the “restricted shares”).

2)
As of the beginning of the fourth month after the date of listing for trading, and until the end of the ninth month after the date of listing, the holder of the restricted shares may enter into any transaction or perform any action in the restricted shares, at a rate that does not exceed 12.5% of the quantity of restricted shares, each month.

30	As of the Prospectus date, the restriction above shall apply to the consultants of the Company who received a total of 100,772 non-tradable options of the Company.

The quantity of restricted shares for this paragraph shall be calculated on an aggregate basis.

3)	At the end of the nine month period after the date of listing for trading, there shall be no further restriction to effecting any transaction or performing any action in the restricted shares.

C.	The provisions of this section shall not apply to an employee who is not an employee who is an interested party, as defined in Chapter E of the TASE Guidelines.

3.8.3	Effecting of transactions or performing actions

Notwithstanding the provisions of section 3.8.2 above, a transaction or action in the restricted shares may be performed in the following cases and under the following conditions:

A.	An offer of sale of the restricted shares may be made to the public.

B.
6 months after the date of listing for trading, it shall be possible to transfer restricted securities under a transaction off the TASE, provided that the recipient of the shares undertakes that the restriction conditions that applied on the date of listing for trading, as set forth in this Section 3.7, will continue to apply.

C.
The Director General of the TASE or a person authorized by him may release restricted shares from such restriction for the purpose of transferring them to a market maker for the purpose of making a market in accordance with the provisions of Part 3 of the TASE Bylaws and the guidelines made thereunder.

D.	A pledge, provided that it is only exercised after the end of the restriction period of any transaction or action prescribed in the TASE Guidelines.

E.	1)
Restricted shares may be transferred from a holder of restricted shares to a corporation under his full control or to a corporation holding full title thereto, on condition that the recipient of the shares undertakes that the restriction conditions that applied on the date of listing for trading as set forth in this Section 3.7 continue to apply to the shares so received.

2)	Any transaction or action in restricted shares may be effected if the following conditions obtain:

(a)
In lieu of the shares that are the subject of the transaction or the action, other shares, held by a corporation wholly owned by the holder of the restricted shares or by a holder of full title to the holder of the restricted shares will be restricted.

(b)
The shares that are to be restricted will be of the same class and quantity as the restricted shares that are the subject of the transaction or the action, and their holder shall undertake that the restriction conditions that applied to the restricted shares that are the subject of the transaction or the action as set forth in this Section 3.7 shall apply to them throughout the remaining restriction period.

3)
Where shares as set forth in paragraphs 1) or 2) above are restricted by a corporation that is wholly owned by the holder of the restricted shares, the ownership of such corporation shall not change until the end of the restriction period.

4)	For the purposes of this sub-section:

“A holder of restricted shares” – whether such holder is an interested party or not.

“Full title” or “wholly owned” – either directly or indirectly.

3.8.4
The provisions of Section 3.7.2 shall not apply to shares that were offered under a public offering in a prospectus under which the Company is first listed for trading, and were purchased prior to such listing for trading.

3.8.5	The provisions of section 3.8.2B shall not apply in the following cases:

On shares issued to their holders in lieu of shares of a different class held by such holders prior to the listing for trading (hereinafter the "Shares of Other Class"), provided that the following terms apply:

1.	The Shares of Other Class were held by the holder for a period of no less than twelve months prior the listing for trading.

2.
The holder of the shares did not transfer to the Company nor did he oblige to transfer to the Company any additional consideration for such shares (i.e., the Shares of Other Class constitute the sole consideration for the shares being listed for trading).

3.	The shares being listed for trading in lieu of the Shares of Other Class were issued to each of the holders of the Shares of Other Class under equal terms.

For the purpose of this subsection the term "shares" refers to shares other than convertible securities.

3.8.6	A.	Restricted shares shall be deposited with a trustee for the duration of the restriction period.

“Trustee” for this section – a trust company  that a member of the TASE or a bank is either her mother or her sister company, an advocate or an advocate's trust company, an accountant or an accountant’s trust company. The Trustee, for the purpose of this Prospectus, is Rosenberg, Hacohen, Godard and Ephrat Trust Company Ltd which is the trust company of the Company's law offices in the offering. Change of Trustee following publication of this prospectus will be made only if the new Trustee stands in the above-mentioned conditions and the Company shall publish a notice concerning the change including the details of such new Trustee.

B.	Deposit of restricted shares with the trustee shall be effected by registering the restricted shares in the Trustee’s name.

C.
Where shares are restricted in accordance with the TASE Guidelines, the restriction shall apply to bonus shares distributed in respect of them, to shares flowing from conversion of restricted convertible securities, and to rights distributed in respect of them, for no consideration.

D.
Where shares are restricted pursuant to the TASE Guidelines, and shares are offered for them by way of rights for consideration, the holder of the restricted shares shall act in accordance with one of the following methods:

1)
Shall sell the rights for the restricted shares on the TASE, and using the consideration obtained from the sale, shall purchase shares that are identical to the restricted shares, and the restriction provisions that apply to the restricted shares held by him shall apply to them.

2)	Shall exercise the rights in the restricted shares.

The restriction provisions that apply to the restricted shares held by him shall apply to the shares stemming from exercise of the rights, except for such quantity of shares the value of which, at the “ex-rights” price, is equal to the value of his investment for exercise of the rights.

E.
The above provisions shall also apply to convertible securities that are not listed for trading, to rights exercisable for securities and to securities flowing therefrom. The restriction period shall be counted from the date of first listing of the securities of the Company on the  TASE.

3.8.7	In addition to the TASE's restriction rules, the Company is subject to US laws regarding restricted and control securities, the main issues of which are summarized hereunder.

According to US law, Restricted Securities are securities acquired in unregistered private sales from the issuer or from an affiliate of the issuer. Investors typically receive Restricted Securities through private placement offerings, employee stock benefit plans, etc.

Control Securities are those held by an affiliate of the issuing company. An affiliate is a person, such as a director or large shareholder, in a relationship of control with the issuer. Control means the power to direct the management and policies of the company in question, whether through the ownership of voting securities, by contract, or otherwise. Securities acquired from a controlling person or “affiliate” are restricted, even if they were not restricted in the affiliate’s hand.

Restricted Securities certificates are stamped with a “restricted” legend which indicates that the securities may not be resold in the marketplace unless they are registered with the SEC or exempt from registration requirements. The certificates of Control Securities are also usually stamped with a legend in accordance with customary and best practices.

Restricted or Control Securities may be sold to the public under the conditions set forth in Rule 144 of the U.S. Securities Act of 1933 (hereinafter "Rule 144"), summarized hereunder:

a.
Holding Period: Restricted Securities may be sold on the market, without the requirement to register them with the SEC, after they have been held for a certain amount of time. If the issuing company is subject to the reporting requirements of the Securities Exchange Act of 1934, then the securities must be held for at least 6 months. If the issuing company is not subject to such reporting requirements, then the securities must be held for at least one year. Securities acquired by an affiliate in the public market are not subject to the minimal holding period, however the resale of said securities is subject to the other conditions of Rule 144. Note, the Company will be subject to reporting requirements of the Securities Exchange Act of 1934 following its IPO. In shares flowing from a cashless exercise of options the 6 mounts period shall be measured from the date the options were granted.

b.
Adequate Current Information: There must be adequate current information about the issuer of the securities before the sale can be made. This generally means that the issuer has complied with the periodic reporting requirements of the Exchange Act.

c.
Trading Volume Formula: An affiliate may not sell during any three-month period a number of equity securities that exceeds the greater of 1% of the outstanding shares or of the average reported weekly trading volume during the 4 weeks preceding the filing of notice of sale on Form 144. (see below)

d.
Manner of Sale: Sales of an affiliate must be pursuant to unsolicited “brokers’ transactions”, directly to a “market maker” or in “riskless principal transactions” (as defined in Rule 144(f)). Brokers may not receive more than a normal commission.31

31
In general, the term “broker” means any person engaged in the business of effecting transactions in securities for the account of others.  “Broker’s transactions”are deemed to include transactions by a broker in which such broker (1) does no more than execute the order to sell the securities as agent for the person for whose account the securities are sold; and receives no more than the usual customary broker’s commission; (2) neither solicits nor arranges for the solicitation of customers’ orders to buy the securities and (3) after reasonable inquiry is not aware of circumstances indicating that the person for whose account the securities are sold is an underwriter with respect to the securities or that the transaction is part of a distribution of securities of the issuer..

e.
Filing a Notice of Proposed Sale with the SEC: An affiliate must file a notice with the SEC on Form 144 if the sale involves more than 5,000 shares or if the aggregate dollar amount is greater than $50,000 in any three-month period. The sale must take place within 3 months of filing the Form, and, if the securities have not been sold, an amendment notice must be filed.

Restricted Securities held by unaffiliated parties for at least one year may be sold without regard to the above conditions.

Additionally, even if the aforementioned conditions are met, Restricted Securities may not be sold to the public until the legend is removed from the certificate by a transfer agent.32 Such removal by the transfer agent requires the prior consent of the issuer.

Shares issued to employees and consultants under written compensatory plans prior to an IPO under Rule 701 of the U.S. Securities Act of 1933 (hereinafter "Rule 701") may be resold (so long as such employees and consultants who are not affiliates of the company)  90 days after the IPO. As at the prospectus date, shares as aforementioned have not been issued. Employee and consultants shares held by affiliates of the company may also be sold 90 days after the IPO under Rule 701 and subject to the limitations of Rule 144, as aforementioned. As at the prospectus date, shares as aforementioned have not been issued.

Shares issuable on exercise of options that were granted to employees and consultants prior to the IPO may also be sold 90 days after the IPO, according to Rule 701. Following the IPO, the company intends to file a special registration statement with the SEC designated for employee stock (Form S-8) and shares issued accordingly will be freely tradable33. In case the Company does not file an S-8 as aforementioned, then employee stock deriving from the exercise of employee options, as aforementioned shall be restricted and subject to the terms specified in the Legends and the requirements of Rule 701 and Rule 144 as aforementioned. Notwithstanding the above, shares flowing from options granted to employees and consultants and exercised by them more than a year before the offering may be sold immediately after the offering.

32
A transfer agent is a person or entity nominated by the company for the purpose of keeping a record of the name and address of each registered shareholder and number of shares owned. In addition, a transfer agent records changes of ownership, cancels and issues stock certificates and, when declared, distributes dividends.

33	Options granted to employees following the issuance and shares deriving from the exercise of such options, shall be restricted until the Company file an S-8 form.

The aforementioned description of the US Restriction Rules is a general description and is not comprehensive.

The Company has submitted to the TASE a legal opinion of the law firm of Cooley LLP, stating that according to federal US Securities Law and California law, the Company is unable to fulfill Section 66d of chapter 9 to TASE’s by-laws, which requires all of the Company’s issued share capital to be registered in the shareholder registry of the Company in the name of a nominee company. Accordingly, the Company has received an exemption from the TASE in accordance with Section 3(d) of Chapter 1 to the rules of Part II of the TASE’s by-laws.

Below are the details of the restricted shares in accordance with TASE regulations and the American law. Note, that shares restricted in accordance with Rule 144, carry legends, as aforementioned in section 3.8.7 above. Further note that shares and warrants (Series 1) purchased by SBI Holdings, Inc. and Lawrence Investments, as aforementioned in section 2.2.13  will be subject to the restrictions of rule 144 (other than holding period), and carry legends.

Further note that the table below does not include warrants (Series 1), which the Company intends to issue to the Distributors, following the issuance in accordance with this Prospectus and subject to a private placement and approvals according to Law, as aforementioned in section 2.7 above34.

34
Under the assumption of the issuance of the maximum quantity offered under this Prospectus and according to the calculations illustrated in section 2.7 above, the Distributors will be issued approximately 220,590 Warrants (Series 1).

	Shares						Shares Deriving From Non-tradable options35
	Restriction by TASE regulation only	Restriction by Rule 144 only		Restriction by both TASE regulation and Rule 144	Not restricted36	Total	Restriction by TASE regulation only	Restriction by Rule 144 only		Restriction by both TASE regulation and Rule 144	Restriction by Rule 70137	Total
Interested parties
SBI Holdings, Inc.	-	-		8,831,510	-	8,831,510	-	-		-	-	-
Lawrence Investments, LLC	-	-		5,492,332	-	5,492,332	-	-		-	-	-
Dr. Daniel Zurr	-	-		1,724,137	-	1,724,137		-		48,965	-	48,965
Phillip Hahn	-	-		-	-	-		-		57,250	-	57,250
Phillip Simon	-	-		-	-	-		-		130,000	-	130,000
Others who are not interested parties
Consultants	-	-		-	-	-	100, 772	-		-	-	100,772

Employees and executives	-	58,446	38	-	-	58,446	-	998,787	39	-	1,274,500	2,273,287
Other share holders	-	-		-	5,278,205	5,278,205	-	-		-	-	-
Total	-	58,446		16,047,979	5,278,205	21,384,630	100,772	998,787		236,215	1,274,500	2,610,274

35
Shares deriving from non-tradable options shall be subject to the limitations of Rule 701 and Rule 144, as aforementioned. If and in so much as an S-8 will be filed, then the shares deriving from non-tradable options, as aforementioned will not be restricted to Rule 701 and Rule 144, except in the case of affiliates, as aforementioned. In case the Company does not files an S-8 then Shares Deriving From Non-tradable options will be restricted and subject to the terms of the Legend.

36
As provided in TASE's regulations and US Law, restriction provisions shall not apply on shares of employees and other shareholders holding the shares for more than a year before the date of filing the request for listing for trading.

37
According to TASE guidelines, Israeli restriction rules shall not apply to an employee which is not an interested party. According to US Law, restriction rules shall not apply to a non-affilaite employee, if an S-8 is filed and/or 90 days have elapsed, in accordance with Rule 701.

38	This number represents the number of shares of Dr. Rami Skaliter, Dr. Juliana Friedman and Ms. Smadar Shaked.
39
This number represents the number of shares which will derive from the exercise of non tradable options of affiliates (Dr. Rami Skaliter, Ms. Sagit Reich, Dr. Sahi Erlich, Ms. Helena Finstein, Dr. Juliana Friedman and Ms. Smadar Shaked.

Chapter 4 A. Rights Attaching to the Company’s Shares

The following is a brief description of provisions in the documents of incorporation of the Company regarding the matters set out in sections 4.1 - 4.6.15 below. This description is not a substitute for reading the full wording of the documents of incorporation of the Company, which may be found on the Magna website of the Israel Securities Authority (www.magna.isa.gov.il).

Note further that the documents of incorporation of the Company are in accordance with the laws of the State of California, the place of incorporation of the Company, and therefore, are subject to such law. The Bylaws themselves contain several references to the Corporations Code of California (hereinafter the "Code" or the "California Law").1

The following description of the Code or the  California Law and to the U.S. Federal Securities Law (hereinafter the "U.S. Federal Securities Law") is based on the opinion of the law firm of Cooley LLP, which is licensed in the State of California (and which agreed to have such opinion included in this shelf prospectus), which is attached as Chapter K to this Prospectus, in the original and a translation into Hebrew for convenience. The following description refers to the documents of incorporation which the Company intends to adopt prior to the listing of securities for trading; such adoption shall be a condition for completing the issue.

4.1	Share Capital

Following the issue and prior to the listing of the securities for trading, the authorized share and the issued and paid-up share capital of the Company will be converted in accordance with Section 46B of the Securities Law, 5728-1968 (hereinafter the "Securities Law").2 Presuming conversion of the share capital as aforesaid, the authorized share capital the issued and paid-up share capital of the Company as at the date of listing for trading is comprised of Ordinary Shares of USD 0.001 par value each.

4.2	Rights Attaching to Company’s Shares3

The ordinary shares shall afford the holders of them the right to participate in meetings of the shareholders of the Company and to vote at such, including for the election of Directors of the Company, to participate in the distribution of dividends and to take part in the distribution of property upon the winding up of the Company.

1	The Corporations Code of California includes provisions applying to corporations in California and their securities.
2	Section 46B of the Securities Law states that a company whose shares are registered for trade the first time shall have shares of one class only.
3	As long as the Company's shares are traded on TASE, all the issued shares will be fully paid up.

4.3	Dividends and Other Distributions

For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting4), the board of directors may fix, in advance, a record date, that shall follow the date of such resolution of the board and shall not be more than sixty (60) days before any such action. In that case, only shareholders of record at the close of business on the record date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding whether the shares were held on the date that the Record Date was fixed, and notwithstanding any transfer of any shares on the books of the Company after the record date so fixed, except as otherwise provided in the Code.

If the board of directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

4.4	Directors

The provisions regarding the board of directors of the Company are set out in the chapter on “Management of the Company” in section 7 below. The provisions regarding the election of directors are set out in section 4.6.8 below.

4.5	Transfer of Shares

4.5.1
The shares of the Company shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the articles of incorporation and applicable law. Shares of the Company shall be issued to a shareholder when any of such shares are fully paid. The board of directors may authorize the issuance of certificates for shares partly paid provided that any certificates representing such shares shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates, if any, shall be signed in the name of the Company by the chairman of the board or the vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

4	An action by shareholders by written consent without a meeting may not be taken. See section 4.6.10 below.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate ceases to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the Company with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

4.5.2
Except as provided in this section, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the Company secured by a bond or other adequate security sufficient to protect the Company against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

4.6	General Meetings

4.6.1	Place of Meetings

Meetings of shareholders shall be held at the offices of Q.B.I. Enterprises Ltd. in 3 Pinhas Sapir street, Nes Ziona or at any other place in Israel designated by the board of directors.

4.6.2	Annual Meeting

The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected, and any other proper business may be transacted.

4.6.3	Special Meeting

A special meeting of the shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by any two directors, or by more than a quarter of the directors, or by one or more shareholders with at least five percent of the issued share capital and at least one percent of the voting rights in the corporation, or one or more shareholders with at least five percent of the voting rights in the corporation. If a special meeting is called by any person or persons other than the board of directors or the president or the chairman of the board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the Company. Where a board of directors is requested to convene a special meeting of the shareholders, it shall send a notice on such meeting within twenty-one days of the date on which the request was made, provided that the date of convening the meeting shall be no later than thirty-five days after the date of the notice on such meeting. Where the board of directors has not convened a special meeting demanded under this Section (a) the party demanding the convening of the meeting, and, in the case of shareholders, that portion of them that has more than half of their voting rights, may convene the meeting themselves, provided that the meeting shall not take place more than three months after the said demand is submitted, and that it is convened, if possible, in the same manner as meetings are convened by the board of directors; or (b) the court may order the convening of such a meeting, at the request of a person making a demand for such. Where a special meeting is convened by a party demanding the convening of such or at the order of the court, as aforesaid, the corporation shall bear reasonable costs incurred by that the demanding party or applicant in court proceedings (as set by the court), as applicable, and the directors responsible for the non-convening of the meeting shall be responsible for repaying such costs to the corporation.

The agenda at a meetings of shareholders shall be fixed by the board of directors and may also include matters in respect of which the convening of a special meeting is required under this Section as well as any matter requested by one or more shareholders with at least one percent of the voting rights at the general meeting, provided that it is appropriate to discuss such a matter in the meeting of the shareholders. Only resolutions regarding matters set out in the agenda may be passed by the meetings of shareholders.

4.6.4	Notice of Shareholders’ Meetings5

All notices of meetings of shareholders shall be sent or otherwise given in accordance with section 4.6.5 below not less than ten (10) (or, if sent by third-class mail pursuant to section 4.6.5below, thirty (30)) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting, the means of electronic transmission by and to the Company (as defined in Sections 20 and 21 of the Code6) or electronic video screen communication, if any, by which shareholders may participate in that meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders (but subject to the provisions of the next paragraph of this section 4.6.4 any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code7, (ii) an amendment of the articles of incorporation, pursuant to Chapter 9 of the Code8, (iii) a plan of conversion pursuant to Section 1152 of the Code9, (iv) a reorganization of the Company, pursuant to Section 1201 of the Code10, (v) a voluntary dissolution of the Company, pursuant to Section 1900 of the Code11, or (vi) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code12, then the notice shall also state the general nature of that proposal.

5
As long as the Company is a Reporting Corporation as defined in section 1 of the Securities Law, the Company shall file an immediate statement noticing the shareholder's meeting in accordance with section 36B of the Securities Law Regulations (Periodic and immediate Statements) – 1970.

6
Sections 20 and 21 of the Code deal with delivery by and to the Company via electronic means, including fax, email, electronic bulletin board, and notice of publication therein, to a recipient who has given his consent to such use and in such a way as such may be saved or retrieved, and if sent to a shareholder or director, who have given their consent and the details of their consent in writing.

7
Section 310 of the Code deals with the approval of transactions between the Company and one or more of its directors or companies in which one or more of its directors have a material financial interest.

8	Chapter 9 of the Code deals with amendments to the articles of incorporation and the required corporate approvals.
9	Section 1152 of the Code deals with the conversion of a corporation to another business entity and the required corporate approvals.
10	Section 1201 of the Code deals with the requirement of shareholder approval for a reorganization of the Company.
11	Section 1900 of the Code deals with the ability of the shareholders or the board of directors to wind up and dissolve the Company under certain conditions.
12
Section 2007 of the Code deals with the approvals required for a distribution upon liquidation not in accordance with the liquidation rights of the preferred shares, and shareholders’ rights to dissent.

4.6.5	Manner of Giving Notice; Affidavit of Notice13

Written notice of any meeting of shareholders shall be given either (i) personally or (ii) by first-class mail or (iii) by third-class mail but only if the Company has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the Code14) on the record date for the shareholders’ meeting, or (iv) by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of that shareholder appearing on the books of the Company or given by the shareholder to the Company for the purpose of notice. If no such address appears on the Company’s books or is given, notice shall be deemed to have been given if sent to that shareholder by mail or telegraphic or other written communication to the Company’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Company is returned to the Company by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Company for a period of one (1) year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting, executed by the secretary, assistant secretary or any transfer agent of the Company giving the notice, shall be prima facie evidence of the giving of such notice.

4.6.6	Quorum

The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business (subject to the requirements of notice of the business to be transacted or to be presented to the shareholders as provided in section 4.6.4 above) until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

4.6.7	Adjourned Meeting; Notice15

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in section 4.6.6 above.

13
As long as the Company is a Reporting Corporation as defined in section 1 of the Securities Law, the Company shall file an immediate statement noticing the shareholders meeting in accordance with foot note 5 above.

14	Section 605 of the Code deals with the method of determining the number of holders of issued shares according to the Company’s records.
15
As long as the Company is a Reporting Corporation as defined in section 1 of the Securities Law, the Company shall file an immediate statement noticing the adjourned shareholder's meeting in accordance with section 36B of the Securities Law Regulations (Periodic and immediate Statements) – 1970.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than forty-five (45) days from the date set for the original meeting, then notice of the adjourned meeting shall be given.  Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of sections 4.6.4 and 4.6.5 above. At any adjourned meeting the Company may transact any business which might have been transacted at the original meeting.

4.6.8	Voting

The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of section 4.6.11 below, subject to the provisions of Sections 702 through 704 of the Code16.

The shareholders’ vote need not be by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting and before the voting has begun or if the Company’s bylaws so require. If such vote for the election of directos was taken by ballots, a shareholder present at the meeting may fill in the ballot during the meeting.

Except as provided in the last paragraph of this Section, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. Any shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal, refrain from voting the remaining shares, or may vote them against the proposal, except in a vote for electing directors, in which it is not possible to vote against a candidate; but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares which the shareholder is entitled to vote.

16
Section 702 of the Code deals with voting on behalf of shareholders by fiduciaries.  Section 703 deals with voting in respect of shares held by another corporation.  Section 704 deals with voting in respect of shares held in the name of two or more persons.

If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless a vote by classes is required by the Code.17

Shareholders shall not be entitled to cumulate their votes at any election of directors of the Company after the Company becomes a listed corporation within the meaning of Section 301.5 of the Code.18  At a shareholders’ meeting prior to the time the Company becomes a listed corporation within the meaning of Section 301.5 of the Code, if before the beginning of voting for the election of directors at the shareholders' meeting the candidates' names have been placed in nomination before the beginning of the voting and a shareholder has given notice of his intention to cumulate votes, a shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast). If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled or (ii) by distributing the shareholder’s votes on the same principle stated in sub-paragraph (i) among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.

4.6.9	Validation of Meetings not Called or Noticed as Aforesaid; Waiver of Notice19

The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4.6.4 above, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents, and approvals shall be filed with the Company’s corporate records or made a part of the minutes of the meeting.

17	The authorized share capital of the Company shall include only one class of shares.
18	A listed corporation is defined as a corporation whose shares are listed for trading on the NYSE, the NYSE Amex, the Nasdaq Global Market, or the Nasdaq Capital Market.
19
This section deals with the validation of meetings not called or noticed in accordance with the provision of the bylaws and permits the approval of actions taken in such meeting under certain conditions.

Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

4.6.10	Shareholder Action by Written Consent without a Meeting

Any action taken by the shareholders of the Company shall be taken at an annual or special meeting of shareholders called in accordance with the Company’s Bylaws, and no action shall be taken by the shareholders by written consent or electronic transmission.20

4.6.11	Record Date for Shareholder Notice; Voting

For purposes of determining the shareholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only shareholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Company after the record date, except as otherwise provided in the Code.

If the board of directors does not so fix a record date, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

The record date for any other purpose shall be as provided in section 4.3 above.

20	In light of this, following the listing the shareholders may not act by written consent without a meeting.

4.6.12	Proof of Title in Shares

A shareholder whose shares are registered in the name of a nominee company wishing to vote at a shareholders' meeting shall provide the Company, at its official residence or at the offices of Q.B.I. Enterprises Ltd. at 3 Pinhas Sapir Street, the Science Park – Nes Ziona, and by no later than 72 hours before such shareholders' meeting, a proxy from the Nominee Company proving his title in the shares. The proxy shall be issued by the Nominee Company in accordance with the third alternative specified in section 12A(d) of part I of the bylaws of TASE Clearing House Ltd. Such shareholder wishing to vote at the shareholders' meeting shall apply for a proxy to the TASE member through which his shares are being held, stating the quantity in respect of which the proxy is requested. The member shall apply to the TASE Clearing House that shall examine the relevant balance of the shares on the record date and shall request the nominee company to provide the Proxy. The nominee company shall provide the Company with the proxy and the shareholder with a copy of which. The Company has received the opinion of the law firm of Cooley LLP, which is licensed in the State of California, that this provision of the TASE bylaws does not contradict Federal law or California law.

4.6.13	Proxies

Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Company. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the Company stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code21.

21	Sections 705(e) and 705(f) of the Code deal with the irrevocability of a proxy and the possibility to revoke it despite a provision making it irrevocable.

4.6.14	Inspectors of Election

Before any meeting of shareholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more shareholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

1.
determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

2.	receive votes or ballots;

3.	hear and determine all challenges and questions in any way arising in connection with the right to vote;

4.	count and tabulate all votes;

5.	determine when the polls shall close;

6.	determine the result; and

7.	do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

4.6.15	Amendment of Provisions of Bylaws and Articles of Incorporation

(a)
Bylaw Amendments - the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company provided, however, that a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice-versa, may only be adopted by the affirmative vote of a majority of the outstanding shares of the Company entitled to vote.

(b)
The shareholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Articles of Incorporation of the Company, and subject to section (a) above regarding the amendment of a bylaw specifying or changing a fixed number of directors or the maximum or the minimum number or changing from a fixed to a variable board or vice versa, the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company. 22

(c)
The Articles of Incorporation of the Company may be approved by both the board of directors of the Company and a majority of the shareholders, except that a proposed amendment must be approved by the outstanding shares of a class,23 whether or not such class is entitled to vote thereon by the provisions of the articles, if the amendment would: (1) increase or decrease (with certain limitations) the aggregate number of authorized shares of such class; (2) effect an exchange, reclassification, or cancellation of all or part of the shares of such class, including a reverse stock split but excluding a stock split; (3) effect an exchange, or create a right of exchange, of all or part of the shares of another class into the shares of such class; (4) change the rights, preferences, privileges or restrictions of the shares of such class; (5) create a new class of shares having rights, preferences or privileges prior to the shares of such class, or increase the rights, preferences or privileges or the number of authorized share of any class having rights, preferences or privileges prior to the shares of such class; (6) in the case of preferred shares, divide the shares of any class into series having different rights, preferences, privileges or restrictions or authorized the board to do so; or (7) cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid.

4.7	Companies Law Provisions

The following provisions shall apply to the Company and they are included in the Company's incorporation documents (explicitly or by way of reference to the Companies Law).24 Note that pursuant to section 39A of the Securities Law, the aforesaid provisions shall not apply to the Company if its securities will be listed for trading on an overseas stock exchange, i.e., on a stock exchange listed in the Second or Third Schedule to the Securities Law. The provisions of the Companies Law that apply to the Company are as follows:25

22
This provision taken from the articles of incorporation of the Company takes precedence over the provision of the bylaws setting out that new bylaws may be adopted, or the bylaws amended or repealed, by the vote of the holders of a majority of the outstanding shares entitled to vote, other than an amendment to change the authorized number of directors.

23	The authorized share capital of the Company shall include only one class of shares.
24
The provisions of the Securities Law Regulations (Transaction between a Company and Controlling Shareholder therein), 2001, are not included in the incorporation documents since they are disclosure provisions.

25
According to section 39A(b) of the Israel Securities Law, the Israeli Securities Authority has granted the Company with an exemption from including the provisions of sections 184 – 185 that deal with the rights of the shareholders to inspect the Companies' documents and receive information, provided that a shareholder wishing to exercise his right to inspect documents and receive information may do so at the subsidiary offices in Israel and the Company undertakes to allow such shareholder to inspect documents relating to an action or transaction of the Company requiring approval in accordance with Sections 255, 268-275 of the Companies Law applying to the Company according to Section 39A of the Securities Law..

•	Convening of Shareholders meeting and Proxies (sections 63 – 66, 87 and 89 of the Companies Law);
•	Chairman of the board of directors and chief executive officer (sections 95 and 121(c) of the Companies Law);
•	Audit committee (sections 114 to 117 of the Companies Law);
•	Internal auditor (sections 146 to 153 of the Companies Law);
•	Derivative and class actions (sections 194 to 218 of the Companies Law);
•	Office of officers (sections 225 – 226A, 231 – 232A, 234 and 251A of the Companies Law);
•	External directors (sections 239 to 249A of the Companies Law);
•	Duties of officers (sections 252 to 256 of the Companies Law);
•
Transactions with controlling shareholders (sections 270(4) and 275 to 282 of the Companies Law and the Securities Law Regulations (Transaction between a Company and Controlling Shareholder therein) 2001); and

•	Tender offers (sections 328 to 340 and 342A of the Companies Law, the Securities Law Regulations (Purchase Offer), 2000).

The provisions of the bylaws and articles of incorporation of the Company are not contradictory to the above Companies Law provisions. However, The Company does not express any opinion as to the legal applicability of the extension of laws that applies to a company incorporated in the State of California under Israeli legislation and/or the legal ability to apply Israeli law to the Company in those or other matters. In accordance with the incorporation documents of the Company, the above provisions of the Companies Law and the provision regarding the place of the shareholder's meeting that is mentioned in section 4.6.1 above, shall cease to apply to the Company in the event that the securities of the Company will be listed for trading in a stock exchange outside of Israel or that the provisions of chapter E(3) of the Securities Law shall apply to the Company.

B. Comparison of Various Issues in California Law and Israeli Law

The following is a general and non-exhaustive description of issues in Israeli law and the laws of the State of California which apply to the Company, which does not purport to be an exhaustive description nor an authorized interpretation of the law, and which is not a substitute for professional advice. This description is a description of the relevant laws as at the date of the Prospectus and naturally, changes may occur to such laws from time to time.

4.8	Application of Certain Provisions of Israeli Corporate Law to the Company by virtue of the Provisions of the Securities Law

The Company was incorporated and registered outside of Israel under the law of the State of California, and was not incorporated under the provisions of the Companies Ordinance [New Version], 5743-1983 (hereinafter the “Companies Ordinance”) nor under the provisions of the Companies Law, 5759-1999 (hereinafter the “Companies Law”).

Under the provisions of section 39A of the Securities Law, the provisions of the Companies Law and the regulations under the Securities Law set out in the Fourth Schedule (to the Securities Law) shall apply, with the amendments set out therein, to a company incorporated outside of Israel which offers its shares to the public in Israel, however ISA may exempt it from any or all provisions and regulations if it is of the opinion that the law outside of Israel that applies to the Company satisfactorily ensures the interests of the public investors in Israel. The issues set out in the Fourth Schedule that will apply to the Company (an exemption was not given with regards to them) are as follows:

Convening of shareholders' meeting and Proxies (sections 63 – 66, 87 and 89 of the Companies Law), chairman of the board of directors and chief executive officer (sections 95 and 121(c) of the Companies Law), audit committee (sections 114 to 117 of the Companies Law), internal auditor (sections 146 to 153 of the Companies Law), derivative and class actions (sections 194 to 218 of the Companies Law), office of officers (sections 225 – 226A, 231 – 232A, 234 and 251A), external directors (sections 239 to 249A of the Companies Law), Duties of officers (sections 252 to 256 of the Companies Law), transactions with controlling shareholders (sections 270(4) and 275 to 282 of the Companies Law and the Securities Law Regulations (Transaction between a Company and Controlling Shareholder therein), 2001) and tender offers (sections 328 to 340 and 342A of the Companies Law, the Securities Law Regulations (Purchase Offer), 2000).

In light of the aforesaid, the above provisions apply to the Company and they are included in the Company's bylaws (explicitly or by way of reference to the Companies Law).26 Note that pursuant to section 39A of the Securities Law, the aforesaid provisions shall not apply to the Company if its securities will be listed for trading on an overseas stock exchange, i.e., on a stock exchange listed in the Second or Third Schedule to the Securities Law.

The Company does not express any opinion as to the legal applicability of the extension of laws that applies to a company incorporated in the State of California under Israeli legislation and/or the legal ability to apply Israeli law to the Company in those or other matters.

4.9	Comparison of a number of issues in corporate law under California Law and Israeli Law

For the reader’s convenience, the following is a table comparing various issues in California Law and Israeli Law. For additional details see sections 4.9.1through 4.9.20 of this Prospectus. For details of the enforcement of foreign judgments in California, see section 4.10of the Prospectus.

Section of Prospectus	Issue	Israeli law (as it relates to a public company)	California Law and U.S. Federal Securities Law (as it relates to a public company)	Comments
4.9.1	Incorporation	A company exists as of the date of incorporation set out in the certificate of incorporation.	A company comes into being from the moment of due submission of its articles of incorporation, or from such later date (up to 90 days) as may be set out in the articles of incorporation.	The Company came into existence on the date its original Articles of Incorporation were filed, December 14, 1993.

4.9.2	Share buy-back	Buy-back of shares permitted subject to conditions regarding permissible distribution, and the shares held by the Company not affording any rights so long as they remain held by the Company.
Buy-back is permitted subject to conditions regarding retention of earnings and assets.   The shares bought back or redeemed shall be returned to the status of authorized but unissued shares, unless the articles of incorporation prohibit the reissuance thereof.
No mention in the documents of incorporation of the Company.

26
The provisions of the Securities Law Regulations (Transaction between a Company and Controlling Shareholder therein), 2001, are not included in the incorporation documents since they are disclosure provisions.

Section of Prospectus	Issue	Israeli law (as it relates to a public company)	California Law and U.S. Federal Securities Law (as it relates to a public company)	Comments
4.9.3	Management of the Company
A management structure in which the board of directors delineates the Company’s policy and oversees performance by the chief executive officer of his functions and acts.  The board of directors may set up committees and delegate powers to them under the conditions and limitations set out in the Companies Law.

The Company’s business and affairs shall be managed and all corporate powers exercised by the board of directors. The board of directors may appoint one or more committees and may delegate authority to them with the limitations set out in the California Law.  The company shall also have a chairman of the board or a president or both, a secretary, a chief financial officer and such other officers with such titles and duties as shall be stated in the bylaws or determined by the board and as may be necessary to enable it to sign instruments and share certificates.

4.9.4	External Directors
There is an obligation to appoint at least two external directors in a public company. Inter alia, at least one of the external directors must have accounting and finance experience and the rest of the directors must have professional qualifications.
			There is no obligation to appoint external directors under the California Law.	Under section 39A of the Securities Law, the Company is subject to the provisions of the Companies Law regarding External Directors.

4.9.5	Internal Auditor	The board of directors of a public company must appoint an internal auditor, at the proposal of the audit committee.	Under California Law, there is no obligation to appoint an internal auditor, unless the board of directors resolves to do so at its discretion.	Under section 39A of the Securities Law, the Company is subject to the provisions of the Companies Law regarding Internal Auditor.

4.9.6	Audit Committee	The board of directors of a public company must appoint an audit committee from amongst its members.	There is no obligation under California Law to appoint an audit committee.	Under section 39A of the Securities Law, the Company is subject to the provisions of the Companies Law regarding Audit Committee.

Section of Prospectus	Issue	Israeli law (as it relates to a public company)	California Law and U.S. Federal Securities Law (as it relates to a public company)	Comments
4.9.7	Financial Statements
A public company drafts its financial statements under the provisions of the Securities Law. Pursuant to the Securities Law Regulations (Annual Financial Statements), 2010 (hereinafter the "Financial Statements Regulations"), the rule is that financial statements are to be drafted in accordance with international reporting standards.
So long as the Company is in compliance with the conditions of being a “foreign issuer” as defined in section 1 of the Financial Statements Regulations, it may draft financial statements in Israel pursuant to accepted accounting rules in the USA, subject to the requirements of such Regulations.
Under U.S. securities laws, a domestic public reporting company must submit financial statements prepared under accounting principles generally-accepted in the U.S.

4.9.8	Payment of dividends
The laws applying to permitted distributions, as set out in the Companies Law, apply to the distribution of dividends under which a company may pay dividends out of its profits (hereinafter the “profit test”), provided that there is no reasonable suspicion that such distribution might prevent the company from being able to pay its existing and anticipated debts when the time comes for so paying (hereinafter: the “solvency test”). For the purposes of the profit test, “profits” are defined as the balance of surplus or the surplus accumulated over the past two years, whichever is the greater, in accordance with the last adjusted financial reports drafted by the company less previous distributions if not already subtracted from such surpluses, provided that the date in respect of which the reports were prepared is no earlier than six months prior to the date of distribution. A court may allow a distribution which does not meet the profit test, provided that it is convinced that the solvency test has been upheld.

The laws applying to permitted distributions, as set out in the California General Corporations Law, apply to the distribution of dividends.  The directors of any company may, subject to the restrictions set out in the articles of incorporation, declare and pay dividends on shares of the company if either: (a) the amount of retained earnings of the company immediately prior thereto equals or exceeds the amount of the proposed redemption, or (b) immediately after giving effect thereto both (i) the sum of the assets of the company (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1.25 times its liabilities (not including deferred taxes, deferred income and another deferred credits) and (ii) the current assets of the company would be at least equal to its current liabilities or, if the average of the earnings of the company before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expenses of the corporation for those fiscal years, at least equal to 1.25 times its current liabilities, subject to certain provisos.

Section of Prospectus	Issue	Israeli law (as it relates to a public company)	California Law and U.S. Federal Securities Law (as it relates to a public company)	Comments
4.9.9	Transactions with related parties and conflicts of interest.
Certain transactions with officers and interested parties require special approval procedures, inter alia in accordance with classification of the transaction (extraordinary transaction / non-extraordinary transaction or conditions of office and employment), the identity of the party with the personal interest (officer / director / controlling shareholder).  The transactions might require the approval of the audit committee, the board of directors, and the general meeting (by an ordinary majority or by a majority that contains one third of the minority shareholders). Likewise, there are restrictions on the actions of officers who have conflicts of interest due to the fiduciary duty that they owe to the Company, and special approval procedures for certain actions taken by officers with conflicts of interest have been prescribed.

As a rule, most companies specify that approval of deals with interested parties shall be carried out by the Audit Committee and the Board of Directors, but the law does not call for special approval procedures, except those listed below.
Under section 39A of the Securities Law, the Company is subject to the provisions of the Companies Law regarding Transactions with related parties and conflicts of interest.

Section of Prospectus	Issue	Israeli law (as it relates to a public company)	California Law and U.S. Federal Securities Law (as it relates to a public company)	Comments
4.9.10	Chairman of the Board of Directors and CEO
Except during the first three months after the Company's initial public issue, the CEO of the Company may not act as the chairman of its board of directors and the chairman of the board of directors shall not be given the powers of the CEO except subject to the approval of the general meeting by a majority that includes at least two thirds of the shareholders who are not controlling shareholders of the Company or persons representing such shareholders and present at the vote, and for a period of not more than three years after the date of passing the resolution.
			The CEO of a company is not prohibited from serving as the chairman of its board of directors.	Under section 39A of the Securities Law, the Company is subject to the provisions of the Companies Law regarding Transactions with related parties and conflicts of interest.

4.9.11	Grant of exemption, indemnity and insurance for directors and officers.
A company may not exempt an officer from liability for breach of his fiduciary duty towards it. A company may grant an exemption from breach of a duty of care towards it, in accordance with the provisions of the Companies Law. A company may insure the liability of an officer, or may indemnify him in accordance with the provisions of the Companies Law. With respect to indemnification in advance, this must be restricted to those events which in the opinion of the board of directors are foreseeable in light of the company’s actual operations at the time of giving the undertaking.

The law permits release of a director or officer from breach of a fiduciary duty by a director or officer toward the Company or toward its shareholders, under certain conditions and restrictions.  The law permits indemnification of a director or officer of the Company under certain conditions and restrictions.  Likewise, the law permits a director and an officer to be insured, even if it is not possible to indemnify them for a particular case.

Section of Prospectus	Issue	Israeli law (as it relates to a public company)	California Law and U.S. Federal Securities Law (as it relates to a public company)	Comments
4.9.12	Duty of trust and care	An officer owes a duty of care and a duty of trust to the company, as set out in the Companies Law.	Case law in California provides that directors and officers owe a fiduciary duty (including duties of care and loyalty) towards the Company and its shareholders.	Under section 39A of the Securities Law, the Company is subject to the provisions of the Companies Law regarding the duty of trust and care of officers.

4.9.13	Rights and obligations of shareholders
The rights and obligations of a shareholder shall be as set out in the Companies Law, in the articles of association of the company and under any law, including the right to vote, the right to receive information, perusal of the company’s documents, information regarding remuneration of directors, and the right to receive the articles of association and the financial statements.

A shareholder shall be under an obligation to act towards the Company and the other shareholders in good faith and in an acceptable manner, and shall avoid abusing his power in the Company.

The rights and obligations of a shareholder shall be as set out in the California Law, in the articles of incorporation of the company and under any law, including the right to vote, the right to receive certain notices and information, and the right to receive the articles of incorporation and bylaws of the Company.  A shareholder usually does not owe a duty to the corporation or its shareholders.  Every shareholder shall be entitled, under certain circumstances, to check, copy or prepare summaries of certain of the Company's documents.

Section of Prospectus	Issue	Israeli law (as it relates to a public company)	California Law and U.S. Federal Securities Law (as it relates to a public company)	Comments
4.9.14	Amendment of bylaws and documents of incorporation
The Companies Law provides that a company may amend its bylaws by way of a resolution passed by an ordinary majority at the general meeting of the company, unless the bylaws prescribe that a different majority is required.  An amendment of the bylaws that requires a shareholder to acquire further shares or to increase the scope of his liability shall not bind the shareholder without his consent. Amendment of the bylaws, with the exception of certain amendments that require registration with the Companies Registrar, shall take effect from the date of passing of the resolution of such by the general meeting.

Under California Law, a company’s articles of incorporation may be amended by both the approval of a majority of the members of the board of directors and a majority of the outstanding shares entitled to vote, in addition to any other required approval set forth in the Articles of Incorporation.  In addition, proposed amendments to a California company’s articles of incorporation must be approved by the outstanding shares of a class, whether or not the articles entitle the class to vote on the matter, if the amendment would, among other things:  (i) increase or decrease the aggregate number of authorized shares of the class; (ii) change the rights, preferences, privileges or restrictions of the shares of the class; (iii) create a new class of shares having rights, preferences or privileges prior to the shares of the class; or (iv) increase the rights, preferences, privileges or the number of authorized shares of any class having rights, preferences or privileges prior to the shares of the class.

Under California Law, a company’s bylaws may be adopted, amended or repealed either by approval of a majority of the outstanding shares or by approval of a majority of the board of directors, in addition to any other required approval set forth in the articles of incorporation; except that a bylaw specifying or changing a fixed number, maximum number or minimum number of directors, or changing from a fixed to a variable board or vise versa, must be approved by a majority of the outstanding shares.

Section of Prospectus	Issue	Israeli law (as it relates to a public company)	California Law and U.S. Federal Securities Law (as it relates to a public company)	Comments
4.9.15	Voting at general meeting by proxy	The Companies Law permits shareholders of a company to vote at the general meeting and at class meetings by proxy, on resolutions regarding the matters set out in the law.	California Law permits every person entitled to vote shares of a company to vote at the general meeting and at class meetings by proxy, on any subject on the agenda, with respect to such shares.

4.9.16	Special Tender Offer
The Companies Law prescribes that no acquisition shall take place which results in a person becoming the holder of a cluster of control (shares affording 25% or more of the voting rights in the company) if there is no other holder of a cluster of control in the Company, and that no acquisition shall take place which results in the purchaser’s holdings increasing above 45% of the voting rights in the company, if there is no other person who holds more than half of the voting rights in the company, other than by way of a special tender offer, as set out in the Companies Law.
			There is no similar restriction.	Under section 39A of the Securities Law, the Company is subject to the provisions of the Companies Law regarding Special Tender Offer.

Section of Prospectus	Issue	Israeli law (as it relates to a public company)	California Law and U.S. Federal Securities Law (as it relates to a public company)	Comments
4.9.17	Forced Sale of Shares
The Companies Law provides that a person shall not acquire shares of a public company that are listed for trading on a stock exchange such that after such acquisition he will hold more than 90% of the shares of the public company, other than by way of an offer to acquire all of the shares. Forced sales are possible under a full tender offer, if the rate of the holdings of the offerees who do not accept the offer constitutes less than 5% of the share capital of the company.

§ 1203, § 1101(e) of the Code may make a cash “freezeout” merger by a majority shareholder more difficult to accomplish.
Except (i) in a short-form merger, (ii) in the merger of a company into its subsidiary in which it owns at least 90% of the outstanding shares of each class, , or (iii) if all of the shareholders of the class consent, the nonredeemable common shares or nonredeemable equity securities of a constituent company  may be converted only into nonredeemable common shares of the surviving party or a parent party if a constituent company or its parent owns, directly or indirectly, prior to the merger shares of another constituent company representing more than 50% of the voting power of the other constituent company prior to the merger,.
Under section 39A of the Securities Law, the Company is subject to the provisions of the Companies Law regarding Forced Sale of Shares.

4.9.18	Class actions and derivative actions
The Class Actions Law, 5766-2006 provides the option of filing a class action on behalf of a group where each of the members of the group has a cause of action deriving from the same connection (as defined in section 5 of the Second Schedule to the Class Actions Law above) to a security.  Likewise, Israeli law, under the Companies Law, 5759-1999, provides an option of filing a derivative claim on behalf of the Company.

The law grants a shareholder the right to submit a derivative claim, upon the existence of certain conditions.  Likewise, a shareholder may submit a claim against the Company as part of a class action upon the existence of certain conditions.

Section of Prospectus	Issue	Israeli law (as it relates to a public company)	California Law and U.S. Federal Securities Law (as it relates to a public company)	Comments
4.9.19	Grounds for winding up the company	Grounds for winding up are as set out in the Companies Ordinance
A company may resolve to wind itself up by way of a resolution of the board of directors, in certain circumstances, or by a resolution of the shareholders holding a majority of the company’s shares.  Winding up of the company shall come into force upon submission of articles of liquidation to the Secretary of the State of California. Winding up is not under the supervision of the court, but a shareholder or creditor may apply to the court to appoint a receiver over the company, who shall be granted such powers as the court may see fit.

4.9.20	Settlement and arrangement
The Companies Law provides that where a settlement or arrangement are proposed between a company and its creditors or shareholders, or between a company and any particular class of creditors or shareholders, the court may, at the application of the company, of a creditor or of a shareholder, or of a liquidator if the company is in liquidation, order the convening of a meeting of such creditors or shareholders, as the case may be, in such manner as the court shall order.
There is no comparable statute in California

4.9.1	Incorporation

Israeli law – a company exists from the date of its incorporation, as set out in the certificate of incorporation, i.e., a certificate signed by the Registrar of Companies attesting to registration of the Company and constituting conclusive evidence of the fact that the requirements of the Companies Law regarding registration, and any matter that is a condition thereof, have been fulfilled.

California, USA Law and USA Federal Securities Law, as applicable - any person may set up or incorporate a company under the California Law by submitting articles of incorporation to the Office of the Secretary of State of the State of California, signed, approved and submitted in accordance with the provisions of the California Law. A company comes into being from the moment of due submission of its articles of incorporation, or from such later date (up to 90 days) as may be set out in the articles of incorporation.

4.9.2	Share buy-back

Israeli law – buy back of shares of a listed company in Israel is subject to the provisions of Part VII, Chapter 2 of the Companies Law (“Retention of Capital and Distribution”), which prescribes conditions for the distribution of profits. Where a company buys back one of its shares, it may cancel the share, and if it does not cancel the share, such share will not afford any rights so long as it is owned by the company.

California, USA Law and USA Federal Securities Law, as applicable - a company may purchase, redeem, receive, take or otherwise acquire its own shares if either: (a) the amount of retained earnings of the company immediately prior thereto equals or exceeds the amount of the proposed redemption, or (b) immediately after giving effect thereto both (i) the sum of the assets of the company (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1.25 times its liabilities (not including deferred taxes, deferred income another deferred credits) and (ii) the current assets of the company would be at least equal to its current liabilities or, if the average of the earnings of the company before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expenses of the corporation for those fiscal years, at least equal to 1.25 times its current liabilities, subject to certain provisos.

Shares bought back or redeemed by the company shall be returned to the status of authorized but unissued shares, unless the articles of incorporation prohibit the reissuance thereof.

4.9.3	Management of the Company

Israeli law – the Companies Law provides that the board of directors shall delineate the company’s policy and supervise performance of the functions and actions of the CEO. The Companies Law also sets out a list of powers granted to the board of directors. The board of directors may set up committees and delegate powers to them under the conditions and limitations set out in the Companies Law. The Companies Law prescribes provisions regarding the number of directors of the company, and conditions regarding limitations on appointments and termination of the office of directors. The Companies Law also provides that a person convicted in a conclusive judgment of the offenses set out in the Companies Law which relate, inter alia, to use of inside information, breach of various provisions regarding publication of prospectuses, and fraud relating to securities, may not be appointed to act as a director of a public company.

California, USA Law and USA Federal Securities Law, as applicable - the business and affairs of a company incorporated under the California Law shall be managed by or under the instruction of the board of directors, unless otherwise prescribed in the California Law or in the articles of incorporation of the company.  The California Law also sets out a list of powers granted to the board of directors.

The board of directors may appoint one or more committees. Each committee shall be comprised of one or more directors of the company.  Every such committee shall have the powers and authority afforded to it by resolution of the board of directors or by the articles of incorporation of the company, and it shall exercise all of the powers and authorities of the board of directors in running the business and affairs of the company.  However, no such committee shall have powers or authorities with respect to the following: (1) approval of any action which the California Law  expressly requires be submitted to the shareholders for approval,  (2) filling of vacancies on the board or any committee, (3) the fixing of compensation of the directors, (4) the amendment or repeal of bylaws or the adoption of new bylaws (5) the amendment or repeal of any resolution of the board which, by its express terms, is not so amendable or repealable, (6) a distribution, subject to certain limitations,  and (7) the appointment of other committees.

The California Law also provides that the company shall have a chairman of the board or a president or both, a secretary, a chief financial officer and such other officers with such titles and duties as shall be stated in the bylaws or determined by the board and as may be necessary to enable it to sign instruments and share certificates.  Except as may be otherwise provided by the articles or bylaws, officers shall be chosen by the board and serve at the pleasure of the board.

4.9.4	External Directors27

Israeli law – the Companies Law provides an obligation to appoint two external directors in a public company. The appointment shall be by the general meeting, by a majority that includes at least one third of all of the votes of the shareholders who are not controlling shareholders of the Company or persons acting on their behalf, and participating in the vote. Likewise, the Companies Law provides various qualification conditions for the appointment and tenure of external directors, including no connection (as defined in the Companies Law) of an external director to the company, to the controlling shareholder or to another corporation under the control of the company or its controlling shareholder. Inter alia, at least one of these directors must have accounting and finance experience and the rest of the directors must have professional qualifications.  A resident of Israel and who is fit for appointment as a director may be appointed as an external director. First external directors shall be appointed by general meeting to be convened no later than three months from the date on which the company became a public company. The term of office of an external director shall be three years, and a company may appoint such external director (in the manner set out above) for another term of three years.

California, USA Law and USA Federal Securities Law, as applicable - the California Law does not contain any obligation to appoint external directors or independent directors.

4.9.5	Internal Auditor28

Israeli law – the Companies Law provides that the board of directors of a public company is to appoint an internal auditor, upon the proposal of the company’s audit committee. The internal auditor shall examine, inter alia, the propriety of acts of the company from the point of view of observation of the law and proper business administration and shall submit a report of his findings to the chairman of the board of directors, the CEO and the chairman of the audit committee.

California, USA Law and USA Federal Securities Law, as applicable - the California Law does not contain any obligation to appoint an internal auditor.

27	The Company intends to appoint two external directors.
28	The Company intends to appoint an internal auditor.

4.9.6	Audit Committee

Israeli law – the Companies Law provides that the board of directors of a public company is to appoint an audit committee from among its number, whose purpose shall be to examine deficiencies in the management of the company’s business, and to decide whether to approve actions and transactions that require the approval of the audit committee, regarding failure to comply with a fiduciary duty on the part of the officer, and regarding the company's entry into an agreement with officers, directors and controlling shareholders, as set out in the Companies Law. There shall be no fewer than three members of the audit committee, and all of the external directors shall be members of it. The chairman of the board of directors, a director employed by the company or providing it with services on a regular basis, a controlling shareholder or a relative of such person shall not serve as members of the audit committee.

California, USA Law and USA Federal Securities Law, as applicable – Except in a number of cases, the board of directors may delegate its powers to committees comprised of one or more directors, as set out in section 4.9.3 above, but the California Law contains no obligation to appoint an audit committee. However, under the Securities Exchange Act of 1934, a U.S. public company listed on a U.S. national securities exchange is required to establish an audit committee.  Members of the audit committee may not be employees of the company, and are generally subject to enhanced independence requirements, with the specifics depending on the U.S. national securities exchange on which the company’s securities are listed.  The Exchange Act requires public companies, whether listed or not, to make certain disclosures regarding the constitution and governance of their audit committees.

4.9.7	Financial Statements

Israeli Law - a public company drafts its financial statements in accordance with the provisions of the Securities Law. Pursuant to the Financial Statements Regulations, the rule is that financial statements are to be drafted in accordance with international reporting standards. However, so long as the Company is in compliance with the conditions of being a "foreign issuer" as defined in section 1 of the Financial Statements Regulations29, it may draft financial statements in Israel pursuant to accepted accounting rules in the USA, subject to the requirements of such Regulations.

The Company is to submit its financial statements in Israel in accordance with the Financial Statements Regulations on the dates set forth in the Securities Law Regulations (Periodic and immediate Statements) – 1970, and its financial statements in the USA in accordance with US securities laws.

29
A “foreign issuer” is defined in section 1 of the Financial Statements Regulations as an issuer incorporated outside of Israel in which the following conditions apply, on the date of its first offer to the public: (1) more than 50% of its revenues have not been received in Israel; (2) control of it is held by persons who are not permanent residents of Israel; for this purpose, the holding or acquisition of securities jointly with others shall be with the exception of holding jointly with a permanent resident of Israel.

California, USA Law and USA Federal Securities Law, as applicable - under US securities laws, a domestic public reporting company must submit financial statements prepared under accounting principles generally-accepted in the U.S.

4.9.8	Dividends

Israeli law – the resolution of a company to pay a dividend shall be approved by the board of directors of the company, however, the company may prescribe in its bylaws that the resolution be passed in one of the manners set out in the Companies Law which include a recommendation or instruction by the board of directors that the distribution in question is not a prohibited distribution. The laws applying to permitted distributions, as set out in the Companies Law, apply to the distribution of dividends under which a company may pay dividends out of its profits (the “profit test”), provided that there is no reasonable suspicion that such distribution might prevent the company from being able to pay its existing and anticipated debts when the time comes for so paying (the “solvency test”). For the purposes of the profit test, “profits” are defined as the balance of surplus or the surplus accumulated over the past two years, whichever is the greater, in accordance with the last adjusted financial reports drafted by the company less previous distributions if not already subtracted from such surpluses, provided that the date in respect of which the reports were prepared is no earlier than six months prior to the date of distribution. A court may allow a distribution which does not meet the profit test, provided that it is convinced that the solvency test has been upheld. Where a company effects a prohibited distribution, the shareholder shall return what was received to the company, unless the shareholder did not know and ought not to have known that the distribution effected was prohibited.

California, USA Law and USA Federal Securities Law, as applicable – the directors of any company may, subject to the restrictions set out in the articles of incorporation, declare and pay dividends on shares of the company if either: (a) the amount of retained earnings of the company immediately prior thereto equals or exceeds the amount of the proposed redemption, or (b) immediately after giving effect thereto both (i) the sum of the assets of the company (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1.25 times its liabilities (not including deferred taxes, deferred income another deferred credits) and (ii) the current assets of the company would be at least equal to its current liabilities or, if the average of the earnings of the company before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expenses of the corporation for those fiscal years, at least equal to 1.25 times its current liabilities, subject to certain provisos.

Dividends may be paid in cash, in kind or in shares of the company.

4.9.9	Transactions with related parties and conflicts of interest

Israel Law - Certain transactions with officers and interested parties require special approval procedures, inter alia in accordance with classification of the transaction (extraordinary transaction / non-extraordinary transaction or conditions of office and employment), and the identity of the party with the personal interest (officer / director / controlling shareholder). The transactions might require the approval of the audit committee, the board of directors, and the general meeting (by an ordinary majority or by a majority that contains one third of the minority shareholders).

The main approval requirements are as follows:

(a)
A transaction by a company which is not an extraordinary transaction with an officer of it or with another in whom the officer has a personal interest, shall require the approval of the board of directors, unless some other manner of approval is prescribed in the bylaws of the company.

(b)
An extraordinary transaction by the company with an officer of it or with another person in which the officer has a personal interest, or a transaction relating to the grant of an exemption, insurance or indemnity to an officer who is not a director shall require the approval of the audit committee and thereafter, the approval of the board of directors.

(c)
A contract between the Company and a director with respect to the conditions of his office and employment shall require the consent of the audit committee, the board of directors and the general meeting (in that order).

(d)	A substantial private offer shall require the approval of the board of directors followed by the approval of the general meeting.
(e)
An extraordinary transaction by the company with a controlling shareholder of it or an extraordinary transaction by the company with another person in which the controlling shareholder has a personal interest, including a private offer in which the controlling shareholder has a personal interest or a contract by the company with the controlling shareholder of it or his relative, if he is also an officer of it, with respect to the conditions of his office and employment, and if he is an employee of the company but not an officer of it, with respect to his employment by the company, shall require the consent of the audit committee, the board of directors and the general meeting (in that order), provided that one of the following conditions is in existence: (i) The majority votes at the general meeting shall include the votes of at least one third of the votes of those shareholders who do not have a personal interest in approval of the transaction and participating in the ballot (abstentions shall not be taken into account in this regard);  (ii) the total number of votes against, by the shareholders set out in sub-paragraph (i) above, is to be no more than 1% of the sum total of voting rights in the Company.

Likewise, there are restrictions on the actions of officers who have conflicts of interest due to the fiduciary duty that they owe to the Company, and special consent procedures for certain actions taken by officers with conflicts of interest have been prescribed.

California, USA Law and USA Federal Securities Law, as applicable - The compensation of officers of the Company is approved by the board of directors or any committee thereof to which the board has delegated this responsibility. A transaction in which one of the Company’s directors has an interest will not be void or voidable because of such interest provided that certain conditions are met. Either (a) the shareholders or the Board or a committee of the Board to which the board has delegated this responsibility must approve any such transaction in good faith after full disclosure of the material facts, and, in the case of Board or committee approval, the transaction must also be “just and reasonable” to the corporation or (b) the transaction must have been just and reasonable as to the Company at the time it was approved.  In the latter case, California Law places the burden of proof on the interested director.  If shareholder approval is sought, the transaction must be approved by the holders of a majority of the shares entitled to vote, and the interested director is not entitled to vote his or her shares with respect to any action regarding such transaction.  If Board approval is sought, the transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

A company may not lend money, guarantee undertakings or otherwise assist an officer or other employee of the company or of its parent, including an officer or employee who is a director of the company or of its parent, unless the transaction, or an employee benefit plan authorizing the loans or guarantees after disclosure of the right under such a plan to include officers or directors, is approved by a majority of the shareholders entitled to act thereon.  Notwithstanding the foregoing, if the company has outstanding shares held of record by 100 or more persons on the date of approval by the board, and has a bylaw approved by the outstanding shares authorizing the board alone to approve such a loan or guaranty to an officer, whether or not a director, or an employee benefit plan authorizing such a loan or guaranty to an officer, such a loan or guaranty or employee benefit plan may be approved by the board alone by a vote sufficient without counting the vote of any interested director or directors if the board determines that the loan, guarantee or assistance may be reasonably expected to be beneficial to the company.

4.9.10	Chairman of the Board of Directors and CEO of the Company

Israeli law - the Companies Law provides that except during the first three months after a company floats, the CEO of the company shall not act as chairman of its board of directors and the chairman of the board of directors shall not be given the powers of the CEO.  However, the general meeting of a public company may resolve that for periods, each of which is not greater than three years after the date of passing of a resolution, the chairman of the board of directors may be authorized to perform the functions of the CEO or to exercise the powers of the CEO, provided that one of the following conditions is in existence: (i) The majority votes at the general meeting shall include the votes of at least two thirds of the votes of those shareholders who are not controlling shareholders of the company or persons acting on their behalf, present at the ballot (abstentions shall not be taken into account in this regard); (ii) the total number of votes against by the aforesaid shareholders is to be no more than 1% of the sum total of voting rights in the Company.

California, USA Law and USA Federal Securities Law, as applicable -  The CEO of a company is not prohibited from serving as the chairman of its board of directors under either the California General Corporations Law or federal securities laws applicable to the Company.30

4.9.11	Grant of Exemption, Indemnity and Insurance for Directors and Officers

Israeli law – the Companies Law sets down provisions regarding exemption, indemnity and insurance of officers under which a company is not permitted to exempt an officer from liability for breach of a fiduciary duty towards the company. A company may exempt an officer from liability for breach of a duty of care towards it, subject to the limitations set out in the Companies Law, and to insure the officer’s liability or to indemnify the officer, subject to the limitations set out in the Companies Law. One of the limitations is that the bylaws of the company contain a provision permitting grant of an exemption, indemnity or insurance.  An indemnity undertaking may be given in advance, but it must be restricted to those events which, in the opinion of the board of directors, are foreseeable in light of the company’s actual operations at the time of giving the undertaking, and to such sum or criteria which the board of directors has held to be reasonable in the circumstances of the case, and on condition that the events and the sum or criteria are set out in the indemnification undertaking.

30
The Company shall act in accordance with Section 95 of the Companies Law according to which, except for the three month after the company has become a public company, the general manager of a company shall not serve as the chairman of the board of directors of that company, unless in accordance with the provisions of section 121(c) of the Companies Law.

California, USA Law and USA Federal Securities Law, as applicable - a company may include a provision in its articles of incorporation canceling or limiting the personal liability of a director or officer toward the company or its shareholders for monetary damages as a result of breach of fiduciary duty as a director or officer, on condition that such provisions shall not cancel or limit the liability of a director or officer: (1) for breach of the fiduciary duty of the director or officer toward the company or its shareholders; (2) for an act or omission done in bad faith or involving intentional improper conduct or conscious and culpable breach of a statute; (3) for payment of a distribution or making a loan or guaranty in contravention of the law, or in matters related to such; (4) interested transactions between the corporation and a director or officer in which the director or officer has a material financial interest; (5) for a transaction from which the director or officer derived an improper personal profit; (6) for an act or omission that shows a reckless disregard for the director’s or officer’s duty to the corporation or its shareholders in circumstances in which the director or officer was aware or should have been aware of a risk of serious injury to the corporation or its shareholders; or (7) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duty to the corporation or its shareholders.

A company has the ability to indemnify any director, officer, employee or agent of the company who was in the past or is in the present or is being threatened to be made a party to a claim, suit or legal proceedings, whether civil, criminal, administrative or interrogatory (except for a claim by the company or a derivative claim) due to his office in the company, for his reasonable actual expenses (including attorneys' fees) for judgments, fines and sums paid in an arrangement with respect to a claim, suit or legal proceedings if such a person acts in good faith and in such a way that he reasonably believed not to be in contravention of the good of the company, and in the event of a criminal suit or proceedings, on condition that he had no reasonable grounds to believe that his conduct was not legal.

Termination of a claim, suit or legal proceedings in a judgment, order, settlement, conviction, or claim that the charges should not be responded to, or any equivalent claim shall not in and of themselves give rise to a presumption that a person has not acted in good faith in any matter which such person reasonably believes was in accordance with the good of the company or is not in contravention of the good of the company, and with respect to criminal suits, did not have reasonable grounds to believe that his conduct was not legal.

The company has the power to indemnify any person who was a party in the past or who is a party at present or who is being threatened to be made a party to a claim or suit by the company or a derivative claim currently pending or having ended, for the costs in fact reasonably incurred (including attorneys' fees), application to defend or a settlement or arrangement with respect to the claim if such person acted in good faith and in a way that he reasonably believed did not contravene the good of the company, subject also to the restriction that the company will not indemnify a person with respect to a claim, subject or matter in respect of which it has been held that the person is liable to the company, unless the court hearing the claim has held, in accordance with the motion, that despite the ruling of liability and in light of all of the circumstances of the case, such person is fairly and reasonably entitled, despite the liability ruling, to indemnification for appropriate expenses as held by the Court.

The company may pay costs (including advocates' fees) incurred by an officer or director in defending a claim, suit or legal proceedings, whether civil, criminal, administrative or interrogatory, prior to a final ruling on the claim, in return for receipt of an undertaking by or on behalf of the officer or director to return the money paid to him in the event of a final ruling that such person was not entitled to indemnification from the company in accordance with its authority to indemnify under this section.

The company has the power to purchase and hold insurance for any person who was in the past or who is at present a director, officer, employee or agent of the company, or who served in the past or who serves in the present, at the company's request, as a director, officer or employee of another company, partnership, joint venture, trust or other venture, against any liability claimed against him and paid by him in such position, whether the company is entitled to indemnify such person under such section or not.

The competent court in California has sole jurisdiction to hear and rule on any claim for payment of expenses or indemnification in advance.

4.9.12	Duty of Care and Fiduciary Duty

Israeli law – an officer of a company owes the company a duty of care and fiduciary duties. The duty of care is pursuant to the Tort Ordinance (new version) - 1968, and an officer shall be under a duty to act with the level of skill that a reasonable officer of the same position would have to exercise under the same circumstances, including taking, noting the circumstances of the case, reasonable measures to obtain information relating to the commercial feasibility of the action submitted for his approval or of an action taken by him by virtue of his position, and to receipt of such other information that may be important with respect to such actions.  In addition, an officer shall owe a fiduciary duty to the company to act in good faith and to act to its benefit, including not to do any act that amounts to a conflict of interest between performance of his functions in the company and performance of any other of his functions or his personal interests; and to avoid any action that amounts to competition with the company's business; etc.

California, USA Law and USA Federal Securities Law, as applicable - in California, directors and, under case law, officers owe a fiduciary duty (including duties of care and loyalty) towards the company and its shareholders. As a rule, the directors and officers are required to act in good faith in the performance of their role, and in a manner such director or officer believes to be in the best interests of the company and its shareholders.  The directors and officers are entitled to protection under the “business judgment rule” which sets out a presumption that they acted on the basis of sufficient information, if presented by (i) one or more officers or employees of the company whom the director or officer believes to be reliable and competent in the matters presented, (ii) counsel, independent accountants or other persons as to matters which the director or officer believes to be within such person’s professional or expert competence, or (iii) a committee of the board upon which the director or officer does not serve, as to matters within its designated authority, which committee the director or officer believes to merit confidence, so long as the director or officer acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.  The law of California provides other rules regarding the acts of the board of directors or officers in which a director or officer has a personal interest.

4.9.13	Rights and obligations of shareholders

Israeli law – the rights and obligations of a shareholder shall be as set out in the Companies Law, in the bylaws of the company and under any law, including the right to vote, the right to receive information, perusal of the company’s documents, information regarding remuneration of directors, and the right to receive the bylaws and the financial statements. A shareholder shall have an obligation to act in good faith and in an acceptable manner in exercising his rights and performance of his obligations to the company and to the other shareholders and to avoid abusing his power in the company, inter alia in voting at the general meeting. The controlling shareholder of the company and a shareholder whose vote will be a casting vote at a general meeting or who has the power to appoint or to prevent appointment of an officer, or any other power towards the company, shall be under an obligation to act with fairness towards the company. The law that applies to breach of the duty of fairness as aforesaid is tantamount to the law that applies to breach of contract, mutatis mutandis, and in accordance with such persons' position in the company.

In the framework of the right of perusal of the Company's documents, shareholders have the right to examine the following Company documents: the protocols of the general meeting, the shareholder registry, registry of principal shareholders, documents in the Company’s possession relating to actions or transactions that require the approval of the general meeting according to sections 255 and 268-275 of the Companies Law (subject to certain limitations), the  bylaws, financial reports and all other documents the Company is obligated to disclose according to law to the companies registrar or to the Israel Securities Authority, and that are available for the public’s inspection at the companies registrar and at the Israeli Securities Authority.

California, USA Law and USA Federal Securities Law, as applicable - The rights and obligations of a shareholder shall be as set out in the California Law, in the articles of incorporation of the company and under any law, including the right to vote, the right to receive certain notices and information, and the right to receive the articles of incorporation and bylaws of the Company.  Any shareholder holding at least 5% in the aggregate of the outstanding voting shares of a company (or shareholders holding 1% or more of such shares who have filed a Schedule 14A with the Securities and Exchange Commission (the "SEC")), alone or via agent or attorney, has an absolute right to (1) inspect and copy the record of shareholders’ names and addresses and shareholdings during normal business hours upon 5 days’ prior written demand obtain  and/or (2) obtain from the company’s transfer agent, upon written demand and tender of its usual charges for such a list, a list of the shareholders’ names and addresses who are entitled to vote for the election of directors, and their shareholdings.  Any shareholder, alone or via agent or attorney, may, following a demand in writing in which he declares a purpose for his request which is reasonably related to such shareholder’s interests as a shareholder, inspect the accounting books and records and minutes of proceedings of the shareholders and the board and committees of the board of the company (and subject to certain conditions, of its subsidiaries), during the company's ordinary hours of work.

4.9.14	Amendment of the Certificate of Incorporation and Documents of Incorporation

Israeli Law - The Companies Law provides that a company may amend its bylaws by way of a resolution passed by an ordinary majority at the general meeting of the company, unless the articles of association prescribe that a different majority is required. A company may limit its authority to amend the articles of association, or provisions of them, in the bylaws or in some other contract, if a resolution to do so is made by the general meeting, by the majority required for the amendment of the bylaws. No amendment may be made in the bylaws which may harm the rights of a class of shares without the consent of a meeting of such class unless otherwise prescribed in the bylaws. An amendment of the bylaws that requires a shareholder to acquire further shares or to increase the scope of his liability shall not bind the shareholder without his consent. Amendment of the bylaws, with the exception of the amendments set out in section 40 of the Companies Law, shall take effect from the date of passing of the resolution of such by the general meeting.

California, USA Law and USA Federal Securities Law, as applicable - Under California Law, a company’s articles of incorporation may be amended by the approval of both a majority of the members of the board of directors and a majority of the outstanding shares entitled to vote, in addition to any other required approval set forth in the articles.  In addition, proposed amendments to a California company’s articles of incorporation must be approved by the outstanding shares of a class, whether or not the articles entitle the class to vote on the matter, if the amendment would, among other things:  (i) increase or decrease the aggregate number of authorized shares of the class; (ii) change the rights, preferences, privileges or restrictions of the shares of the class; (iii) create a new class of shares having rights, preferences or privileges prior to the shares of the class; or (iv) increase the rights, preferences, privileges or the number of authorized shares of any class having rights, preferences or privileges prior to the shares of the class.  Under California Law, a company’s bylaws may be adopted, amended or repealed either by approval of a majority of the outstanding shares or by approval of a majority of the board of directors, in addition to any other required approval set forth in the articles; except that a bylaw specifying or changing a fixed number, maximum number or minimum number of directors, or changing from a fixed to a variable board or vise versa, must be approved by a majority of the outstanding shares.

4.9.15	Voting at General Meeting by Proxy

Israeli Law - the Companies Law provides that shareholders may vote at a general meeting by means of a proxy in which the shareholder notes how he votes on resolutions relating to the following matters: appointment and dismissal of directors, approval of actions or transactions requiring the approval of the general meeting under the provisions of sections 255 and 268-275 of the Companies Law, approval of merger, any other subject in respect of which the articles of association prescribe that resolutions of the general meeting may also be passed by proxy and such other subjects as the Minister may prescribe under section 89 of the Law.  A proxy shall be sent by the company to shareholders who shall note their vote on the proxy and shall send it back to the company. A proxy on which a shareholder sets out his vote and which reaches the company prior to the final day set out for such shall be deemed to be presence of the shareholder at the meeting for the purpose of a quorum.  Should a proxy that reaches the company contain a method of voting on an issue in respect of which there was no vote at the general meeting, the proxy shall be deemed to have abstained from such meeting with respect to the resolution to hold an adjourned meeting, but shall be counted at the adjourned meeting when such meeting is held.

California, USA Law and USA Federal Securities Law, as applicable - California Law permits shareholders of a company to vote at the general meeting and at class meetings, on any subject on the agenda, by proxy. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares.  No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy.  Every proxy continues in full force and effect until revoked by the person executing it prior to the vote thereto.  A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the company.

4.9.16	Special Tender Offer

Israeli Law – the Companies Law provides that in a public company, there shall be no purchase resulting in an increase in the holdings of a person above 25% (a cluster of control), if there is no holder of a cluster of control at the company, and there shall be no purchase resulting in increase of the holdings of the purchaser above forty-five percent of the voting rights in the company, if there is no other person who holds more than forty-five percent of the voting rights at the company, other than by way of a special offer for purchase under the Companies Law. Note that according to the interpretation of the Securities Authority, voting agreements between shareholders that cause the rate of their joint holdings to increase above the aforesaid rates shall be deemed to be acquisitions.

These provisions shall not apply in the following cases: (a) acquisition of shares in a private offer approved by the general meeting as a private offer the purpose of which is to afford the offeree a cluster of control if there is no cluster of control in the company, or to afford the offeree forty-five percent of the voting rights in the company, if there is no other person in the company who holds forty-five percent of the voting rights in the company; (b) acquisition from the holder of a cluster of control as a result of which a person will become the holder of a cluster of control; (c) acquisition from a person who holds more than forty-five percent of the voting rights in the company, as a result of which the rate of the purchaser's holdings will increase above forty-five percent of the voting rights in the company.

The rules regarding special tender offers prescribe, inter alia, as follows: the board of directors of the target company must provide an opinion to the offerees regarding the feasibility of the special tender offer or it must avoid providing its opinion, but must report on the reasons for not providing an opinion; the special tender offer is to be addressed to all offerees, and the offerees may give notice of their consent to the special tender offer or of their objection to it; the special tender offer shall only be accepted if the majority of the offerees who give notice of their position with respect to the tender offer agree to it.  In counting the votes of offerees, the votes of holders of control in the offeror or of a cluster of control in the company, or any person acting on behalf of such or on behalf of the offeror, including their relatives or corporations under their control, shall not be taken into account. Where a special tender offer has been accepted, offerees who have not given notice of their position in respect of the purchase offer, or who have objected to it, may consent to the offer, no more than four days after the last day for accepting the tender offer, or on such other date as the Minister may prescribe in this respect, and they shall be considered to have consented to the offer from the outset; a special tender offer shall only be accepted if shares affording at least five percent of the voting rights in the company are purchased under it.

Note that in addition, various provisions of the Securities Law Regulations (Purchase Offer), 2000 regarding issues such as the minimum acceptance period, equality of offerees, prohibition of actions during the acceptance period, etc., also apply to special tender offers.

California, USA Law and USA Federal Securities Law – There is no similar restriction.

4.9.17	Acquisition of control of company, and forced sale

Israeli Law – the main way of purchasing minority shares in a public company in order to turn it into a private company is to make a full tender offer.  The Companies Law provides that a person shall not acquire shares of a public company that are listed for trading on a stock exchange such that after such acquisition he will hold more than 90% of the shares of the public company, other than by way of an offer to acquire all of the shares. Where a full tender offer is accepted by the offerees such that the rate of the holdings of those offerees who did not accept the offer is less than five percent of the share capital, the provisions of the Companies Law regarding forced sale will apply such that all of the shares shall be transferred into the offeror's title in accordance with the conditions of the offer that was accepted.  The court may, at the application of an offeree in a full acquisition offer that has been accepted, determine that the consideration for the shares was less than their fair value, and that the fair value should be paid as determined by the court.

California, USA Law and USA Federal Securities Law, as applicable - Under California Law, a transaction in which a controlling shareholder acquires substantially all of the assets of the company must be approved by at least 90 percent of the voting power of the company unless the disposition is to a domestic or foreign business entity in consideration of the nonredeemable common shares or nonredeemable equity securities of the acquiring party or its parent.

California Law § 1203, § 1101(e) may make a cash “freezeout” merger by a majority shareholder more difficult to accomplish. If a tender offer (including a share exchange tender offer) or a written proposal for approval of a reorganization or sale of assets is made to some or all of a company’s shareholders by an interested party, an affirmative opinion in writing as to the fairness of the consideration to the shareholders of the company is required.31 Such opinion shall be provided by a person who is not affiliated with the offeror and who, for compensation, engages in the business of advising others as to the value of properties, businesses, or securities. Except (i) in a short-form merger, (ii) in the merger of a company into its subsidiary in which it owns at least 90% of the outstanding shares of each class, or (iii) if all of the shareholders of the class consent, the nonredeemable common shares or nonredeemable equity securities of a constituent company  may be converted only into nonredeemable common shares of the surviving party or a parent party if a constituent company or its parent owns, directly or indirectly, prior to the merger shares of another constituent company representing more than 50% of the voting power of the other constituent company prior to the merger.

31	If such opinion will be given it will be sent to all shareholders of the Company.

4.9.18	Class actions and derivative actions

Israeli Law - under the Class Actions Law, 5766-2006, a person who has a direct cause of action under any law deriving from a connection (as defined in section 5 of the Second Schedule to the Class Actions Law above) to a security may sue with the certification of the Court on behalf of a group, if each of its members has a cause of action deriving from the same connection to the security, and under the conditions set out in the above law.  Likewise, under the Companies Law, 5759-1999, any shareholder or director of a company may submit a derivative claim, if the conditions set out in the law exist, including approval of the court.

California, USA Law and USA Federal Securities Law, as applicable - in any derivative claim submitted by a shareholder of the company the plaintiff shareholder must declare in the statement of claim (i) that he was a shareholder of the company on the date of the action that is the subject of the claim or that such shares were transferred to him by law thereafter from a shareholder who was a shareholder at the time of the action that is the subject of the claim and (ii) his efforts to secure from the board such action as plaintiff desires, or the reasons for not making such effort, and that the plaintiff shareholder has either informed the corporation or the board in writing of the ultimate facts of each cause of action against each defendant or delivered to the corporation or the board a true copy of the complaint which the plaintiff proposes to file.

A shareholder may submit a claim in the court of California against the company and its directors in a class action if the group contains a large number of members, there are common questions of fact and law, the shareholder and the group share similar claims and the shareholder will sufficiently defend the interests of the group.  In addition, the court must rule one of the following: That the class action is the preferred option for resolving the dispute, that the running of separate claims will be difficult or that the defendants have acted in general against the group as a whole.

4.9.19	Grounds for winding up the company

Israeli law – under the Companies Ordinance, the grounds for winding up by the court are as follows:

a.	The company has passed a special resolution to be wound up by the court;

b.	The company has not commenced operations within one year of incorporation, or has ceased operations for a period of one year;

c.	The company has become insolvent;

d.	The court is of the opinion that justice and equity require that the company be wound up.

California, USA Law and USA Federal Securities Law, as applicable - a company may resolve to wind itself up: (1) by its board of directors (if (i) an order for relief has been entered against the company under USA federal bankruptcy law, (ii) the company has disposed of all of its assets and has not conducted any business for a period of five years immediately preceding the adoption of the resolution electing to dissolve the corporation or (iii) the company has no issued shares); or (2) without any action by the directors if the shareholders holding a majority of the shares entitled to vote on such a resolution resolve, in writing, to wind up the company.

The company shall continue to exist as a legal entity in order to wind up its affairs, in order to defend civil, criminal, or administrative claims of or against the company and in order to enable it to pay out its obligations and dispose of and convey its property and collect and distribute its remaining assets to its shareholders.

Under the Corporation Law of California, the grounds for involuntary winding up of the company by the court are as follows:

a.	The company has abandoned its business for more than one year;

b.
The company has an even number of directors who are equally divided and cannot agree as to the management of its affairs, so that its business can no longer be conducted to advantage or so that there is danger that its property and business will be impaired or lost, and the holders of the voting shares of the corporation are so divided into factions that they cannot elect a board consisting of an uneven number;

c.
There is internal dissention and two or more factions of shareholders in the corporation are so deadlocked that its business can no longer be conducted with advantage to its shareholders or the shareholders have failed at two consecutive annual meetings at which all voting power was exercised, to elect successors to directors whose terms have expired or would have expired upon election of their successors;

d.
Those in control of the company have been guilty of or have knowingly countenanced persistent and pervasive fraud, mismanagement or abuse of authority or persistent unfairness toward any shareholders or its property is being misapplied or wasted by its directors or officers;

e.	In the case of any company with 35 or fewer shareholders, liquidation is reasonably necessary for the protection of the rights or interests of a complaining shareholder or shareholders;

f.	The period for which the corporation was formed has terminated without extension of such period.

4.9.20	Powers of settlement and arrangement

Israeli law – the Companies Law provides that where a settlement or arrangement are proposed between a company and its creditors or shareholders, or between a company and any particular class of creditors or shareholders, the court may, at the application of the company, of a creditor or of a shareholder, or of a liquidator if the company is in liquidation, order the convening of a meeting of such creditors or shareholders, as the case may be, in such manner as the court shall order.

Where an application has been filed in the court to approve a settlement or arrangement as aforesaid, and it has been proven to the court that the settlement or arrangement were proposed for the purpose of a plan regarding the restructuring of a company or the merger of companies, and that under the plan a plant or assets of one of the companies (the transferor company) are to be transferred to another company (the transferee company), the court may, by order approving the application or by an order given thereafter, order (1) transfer of the plant, assets or liabilities in whole or in part of the transferor company to the transferee company; (2) allocation of shares, debentures, policies or other similar beneficial interests in the transferee company which it is required to allocate to a person under the settlement or arrangement; (3) continuation of legal proceedings pending by or against the transferor company for or against the transferee company; (4) liquidation of the transferor company without winding up; (5) such remedy to the persons objecting to the settlement or arrangement within such time and in such manner as the court may order; (6) any routine matter required in order to ensure that the restructure or merger are performed completely and efficiently.

The majority required for a settlement or arrangement is the majority of the participants in the vote except for persons abstaining who hold three quarters of the value represented by the vote, and approval by the court.

California, USA Law and USA Federal Securities Law, as applicable - There is no comparable statute in California.

4.10	Enforcement of foreign judgments in California, USA

An Israeli judgment (except in the case of payment of taxes, fines or other similar payments) shall be in force in California unless the court in Israel did not have jurisdiction over the parties and the matter, and at least one of the following is met: (a) the legal system in Israel does not provide impartial tribunals or procedures compatible with the requirements of due process of law in California and the United States; (b) the company being sued did not receive notice of the proceedings in sufficient time to enable it to prepare a defense; (c) the judgment was obtained through fraud that deprived the company being sued of an adequate opportunity to present its case; (d) the cause of action is repugnant to the public policy of California or of the United States; (e) the judgment contradicts any other final and conclusive judgment; (f) the proceedings in the Israeli court contradict an agreement between the parties providing that disputes between the parties are to be determined otherwise than by proceedings in the court in Israel; (g) in the event that jurisdiction is based only on personal service, the court in Israel was a forum non conveniens for hearing the proceedings; (h) the judgment was rendered in circumstances that raise substantial doubt about the integrity of the court in Israel with respect to the judgment; (i) the specific proceeding in the foreign court leading to the judgment was not compatible with the requirements of due process of law in California and the United States; or (j) the judgment includes a claim for defamation (unless the California court determines that the defamation law applied by the Israeli court provided at least as much protection for freedom of speech and the press as provided by both the United States and California Constitutions). The Company's address for serving court documents is 3 Pinhas Sapir Street, the Science Park – Nes Ziona 70400 (at the offices of Q.B.I. Enterprises Ltd).

Chapter 5: Use of Proceeds of the Offering

5.1	Offering Proceeds

The (gross) proceeds of this Offering, presuming the sale of all of the units offered under this Prospectus (but without using the possibility of an additional allotment) at the Minimum Unit Price, is the sum of approximately NIS 153 (approximatley US $ 43 million). The estimated expenses pertaining to the Offering of the Securities are expected to be in the amount of $ 1,200,000 not including VAT (estimated). Management, coordination, and distribution fees and the net proceeds expected from the Offering will be set forth in the Supplementary Notice to be published by the Company in accordance with section 16(a1)(2) of the Securities Law, 5728-1968 and the Securities Regulations (Supplementary Notice and Draft Prospectus), 5767-2007.

5.2	Use of Proceeds of the Offering

The Company intends to use the proceeds of the Offering to finance its corporate business operations, and they are expected to be used for conducting Phase IIb with the candidate drug PF-655 for DME; continued clinical trials in phase II with the candidate drugs QPI-1002 for AKI and DGF and conducting startum b in Phase I with the candidate QPI1007 for NAION; As well as for development of the Company's products in pre-clinical development stages, for the payment of monetary compensation to Company employees, as specified in Section 6.5.14 below and for the payment to Silence in accordance with the amendment to the agreement with it, as mentioned in section 6.5.21d4. For details regarding activity, budget, and planned timetables for 2011-2012, see Section 6.5.12 J below. Notwithstanding the aforesaid, the board of directors of the Company will be entitled to amend the method of allocation of the proceeds of the Offering between the various projects and/or additional projects, at its own discretion.

Under the assumption that the Company will receive the offering proceeds as aformentioned in section 5.1 above (with no proceeds from an additional allotment) and the assumption it will receive revenues for the financing of research (as stipulated in 6.5.21b) and will receive from Novartis revenues for the achievemnets of milestones (as stipulated in section 6.5.21c); then together with the company's existing cash balance, these amounts are intended to finance the company's operations untill mid 2013. The company's priority in conducting clinical trials, is as follows:

•	Approximately $19.8 million to complete Phase IIb clinical trial in PF-655 for DME, pursuant to the Pfizer Agreement.

•
Approximately $12.4 million to conduct Phase II in QPI-1002 for DGF, until the interim data review that enables to determine whether the success criteria were achieved, pursuant to the Option Agreement with Novartis.

•
Approximately $8.9 million to conduct Phase II clinical in QPI-1002 for AKI until the date in which it is possible to determine according to the Biomarker the feasibility of continuing enrollment in accordance with the existing trial protocol, pursuant to the Option Agreement with Novartis;

•	Approximately $2.0 million to complete Stratum b in Phase I, for proof of concept in order to allow Phase II in QPI-1007.

Under the assumption that the Company will receive the offering proceeds as rmentioned in section 5.3 below (with no proceeds from an additional allotment) and the assumption it will receive from Nitto Denko revenues for the financing of research (as stipulated in 6.5.21b) in an amount of approximatley $ 9.8 million; then together with the company's existing cash balance, these amounts are intended to finance the company's operations untill mid 2012. In such as event, the company shall allot the majority of its funds to finance clinical trials. As follows:

•
Approximately $12.8 million to conduct Phase IIb clinical trial in PF-655 for DME, until the interim data review that enables to determine whether the trial should be terminated or continued as the inerim results demonstrate that the milestone may be achieved,  pursuant to the Pfizer Agreement.

•
Approximately $12.4 million to conduct Phase II in QPI-1002 for DGF, until the interim data review that enables to determine whether the success criteria were achieved, pursuant to the Option Agreement with Novartis.

•
Approximately $8.9 million to conduct the Phase II clinical in QPI-1002 for AKI until the date in which it is possible to determine according to the Biomarker the feasibility of continuing enrollment in accordance with the existing trial protocol, pursuant to the Option Agreement with Novartis.

Note that in both senarios illustrated above, revenues for the achievement of milestones, pursuant to the Pfizer agreement described in section 6.5.21a were not taken into account.

It should be emphasized that the Company's research and development programs require large financial investments and could continue for many years, and there is no certainty that the Company will have the means to continue the research programs without obtaining additional funding (either by raising equity, taking loans, or creating collaboration that would finance part of the research and development). For the completion of some of the Company's research and developemnt plans, the Company may be required to raise addiotion funds, either by way of capital raise or debt raise. There is no certainty that the immediate proceeds under this Prospectus (or the proceeds stemming from exercise of the Warrants issued under this Prospectus) will suffice to finance any research and development program of the Company for 2011-2013 as set forth in Chapter 6 below, and the Company may need to obtain additional sources of finance during the said period, and will certainly need to obtain significant additional sources of finance later. The Company's plans in relation to the proceeds of the offering, as well as the priorities described above are a forward-looking statement, having the meaning ascribed to such term in section 32a of the Securities Law. The aforementioned information is based on the Company's working plan as at the prospectus date, and may not materialize for a variety of factors, including the progress of trials in the Company's candidate drugs (mainly clinical trials), developments in technology or the potential market for the Company's drugs, revenues from existing of future collaborators, time tables and the cost of trials, difficulties arising during trial conduct, trial results, changes in currency exchange rates; changes in the development plans, changes in regulatory requirements and/or due to a variety of unforeseen factors, some of which are listed in Section 6.6 below, dealing with risk factors, including dependence on clinical trials, dependence on pharmaceutical companies with which the Company has collaboration agreements,, technological changes, protection of intellectual property rights, failure to complete development, failure to raise funds, and intellectual property of third parties. In addition, both the scenarios illustrated above assume the receipt of revenues according to collaboration agreements, but these assumption may not materialize whether for the better or for the worst.

Until the proceeds of the Offering are used as aforesaid, they shall be deposited and invested by the Company as it deems fit, and in accordance with its investment policy, as may exist from time to time. For details regarding the Company's current investment policy, see Section 6.5.12 F below.

5.3	Minimum Sum

The minimum sum to be raised in the Offering under this Prospectus has been set at NIS 102 million (approximately US $ 29 million).

Chapter 6: Description of Company’s Business

6.1	Description of General Development of the Company’s Business

In this Chapter, the terms below shall have the following meanings:

6.1.1	Definitions

“Apoptosis” is a form of cell death in which a programmed sequence of events leads to the elimination of cells without releasing harmful substances into the surrounding area. Apoptosis is a critically important process in maintaining health by selectively eliminating old, unnecessary, and unhealthy cells in a given organ. When programmed cell death does not work properly, diseases occur.

“DNA” is a very long molecule built as a chain made up of billions of units (smaller molecules known as deoxyribonucleotides), which make up the genetic code. There are defined sequence segments called genes along the DNA sequence.

“Gene” is a segment of deoxyribonucleic acid (DNA), that is a unique combination of the deoxyribonucleotides Deoxyadenosine  (A), thymidine (T), Deoxycytidine  (C), and Deoxyguanosine  (G). Each gene carries the genetic code that is transcribed into mRNA and ultimately translated into a specific protein. It is this specific combination or sequence that determines the function of the gene.

“RNA” – a molecule consisting of a chain of smaller molecules called ribonucleotides. There are four types of ribonucleotides: adenosine (A, Uridine (U), guanosine (G), and Cytidine (C). The sequence of ribonucleotides is derived from the DNA from which the RNA is coded.

“mRNA” (messenger RNA), a type of RNA, which is the key intermediary in gene expression. It translates the genetic code from the gene into the amino acids that make up proteins.

“RNAi” stands for RNA interference. It is a natural process occurring in cells through small interfering RNA (such as siRNA) that selectively inhibits the action of specific genes.

“siRNA” (small interfering RNA) is a type of RNA molecule that binds to target mRNA creating a sequence that specifically silences the target gene. Synthetic siRNAs are used to pharmacologically target and inhibit disease-causing genes.

“Gene silencing” is an action that causes a particular gene to become unable to code a protein. When a gene is silenced, the level of protein translated from it, is reduced and sometimes completely disappears.

“Protein” – a molecule constituted from building blocks (amino acids) that are organized in linear form in accordance with the gene that codes for it. Proteins have structural as well as functional roles in cells.

“Molecule” – a number of chemically bonded atoms.

“Target gene” – a gene and the protein coded by it that is essential to the development of a disease. The action of the target gene is significant in the generation, development or continuation of a disease. In the context of this Prospectus, the target gene is a gene, the inhibition or silencing of which will improve the disease condition.

“IND” (Investigational New Drug) is the means by which the US Food & Drug Administration (FDA) grants approval to initiate human clinical studies. An IND application is submitted after the compound (candidate drug) is tested on animals in preclinical studies. The application contains the results of the animal experiments, including activity, toxicity, pharmacokinetics (the way in which the compound is distributed in the body), chemical description, chemical characterization of the candidate drug, and describes how the compound will be tested in clinical trials in human subjects.

“POC” (proof of concept) is the earliest point in the drug development process at which data from clinical studies suggest that further development of the drug is likely to be successful. Animal POC is the stage where sufficient in vivo experimental data indicate that the drug may be successful in human clinical studies.

“Adaptive Design” allows modifications to be made to clinical trial protocols and/or statistical procedures of an ongoing clinical trial. The study protocol includes prospectively planned opportunities for modification of one or more specified aspects of the study design based on analysis of actual data from the study.

“Anti-Oxidants” are compounds that assist in eliminating free radicals (harmful by-products of oxidization processes in the body) when the body turns food into energy by burning it (see also Free Radicals below).

“Oxidative Stress” is a condition in which the level of anti-oxidants in the body (usually measured in the blood plasma) is lower than normal. Oxidative stress causes cell death, disease, and accelerated aging.

“Ischemia” refers to lack of oxygen caused by restriction of the blood supply. It is usually caused by a narrowing or blockage of blood vessels, and results in damage to supported tissue.

Ischemia Reperfusion Injury is injury that occurs as a result of reperfusion of the blood. When the supply of blood is renewed to a tissue following a period of ischemia, damage is caused to the tissue through inflammation and oxidative stress.

“Free Radicals” Reactive oxygen species (ROS) are chemically-reactive molecules containing oxygen. ROS form as a natural byproduct of the normal metabolism of oxygen, and have important roles in cell signaling. But at times of environmental stress (e.g. UV or heat exposure), ROS levels can increase dramatically. This may result in significant damage to cell structures and cause a condition known as oxidative stress.

“Fibrotic Diseases” – Diseases caused by fibrosis. Fibrosis is a process by which an excess of connective tissue is formed in an organ or tissue. The excess connective tissue creates scarring, which at times obliterates the structure of the underlying normal tissue. The structural function of the connective tissue is to enable proper function of the organ. Fibrosis develops usually in response to injury, stress such as oxidative stress, illness, or treatment that disrupts the normal function of an organ or tissue.

6.1.2	Company Operations and Description of the Development of its Business

A.
The Company was incorporated in California in December 1993, as a private company under the laws of California, under the name of Expression Systems, Inc. In April 1997, the Company's name was changed to Quark Biotech, Inc., and in June 2007 it was changed again to its current name.

B.
Since the date of incorporation to the date of this Prospectus, the Company had 8 rounds of fundraising, in which it raised approximately USD 121 million. This sum, together with revenues of approximately USD 140 million from research and development services, collaborative agreements and grants enabled the Company to perform research and development activities and clinical trials. For additional details on investments in the Company during the past three years, see Section 3.1 of this Prospectus.

C.
At the date of this Prospectus, the Company and its subsidiary, as defined below, is a clinical-stage bio-pharmaceutical company engaged in the research and development of novel drugs based mainly on RNA interference (RNAi). These drugs are synthetic siRNA molecules  designed to selectively silence specific target genes. The Company has a fully integrated drug development platform that spans the spectrum of R&D activities, from gene (therapeutic target) identification based on proprietary scientific gene discovery know–how and technology to pre clinical and clinical drug development. At present, the Company is focusing on the development of drugs for the treatment of diseases related to oxidative stress and ischemic injury.

D.
The Company has a wholly owned, private subsidiary, incorporated in Israel, QBI Enterprises Ltd. (hereinafter the “Subsidiary”). For details about the division of operations between the Company and the Subsidiary, see Section 6.5.12 below. Unless expressly stated otherwise, the Company and the Subsidiary shall henceforth be referred to, jointly and severally, as the “Company.”

E.
The Company has know how and expertise in molecular and cellular biology and in molecular and biological mechanisms underlying various diseases. The Company focuses mainly on diseases associated with oxidative stress and ischemia. The drugs developed by the Company are based on the Company’s ability to design and manufacture synthetic siRNAs with specialized chemical modifications, and to deliver these synthetic siRNAs to specific organs and cells in the body that are relevant to the disease. These combined capabilities enable the Company to generate relatively quickly candidate drugs (that are frequently directed at target genes identified by the Company) in a variety of therapeutic fields and several diseases, often directed against the same target across multiple therapeutic areas.

F.
The Company began its activity by developing its proprietary technology platform, the BiFAR™ platform, for the identification of target genes responsible for the occurrence and development of various diseases. In 2002, the Company purchased the Microarray operation1 of Incyte Genomics, Inc., which was transferred to the Company's development center in California, supplementing the Company's target identification platform. The Company also developed know-how for methods for screening for potential drugs (small molecules) that inhibit the function of critical proteins identified by BiFARTM. These technologies were used in several collaborations with pharmaceutical companies for identification of novel targets for a variety of diseases, including: cancer, metabolic diseases, stroke, osteoarthritis, neurodegenerative diseases, and renal diseases. These collaborations resulted in identification of target genes and proteins, and contributed to the funding of the Company's R&D activity.

G.
In 2001, when the commercial potential of genomics diminished substantially, and consequently the Company's potential to generate funds through genomic research also diminished, the Company changed its strategy and switched its operations from genomic research (gene discovery) to drug development, aiming to bring candidate drugs to clinical trial and commercialization stages. The Company intended to develop small molecule drugs based on the technology and the target genes that it already identified for the treatment and prevention of diseases representing unmet medical needs. In this framework the Company established working teams specializing in drug development (pre clinical and clinical) and cooperated with another company in the development of a small molecule drugs for the treatment of metabolic diseases, and established a subsidiary, QMI, for this purpose. In 2004, QMI signed a contract with a Japanese pharmaceutical company, granting it an exclusive license for use of the drug in Japan and the Far East.  The candidate drug passed a limited Phase I, and was due to commence Phase II, but failed in additional preclinical trials conducted in Japan. In parallel, the Company tried to develop another small molecule, called Pifthrin, which temporarily inhibits the gene/protein p53 (which is the target gene of QPI-1002, the siRNA molecule in clinical development at the Prospectus date). Development of Pifthrin encountered difficulties in the preclinical phase (mainly due to problems related to the solubility of the compound) and the program was stopped.

1	Microarray is technology that enables testing the levels of expression of tens of thousands of genes at the same time by testing gene RNA levels.

In 2004, with the advances in RNAi technology worldwide, the Company took advantage of the considerable know-how it has generated in gene silencing using BiFAR™, and began to focus on development of siRNA-based drugs. Following the transition to development of siRNA-based drugs, the Company ceased the operations of its chemistry group, which had been working on development of small molecules, reduced its personnel significantly; and directed its resources to the new area.

H.	At the Prospectus date, the Company has three candidate drugs that are in clinical development, for five indications:

1.
PF-655 for the treatment of wet Age-related Macular Degeneration (wet AMD)2 (hereinafter “wet AMD”) and Diabetic Macular Edema (DME)3 (hereinafter “DME”). For further details see Section 6.5.1 of this Prospectus.

2
Age-related macular degeneration is the leading cause of severe sight deterioration and blindness in old age. With the increase in average life expectancy, the frequency of this disease is increasing in the adult population causing difficulties in functioning due to defective central vision. AMD begins in its dry form, which occurs when the retina begins to thin and deteriorate, and deposits of debris form under the macula, blurring or distorting vision. If the dry form progresses into the advanced stage, with significant cell death and atrophy, it can cause vision loss.. The macula is the central part of the retina, responsible for central vision and important for the identification of faces, for reading, and for driving. The wet form of AMD affects a minority of patients suffering from this disease. In this type of disease, new blood vessels form at choroid level under the retina (Choroidal Neo-Vacularization (CNV)). The new blood vessels are weak and leak blood and fluid under the retinal tissue or into the retina itself. At subsequent stages, the retina develops scarring. The damage that wet AMD causes to the retina can result in rapid loss of sight..

3	DME is a result of micro-vascular changes in the retina in diabetes patients, and is the leading cause of loss of vision in diabetes patients.

2.
QPI-1002 to prevent Acute Kidney Injury (AKI)4 (hereinafter “AKI”) and to treat Delayed Graft Function5 (hereinafter “DGF”) in kidney transplant patients from a deceased donor. For further details see Section 6.5.2 of this Prospectus.

The above two products are in Phase II clinical trials.

3.
QPI-1007 is designed for the treatment of vision loss due to blockage of blood flowing to the optic nerve (non-arteritic anterior ischemic optic neuropathy (NAION)) (hereinafter “NAION”) and glaucoma (damage to the optic nerve, causing initially peripheral vision loss that develops into central vision loss and ultimately blindness). For further details see Section 6.5.3 of this Prospectus.

At the Prospectus date, the Company is conducting Phase I clinical trials for NAION.

I.
Additionally, the company has candidate products in earlier   stages of development; a pool of synthetic siRNA molecules; innovative technologies under development addressing the structure and chemistry of siRNA; and innovative technologies for the delivery and introduction of siRNA into various tissues.

J.
The Company owns or controls (under exclusive licenses granted by third parties) approximately 79 issued patents and 2 allowed patents6 registered in the USA, Europe, and other countries. The Company also submitted more than 140 patent applications, which were filed as PCT applications subject to the PCT treaty, or as national applications with various authorities. (For additional details about the Company's intellectual property rights, see Section 6.5.13.)

K.
In September 2006, the Company granted Pfizer, Inc. (hereinafter  “Pfizer”) an exclusive world-wide license for the use, development, manufacture, importation, marketing, and sale of PF-655 (RTP801i-14), a chemically modified, synthetic, and stable siRNA that suppresses the target RTP801, a gene discovered by the Company. In the Company's assessment, RTP801 is likely a major factor in various diseases associated with oxidative stress, including wet AMD and DME. For additional details about PF-655 see Section 6.5.1 of this Prospectus. For additional details about the license granted to Pfizer and about the amendment entered into in March 2011, see Section 6.5.21A of this Prospectus.

4
A condition of rapid loss of kidney function. There can be many reasons for this, including a lack of blood supply to the kidney (causing ischemic injury to the kidney), exposure to various toxins, and other injuries.

5
Kidney failiure, following kidney transplant, resulting from delayed acceptance of the kidney graft. A patient shall be defined as suffering from DGF if he requires dialasys within a week following the transplant.

6
In this regard, “patent” is a patent already granted and published, and “allowed patent” is a patent application for which the authority examining it has given notice of its intention to award the patent. (called “Notice of Allowance”) Usually several months pass between the notice of allowance and actual issue of the patent, depending on the authority. Moreover, in some jursidictions the granted patent is open to opposition for a period of time.

L.
In July 2010, the Company entered into collaboration and license agreement with the Japanese chemical corporation, Nitto Denko Corp. (hereinafter “Nitto Denko”), for development of a drug based on siRNA for the treatment of fibrotic diseases.7 The development is fully funded by Nitto Denko. For additional details about the agreement with Nitto Denko see Section 6.5.21B of this Prospectus.

M.
In August 2010, the Company granted Novartis International Pharmaceutical Limited (hereinafter “Novartis”) an option for a world-wide exclusive license, the terms of which were pre-negotiated and annexed to the option agreement, for the development and commercialization of QPI-1002. For details on the agreement with Novartis see Section 6.5.21C of this Prospectus.

N.
In February 2010, the Company submitted an application to the Magnet Program with the Office of the Chief Scientist to approve the “Rimonim” Consortium headed by the Subsidiary, together with several leading companies and well-known scientists in Israel. The objective of the consortium is to generate generic technologies required for development of siRNA/microRNA-based drugs.8 In January 2011, the Office of the Chief Scientist granted approval of the application. For details on this program, see Section 6.5.12F below.

O.
In March 2011 the Company received results of the Phase II clinical trial in DME, the DEGAS study. Based on the results of such study, it was decided to conduct an additional clinical trial (Phase IIb) to study higher doses of PF-655. For additional details, see Section 6.5.1b.

7
Thickening and scarring of connective and supportive tissue with a structural function in organs and tissues. Connective tissue has several functions, such as support, separation between various regions, as well as protection and healing, especially following infection or injury.

8
microRNA or miRNA are short, single-stand RNA molecules, usually with a length of 21-23 nucleotides, that serve to regulate expresion s genes in eukaryote cells (with a nucleus) via RNAi. miRNA are small RNA segments that are not translated into proteins. They are coded by the organism's genome, and created by processing of specific regions in the RNA. They may have partial homology to more then one target sequence and therefor may  able to silence via RNAi mechanism multiple target genes simultaneously .

Furthermore, in March 2011 the license agreement with Pfizer set forth in Section K above. Pursuant to the amendment, the Company will be responsible for and will conduct at its own expense, the Phase IIb study of PF-655 for DME according to the protocol agreed between the Company and Pfizer. For additional details about the license agreement with Pfizer and the amendment thereof, see Section 6.5.21a below.

6.1.3	The diagram below illustrates the structure of the Company’s holdings as at the date of this Prospectus:9

6.1.4	Field of operations

A.	The Company has one field of activity, which is research and development of drugs.

At the date of this Prospectus, the Company's principal efforts are focused on research and development of novel drugs based on siRNA, intended for the treatment of diseases associated with oxidative stress and ischemic injury.

9	Note that the Company has holdings in another company, QMI, which is not active as at the date of this Prospectus.

B.
At the date of this Prospectus, the Company has three products in clinical trials for five indications; a series of products in pre-clinical stages of development for a variety of indications; innovative technologies for development of novel siRNA structure and chemistry and for the delivery of siRNA to various tissues; an inventory of potential synthetic siRNA-based drugs; and three major contracts with international pharmaceutical companies: Pfizer, Novartis, and the international chemical company Nitto Denko (also engaged in pharmaceutical development).

C.
The following table summarizes the drugs developed by the Company as at the date of this Prospectus. For a more detailed description of each product and an explanation of the terms specific for the field of drug development, see Section 6.5 below. For details regarding the Company’s preclinical stage development plans, see Section 6.5.5 below.

Name of Product and Section of Prospectus	Indications	Principal development milestones and development phase as at Prospectus date	Next milestone and anticipated timetables for reaching such milestone	Distribution rights	Investment forecast (estimated costs) (USD millions)10	Costs accrued in reaching POC in animals as of December 31, 2010 (USD millions)
PF-655 (Section 6.5.1 of the Prospectus.)	Wet AMD
10.2006 - submission of IND.

2.2007 - Start of Phase I clinical trials

11.2009 - Start of Phase II clinical trials (“Monet Study”) 11

At the Prospectus date - Phase II - continuation of treatment and follow-up in the Monet Study.12 Patient enrollment completed. Interim results received on 11.2010

By end of the second half 2011
Completion of the Monet study.  The continuation of the development is dependent on Pfizer’s decision. The Company estimates that such a decision will take place during 2012 at it may be either continuation to a Phase IIb study or termination of the AMD development program.

				International - Pfizer Israel: the Company	Development costs for completion of the Monet study are financed by Pfizer.	Since September 2006, funded by Pfizer. The Company has no information regarding the costs accrued by Pfizer, as aforesaid13.

10  The forecasted investments (estimated costs) for these trials include amounts of the estimated investments required up to the next milestone and the amount of the estimated investment required up to completion of the particular phase of development. For additional details regarding anticipated investments in the various products, see Section 6.5.12.E below.

 11     “Monet Study” is an arbitrary name assigned by Pfizer to the trial, which is a   Phase II.

12     The enrollment of participants for trials is an ongoing process. Every patient enrolled for the trial starts receiving treatment soon after being enrolled. Therefore, on the date of enrollment of the last patient, some patients may already have completed all the treatments planned, and some may still be in the process of treatment. Thus, “completion of enrollment” means that treatment of all participants in the trial has begun.

13     The Company has insubstantial costs for support services in the project. For details, see Note 3 of the financial statements.

DME
10.2006 - submission of IND.

2.2007 - Start of Phase I clinical trials

8.2008 - Start of Phase II clinical trials (“Degas Study”) 14

3.2011
Results of the DEGAS Study received and decision to conduct a Phase IIb clinical trial to evaluate higher doses.

At the Prospectus date - Preparation and set up for the Phase IIb

By the end of the second half of 2011
  Initiate dosing in Phase IIb study at the expense of the Company and according to the protocol agreed with Pfizer.

During first half of 2013
Interim results from the data monitoring committee following 6 months follow up of patients

During the second half of 2013
Results from the data monitoring committee following 12 months follow up of patients.
	International - Pfizer Israel - the Company	Approximately 12.8 until the analysis of interim results and about 7 additional until the completion of Phase IIb.	Since September 2006, and until the date of this Prospectus funded by Pfizer. The Company has no information regarding the costs accrued by Pfizer, as aforesaid15.

14     “Degas Study” is an arbitrary name assigned by Pfizer to the trial, which is a  Phase II.

15     The Company has insubstantial costs for support services in the project. For details, see Note 3 of the financial statements.

QPI-1002 (Section 6.5.2 of the Prospectus).	AKI Following heart surgery.	3.2007: submission of IND. 11.2007 - Start of patient enrollment in Phase I 11.2009: Completion of patient enrollment and dosing. As at the Prospectus date: Preparation for Phase II.
By the end 2011
Beginning of patient enrollment and beginning of dosing in Phase II.

By the first half of 2012
Determining biomarker16 efficiency for selecting patients for the trial (based on about 60 patients). Decision about continuation of the trial up to about 200 patients, in accordance with the results obtained and the Company’s financial resources.

Completion of patient enrollment and initial results are expected towards the end of 2012. Completion of the trial is not expected before mid 2013.

Option for global distribution rights to Novartis Israel: the Company
Approximately USD 8.9 million until completion of the   interim analysis of biomarker efficiency.

Additional expense (following the above stage) until completion of Phase II: approximately
USD 14.2 million.

Approximately USD 17.7 million.

16     A biomarker, a marker that can be measured biochemically, is used for measuring of biological activity. In the trials, these markers are used to characterize patients whose risk of disease (kidney failure) is higher, and in whom the efficacy of treatment with QPI-1002 may  be seen more clearly. With the use of a biomarker ithe selection of the patients who will participate in the trial is facilitated and confirms the trial design . A biomarker selection  is an interim stage in the planned  Phase II and constitutes a decision point regarding continuation of the trial in its current format.

DGF in patients following kidney transplant
6.2008 - Submission of IND.

1.2009 - Start of patient enrollment in Phase I/II

11.2009 - Completion of patient enrollment for participation in the first part (Part A) of the trial (safety of dosage).

7.2010 - Start of patient enrollment for Part B of Phase I/II (evaluation of biological activity, Adaptive Design Clinical Study QRK.006).

At the Prospectus date - Enrollment for Part B, as aforesaid.

By mid 2012
Interim results17 of 196/326 of participants in the trial. Decision about the continuation of the trial and opportunity of Novartis to exercise the option, pursuant to the agreement with Novartis.  If Novartis exercises the Option, the continuation of the development will be Novartis responsibility, with the exception of the current trial. In the event that Novartis does not exercise the Option than the continuation of the development and the time tables will depend, among others, on the financial resources of the Company.

By the end of 2012
Interim results for all participants in the trial (under the assumption that the trial will continue to enrollment of 326 participants).

By mid 2013
Proof of feasibility in humans shown in the 6 month follow-up report for Part B. In the Company's assessment, no decision will be made regarding Phase III before the completion of the analysis of this report.

The timetable for the continuation of development has not yet been set. The timetable will be set depending, among others, upon the decision by Novartis to exercise the option.
Option for global distribution rights to Novartis Israel: the Company
Approximately USD 12.5 million until the end of part B of Phase I/II, assuming enrollment of 196 patients

Additional investment of approximately USD 5.3million up to the end of Phase I/II, assuming 326 patients (see Section 6.5 regarding Adaptive Design).

Approximately USD 12.36 million

17     Interim results of double-blind trials, i.e., trials in which neither patients nor doctors know which of the participants in the trial are receiving  treatment  with the study drug and which are being given placebo. In such a trial, the information about the participants who belong to each of the groups (the group that is administered the drug and the control group) is held by a group of experts. Interim results obtained in the trial can result in three main decisions: (1) transition to the next stage based on sufficiently positive interim results; (2) termination of the trial because of negative interim results (which are not likely to improve sufficiently if the trial continues); (3) continuation of the trial in order to obtain statistically meaningful results.

QPI-1007 (Section 6.5.1 of the Prospectus)	NAION
11.2009 - Submission of IND.

2.2010 - Start of  patient enrollment for Phase I. Proof of safety, biological activity in humans compared to historical data available in the disease; Determination of the dosage.

At the Prospectus date - Phase I Enrollment for Stratum I completed. Stratum 2 of Phase I am ongoing.

By the end of 2011
Completion of enrollment for Phase I and continued treatment.

Second half of 2011
Analysis of data and proof of feasibility in humans. If the drug is proven effective, the Company shall decide, depending, among others,  upon the resources of the Company whether: (1) to use the data to continue the clinical trials for  glaucoma; or (2) to continue to Phase II/III in NAION; or (3) to continue to Phase II/III on NAION and glaucoma in parallel; (4) continue to Phase II in another indication potentially suitable for treatment by an ocular neuroprotective agent; and (5) delay the initiation of any Phase II until additional funds are generated.
Furthermore, the Company intends to develop for QPI-1007 an alternative ocular delivery method to intravitreal injection, such as eye drops and/or method of treatment via slow release delivery of the drug.
		The Company	Approximately USD 2.2 million up to the end of Phase I.	Approximately USD 8.33 million.

Glaucoma
5.2010 pre-clinical - POC in an elevated intra-ocular pressure model of glaucoma in rats.

8.2010 - Start of toxicity studies for repeated administration, in support of Phase II.
The Company believes that data from Phase I trials in NAION will be also useful for the Glaucoma indication.

At the Prospectus date – in preclinical. – Expansion of current IND based on NAION Stratum I results.  In order to accelerate the start of clinical trials the IND application may reference the current IND.

In the course of the second half of 2011
Completion of toxicity tests with repeated administration of drug.
Start of Phase II for glaucoma taking into consideration, among others, the resources of the Company

	The Company	Approximately USD 12.2 millions to end of Phase II.	The costs of this project have not yet been established.

Note that at every stage of development; a decision may be made to cease the trials for a variety of reasons (see below, under the warning regarding timetables for performance of the clinical trials).

The Company’s assessment, as set forth in the above tables describing the timetables for performance of the clinical trials, is a forward-looking statement. This statement reflects the Company's estimates, based on a variety of factors, including the Company's experience to date in the conduct of clinical trials. The assessment may not materialize if the duration of the trial is extended because of difficulties in enrolling patients (which may require, inter alia, adding medical centers); and/or if the duration of follow-up of patients is extended in order to treat and monitor possible side-effects; and/or if the results of various stages of the clinical trials show different results than those anticipated by the Company; and/or if changes are made to the trial protocol; and/or if the rate of enrollment of patients to the trial changes; and/or if additional administrative requirements are imposed by the managements of the institutes at which the trials are conducted; and/or if regulatory requirements relating to the trials are changed; and/or if it is decided to stop the trials; and/or due to any number of unforeseeable factors, some of which are listed in Section 6.6 below dealing with risk factors, including dependence on clinical trials, dependence on pharmaceutical companies with which the Company has collaboration agreements, technological changes, protection of intellectual property rights, failure to complete development, failure to raise funds, and intellectual property of third parties... Note that should the financial resources of the Company not be sufficient to complete all its clinical programs, the Company will give priority to the clinical programs as to which it has contractual commitments to third parties and the clinical programs related to QPI-1007 will not be completed or will not be completed according to the time line indicated above. For additional details about the use of proceeds and the priorities of the Company in allocating resources see Section 5 above.

The Company’s assessment, as set forth in the above tables describing the estimated investments required for performing the clinical trials, is a forward-looking statement. The statement reflects the Company's estimates based on a variety of factors, including the Company's experience in conducting clinical trials.  The assessment may not predict outcome if the results of clinical studies in advanced trials are different from those anticipated by the Company; and/or if new studies are published; and/or if new information is discovered regarding the subject of the research or the drug, requiring a change in the trial protocol that affects costs; and/or if the duration of the trial is extended because of difficulties in enrolling patients and the need to conduct the trial at additional medical centers; and/or if the cost of follow-up of patients increases because of a need to treat side-effects; and/or if side-effects that were not anticipated (or to an extent not anticipated) are observed; and/or if changes are made to the development program; and/or if foreign currency exchange rates change; and/or if development fails; and/or if regulatory requirements change with respect to the trials; and/or if issues arise relating to the protection of intellectual property rights of the Company; and/or if difficulties arise in financing continued research operations; and/or due to a variety of unforeseen factors, some of which are listed in Section 6.6 below, dealing with risk factors, including dependence on clinical trials, dependence on pharmaceutical companies with which the Company has collaboration agreements,, technological changes, protection of intellectual property rights, failure to complete development, failure to raise funds, and intellectual property of third parties.

D.	The following is a diagram illustrating the various stages of development of the Company's main products. For further details of the clinical trials for each of the products, see Section 6.5.4 below):

The above chart is intended for illustration only, and is not a proportionate reflection of the length in time of each and every stage in the process of development of a drug, which cannot be predicted precisely in advance, and which can change with each drug. It is also not indicative of the relative progress each product has made to date in its development stage, but illustrates its currently performing a specific stage.  It is further noted that the clinical stages include, sometimes, intermediate stages such as for example Phase IIa or Phase IIb that are not detailed in the chart (for additional information about the clinical phases, see Section 6.4.1.b4) As noted above, the drug development process is highly complex and lengthy, and may be terminated at any stage for a variety of reasons. Note further that preparations for Phase III usually take a particularly long time, and that Phase III itself can continue for a long time, in a manner that is not reflected in the chart, which is for the sake of illustration only (the chart describes mainly the development stages in which the product is to date). For details regarding the development of products in the clinical phases, see Sections 6.5 below.

6.1.5           Investments in the Company’s equity and stock transactions

As stated in Section 6.1.2B above, between the date of incorporation and the Prospectus date, the Company has conducted 8 rounds of fundraising, in which it has raised approximately $121 million? The following are details regarding investments in the capital of the Company made during the two years preceding the Prospectus date:

A.
On March 19, 2008 and on April 7, 2008, the Company issued an aggregate of 5,400,000 redeemable Preferred H Shares of the Company in consideration for USD 27 million, at a price reflecting USD 5.00 per Preferred H Share.

B.
On May 17, 2010, another round of fundraising was completed, in which the Company issued 2,000,000 Preferred H Shares of the Company and 300,000 warrants for Preferred H Shares, in consideration for USD 10 million and deferral of redemption rights of Preferred H Shares until after August 2011 (instead of September 2010), at a price reflecting USD 5.00 per Preferred H Share, for auxiliary warrants and for deferral of redemption rights. On October 18, 2010 the said warrants were exercised into preferred shares H in consideration for USD 1.5 million.

Note that the conversion ratio of Preferred H Shares to ordinary shares on the eve of the offer stood at 1:1. For further details regarding the investments made in the capital of the Company during the past two years, see Section 3.4 above. To the best of the Company's knowledge, during the past two years, interested parties did not perform any substantial transactions with the Company.

6.1.6	Payment of Dividends

Since its incorporation, the Company has never paid dividends, and as at the date of the Prospectus, the Company has no dividend policy. The Company does not intend to pay dividends in the near future.

Furthermore, as at the Prospectus date, the Company does not have any profits that can be distributed under the corporate law of the State of California.

 For details regarding the resolution of the Stock Exchange with regard to deducting taxes at the source on securities of a company that is subject to the taxation laws of the U.S., see Section 2.3.4 above.

6.2	Financial Information

Below is financial information derived from the Company's financial reports (for the complete report see Section 9 below):

	Year ending December 31
	2010	2009	2008

Thousands of USD
Income from licensing agreements and from research and development services	5,201	2,655	17,276
Cost of research and development services	1,200	1,712	1,719
Research and development expenses (net)	18,682	15,744	18,726
Management and general expenses	6,340	5,087	5018

Financing income (expenses) – net	(538)	87	722
Taxes on incomeaa	(283)	(160)	1,667
Profit (loss) for the period	21,842	(19,641)	(9,132)
Loss per ordinary share – basic and diluted	(6.58)	(5.80)	(2.76)

Total assets and  liabilities and equity* of the Company as of December 31, 2010, December 31, 2009 and December 31, 2008 stood at approximately 17,571 thousand USD, 15,690 thousand USD, and 36,374 thousand USD, respectively.

(*) Total liabilities and equity include redeemable preferred shares from Series H for a total of 38,500 thousand USD as of December 31, 2010, and 27,000 thousand USD as of December 31, 2008 and 2009.

For explanations of the Board of Directors regarding the results of the Company's operations, see the Board of Directors' report at the end of this Chapter.

6.3	General Environment and Effect of External Factors on Operations of the Company

The following macro-economic trends, events, and developments may affect the Company’s operations:

6.3.1	Technological development and competition

Since discovery of the RNAi mechanism in the late 1990s, R&D companies have begun developing RNAi-based drugs. The market for drugs based on RNAi is only emerging at present, but it is considered to be having a potential for significant growth in the next decade18. Nevertheless, as at the Prospectus date, no regulatory approvals have been granted to market siRNA therapeutics. The scientific evidence supporting the feasibility of developing drugs based on siRNA is limited, and therefore it is possible that such drugs will prove to be ineffective for use in humans. Furthermore, the field of siRNA development is dominated by companies with very a strong intellectual property estate, which may cause difficulties for the Company's technology development effort, and/or may require obtaining suitable licenses. In addition, new technologies, intellectual property, and/or drugs may be developed by other companies that will compete with the Company's products, resulting in a decrease in the demand  for the Company's products, perhaps in a complete lack of such demand, which will stop development because of  lack of future profitability.

18
According to  Jain Market Report, October, 2010. The market for RNAi technologies including reaarch and drug development  is estimated to be 2.7 billion $ in 2009  and estimated to grow to 7.5 billion $ in 2014 abd to 18.8 billion  $ in  2019.

6.3.2	Regulatory Changes

Amendment and increased severity of regulatory requirements for obtaining marketing approval for the products developed by the Company and/or to conduct clinical trials may lead to an extension of the timetables planned for the development of the Company’s products, and may increase the costs of development of these products considerably.

6.3.3	Government and Health Authority Policy

Changes in government policies regarding pharmaceutical research and development may cause the Company not to be able to secure certain government grants for research. For information about the grants the Company received under the US health system reform, see section 6.5.12H below. This may increase the Company's expenses and/or delay the accomplishment of its plans. If the Company's products are approved by the regulatory agencies for marketing, government policy changes can affect the pricing of pharmaceutical, the entitlement of insured parties (both hospitals and patients) to reimbursement from government health administration authorities for use of drugs as well as insurance coverage for the use of drugs, thereby affecting the demand for such drugs and/or the profitability of the Company

6.3.4	Macro-economic environment

Economic downturn or drop in the share prices of drug companies can render difficult for the Company to find partners for its development projects and to raise the financial means necessary for financing the Company’s research and development projects and to adversely affect the readiness of collaborators to continue investing in the development process. Likewise, exchange rate fluctuations of the New Israeli Shekel (NIS) against the dollar can affect the Company's financial results (for details about the Company's exposure to exchange rate fluctuations of the NIS against the dollar, see Section 6.6 below).

The extent to which the above events can affect the Company, if at all, depends on the magnitude, scope and duration of the events, and on the Company's ability to cope with them in the future. For additional information about the general environment and the effect of external factors, see also the description of risk factors in Section 6.6 below.

6.4	Description of the Operations of the Corporation

6.4.1	General Information on Field of Operations

A.	The field of drug research and development

The field of drug research and development is dominated globally by large international pharmaceutical companies capable of allocating the vast resources required to complete all the stages of development and marketing of drugs. In addition to the international pharmaceutical companies, smaller companies and research institutes also engage in the research and development of drugs. As research progresses, the smaller companies usually seek to form collaborations with the international drug companies. Collaborations may be formed at any stage of development, from the relatively early stage of target gene discovery, through the stage of initial discovery of a potential drug, and to the stage of clinical trials and proof of drug efficacy on patients. Such collaborations enable small companies and research institutes to finance their studies, complete the development of drugs, and at times to market them, consistent with their strategic goals.

B.	The Process of Discovery and Development of Drugs

The process of discovery, development, and approval of drugs is long and complex. It usually includes the following principal stages,19 in which transition from certain stages to the next may involve compliance with criteria imposed by the regulatory authorities:

1.
Identification of target gene and discovery of molecules for use as a drug. This stage includes identification of the target genes and understanding of their biological activity and mechanisms that cause disease. During the stage of discovery of a novel treatment, it is necessary to understand which mechanisms and/or genes are responsible for the development (pathogenesis) of a specific disease, and accordingly, which cells/tissues constitute a target for treatment or prevention of the disease. After identifying the target genes, molecules are synthesized and their effect on the target genes/protein is tested. In the case of RNAi-based drugs, siRNA molecules are generated according to the sequence of bases of the target gene, and tested for their inhibitory or silencing effect on the selected target gene. This stage of the process of identification also includes examination of the ability to deliver the potential siRNA molecules to the relevant cells and tissues.

19	This is a general description of the stages, and approval proceedings for various drugs may vary.

2.
Lead optimization and drug candidate nomination. In this stage, the candidate compounds are chemically modified to optimize the drug characteristics of stability and efficacy, and the kinetics of its biological activity. The results of this stage, known as optimized lead candidates, are tested in animal POC studies to demonstrate the efficacy of the drug in models that simulate the disease for which the drug is being developed.  When successful, candidate compounds are nominated as product or drug candidates for formal clinical development.

3.
Preclinical stage. The preclinical stage includes production of the candidate drug for the purpose of conducting experiments under stringent conditions to test whether the candidate drug has toxic side effects and to characterize its activity on animals. The purpose of this stage is to prove efficacy and safety in animals before submitting an application to commence clinical trials in humans to the competent authorities (the FDA in the U.S., the Ministry of Health in Israel, and the EMEA in Europe). The results of preclinical trials, together with information about production and other analytical data related to the compound, are submitted to the FDA as part of the IND application. As a rule, the IND is given automatic force within 30 days of the date of its receipt by the FDA, unless the FDA asks, during that period, for clarifications regarding the clinical trials requested in the IND. In this case, it is not possible to commence clinical trials until all the issues have been addressed. In the Company's experience, in most cases, the FDA requires clarifications in relation to safety issues.

4.	The clinical trial stage20

20
The development and approval procedures described above reflect mostly the process employed vis-à-vis the U.S. health authorities (the FDA). Procedures involving Israeli and European authorities are similar in principle.

Clinical trials study the safety and efficacy of the candidate drug in humans. Clinical trials are conducted in accordance with the trial protocol that includes the objectives of the trial, parameters for testing its safety, and criteria for determining the efficacy of the drug. All protocols are submitted to the FDA as part of an IND. Clinical trials must be performed in accordance with the FDA's Good Clinical Practices Requirements. Every clinical trial protocol must be submitted for the review and approval of an independent review committee at the institution at which the trial is to take place, and/or of such a committee at the institution overseeing the trial (Independent Review Board IRB), as well as for periodic review and approval at least once a year. The aforesaid committee must consider, inter alia, the clinical trial protocol, the form of patient consent to participate in the trial, ethical issues, and the safety of participants in the trial. The FDA has the authority to enforce a temporary, partial, or final cessation of the trial at any time, can impose restrictions, or require compliance with other requirements if, at its discretion, the clinical trial is not being conducted in accordance with its instructions or if it constitutes an unreasonable risk to participants. The IRB Committee has similar authority.

In general, clinical trials take place in three phases. At times the phases overlap, and at other times a fourth Phase is added after approval of the drug. The following are details of the phases:

(a)
Phase I. This is the first clinical stage in which an initial study on humans is conducted to assess the safety of the drug and the maximum dose that can be safely administered to patients. At times, additional tests are also conducted during this phase, such as distribution of the drug in the body and its elimination from the body, the duration of its presence in the blood, its bioavailability, which is the rate at which the drug is absorbed or becomes available at the site of physiological activity after administration., etc. Usually, Phase I studies are conducted on healthy volunteers, but in some cases the studies are performed on patients.

(b)
Phase II. In this phase, initial tests of drug efficacy are performed on patients. Usually, the number of participants in this Phase is relatively limited. An attempt is also made to determine the optimal dosage of the drug for treating patients, and the optimal method for delivering the drug in the body. At the same time, the safety of the drug continues to be tested. At times, additional interim phases, known as Phase IIa and Phase IIb, are also conducted. These interim phases are not defined officially by any statutory or regulatory body, but Phase IIa usually relates to safety studies and preliminary evaluation of efficacy as part of Phase II, whereas Phase IIb relates to the study of biological activity, safety and tolerance and the determination of optimal dosage.

(c)
Phase III. Following positive findings in the previous phases regarding the safety of the drug, and an indication as to the most effective dosage, the drug is examined on a larger number of subjects (hundreds or thousands), and at a large number of medical centers. The objective of this phase, which requires even more extensive commitment of time and resources, is to prove the efficacy and safety of the drug in a large number of patients, to enable better simulation than in previous phases of the manner in which the drug will be used in practice. Following successful completion of this phase, applications are submitted to the health authorities to obtain authorization to market the drug. Before granting its consent, the FDA usually requires that two independent clinical trials be conducted in Phase III.

The performance of clinical trials in any of the above phases requires the consent of the regulatory authorities in the countries where the clinical trials are conducted. Only positive results in preliminary phases can enable progress to more advanced phases, as described above.

The development process described above can take many years and requires large financial investments to complete. Note that despite the fact that many companies are developing drugs and are in various stages of the process of obtaining the regulatory approvals, only a small number of new drugs reaches the stage of final approval for marketing (i.e. successful completion of Phase III and NDA approval), usually after investment of tens or hundreds of millions of dollars in development, and after a lengthy development period.

5.
Submission of New Drug Application (NDA) and Approval. After the clinical trial phase has been successfully completed and the results of all phases have been processed, an application is submitted for approval to market the drug. The application includes results of the preclinical and clinical trials, and detailed information about the production and composition of the candidate drug and about the proposed wording of the label that will appear on the product. FDA experts examine the information provided in the application to determine whether the safety and efficacy of the drug have been sufficiently proven to enable its approval. According to the goals and policies of the FDA under the Prescription Drug User Fee Act, or PDUFA, the FDA must complete its initial review of a standard NDA and respond to the applicant in ten months, and if the application is filed under a priority approval track (priority NDA), it must complete its review in six months. The FDA does not always meet its PDUFA goal dates for standard and priority NDAs. If the FDA requests clarifications and/or the developer submits additional information to the FDA, the examination period may be extended by a further three months. At the end of the examination period, the FDA may: (1) approve the drug, (2) reject the application to approve the drug, or (3) request further information or studies.

The FDA has various accelerated approval programs (“fast track,” “priority review,” “accelerated approval”) to speed up and facilitate receipt of approval of certain drugs and/or applications for approval based on clinical trials that rely on surrogate endpoints21 or that are slated for limited distribution. As a rule, drugs that qualify for one or more of the above special approval tracks are drugs for life-threatening diseases, that have the potential to cure currently incurable diseases, or that provide a significant improvement over existing treatments.

6.
Phase IV. This phase includes clinical trials or studies conducted: (1) at the demand of the entity financing the study, after FDA approval to market the drug has already been granted, for a variety of reasons such as finding additional markets suitable for the drug, examining interactions when combined with another drug, or testing the drug on another test group (such as pregnant women); or (2) at the demand of supervisory authorities, usually to conduct safety follow-ups. These studies are known as post-marketing follow-ups and are conducted in order to obtain further experience in treating subjects and to document the clinical benefits of the drug, in the case of drugs approved following a fast-track process. If a company conducts Phase IV trials, it can make use of the data accumulated in these trials to comply with FDA requirements. Failure to perform this phase can lead to cancellation of the approvals granted by the FDA in the fast track approval process, restriction of the drug to certain uses only, etc.

21
Surrogate endpoint is an alternative measure of the effect of a certain treatment, that correlates with a real clinical endpoint, the purpose of which is to assess clinical benefit based on epidemiological, therapeutical, patho-physiological, or other evidence when measuring a “true” clinical endpoint is problematic, for exmple patient mortality. Clinical endpoint refers to occurrence of a disease, symptom, sign or laboratory abnormality that constitutes the target outcomes of the trial.

7.
Orphan Drug Designation and Exclusivity. Some drug authorities, including in Europe and the U.S., may designate drugs for relatively small patient populations as orphan drugs. The FDA grants orphan drug designation to drugs intended to treat a rare disease or condition that affects fewer than 200,000 individuals a year in the U.S., or more than 200,000 individuals a year in the U.S. for which there is no reasonable expectation to recover the cost of development from sales. In the U.S., orphan drug designation must be requested before submitting an application for marketing approval. The significance of FDA approval of orphan drug designation for a particular indication is that the FDA may not approve any other application to market the same drug for the same indication for a period of seven years, except in limited circumstances, such as demonstrated clinical superiority to the product with orphan exclusivity. Competitors may receive approval for different drugs for the indications for which the orphan product has exclusivity. Note also that there is no change in the FDA's examination process as a result of obtaining orphan drug status.

As shown in the chart below, the process of development of small molecule based drugs, of the bulk of the drugs currently in development, takes typically up to around 15 years from the development stage to receipt of approval to market, as follows:22 (1) discovery of the drug, preclinical trials, and research and toxicity tests - around 6.5 years;  (2) clinical trials - around 7 years (around 1.5 years for Phase I to test safety; two years for Phase II to test efficacy and side effects in up to a few hundreds of participants; and around 3.5 years for Phase III to prove efficacy and to test for long-term effects in thousands of participants); and (3) FDA examination and approval process - around a year and a half.

22
This information is derived from the Pharmaceutical Research and Manufacturers of America - Pharma Industry Trade Group of America. See specifically http://www.innovation.org/drug_discovery/objects/pdf/RD_Brochure.pdf  and  http://www.phrma.org/innovation

The Company endeavors to shorten the research and development process of siRNA-based drugs compared to the process of identification and development of small molecule based drugs. Several factors can potentially contribute to such shortening of the development process: (1) The process enables faster transition from the stage of target gene identification to that of the design of the siRNA molecule and lead optimization and further, to the definition of the candidate drug for development (used in achieving the  pre clinical POC), and to the preclinical studies that enable the INDs; (2) RNAi has the ability to target any gene, and thus has the potential ability to inhibit any protein that is coded by it. By contrast, small molecules can inhibit only proteins of certain types; (3) there may be better correlation between the results of animal studies and trials on humans, since the siRNA molecules can be designed so that they act identically against the human gene and in a wide variety of animal species; (4) siRNA compounds have been found to have low toxicity and can be chemically modified to improve their stability and to reduce the undesirable activation of the immune system. Note that the Company cannot estimate whether the abovementioned factors will indeed enable a faster research and development process. Furthermore, the research and development of siRNA-based drugs is innovative and ground-breaking, and might encounter many difficulties that may not permit completion of the research and development, or may not accelerate development times compared to the development of drugs based on small molecules.

The following chart describes the process of development, through the beginning of the clinical stages, of siRNA-based drugs, compared to the process of development of small molecule based drugs:

C.	The R&D Process in the Company

1.
General: At the Prospectus date, the Company’s activity is carried out in the first three stages described above: the phase of identification of the target and discovery of the molecules, the preclinical phase, and the clinical trial phase - up to Phase II.

As described above, at the Prospectus date, the Company's activities are focused on development of synthetic short-interfering RNA (siRNA). RNAi is a natural process occurring in cells by means of siRNA, which selectively silences the action of specific genes. Genes are the body's information units, and provide cells with instructions to create the proteins that they encode. Many diseases are caused by the abnormal behavior of proteins.

The ability to selectively inhibit the expression of a target gene related to a particular disease carries enormous potential in the field of drug development for a wide range of diseases, including viral ones. The DNA molecule is double-stranded, composed of four nucleic acids called nucleotides. The information in the DNA is transcribed and translated into proteins by the mRNA. Although the predominant form of RNA is a single-stranded molecule, cells also contain fragments of double-stranded RNA, which are processed into siRNAs that act as guides for the sequence-specific silencing of target genes. With the aid of a protein complex, the guide-strand siRNA connects with an mRNA molecule having complementary nucleotide sequences, inducing its degradation and thereby silencing the corresponding target gene.

Although there are currently no RNAi based drugs that have been approved for marketing, such therapeutics are in development by several companies based, among others, on the assessment that they may have several potential advantages over traditional drugs:

•
RNAi-based drugs are not limited to inhibiting proteins with given specific characteristic such as those required for the action of small molecules or antibodies. RNAi-based drugs act to suppress the mRNA (via base pairing of RNA strands, which is generally uniform across most sequences) that codes for the protein rather than directly inhibiting the protein. Therefore, they can potentially treat a wide variety of diseases or conditions for which an abnormal gene function or a viral agent is identified to be the cause or an essential contributing factor. As a result, certain diseases,  which cannot be treated with traditional drugs because the target protein cannot be inhibited by a small molecule or a neutralizing antibody, may respond to treatment by siRNA-based drugs.

•
Safety and precision. Because RNAi is a naturally occurring process in the body, and because siRNA molecules consist of nucleic acids, use of siRNA-based drugs and their derivative products resulting from the body's metabolism may be safer than other drugs. RNAi-based drugs may reduce or prevent entirely some of the side effects associated with traditional small molecule drugs, as they can be designed to selectively inhibit expression of disease-associated target genes, with minimal interference with other genes in the body.

•
Mechanism of action (potential for inherent increased activity). RNAi-based drugs may have higher potency than certain small molecule drugs because one siRNA molecule may trigger the silencing of multiple target mRNA molecules, thus potentially blocking the synthesis of many protein molecules.

•
Shortened and simplified drug discovery process. When a target gene is identified, the siRNA drug candidate is rationally designed for the sequence-specific silencing of that gene. This standard process typically takes several months and results in the identification of a drug candidate ready for animal studies. By comparison, the process of identification of small molecule based drugs is more expensive, takes much longer time, and consists of several optimization cycles, including chemical synthesis, extensive screening, testing for chemical qualities (such as solubility), and testing for activity. The process often takes several years.

Note that the Company cannot estimate whether all or some of the abovementioned potential advantages will materialize along the full course of the research and development process of siRNA-based drugs, a process that is innovative and ground-breaking, and may encounter many difficulties that may not permit completion of the research and development at all or as planned.

As at the Prospectus date, the principal challenge in the development of RNAi-based therapeutics are  the delivery of siRNA molecules to the desired organ and cells for treatment of specific diseases,  and the generation of chemically stable   siRNA molecules, that is able  to specifically to  silence a target gene (a)Efficient delivery of an siRNA based drug is more complex than that of a small molecule based drug or of an antibody for two main reasons: (1) fast degradation and excretion of siRNA molecules from the body; and (2) physical barriers, such as many layers of tissue before the siRNA penetrates the target cells and performs its biological action. Therefore, the systemic delivery of synthetic siRNA (which is chemically modified and thus protected against rapid degradation) into the relevant tissue and cells of the particular organ in the body is a complex challenge.

(b)           As described above, typically, siRNA degrades quickly in the body. Rapid breakdown in the body limits the duration and magnitude of the potential therapeutic activity of siRNA. Effective drugs need to be stable in body fluids and in cells to ensure an adequate efficacy, necessary to obtain the desired therapeutic response. Chemically modified siRNA must achieve an optimal balance between stability, biological activity (efficacy), and low toxicity since the safety profile of siRNA therapeutics depends on the fact that they can be easily degraded in the body into naturally occurring building blocks.

(c)           Specificity. For siRNA to be an effective drug, it must specifically and exclusively silence the target gene without causing undesirable side effects. One concern in siRNA-based drugs, among others, is their potential to bind to imperfectly matching mRNA, a phenomenon known as cross-hybridization (also known as off-target). Another concern is unwanted innate immune reactions.

2.	Discovery and Development of New Drugs

The Company's activity in the discovery and development of new drugs can be divided into the following:

(a)
Identification of “attractive” clinical indications: identification of indications that are attractive due to the potential development path  (including the level of complexity of the clinical trials), for the size of the potential market, and for the Company's ability to design and deliver modified siRNA molecules to the target organ and cells, and to select the clinically relevant method of administration of the drug to the chosen organ to treat the disease.

(b)
Selecting indications relating mainly to ischemia and oxidative stress (a field on which the Company focuses). From the potential indications obtained at stage (a) above, the Company chooses the ones that are associated with ischemia and oxidative stress, which are the pathological cause of numerous diseases in various organs, enabling the potential use of a single siRNA for multiple indications. Furthermore, the Company focuses on diseases that represent unmet medical needs with a significant commercial potential.

(c)
Use of the Company's pool of target genes. The Company often uses proprietary target genes  (from the pool of targets identified in the past using the BiFARTM platform as essential for diseases linked to ischemia and oxidative stress) in order to identify potential siRNA candidates for inhibiting these specific target genes.

(d)	Synthesis of stable siRNA molecules selected with the aid of the Company’s proprietary software, and testing of the activity of these molecules in vitro and in vivo for every disease.

(e)	At the end of the process, new lead siRNA molecules are obtained that inhibit the selected target genes and potential drug candidates are selected for the desired indications in each organ.

At each of the above stages, the Company's researchers, medical team, marketing personnel, and intellectual property experts work together to maximize the future success of the clinical trial, commercialization, and marketing stages (for further details about the Company's research and development activities, see Section 6.5.12).

3.	The following chart illustrates the research and development process at the Company:

6.4.2	Restrictions, Legislation, Standards and Special Constraints Applying to the Field of Operations

At the Prospectus date, the Company's operations are mainly focused on the development of siRNA molecules/candidate drugs and these are currently in the preclinical and clinical stages (up to Phase II). Drug development activities from the initial clinical development stage (Phase I) onward are subject to regulation that has developed because of the public need to supervise such products. There are a variety of authorities in different countries that supervise drug development processes and ensure that the drugs manufactured and sold in the country comply with high standards of safety, efficacy, and quality. Activities relating to animal experiments are also subject to regulation. Likewise, there are regulations and guidelines in place for research and manufacture in the field of medicines, which specify the accepted rules for conducting research and manufacture, such as Good Laboratory Practice, Good Clinical Laboratory Practice, and Good Manufacturing Practice.

The main regulations that apply to the Company fall in the following two areas:

1.
Regulation that applies to clinical trials. The Company must meet the regulatory requirements that apply to the country in which the clinical trials are conducted.  At the Prospectus date, the Company is conducting or intends to conduct clinical trials in the USA, Canada, Israel and Europe. Requirements include: approval of the trial protocol (under a specific IND in the USA, Canada, or Israel, as applicable23); submission of applications for amendment of the protocol; reporting extraordinary events such as those relating to the safety of use of the drug; and routine annual reports on the progress of trials and on the results, to enable progress on the various clinical trial phases. In addition to governmental authorities, the clinical trials are subject to the approval by the ethics committees of the institutions at which they are being conducted. Where necessary, the Company will answer questions and provide clarifications for issues raised by the ethics committees.

2.	Intellectual property. For details see Section 6.5.13 below.

For details of the drug development processes, see Section 6.4.1B above. For details about restrictions on the Company’s operations and its supervision , see Section 6.5.16 below.

6.4.3	Changes in the scope of activity and profitability of the field

23	Israel accepts the US IND.

The field of drug development in which the Company operates is characterized by considerable investments, extensive effort in complex research and development, the controlling activity of a broad regulatory system and significant uncertainty concerning the efficacy and safety of the resulting products, entry barriers, and competition. Only a small number of drugs that commence the development stage obtain marketing approval, and as a result, the costs are high and the probability of success is relatively low. Costs  increased considerably due to ever stricter standards employed in conducting clinical trials, requiring, among others, a large number of subjects and imposing stringent criteria for testing during the trials.

The pharmaceutical industry is dominated by large pharmaceutical companies. In recent years there has been an increasing trend of mergers between companies, creating enormous conglomerates in this field. The large pharmaceutical companies are interested in collaborating/partnering mostly with companies that have products in relatively advanced clinical stages of development with strong commercial potential. Collaborations, as noted above, assist the smaller pharmaceutical and research companies in financing their continued operations in research and development.

6.4.4	Technological Changes

As described above, the Company's research activities are based on the use of technology making use of the biological mechanism known as RNAi. Discovered in 1998, this novel technology is currently considered to be the leading gene silencing technology for research purposes, with a  potential to become a technology for the development of new drugs. Potentially, siRNA molecules can act against any disease-causing gene, in any cell-type, or tissue, including those that have been considered “undruggable” to date using small molecule based or protein- and antibody-based drugs. The Company started using siRNA soon after the discovery of the technology, in 2001, and since then, with development of the field, has focused on implementation of its abilities to siRNA therapeutics discovery and development. The field of RNAi is still in its infancy, and there is a constant need for technological improvement and optimization of siRNA, mainly in the field of drug delivery. To date, no drug development based on RNAi technology has been completed successfully anywhere in the world.

6.4.5	Critical Factors for Success in the Field of Operations

In the Company’s opinion, the critical success factors in the field of operations are as follows:

A.	Raising sufficient financial resources to achieve development goals.

B.	The ability to commercialize the products and technology.

C.	The ability to plan and conduct clinical trials in order to obtain regulatory approvals.

D.	Continuous focus, creation and maintaining of a competitive advantage in all aspects of technology, know-how, and the protection of intellectual property and patents.

E.	Cumulative knowledge base and experience of the human resources

F.
Capability to enter into collaborations with appropriate entities: leading scientists, clinicians, research institutes, biotechnology companies, university laboratories, other pharmaceutical companies, etc.

G.	The ability to maintain a pool of alternative, broad and flexible development programs for the eventuality that current plans fail.

H.	The ability to shorten development times.

I.	Creation, maintenance, and continuous update of a scientific knowledge base.

J.	Timely progress in the development stages of products, and especially success in Phase II clinical trials.

6.4.6	Principal Entry and Exit Barriers of the Area of Operations

In the Company’s opinion, the entry barriers are the following:

A.	Limited access to patent-protected technology and know-how.

B.	Expert knowledge, science and extensive experience required in relevant areas of research and development.

C.
Intellectual Property and Patents (patentability, freedom to operate). It is necessary to examine whether any third party patents could prevent development, production, and marketing of the products of the Company if when their development is completed (freedom to operate). It is also necessary to evaluate the patentability (ability to protect with patents and other methods) of Company’s products and their uses (to the extent that such development is completed) to assure the Company’s competitive edge.

D.	Resources: high-risk, high-level capital investments.

E.	Strong competition from other drug developers.

F.	Regulation: obtaining regulatory approvals for drug development.

G.	Reputation.

6.4.7	Alternatives to Products in the Field of Activity and Changes to Them

The Company's products will compete with other drugs and treatments that are already or will be on the market if and when the Company’s products are approved for marketing. Moreover, other pharmaceutical companies, biotechnology companies, universities, government agencies, and research organizations are currently in various stages of research into products aimed at the same market at which the products that the Company is developing are also aimed. Some of these have financial resources, technical resources, production, and marketing capabilities that are greater than those held by the Company.

The Company's ability to compete depends, to a considerable extent, on its ability to develop and design products that are better than those on the market, and on the external factors described in Section 6.6 below.

For details of alternatives to the specific products developed by the Company, see Section 6.5 below.

6.4.8	Structure of the Competition in the Fields of Operation and Changes in It

As stated above, the drug industry worldwide is a very large field, highly developed, and intensely competitive. Several competitor companies are currently active in the field of development of siRNA-based drugs, for example, Alnylam Pharmaceuticals, Inc., Marina Biotech and RXi Pharmaceuticals Inc. To the company's knowledge, as at the date of this prospectus, these companies are not developing drugs for the same indications for which the Company currently develops drugs. In addition several companies are developing competing drugs that are not siRNA-based. Therefore, there is a constant risk that a competitor will obtain marketing approval for a developmental drug for a given disease before the Company does. In the Company's assessment, the Company has a competitive advantage by virtue of the large number of products that are at various stages of development; the Company's ability to develop drugs from advanced research stages of identification of target genes to clinical trials; the siRNA technology that it owns; and the technology and intellectual property rights that it owns. For further details on the competition, see Section 6.5.10 below.

6.5	Products

As described above, at the Prospectus date, the Company has 3 candidate drugs in clinical development for 5 indications, and 5 research and development programs at earlier stages of development. In addition, the Company is continuing to advance the technological development of synthetic siRNA molecules and delivery methods of siRNA-based drugs to various organs and tissue.

The following are details about products developed by the Company currently in clinical stages.

6.5.1	PF-655 for DME and wet AMD

A.	General

PF-655 is a chemically modified synthetic siRNA molecule designed to inhibit the expression of a gene, the expression of which is induced by lack of oxygen (hypoxia-inducible gene RTP801). This gene was discovered by the Company using the BiFAR™ platform and identified as potentially linked to the development of diseases connected to oxidative stress. In September 2006, the Company granted an exclusive worldwide license to Pfizer for the use of the PF-655 molecule for all indications. At the date of the Prospectus, the drug candidate for the treatment of AMD and DME is in Phase II. In March 2011, the Company and Pfizer agreed that a Phase IIb clinical study in DME would be conducted. The Company will be responsible for and conduct such Phase IIb at its own expense. For details about the collaboration agreement with Pfizer, see Section 6.5.21A.

Preclinical trials - The activity of PF-655 was tested in preclinical studies conducted by the Company on an accepted model for AMD in mice, the laser-induced choroidal neovascularization (CNV) model. The following results were observed in these studies: (1) PF-655 inhibited the expression of its target gene RTP801 in the target tissue (in the choroid); (2) inhibited abnormal blood vessels growth and blood vessel leakage. This result was dose dependent. Additional studies in the same model, in which PF-655 was compared with Macugen® (a VEGF24 inhibiting drug, approved for AMD) and with VEGF inhibiting antibodies, showed superior performance of PF-655 as an inhibitor of blood vessel growth, and demonstrated that the drug mechanism of action is different from that of VEGF inhibitors. Therefore, the molecule PF-655 may have an advantage in cases where drug-induced VEGF inhibition is not effective or harmful. Further, the activity of PF-655 was tested in a mouse model in which diabetes was induced through a chemical substance (STZ). In this study, the target gene RTP801 was silenced through either knock out or treatment with PF-655. In both cases, there was a significant reduction in blood vessels leakage, providing evidence that use of PF-655 may be effective for treating ocular side effects of diabetes (such as DME).

PF-655 was found to be resistant to degradation in body fluids, suggesting that it may persist for several weeks after intravitreal injection. In studies for drug distribution  in the body following a single intravitreal injection in animals, the drug was found in the blood in very small quantities, demonstrating a favorable distribution profile that enables long-term activity in the eye without significant systemic exposure. In pre-clinical toxicology studies in animals, a mild, reversible ocular inflammation was observed in a small number of cases. The inflammation was not dose dependent, and no systemic toxicity was observed.

24	The protein responsible for creating new blood vessels after various types of stress such as lack of oxygen or injuries.

Clinical trials - Phase I clinical trials of a single intravitreal injection included two study groups. The first (stratum I), included 27 patients with advanced stage AMD who had not responded to earlier treatments and who were assessed as unlikely to respond positively to any other pharmacologic treatment (Lucentis, Macugen, PDT, or steroid-based therapy) or to laser treatment. The second group (stratum II) included 27 patients with less advanced stage disease; the assessment for these patients was that they may respond positively to medicinal or laser treatment. The primary objective of the trial was to test the safety of the drug; a secondary objective was to test efficacy (though the study was not design to achieve statistical significance in this aspect), i.e., changes in visual acuity. The results of the trial in the first group did not show drug related adverse events in human The results of the trial in the second group showed that approximately 80% of patients who were treated with the drug experienced stable and significant improvement two weeks after intra-ocular injection of PF-655. In a visual acuity test, all treated patients showed improvement of four letters (about one line) at 28 days after a single intravitreal injection, suggesting that PF-655 may be effective in treating AMD in humans.25

Phase I safety trials conducted on AMD patients, together with additional safety trials conducted on animals by Pfizer, formed the basis for continued development and enabled a transition to Phase II in AMD and DME.

Until the date of this Prospectus Pfizer was responsible and conducted clinical trials of PF-655 worldwide. Within the collaboration with Pfizer, the Company received updates from time to time. Furthermore, the Company conducted clinical trials on PF-655 in Israel, under the management of Pfizer. The Company was involved in the decision-making process regarding the trials through the steering committee for the projects. As at the date of the Prospectus, based on interim results received in November 2010, Monet Study continues as planned and is conducted by Pfizer with the collaboration of the Company. The Degas Study was terminated and based on its results, and the agreement with Pfizer (as detailed in section 6.5.21a), the Company is preparing to manage and conduct a Phase IIb clinical trial for DME. The Company will perform the study at its own expense in order to evaluate higher doses of PF-655, following the results of the Degas Study. (For additional details about the Phase IIb study, see Section B below).

25	Results were presented at a scientific conference (the ARVO Annual Meeting) in 2009.

B.	Development of PF-655 for DME

DME is a result of microvascular retinal changes in diabetes patients and is the leading cause of vision loss in these patients. DME is one of the most common complications of diabetic retinopathy (DR), which is the primary cause of loss of vision in the majority of diabetes patients. According to estimates, some 9% of Americans (around 21 million) suffer from diabetes26. DME affects approximately 10% of diabetes patients, and some 75,000 new cases are diagnosed in the U.S. each year27.  According to estimates by Visiongain, the drug market for retinal diseases, including AMD and DR/DME will reach USD 9,092 million by 2023, with an annual growth rate of 11% for the period between 2007 and 2023.28

Currently, the standard treatment for DME is laser photo-coagulation (treatment with laser- high-intensity beam of light). Although laser treatment may slow visual loss, it rarely improves vision and is not suited for treatment of all cases of DME.29 Moreover, laser treatments are destructive procedures aimed at treating DR effects rather than its underlying etiology. Previous studies have shown that 25% of DR patients who underwent laser treatment lost at least 3 levels visual acuity after the treatment, and visual acuity improved in only around 12.5% of patients by 3 or more levels, 3 years after the treatment.30

At the Prospectus date, there are several other types of drugs used for the management of DME, including corticosteroid-based drugs31 and anti-VEGF drugs. At the Prospectus date, none of the above drugs have been approved by the FDA for the treatment of DME in the USA, but they are available in the U.S. and in Israel at the discretion of the attendant physician, for off-label use. In November 2010, Lucentis was approved for marketing in Europe for DME treatment. According to the Company's estimate, although, the approval of Lucentis for marketing in Europe will cause competition for PF-655 and toughen its market penetration, the approval of a drug for DME helps define and consolidate the market for alternative treatments for DME rather than laser.

26	Only about 55% are diagnosed

27	The above information is derived from DATAMONITOR DMH 2588 Summary of market attractiveness assessment, 2010.

28	Data derived from Ophthalmic Pharmaceuticals, 2009-2023 VISIONGAIN, Publication date: 15/01/2009.

29	See also: http://cme.medscape.com/viewarticle/556372_2.

30
This information is derived from Macugen Diabetic Retinopathy Study Group. A Phase II Randomized Double-Masked Trial of Pegaptanib, an Anti-Vascular Endothelial Growth Factor Aptamer, for Diabetic Macular Edema.” Ophthalmology 2005; 112(10): 1747-1757; and from Diabetic Retinopathy Clinical Research Network. A Phase II Randomized Clinical Trial of Intravitreal Bevacizumab for Diabetic Macular Edema.” Ophthalmology 2007; 114(10): 1860-1867 e7. The Company has not verified the accuracy of the data.

31	Corticosteroids are steroids with hormonal activity produced by the adrenal gland. Corticosteroids are produced synthetically as a drug and are used to treat inflammations.

In the Company's assessment, PF-655 has the potential to improve visual acuity in DME patients.PF-655 targets the Company’s proprietary gene RTP801, and has been shown to have a distinct mechanism of action compared to current investigative VEGF-targeting drugs. The novel mechanism of action offers potential for safer profile compared to VEGF inhibitors currently in development Likewise, laser treatment, the currently accepted standard of care, is destructive. In the Company's assessment, PF-655 also has a potential for less frequent dosing than competing therapies and potentially can be used in combination with other treatments currently being developed, that operate through a different mechanism of action.

At the date of the Prospectus, results were received in the Phase II study (the Degas Study), following 12 months treatment, summarizing the efficacy and safety of the product compared with laser treatment in DME patients.32 The clinical trial was conducted by Pfizer, in collaboration with the Company. Enrollment was completed in October 200933. Results were received in March 2011 based on 12 months follow up of all patients. This study evaluated the safety and efficacy of PF-655 in patients with diabetic macular edema (DME).  184 patients were randomly assigned to four treatment groups; three dose levels of PF-655 (0.4mg, 1mg, and 3mg) or laser. The study was designed with a primary endpoint of mean visual acuity improvements over baseline at 24 months.

Interim results at 12 months showed there were no drug related Serious Adverse Events (SAEs). Following 12 months of treatment with PF-655, a dose dependent improvement in visual acuity was observed with the best results achieved at the 3mg dose level. At this dose, the mean improvement from baseline on a visual acuity test was 5.8 letters for all patients enrolled in this dose group while in patients treated with laser photocoagulation control (the current standard of care) visual acuity improved by only 2.4 letters on average. The study was designed identify statistical significance threshold of p<0.1.  These result have statistical significance of   p=0.08.  Furthermore, in a separate secondary analysis of the 111 patients who completed the 12 months follow up34, the mean improvement from baseline on a visual acuity test in the 3mg group was 9.1 letters while in patients treated with laser photocoagulation control visual acuity improved by only 3.2 letters on average (p<0.01).

32	A comparative, prospective, randomized, multi-center study evaluating efficacy and safety of PF-655 versus laser treatment in subjects with diabetic macular edema.

33
Paitent enrollment is an ongoing process in which each patient enrolled recieves treatment shortly thereafter. Therefore, at the time patient enrollment is complete, some patients may have already completed treatments.

34
The rate of discontinuation (patient that did not complete treatment and follow up as per protocol )  in the 3 mg treatment group was 35%. In clinical trials with long duration, conducted in similar indications, a certain rate of discontinuation is expected.  The rate of discontinuation that was observed in this study is higher then that observed in similar studies.

The study was terminated at 12 months based upon this interim analysis suggesting that higher doses would be necessary to produce a therapeutic effect sufficiently superior to the current standard of care to benefit patients over the long term given emerging new therapeutic modalities.

Based on the results of this study and the demonstration of dose response of the PF-655, Pfizer and Quark have decided to conduct a phase IIb study in order to test higher doses of PF-655 and to determine the optimal dose to be included in the pivotal phase III studies.

Pursuant to the terms of the amendment of the license agreement with Pfizer dated March 2011, the Company will conduct, at its own expense, a Phase IIb clinical trial in DME to evaluate the efficacy to PF-655 compared to Lucentis, at doses higher than those studied in the Degas Study. The study will be conducted according to a protocol agreed upon between the Company and Pfizer. This will be a Phase IIb prospective, randomized study that will enroll more than 200 patients who will be treated with PF-655 via monthly intravitreal injection for a period of 6 months and as needed thereafter. The study design provides for an interim analysis point following 6 months follow up of patients and the study will be completed at the 12 months follow up point of all patients.  The purpose of the 6 months interim analysis is to determine whether futility has been demonstrated, in which case the Company has the right to terminate the study as detailed below.

Based on the 12 months follow up data of the study, which will be delivered to Pfizer and data analysis, Pfizer will have the right to (1) either make a milestone payment to the Company at that time, in an amount, which exceeds the anticipated cost of the trial and resume responsibility and costs for continued development; or (2) terminate its license agreement and return all rights to PF-655 to the Company.

The Company’s preparation for conducting the Phase IIb clinical trial, will include, among others, production of PF-655 required for the trial, preparation of the full protocol and its submission to the FDA, enrollment of clinical sites for the trial and executing agreements with them, as well as enrollment of patients to the trial. The Company estimates that the Phase IIb will be initiated during the first half of 2011 with the completion of the drug manufacturing for the study, Enrollment of patients will commence towards the end of 2011 and will last for approximately 12 months. Follow up of the patients enrolled is expected to last until the second half of 2013. It is noted that pursuant to the agreement with Pfizer, the Company has the right to terminate the Phase IIb clinical trial, if the 6 months interim report of the data monitoring committee (DMC) determines futility.

The Company’s assessment of the dates of completion and commencement of trials is a forward-looking statement. This statement reflects the Company's assessments, based on a variety of factors including the Company's experience to date in the conduct of clinical trials. The assessment may not materialize if the duration of the drug manufacturing is extended and/or the duration of the trial is extended due to patient enrollment difficulties (which may require, among others additional medical centers) and/or if the duration of follow-up of patients is extended in order to treat and follow-up possible side-effects and/or the clinical studies show at various stages results different from those expected by the Company; and/or if changes are made to the trial protocol; and/or changes in rate of enrollment and/or if additional administrative requirements are imposed by management of the institutes at which the trials are being conducted; and/or if regulatory requirements relating to the trials are changed; and/or if it is decided to stop the trials; and/or because of any number of unforeseeable factors, some of which are described in Section 6.6 below, regarding risk factors, including dependence on clinical trials, technological changes, protection of intellectual property rights, failure to complete development, failure to raise funds, and the intellectual property of third parties.  Note that the area of drug treatment for DME is relatively new. The approval of new drugs (such as Lucentis) can change the market standards for PF-655 and thus cause a change in the development plans such as the need to conduct direct comparison study of PF-655 with Lucentis.

The following are details regarding products competing with PF-655 for the treatment of DME:

Competing product	Disadvantages of the competing products compared with potential advantages of the Company's product
Photocoagulation by laser. Cauterization of leaking blood vessels by laser. It is the standard accepted treatment.	▪ Laser treatment may cause damage and even partial loss of night vision and of peripheral vision.
Lucentis (Roche) (inhibitor of VEGF, which is involved in the abnormal growth of new blood vessels), approved by the FDA for wet AMD and macular edema following occlusion of the retinal vein. As far as the Company is aware, Lucentis was recently approved in Europe for DME. Administered by intravitreal injection. Completed a phase III in DME successfully

▪     Not effective for all DME patients at the current dosage rate. Some patients with retinal edema have shown only partial response to anti-VEGF.35
▪     VEGF is an essential factor for the growth and preservation of blood vessels. Trials in animal models in which VEGF was suppressed over an extended period of time showed injury and loss of ganglion cells in the retina, which are essential for vision.
▪     Lucentis has a limited anti-inflammatory effect. Inflammatory processes play an important role in the development of DME. Thus, PF-655, which demonstrated anti-inflammatory characteristics when tested on animals, is likely to have an advantage over Lucentis.
▪     Lucentis is administered every 4-6 weeks. By contrast, PF-655 has a potential for less frequent dosage.

35     This data is derived from http://www.revophth.com/index.asp?page=1_14191.htm August 18, 2010.

Competing product	Disadvantages of the competing products compared with potential advantages of the Company's product
▪ PF-655 has a different mechanism of action; thus it may be useful for treatment in combination with other agents such as VEGF inhibitors.
VEGF Trap-eye by Regeneron (Bayer Health) showed positive results in Phase III trials compared with Lucentis in the treatment of DME.36 Administered by intravitreal injection.	Works by suppressing VEGF and it may therefore have the same deficiencies as Lucentis.
Iluvien (pSivida by license to Alimera) is an intra-ocular implant that releases fluocinolone acetonide ( a corticosteroid intended for the retina) for a period of up to 3 years.
In December 2010 the FDA turned down the approval and requested additional data37. In February 2011 positive data from the two-trial Phase III in DME were reported and will be submitted to the FDA in support of approval38.
 (Also in Phase II for AMD).

▪     The corticosteroids are anti-inflammatory. By contrast, PF-655 has additional characteristics, being also anti-angiogenic  (acts against the formation of new blood vessels) and anti apoptotic in addition to its anti-inflammatory properties.
▪     Steroid treatment has negative side effects such as cataracts and glaucoma.

Ozurdex (or Posurdex outside the USA) intravitreal implant (completely biodegradable) releasing the steroid dexamethasone is in phase III trials by Allergan for the treatment of DME.39	Also a corticosteroid. Therefore it is believed to have the same disadvantages as for Illuvien above.

Macugen® by Pfizer. As of the date of the Prospectus it is in Phase III trials for DME (approved for ADM). Macugen, approved for the treatment of wet AMD and marketed and sold outside of the USA by Pfizer and in the USA by Eyetech Inc., has recently been shown  to improve vision in patients with DME in a Phase III clinical trial

Trials in an animal model for AMD, comparing between Macugen® and PF-655 showed that PF-655 was more effective: it has better anti-angiogenic and better anti-inflammatory characteristics. In addition, PF-655 may be useful in combination treatment with Macugen®.

Note that the potential advantages of the Company’s product, integrally or partially, may not materialize in practice, even if development of the product is completed. The description of the potential advantages is intended to demonstrate the business rationale in selecting the candidate drug, and it does not constitute any estimate regarding the actual realization of the potential advantages. There is a significant risk that the potential advantages will not  materialize in practice.

36     The information is derived from Bayers and Regenerons publications available at http://www.empr.com/phase-3-studies-of-vegf-trap-eye-for-the-treatment-of-age-related-macular-degeneration-amd/article/191390/#

37     http://www.medicalnewstoday.com/articles/212487.php dowloaded March 6, 2011

38      Information taken  http://investor.alimerasciences.com/releasedetail.cfm?ReleaseID=547652

39     http://bmctoday.net/retinatoday/2010/06/article.asp?f=sustained--release-corticosteroid-delivery-systemsv downloaded March 6, 2011

C.	Development of PF-655 for Wet AMD

AMD is the principal cause of vision loss among the adult population. AMD develops when macular cells (light sensing cells in the center of the retina) do not function properly or fail completely. Wet AMD is the more severe form of the disease and accounts for approximately 10% of all AMD cases and about 90% of AMD-related cases of blindness. Wet AMD occurs when abnormal blood vessels grow in the layer of the vascular system immediately beneath  the retina, and blood leaks under the retina. This causes damage to the retina, which results in vision loss and eventually blindness. Of the 15 million Americans with some form of AMD, close to 1.8 million adults (40 years and older) have been diagnosed as having the more rapidly progressive wet AMD, with associated vision loss. Each year 200,000 new cases of wet AMD are diagnosed in the U.S. According to the U.S. National Eye Institute, the number of people with wet AMD in the United States will increase by approximately 50% to around 2.95 million by 2020. The market for AMD drugs posted sales of approximately USD 2.4 billion in 2009, and according to estimates it is expected to grow at an annual rate of 10% through 2014.41

The standard of care for wet AMD are currently the angiogenesis inhibitor drugs, Lucentis by intravitreal injection every 4-6 weeks and Avastin (off label) In addition treatments used include laser photocoagulation and photodynamic laser treatments aimed at controlling abnormal blood vessel growth. Laser treatments have been proven to limit the abnormal growth of blood vessels, but are destructive to the ocular tissues. Lucentis has been shown in clinical trials to improve vision in close to 29% to 40% of patients treated. Other currently available treatments have not been shown to restore a significant portion of lost visual acuity

In the Company's assessment, PF-655 has the potential of improving vision. It also has the potential for use in less frequent dosages than current therapies and it may be safer and more efficacious. It may also be useful in combination with existing or investigational therapies.

40	The above information is derived from data provided by the National Eye Institute, published on www.nei.nih.gov/amd/background.asp.

41	The information is derived from BCC: Ophthalmic Therapeutic Drugs: Technologies and Global Markets, Report Code: PHM031C, Published: April 2010, Analyst: Jackson Highsmith.

As of the Prospectus date, Pfizer is conducting a Phase II (Monet Study) trial is in collaboration with the Company in age-related wet AMD patients with choroidal neovascularization.42 The primary purpose of the trial is to test safety and efficacy in AMD patients with choroidal neovascularization, and the secondary purpose of the trial is to test the activity  of PF-655 compared to Lucentis. As at the Prospectus date, enrollment and dosing of all patients has been completed, and patients are currently being followed up. Interim results were received in November 2010, upon completion of dosing and a 4-month follow up period for all patients in the study. Such interim analysis showed that PF-655 produced increasing improvements in mean visual acuity over the 3-month dosing period.   Maximum effect was observed at 10 weeks when used alone and at 12 weeks when used in combination with Lucentis®, with mean visual acuity gains of approximately 6 and 9 letters respectively.  At 4 months, the primary time point, PF-655 was not numerically superior to Lucentis for mean visual acuity at any of the doses used in the study   At the interim analysis no dose limiting safety concerns were identified and the external Data Monitoring Committee recommended the continuation of the study as planned. The Company estimates that the Monet Study will be completed by the second half of 2011 at which time decisions will be made concerning the continuation of the development. The continuation of the development is at the discretion of Pfizer. The Company estimates that the decision of Pfizer as to the continuation of the development will be made during 2012 and such decision may be either to progress to a Phase IIb study or to terminate the development of the AMD program.

The information regarding the start of Phase IIb is a forward-looking statement. This statement reflects the Company's assessments, based on a variety of factors including the Company's experience to date in the conduct of clinical trials. The assessment may not materialize if it is decided to stop the trials, results of earlier clinical trials show results different from those expected by the company, and/or if changes are made to the trial protocol; and/or if additional administrative requirements are imposed by management of the institutes at which the trials are being conducted; and/or if regulatory requirements relating to the trials are changed; and/or if the duration of the trial is extended because of difficulty to enroll patients to Phase IIb (which may require, among other, additional medical centers) and/or if the rate of enrollment of patients to Phase IIb changes and/or because of any number of unforeseeable factors, some of which are described in Section 6.6 below, regarding risk factors, including dependence on clinical trials, technological changes, protection of intellectual property rights, failure to complete development, failure to raise funds, and the intellectual property of third parties.

42	An open label, multi-center, prospective, random study.

Note that the trial described above is not under the control of the Company but is managed by Pfizer, according to schedules determined by Pfizer. Moreover, in view of the approval of drugs for the treatment of wet AMD by the regulatory authorities, the field of drug therapies for AMD and its market are growing and are becoming intensely competitive. The nature of the market can affect long-term decisions by Pfizer regarding the marketing and commercialization of the drug (for example, by deciding to combine PF-655 with Macugen®, (marketed and sold outside the USA by Pfizer and in the USA by Eyetech, Inc.), and therefore may affect the development plan accordingly.

The following are details regarding products competing with PF-655 for the treatment of AMD:

Competing product	Disadvantages of the competing product compared with potential advantages of the Company's product
Lucentis (Roche-Genentech) (a fragment of the full antibody Avastin), administered by intravitreal injection. Approved by the FDA for wet AMD and the standard of care treatment for wet AMD.
Off-label use43 of Avastin, currently approved for treatment of various types of cancer. This drug is significantly cheaper than Lucentis. Head-to-head efficacy comparisons between Lucentis and Avastin will be available in 2011.

▪     PF-655 has  a different mechanism of action, and it is therefore likely to be effective in cases in which anti VEGF drugs are not sufficiently effective.
▪     PF-655 has a potential for less frequent dosing than competing treatments.
▪     PF-655 may be useful in  combination treatment with anti-VEGF drugs.

Macugen® (marketed and sold outside USA by Pfizer and in the USA by Eyetech, Inc), an anti-VEGF drug administered by intravitreal injection.	▪ Macugen® is an anti-VEGF drug, less effective than Lucentis. For details about the disadvantages of anti-VEGF drugs, see above.

43     In other words, the attendant physician may administer the drug to treat a different indication from the approved one.

Competing product	Disadvantages of the competing product compared with potential advantages of the Company's product
▪ In a comparative animal study, the Company's PF-655 was found to be more effective than Macugen®.
Visudyne (Verteporfin) of QLT /Novartis. Intravenous infusion used combined with laser treatment.	▪ PF-655 does not require laser treatment.
VEGP Trap Eye (Regeneron (Bayer Health)), administered by intravitreal  injection every two months. Recently published positive results from Phase III studies showing non-inferiority compared to Lucentis44. In February 2011 Regeneron submitted a Biologics License Application (BLA) to the FDA for approval of VEGF Trap-Eye for the treatment of wet AMD.  Regeneron's submission includes a request for Priority Review
▪ VEGF inhibiting drug. For details about the disadvantages of drugs based on VEGF suppression see above.
ATG3, CoMentis’s topical eye drop therapy for AMD. A proprietary ophthalmic formulation of mecamylamine a substance approved by the FDA for hypertension and as a treatment for the prevention of smoking. Also acting on VEGF-mediated neovascularization. As far as the Company is aware, as at the Prospectus date, the candidate drug is in Phase II for AMD in the form of eye drops.
▪ The mechanism of action comprised among others, VEGF inhibition. For details about the disadvantages of VEGF inhibitors see above.
Pazopanib (GSK) blocks various tyrosine kinase receptors, including VEGFR1 and 2, administered through eye drops. As far as the Company is aware, as at the Prospectus date, it is in Phase II.45	▪ VEGF inhibiting drug. For details about the deficiencies of drugs based on VEGF suppression see above.
Anecortave Acetate (Retaane) (Alcon Research). Administered via single injection of long acting formulation, active for 6 months	▪ The candidate drug failed did not meet its Phase III endpoint. Additional studies to test the drug for AMD are being conducted in the U.S.46
Perceiva (Sirolimus, rapamycin of MacuSight/Santen) which targets mTOR1, is in Phase II for AMD and DME by subconjunctival injection and by intravitreal injection
Literature data indicates a significant role of mTOR in ocular neuroprotection. Being an anti-inflammatory/antiproliferative drug (also due to mTOR inhibition but in inflammatory and endothelial cells), by inhibiting mTOR in retinal parenchymal cells (e.g. neurons), Sirolimus may have long-term negative effects on vision.

44      http://www.news-medical.net/news/20110222/Regeneron-submits-VEGF-Trap-Eye-BLA-to-FDA-for-treatment-of-wet-AMD.aspx

45     This data is derived from http://bmctoday.net/retinatoday/2010/06/article.asp?f=topical-drug-delivery-for-posterior-segment-disease.

46     This data is derived from http://cme.medscape.com/viewarticle/503094_5.

Competing product	Disadvantages of the competing product compared with potential advantages of the Company's product
E10030 (Ophthotech), a pegylated aptamer47 that binds and inhibits PDGF is in Phase II in combination with Lucentis. Phase I trials showed promising results
PDGF acts as neuroprotective factor also for retinal neurons. In addition its local function in microvessels is needed for their proper formation that includes pericyte retention. Thus, in the context of PDGF inhibition, although RPE migration and vasoproliferation are attenuated, new blood vessels that are still formed are expected to be more leaky than in the absence of PDGF inhibitors (the aptamer). PDGF inhibitors may also have long-term negative effects on vision.

Note that the potential advantages of the Company’s product, integrally or partially, may not materialize in practice even if development of the product is completed. The description of the potential advantages is intended to demonstrate the business rationale in selecting the candidate drug, and it does not constitute any foresight regarding the realization of the potential advantages in practice. There is a significant risk that the potential advantages will not materialize.

6.5.2	QPI-1002 for Treatment of AKI and DGF

A.	General

QPI-1002 is a chemically modified synthetic siRNA molecule designed to temporarily inhibit the expression of the gene p53, believed to play a significant role in the development of AKI. QPI-1002 is being developed for the prevention of AKI in patients undergoing major cardiovascular surgery and for of the prevention DGF in patients following kidney transplants. In August 2010 the Company granted Novartis an option for an exclusive world-wide license for QPI-1002 for all indications. For details about the option agreement with Novartis, see section 6.5.21C of this Prospectus.

Preclinical trials. The Company has conducted preclinical trials on rats with kidney failure induced by blockage followed by release of the blood vessels leading to the kidney (ischemia/reperfusion-induced acute kidney injury model). The trial showed significant protection of the kidneys of the rats treated with a single injection of QPI-1002. The efficacy of QPI-1002 was maximal in this model when administered within a specific window of time, a few hours after injury. Pharmacokinetic experiments testing the distribution of the drug, and toxicology tests in monkeys and rats showed that QPI-1002 has a suitable safety profile and persists in the kidney for a relatively short period of time. The tests, performed by intravenous injection of QPI-1002, showed that QPI-1002 accumulated mainly in the kidney, particularly in the proximal tubular cells where the majority of the damage occurs in an event of kidney failure. In addition, QPI-1002 is resistant to degradation in body fluids.  QPI-1002 was found safe for use at all dosages tested, which are relevant for treatment in humans, and exhibited low systemic exposure outside the kidney. The duration of inhibition of the target gene p53 is short and reversible in the kidney and in all the tissues examined, in a way that complies with the proposed treatment.

47     oligonucleotide (sequence of nucleotide residues that comprise the entire molecule) of charactaristics and structure, which allow it to bind, to another molecule, such as a protein .

B.	Development of QPI-1002 for AKI

AKI is a syndrome characterized by a sharp drop in kidney function, often leading to death. Major cardiac surgery is one of the causes of AKI. AKI complicates approximately 5% of hospital admissions and up to 30% of admissions to intensive care units.48 During cardiovascular surgery, ischemic conditions caused by reduced blood flow to the kidneys can induce AKI upon removal of the patient from cardiopulmonary bypass. According to estimates, there are approximately 650,000 patient discharges in the U.S. following major adult cardiac surgery procedures each year.49 The rate of AKI in high-risk patients is up to 22%, and at least 40% of patients undergoing cardiac surgery are at a moderate to high degree of risk for developing AKI.50 Among patients

48
The data is derived from The STS database (Society of Thoracic Surgeons, Adult Cardiac Surgery Database); The Centers for Disease Control and Prevention (CDC) data; The Healthcare Cost and Utilization Project (HCUP) database.

49
The data has been calculated based on 1. http://www.sts.org/sections/stsnationaldatabase/; 2. The Centers for Disease Control and Prevention (CDC) data, detailed report for 2006, found at http://www.cdc.gov/nchs/data/nhsr/nhsr005.pdf as well as http://www.cdc.gov/nchs/data/series/sr_13/sr13_165.pdf#table27;  3. AHA (American Heart Association) publications: http://www.americanheart.org/downloadable/heart/1105390918119HDSStats2005Update.pdf ; http://circ.ahajournals.org/cgi/reprint/CIRCULATIONAHA.108.19126.1   ; ו- http://www.americanheart.org/downloadable/heart/123783441267009Heart%20and%20Stroke%20Update.pdf. ו- 4. The Healthcare Cost and Utilization Project (HCUP) database, the State Inpatient Databases (SID), ב- http://www.hcup-us.ahrq.gov/sidoverview.jsp

50	The data is derived from Thakar, CV, Arrigain S, Worley S, et al, A Clinical Score to Predict Acute Renal Failure after Cardiac Surgery, J Am Soc Nephrol 2005 16: 162-168.

undergoing cardiovascular surgery that developed AKI and required dialysis, mortality rate in the last decade was between 28% and 63%.51 The 30-day mortality rate following onset of AKI is over 50%.52 A retrospective study has shown that hospital costs for serious diseases complicated by AKI are significantly higher than for non-AKI admissions, particularly when patients are on renal dialysis (an increase of approximately 150% in costs for complicating AKI without dialysis, and up to 500% for complicating AKI with dialysis).53 In the Company's estimation, the potential market for drugs for the prevention of AKI and DGF is likely to top USD 1 billion annually 4-5 years after the launch of these drugs. The estimate of the potential market is a forward-looking statement based on the following factors: data and publications about the patient population suffering from AKI post cardiac surgery and DGF in the U.S.; the Company's estimate regarding the relevant patient populations worldwide; publications about the growth rate in patient population worldwide; an assumption of a 60% penetration rate in the U.S. and of 40% in the rest of the world 3 to 5 years after the launch of drugs for the prevention of AKI; an assumption of an 80% penetration for the product for the prevention of DGF in kidney transplant patients and of the potential price for the product (based on the high cost of complications as a result of AKI, as stated above). The above estimate may not materialize because of a variety of factors, including a change in the size of the patient population suffering from DGF and cardiac surgery related AKI; different growth rate in patient populations; different drug prices; different rates of market penetration; the development and marketing of competing products; and a mixture of various unpredictable factors, some of which are described in Section 6.6 below that addresses risk factors, including changes in technology and the protection of intellectual property and the intellectual property of third parties. Note that in the absence of drugs for the prevention of AKI and DGF, the Company cannot rely on market data published by third parties. The above is an estimate only, and its purpose is to present the business rationale in the selection of the candidate drug. There is no certainty that the Company's estimate will materialize, and there is significant risk that this estimate will not materialize in practice.

At the Prospectus date, there are no approved drug therapies that effectively prevent or treat AKI. Generally, the goals of currently available treatments are to correct or treat the conditions underlying the kidney failure and to support patients with renal replacement, such as dialysis, until the kidneys have healed and can function properly. Despite the use of aggressive dialysis regimens, the mortality rate among AKI patients, particularly in post-surgery patients, remains high, making AKI an unmet medical need.

In patients who have undergone cardiac surgery, kidney failure is induced by ischemia-reperfusion injury, leading to activation of p53 and causing apoptosis (programmed cell death) of kidney cells. Temporarily inhibiting the expression of p53 with siRNAs affords kidney cells time to repair cellular damage and avoid induction of apoptosis.

In the Company's assessment, QPI-1002 has the potential to prevent AKI induced by ischemia reperfusion injury in the kidney thus reducing the incidence of AKI and related mortality and morbidity in cardiovascular surgery patients.

As at the Prospectus date, the Company has completed a Phase I clinical trials in cardiovascular surgery patients. The QRK002 trial was conducted to test the safety of various doses of QPI-1002 and the pharmacokinetics of QPI-1002 administered as a single intravenous injection in patients undergoing major cardiac surgery. In this trial, QPI-1002 was systemically administered for the first time in humans, and this was also the first systemic administration of a siRNA in human subjects. Patient enrollment for the trial was completed in November 2009. At the Prospectus date, no dose limiting toxicities, or any other adverse effects have been observed. Three cases of “Worsening Anemia” Serious Adverse Events (SAEs), observed in patients receiving lower doses of the drug, were assessed by one investigator as possibly related to study drug. Aggregate analyses by the independent (unblinded) Data Safety Monitoring Board (DSMB), revealed that these patients' blood changes were similar to those observed in the other patients in this study. The safety profile observed in this study appeared to be consistent with that of other patients undergoing cardiac surgery. The DSMB 54 of the trial recommended to continue development of the drug and to move on to Phase II in two patient populations: patients suffering from acute kidney injury following cardiac surgery and kidney transplant patients.

51
The data is derived from Frost L, Pedersen RS, Lund O, Hansen OK, Hansen HE., Prognosis and risk factors in acute, dialysis-requiring renal failure after open-heart surgery. Scan J Thorac Cardiovasc Surg. 1991l 25(3):161-6.; Chertow, GM, J Micheal Lazarus, Cindy L Christiansen, E Francis Cook, Karl E. Hammermeister, Fredreick Grover, Jennifer Daley, Preoperative Renal Risk stratification, Circulation. 1997; 95; 878-884.; Thakar CV, Worley S, Arrigain S, Yared J-P, Paganini EP: Influence of renal dysfunction on mortality after cardiac surgery: Modifying effect of preoperative renal function. Kidney Int67 :1112 –1119,2005; ו- Joseph F. Dasta; Sandra L. Kane-Gill; Amy J. Durtschi; Dev S. Pathak; John A. Kellum, Posted: 08/05/2008; Nephrol Dial Transplant. 2008;23(6):1970-1974. © 2008  Oxford University Press at http://www.medscape.com/viewarticle/577565.

52	The data has been calculated based on the data referenced in note 42 above and based on mortality rates of 95% within 30 days.

53
The data is derived from http://www.iom.edu/Object.File/Master/51/835/S2_4-Smith.pdf ; וכן - Medicare AKI cost study, Expenditures Associated with Acute Renal Failure in Medicare Beneficiaries. ב- http://www.usrds.org/2004/pres/USRDS13.pdf;  T. Bell, S. Candrilli, W. Irish, E. Morris, S. C. Goldman, M. S. Cairo; RTI Health Solutions, Research Triangle Park, NC; Columbia University, New York, NY; Texas Oncology, PA, North Texas Hospital for Children, Dallas, TX, Acute renal failure (AKI) with or without dialysis (D) is associated with a significant increase in mean length of stay (LOS) and total costs (TC) in patients hospitalized with acute leukemia (AL) and/or lymphoma (L).Proc Am Soc Clin Oncol 22: page 546, 2003.

54
Note that the safety committee is an external committee nominated by the Company on her behalf and at her expense, according to the guidelines of the FDA. For details about the FDA guidelines regarding the committee, see http://www.fda.gov/downloads/RegulatoryInformation/Guidances/ucm127073.pdf.

The Company intends to begin enrollment in a Phase II clinical trial in patients who have undergone heart surgery by the second half of 2011. This trial will begin by proving the feasibility of use of a biomarker that is the suitability of the biomarkers for accurately selecting patients at increased risk for acute kidney injury.  Proof of feasibility of biomarker use and thus of the trial design may be achieved, at the earliest, in the first half of 2012, upon analysis of the interim results from approximately 60 patients. If such feasibility is proven, it will enable continuation of the trial and the enrollment of an additional 188 patients needed to complete the trial, depending upon the financial resources of the Company. The results of the completed trial are not expected before the first half of 2013. If the results meet a set of specified criteria, Novartis may exercise its license option in accordance with the agreement between the Company and Novartis. According to this agreement, Novartis will pay an option exercise fee if the option is exercised, or if already exercised, an additional payment will be due from Novartis. For details about the option agreement with Novartis, see Section 6.5.21C below.

The information regarding the start date of Phase II and the completion of the trial and availability of results is a forward-looking statement. This statement reflects the Company's assessments, based on a variety of factors including the Company's experience to date in the conduct of clinical trials in general and of AKI in particular. The assessment may not materialize if it is decided to halt the trials (for example, in light of data showing that patient selection for the trial based on biomarkers is not sufficiently efficient); and/or if changes are made to the trial protocol; and/or difficulties occur in the selection of patients, and as a result the rate of enrollment of patients to the trial will be slower than expected; and/or if additional administrative requirements are imposed by management of the institutes at which the trial is being conducted; and/or if regulatory requirements relating to the trial are changed; and/or if it is decided to stop the trial; and/or because of any number of unforeseeable factors, some of which are described in Section 6.6 below, regarding risk factors, including dependence on clinical trials, technological changes, protection of intellectual property rights, failure to complete development, failure to raise funds, and the intellectual property of third parties.

The following are details regarding products known to the Company, competing with QPI-1002 in the field of AKI treatment of prevention:

Competing product	Disadvantages of the competing product compared with potential advantages of the Company's product
AP214 - α-melanocyte stimulating hormone analog by Action Pharma A/S(Denmark). As far as the Company is aware, as of the time of this Prospectus it is in Phase II for AKI following heart surgery. Administered by intravenous infusion.

▪     Its main activity is anti-inflammatory. Therefore, it is supposed to be active at a later stage in the development of the disease, following damage to the kidneys at the secondary inflammatory stage. By contrast, QPI-1002 acts upstream, at the initiation of the stress response that leads to AKI and subsequent secondary inflammatory response. . Therefore, QPI-1002 has the potential to reduce both the initial damage to the kidneys and the inflammatory reaction.
▪     In light of the reported mechanism of action of AP214, the Company believes that that early treatment with AP214 has a potential to exacerbate the incipient tissue injury rather than eliminate its effect.
▪     In animal model of mild ischemic kidney injury, AS214 showed moderate activity in reducing the damage to the kidneys compared to QPI-1002, which demonstrated significant protection of the kidneys even in an animal model in which severe kidney damage was induced.

CRMD001 – It contains deferiprone, an iron chelator, by CorMedix, Inc. Administered orally. As far as the Company is aware, as of the time of the Prospectus it is in Phase II.
▪     Operates by non-specific absorption of free iron in the body. Therefore, it creates active oxygen derivatives that injure the kidneys. Reduction of the levels of free iron in the body may adversely affect proteins that depend on free iron for their function and result in apoptosis in vital tissues. By contrast, QPI-1002 specifically inhibits p53, inhibits apoptosis and/or necrosis, and their secondary effects.

Note that the potential advantages of the Company's product, all or in part, may not materialize in practice even if development of the product is completed. The description of the potential advantages was intended for presenting the business rationale for selecting the candidate product and its potential advantages, and it does not represent a prediction as to the actual materialization of the potential advantages. There is a significant risk that these potential advantages will not materialize in practice.

C.	Development of QPI-1002 for DGF

DGF can result from ischemia-reperfusion injury during the transplantation process, leading to activation of p53 and causing apoptosis (programmed cell death) in the kidney. Ischemia-reperfusion injury is common in kidneys that have spent a long time outside of a living human body, and therefore it is particularly common in deceased donor kidney transplants. DGF is often defined as the need for dialysis in the first week following kidney transplantation (although dialysis may be required for other reasons as well). DGF is associated with poorer long-term patient outcomes. It is also associated with increased incidence of acute rejection; increased hospital stays and increased consumption of post -transplant resources.

Kidneys are currently the most frequently transplanted organs. Data from 2007 shows that there were more than 16,600 kidney transplants performed in the U.S. in 2007, 64% of which from deceased donors. The data also shows that more than 80,000 patients are on the waiting list for kidney transplants, and that the waiting lists are growing at a rate of 20% per year and will include between 100,000 to 120,000 patients by 2010. According to estimates, approximately 43,000 renal transplants will be performed by 2015 in western countries, reflecting an average annual growth rate of 4%. An increase in the number of transplants from deceased donors is also forecast.55 DGF occurs in approximately 25% to 40% of donor kidney transplants. According to a recent study, each day with DGF results in an increase of 2% in the mortality risk of patients who survived at least 90 days after the transplant.56 For details about the Company's estimate regarding the potential size of the market for drugs for the treatment of AKI and DGF, see Section (B) above.

55
These figures are based on Datamonitor, Stakeholder Opinions: Kidney Transplantation, Country Coverage: US, France, Germany, Italy, Spain, UK and Japan, Reference Code: DMHC2157, Publication Date: 03/2006. The Company has not verified its accuracy

56	This item of information is based on http://www.renalandurologynews.com/mortality-linked-to-duration-of-delayed-graft-function/article/169418/.

In the Company's assessment, QPI-1002 has the potential to treat and prevent DGF following deceased donor kidney transplants. As at the Prospectus date, there are no approved drug therapies that effectively prevent DGF, and the existing treatment is temporary dialysis support, follow-up, and monitoring for rejection. A treatment called induction therapy using antibodies therapy  can shorten the delay in recovery and currently all transplant patients are given immunosuppressant drugs that suppress the immune system to limit the risk of acute rejection of the graft in the short term and of rapid deterioration of renal function over the long term. However immune-suppressants have serious side effects such as increased susceptibility to infections and a slightly increased risk of cancer because the immune system plays a role in protecting the body against infections and some forms of cancer.57

The Company believes, based on the results of preclinical studies showing that siRNA is delivered almost exclusively to the kidney by intravenous injection, that QPI-1002 has a potential advantage over other medications. Note that the Company has received orphan drug status58 in the U.S. and Europe.

At the Prospectus date, the Company is conducting Phase I/II clinical trials. By the Prospectus date, Part A or Phase I dose escalation phase of clinical trial QRK006, testing the dose range and pharmacokinetics of a single intravenous injection of QPI-1002, was completed in patients undergoing kidney transplant surgery.59 Patient enrollment and treatment for Part A of the clinical trial ended in November 2009, revealing no dose limiting toxicities. As at the Prospectus date, the Company is continuing to analyze the data from this trial.

57	This information is based on http://www.surgeryencyclopedia.com/Fi-La/Immunosuppressant-Drugs.html

58	For details of the meaning of orphan drug status, see Section 6.4.1B.6 below

59	A random, double-blind trial.

Concomitantly, the Company began Part B or Phase II trials, which form the second part of the abovementioned trial. The objective of this trial is to demonstrate the biological activity of QPI-1002, which will constitute POC in humans. This trial has an adaptive design that includes several interim analysis points, enabling the modification and adaptation of the trial protocol and/or of the statistical procedures in the course of the trial. In this trial, significant interim analysis points are upon dosing 66, 132, and 196 patients of the planned 326 patients to be enrolled in the study. Each interim point has defined success criteria, in light of which the (interim) results will be examined by an external committee (board of experts) authorized to recommend the course of action at that point in the trial. In the Company's assessment, the interim results for treatment of 196 patients, the first analysis point that can yield statistically significant results, are expected to be available by the first half of 2012. If and to the extent that the results are in accordance with the criteria specified in the agreement with Novartis, this will entitle the Company to option exercise and payment of an option exercise fee from Novartis.  If Novartis exercises the option, it will be responsible for the further development, with the exception of the current clinical trial. If Novartis does not exercise the option, than the continuation of the development and the timetable will depend, among others, upon the financial resources of the Company. Further milestones in the trial could be, if required, analysis of interim results following the treatment of all 326 patients, expected by second half of 2012,   and  the six months follow-up summary report of all 326 patients, which is expected by the first half of 2013. In the Company’s assessment, no decision regarding Phase III will be made before the availability of this report. For additional details regarding the Novartis Option Agreement, see section 6.5.21C.

The Company’s assessment regarding the start and completion dates of trial stages is a forward-looking statement. This statement reflects the Company's assessments, based on a variety of factors including the Company's experience to date in the conduct of clinical trials in general, and for DGF in particular. The assessment may not materialize if the duration of the trial is extended because of difficulties in enrolling patients (for example, because of an absence of availability of kidneys that meet the requirements of the proposed trial due to a temporary shortage or because of changes in the treatment used to preserve the kidney prior to its transplant) (which may require, among others, adding medical centers for performance of the trial); and/or if the duration of follow-up of patients is extended in order to treat and monitor possible side-effects; and/or if the results of various stages of the clinical trial are different from those anticipated by the Company; and/or if changes are made to the trial protocol; and/or if additional administrative requirements are imposed by management of the institutes at which the trial is being conducted; and/or if regulatory requirements relating to the trial are changed; and/or if it is decided to stop the trials; and/or because of any number of unforeseeable factors, some of which are described in Section 6.6 below, regarding risk factors, including dependence on clinical trials, technological changes, protection of intellectual property rights, failure to complete development, failure to raise funds, and the intellectual property of third parties.

Several investigational drugs for DGF and for AKI have recently failed in Phase II or Phase III clinical trials. As far as the Company is aware, as at the Prospectus date, the following drugs for DGF are in Phase II clinical trial development stages (see the table below for details).

The following are details of products competing with  QPI-1002 for the treatment of DGF:

Competing product	Disadvantages of the competing product compared with potential advantages of Company's product
As at the Prospectus date, there is no preventive treatment. Supportive treatment is by dialysis.	▪ QPI-1002 designed to temporarily and reversibly inhibit p53, administered intravenously may prevent DGF in deceased donor kidney transplant patients.
Ruconest (Rhucin®) C1-INH Complement C1-Esterase Inhibitor of Pharming Group NV and Santarus  Pharma. Administered by intravenous injection. The drug recently received approval for marketing in Europe for acute attacks of hereditary angioedema. (HAE). In the USA Pharming Group NV recently announced the receipt of a “refusal to file” letter from the FDA for the Rhucin® (recombinant human C1 inhibitor) Biologics License Application (BLA) submitted, indicating that the BLA was not sufficiently complete to enable a critical medical review for approval of the drug for HAE60. As far as the Company is aware as of the time of this Prospectus it is in Phase I for DGF.
As of the date of this Prospectus there are no data showing that C1 suppression can be beneficial for reducing DGF.

60     http://www.marketwire.com/press-release/Santarus-Pharming-announce-receipt-FDA-refusal-file-letter-RHUCIN-Biologics-License-1402524.htm, press release

Note that the potential advantages of the Company’s product, integrally or partially, may not materialize in practice even if development of the product is completed. The description of the potential advantages was intended to demonstrate the business rationale in selecting the candidate drug, and it does not include any estimate regarding the realization of the potential advantages in practice. There is a significant risk that the potential advantages will not be realized in practice.

6.5.3	QPI-1007 for the treatment of NAION and glaucoma

A.	QPI-1007 for the treatment of NAION

QPI-1007 is a chemically modified siRNA and it is the first drug candidate of the Company based on novel siRNA structures developed internally. QPI-1007 is in development as a neuroprotective agent for the treatment of NAION - related sudden loss of vision. The mechanism of action of QPI-1007 as a neuroprotective agent potentially enables treatment of other ocular diseases as well. In parallel with the proof of efficacy against NAION, the company intends to develop QPI-1007 also for treatment of glaucoma.

QPI-1007 was designed to inhibit expression of the pro-apoptotic gene caspase 2 (a protein from the caspase family),61 via the RNAi pathway. Apoptosis (programmed cell death) is thought to be the main cause of retinal ganglion cell (RGC) death in NAION and glaucoma. Diseases related to RGC death are common. Loss of RGCs, responsible for transferring light signals from the retina to the brain, causes irreversible loss of vision in neurodegenerative diseases such as glaucoma, but also directly affects acute diseases that are characterized by retinal ischemia. Neuroprotection attempts to provide protection to RGCs, independently of the nature of the causing insult.

61	Caspases are a family of proteins responsible for activating apoptosis

No medical treatment is currently available for NAION, which is a stroke of the optic nerve. Typically, the disease occurs in persons aged 50 or older, usually begins suddenly, and it is not accompanied by pain. Vision loss often includes both the loss of visual field and visual acuity and is accompanied by retinal edema and usually by bleeding. In most patients the causes of NAION are unclear. It is believed that a temporary drop in blood flow to the optic nerve causes NAION. According to estimates, NAION occurs in around 8,000 patients every year in the U.S.62 Epidemiological research has shown that the incidence of NAION in the general population is 2.5-11.8 cases per 100,000 males over 50.63 Vision loss in both eyes occurs in 12% to 19% of cases of NAION, and usually does not occur simultaneously. At times, there is an improvement in vision in a small number of patients.64 In the Company's estimate, the potential market for drugs for the treatment of NAION is likely to reach approximately USD 200 million per year. The estimate of the potential market is a forward-looking statement based on the following factors: data and publications about the patient population suffering from NAION in the U.S.; the Company's estimate regarding the patient population worldwide; an assumption of a 50% to 80% market penetration (based on the drug potential for saving the patient's vision); the potential price for the product (based on the cost of existing treatments administered by intra-ocular injection and the drug's potential for saving the vision). The above estimate may not materialize because of a variety of factors, including a change in the size of the patient population suffering from NAION; different growth rate in patient population; different drug prices; different rates of market penetration; the development and marketing of competing products for the given indication; and a mixture of various unpredictable factors, some of which are described in Section 6.6 below that addresses risk factors, including changes in technology and the protection of intellectual property and the intellectual property of third parties. Note that in the absence of drugs for the treatment of NAION, the Company cannot rely on market data published by third parties. The above is an estimate only, and its purpose is to present the business rationale in the selection of the candidate drug. There is no certainty that the Company's estimate will materialize, and there is significant risk that this estimate will not materialize in practice.

62	This data is taken from http://www.emedicine.com/oph/topic161.htm.

63	http://www.medicalnewstoday.com/articles/55828.php

64	This data is derived from http://emedicine.medscape.com/article/1216891-overview.

As stated above, at the Prospectus date, no effective treatment for NAION is available. The effectiveness of treatments that have been tried, such as the use of steroids, various surgical approaches, or oxygen inhalation therapy, has not been proven.

Initial development of QPI-1007 will be for neuroprotection of retinal ganglion cells by administration of a single intravitreal injection in NAION patients, for human POC of the drug as a neuroprotective agent. The reasons for using NAION for POC in ocular neuroprotection include the fact that there is no treatment currently for this devastating disease and the acute nature of the disease, which begins with a rapid deterioration of vision and progresses little beyond the first month or so. If QPI-1007 is proven to be effective in treating NAION, the Company believes that it may provide a solution for treating other diseases caused by death of RGCs, including glaucoma. To date, there are no approved drugs based on neuroprotective agents, and QPI-1007 could become the first such drug.

Preclinical trials. Preclinical studies in a model of retinal ischemic injury in rats have shown that the target gene caspase 2 undergoes specific activation in retinal ganglion cells (RGC). Animal studies on QPI-1007 demonstrated: (1) specific uptake of QPI-1007 in RGCs following intravitreal administration; (2) RNAi-mediated mechanism of action, i.e., silencing of the target gene, by intravitreally administered QPI-1007 in ocular tissues harvested from treated rat eyes; (3) proof of activity in three models of RGC death: the ocular hypertension model, the optic nerve crush model, and the optic nerve axotomy model. In all three models, significant efficacy was observed in preserving RGC cell integrity. QPI-1007 exhibited a favorable safety profile in toxicity studies.

Moreover, QPI-1007 was found to be resistant to degradation in body fluids, suggesting that it may persist in the target tissues for several weeks following intravitreal injection. In drug distribution studies in the body following a single intravitreal injection, the drug was found in the blood in very small quantities, attesting to an appropriate distribution profile and enabling long-term activity in the eye without significant systemic exposure. In toxicity tests, ocular inflammation was observed in a small number of cases. The inflammation was not dose-related and was deemed to be related to the procedure of intravitreal injection rather than to the drug. No systematic toxicity was observed.

Clinical trials. At the Prospectus date, the Company is conducting Phase I/II clinical trials for QPI-1007. In November 2009, the Company submitted an IND, and Phase I treatment began in the first quarter of 2010. The initial objective of the current trial is to examine safety, the toxicity of various doses, and to examine the pharmacokinetics of the drug administered by a single intravitreal injection. The secondary objective of the trial is to examine changes in the optic nerve and to assess changes in visual acuity and visual field following treatment of NAION patients. The trial is therefore divided into 2 Strata. Stratum I is an open label dose escalation study to examine the safety of various dosages of QPI-1007 administered by a single intravitreal injection in patients with optic nerve atrophy. In this part of the trial, the dosage of the drug will be increased gradually in patients who are legally blind as a result of optic nerve atrophy. Enrollment for the first stratum was completed in October 2010 with no dose-limiting toxicities observed up to the highest dose level tested. Stratum II is designed to further evaluate safety and to determine potential Biological activity in NAION patients as assessed through changes in visual acuity and visual field following drug administration, compared to historical control.  In Stratum II patients are to be enrolled in two cohorts (and a third optional cohort if required). As of the Prospectus date, enrollment for the second stratum was initiated and the Company believes that it will be completed by the second half of 2011. Based on the results of the trial and subject to the financial resources of the Company at that time, the Company will consider (1) use of the safety data generated for development of the drug for glaucoma ; (2) continue to Phase II/III for NAION ; or (3) continue in parallel to Phases II/III for NAION and glaucoma by multiple intravitreal injections of QPI-1007 ; or (4) continue to Phase II in an another indication in which an ocular neuroprotective agent would be useful: or (5) delay of any Phase II until additional funds are generates.  Furthermore the Company intends to develop delivery method that is alternative to intravitreal injection, such as eye drops and/or slow release delivery device.

The Company’s estimate regarding the start and completion dates of trial stages is a forward-looking statement. This statement reflects the Company's assessments, based on a variety of factors including the Company's experience to date in the conduct of clinical trials. The estimate may not materialize if the duration of the trial is extended because of difficulties in enrolling patients (which may require, among others, adding medical centers for performance of the trial) given the special nature of NAION, which is a severe acute illness that makes it difficult to identify patients within the required time frame for their inclusion in the trial; and/or if the duration of follow-up of patients is extended in order to treat and monitor possible side-effects; and/or if the results of various stages of the clinical trial are different from those forecast by the Company; and/or if changes are made to the trial protocol; and/or if the rate of enrollment of patients to the trial changes; and/or if additional administrative requirements are imposed by management of the institutes at which the trial are being conducted; and/or there will be no partnering arrangement with a pharmaceutical company or other funding source; and/or if regulatory requirements relating to the trial are changed; and/or if it is decided to stop the trial; and/or because of any number of unforeseeable factors, some of which are described in Section 6.6 below, regarding  risk factors, including dependence on clinical trials, technological changes, protection of intellectual property rights, failure to complete development, failure to raise funds, and the intellectual property of third parties. Note that As far as the Company is aware no neuroprotective drugs or drugs for NAION have been approved yet. Therefore, there is difficulty in estimating and predicting the timelines of the development plan.  It is noted that should the financial resources of the Company be insufficient to complete all its clinical programs, than priority will be given to those clinical programs in which the Company has contractual obligations to third parties and clinical programs related to QPI-1007 may not be completed or may not be completed according to the timeline above.

For details of the products competing with QPI-1007 for the treatment of NAION, see section B below.

B.	QPI-1007 for the treatment of glaucoma

Glaucoma is a chronic progressive disease of the optic nerve, usually with a more gradual apoptotic loss of RGCs than the loss caused by NAION. Glaucoma, the second most common cause of legal blindness in the U.S., is usually related to an increase in intraocular pressure, although it may also present under normal pressure. The common disorder is related to a blockage of the drainage passages of intraocular fluids in the corner of the eye (where the sclera meets the cornea). The drainage disorder causes increased intraocular pressure that harms the optic nerve in the area of the optic disk and the macula. As a result, the peripheral field of vision is gradually reduced, eventually leading to blindness. A large number of patients show vision degradation that is not related to increased intraocular pressure, and/or suffer from glaucoma despite normal intraocular pressure. Loss of vision as a result of glaucoma is irreversible and is not accompanied by any other side effects.

Open-angle glaucoma is the most common type of the disease, accounting for approximately 90% of all cases. Open-angle glaucoma is a chronic disease that progresses slowly, and therefore patients tend to be asymptomatic and many are untreated. Approximately 3 million people in the U.S. suffer from open-angle glaucoma, including 3% of persons 55 years or older, although half of these are unaware of it.65 Closed-angle glaucoma is caused by an imbalance between the production and drainage of aqueous fluid, and constitutes an ocular emergency manifested as severe pain, nausea, flashes, a sharp drop in vision, and high sensitivity to light. The event is usually rapid and unilateral, and can develop into blindness. A study conducted in 2006 estimated that approximately 60.5 million people will suffer from open-angle glaucoma and closed-angle glaucoma in 2010, increasing to approximately 79.6 million by 2020.66 In the U.S. the vision of some 2 million people is impaired as a result of glaucoma.67 According to estimates by Visiongain, total income from treatment of glaucoma stood at approximately USD 5 billion in 2009 and it is expected to increase to USD 9.7 billion by 2023 (an annual increase of 5% for the 2007-2023 period.)68

As at the Prospectus date, glaucoma medications constitute the largest segment of ophthalmic pharmaceuticals. Nevertheless glaucoma is a disease that cannot be cured but merely managed and progression slowed, and this only in a portion of patients. The only treatment currently available is reduction of the increased intraocular pressure, but this treatment is not helpful to all patients. Therefore, a neuroprotective drug has considerable potential. As at the Prospectus date, no ocular medicine based on a protective mechanism for ganglion cells has yet been approved, and many drugs have failed during clinical trials.

In the Company’s estimation, the Company may begin Phase II trial for glaucoma by the end of 2011 based on the results of the pre clinical trials with

65	This data is derived from the National Eye Institute.

66	This data is derived from the Br J Opthalmol. 2006 March; 90(3):262-267.

67	This data is derived from http://www.nei.nih.gov/eyedata/pbd5.asp

68	This item of information is derived from Ophthalmic Pharmaceuticals, 2009-2023 VISIONGAIN, Publication date: 15/01/2009.

repeated dosing of the drug, and the results of the Phase I trial in NAION. The Company’s estimation regarding the start and completion dates of trials is a forward-looking statement. This statement reflects the Company's assessments, based on a variety of factors including the Company's experience to date in the conduct of clinical trials. The assessment may not materialize if the duration of the trial is extended because of difficulties in enrolling patients (which may require, among others, adding medical centers for performance of the trial); and/or if the duration of follow-up of patients is extended in order to treat and track possible side-effects; and/or if the results of various stages of the clinical trials are different from those forecast by the Company; and/or if changes are made to the trial protocol; and/or if the rate of enrollment of patients to the trial changes; and/or if additional administrative requirements are imposed by management of the institutes at which the trials are being conducted; and/or there will be no partnering arrangement with a pharmaceutical company or other funding for the program and/or if regulatory requirements relating to the trials are changed; and/or if it is decided to stop the trials; and/or because of any number of unforeseeable factors, some of which are described in Section 6.6 below, regarding risk factors, including dependence on clinical trials, technological changes, protection of intellectual property rights, failure to complete development, failure to raise funds, and the intellectual property of third parties. Note that as of the date of this Prospectus the Company has not yet performed trials in the field of glaucoma. It is noted that should the financial resources of the Company be insufficient to complete all its clinical programs, than priority will be given to those clinical programs in which the Company has contractual obligations to third parties and clinical programs related to QPI-1007 may not be completed or may not be completed according to the timeline above.

The following are details regarding products competing with QPI-1007 for the treatment of NAION and glaucoma known to the Company:

Competing product	Disadvantages of the competing product compared with potential advantages of the Company's product
As of the Prospectus date, there is no approved neuroprotective agent. There is no available medical treatment for NAION.
Lucentis by intravitreal injection. As far as the Company is aware a Phase I in NAION patients has been completed. The results are not available to the public at large, and as far as the Company is aware, development is continuing.

▪     Lucentis is aimed at inhibition of VEGF, but as of the Prospectus date, there is no direct evidence of the role of VEGF in the development of NAION.
▪     VEGF is an essential survival factor for retinal ganglion cells, therefore the Company believes that the anti-VEGF mechanism of action is not suitable for treating NAION.

Competing product	Disadvantages of the competing product compared with potential advantages of the Company's product
A 0.2% brimonidine tartrate ophthalmic solution aimed at reducing intraocular pressure in patients with open-angle glaucoma. Administered as eye drops. Tested for neuroprotective effect by various researchers.

▪     Has been shown to have neuroprotective attributes in preclinical model but failed in clinical trials.
▪     Its observed neuroprotective effect is likely to be secondary to reduction of intraocular pressure. QPI-1007, by contrast, is a direct neuroprotector and therefore believed to be more efficient.

PF-03187207 by Pfizer and NicOx SA. It was in development for glaucoma. NicOx bought back its rights to this product, and there is presently no report regarding the progress of its development.69	Its observed neuroprotective effect is likely to be secondary to reduction of intraocular pressure. QPI-1007, by contrast, is a direct neuroprotector and therefore believed to be more efficient.

Note that the potential advantages of the Company’s product, integrally or partially, may not materialize in practice even if development of the product is completed. The description of the potential advantages was intended to demonstrate the business rationale in selecting the candidate drug, and it does not constitute any anticipation regarding the materialization of the potential advantages in practice. There is a significant risk that the potential advantages will not materialize in practice.

6.5.4	The following table contains data about the clinical trials currently conducted, for each of the Company's products in development.

69     The above information is derived from http://www.bionity.com/news/e/104393/ and Nic Ox's website.

Name of product and indication	Name of Trial	Development Stage of Clinical Trial	Purpose of Clinical Trial	Medical Institute at which Trial was/ is being Conducted	Number of Patients in/Planned in the Trial	Status of Trial	Anticipated Cost (Estimate) (USD millions)	Accrued Cost to December 31, 2010 (USD millions)
PF-655 For AMD
Open label70  dose escalation Phase I trial to test safety and pharmacokinetics of  REDD14NP71 administered via a single intravitreal injection in patients with choroidal neovascularization (CNV) secondary to exudative age-related macular degradation (wet AMD)72 (B0451008,ORQ.003)
		Phase I	Primary endpoints: Determining safety, tolerability, and dose-limiting toxicities and pharmacokinetics of REDD14NP73.	10 sites in the USA and Israel	Up to 87	Patient enrollment and treatment completed. Follow-up of patients continues.	Funded by Pfizer. The Company has no information regarding costs.	Since September, 2006, funded by Pfizer. The Company has no information regarding the costs accrued by Pfizer.
PF-655 For DME	Prospective, randomized, multi-center, comparator study evaluating efficacy and safety of PF-655 versus laser in subjects with DME (DEGAS)	Phase II	Primary endpoints: Assessment of the efficacy of three dose levels of PF-655 in improving visual acuity to determine biological activity (efficacy)	44 sites in the USA, Israel, England, Italy, Peru, India, Germany and Denmark	160	The study was terminated. Based on the results it was decided to conduct a Phase IIb study.	$12.8 million until the interim analysis and additional approximately $7million to complete the Phase IIb study	Since September, 2006, funded by Pfizer. The Company has no information regarding the costs accrued by Pfizer.

70     An open-label trial or open trial is a type of clinical trial in which both the researchers and participants know which treatment is being administered. Open-label trials are appropriate for comparing two treatments to determine which is most effective.

71     Which is PF-655.

72     Open label Phase I dose escalation trial of REDD14NP administered by a single intravitreal injection in patients with choroidal neovascularization (CNV) scondary to  wet AMD.

73     Which is PF-655.

Name of product and indication	Name of Trial	Development Stage of Clinical Trial	Purpose of Clinical Trial	Medical Institute at which Trial was/ is being Conducted	Number of Patients in/Planned in the Trial	Status of Trial	Anticipated Cost (Estimate) (USD millions)	Accrued Cost to December 31, 2010 (USD millions)
PF-655 for AMD	Open label70 Phase II multicenter study for AMD comparing the investigational drug PF-655 versus Lucentis in the treatment of subjects with choroidal neovascularization (MONET Study)	Phase II	Primary endpoints: Assessment of the clinical activity efficacy of various doses of PF-655 in improving visual acuity.	30 sites in Israel, Austria, Denmark, Hong Kong, India, Korea, Philippines, Spain, Taiwan, USA, Belgium and Turkey.	150	Patient enrollment completed. Treatment and follow-up of patients continuing.	Funded by Pfizer. The Company has no information regarding costs.	Since September, 2006, funded by Pfizer. The Company has no information regarding the costs accrued by Pfizer.
QPI-1002 for AKI	A randomized, double-blind Phase I74 dose escalation safety and pharmacokinetics study of a single intravenous injection of 15NP in patients undergoing major cardiovascular surgery (QRK.002).	Phase I	Determining safety and dose limiting toxicities (DLTs) and pharmacokinetics of single intravenous injection of 15NP.	11 sites in the USA, Israel and Switzerland	Up to 32	Patient enrollment completed. Treatment and follow-up of patients continuing.	Approximately 0.5	Approximately 17.3 including cost of QRK.004
QPI-1002 for AKI
Randomized, double-blind Phase I trial74 dose escalation study for safety and pharmacokinetics of a single intravenous injection of 15NP75 in patients at high risk of AKI undergoing major cardiovascular surgery (QRK.004).
		Phase I	Determining safety, DLTs and pharmacokinetics of single intravenous injection of 15NP.	10 sites in the USA	Up to 48	Follow-up of patients completed.	This cost was included in trial QRK.002 above.	This cost was included in trial QRK.002 above.

74       Double blind is a kind of trial performed where neither patients nor doctors know which of the participants in the trial is receiving medicinal treatment and which is being given a placebo.

75     Which is QPI-1002.

Name of product and indication	Name of Trial	Development Stage of Clinical Trial	Purpose of Clinical Trial	Medical Institute at which Trial was/ is being Conducted	Number of Patients in/Planned in the Trial	Status of Trial	Anticipated Cost (Estimate) (USD millions)	Accrued Cost to December 31, 2010 (USD millions)
QPI-1002 for AKI	Randomized, double-blind, placebo controlled prospective Phase II trial76 to test the safety and efficacy of a single intravenous injection of QPI-1002 to prevent the occurrence of AKI following major cardiovascular surgery including cardiopulmonary bypass in patients at high risk of AKI as determined by biomarkers77 (QRK201).	Phase II	Continued characterization of safety and evaluation of clinical activity of QPI-1002 in prophylaxis of AKI.	Approximately 35 planned in the USA, Canada	250	Start of trial and contact with sites for carrying out the trial. No patients have been enrolled yet.	Approximately 7.1 until completion of examination of biomarkers. Additional investments until completion Phase II approximately 16	0.4
QPI-1002 for DGF
Controlled, randomized, prospective76, double-blind65, multi-center Phase I/II dose escalation trial to tests safety, pharmacokinetics and clinical activity of 15NP78 for prevention  of DGF in kidney transplant patients.
		Phase I/II (in two parts, Part A Phase I, Part B Phase II).
Part A
Determining safety, DLTs and pharmacokinetics of single intravenous injection of I5NP.
Part B:
Determining safety, DLTs, and evaluating the clinical activity  of I5NP in preventing DGF following deceased donor renal transplant  of kidneys with high risk for DGF
				Part A 19 sites in the USA Part B: 55 sites planned in the USA, Germany, France and Spain.	Part A Up to 60 Part B: Up to 326 (adaptive design)	Part A Enrollment, treatment dosing and follow-up completed Part B: Enrollment of patients and dosing of treatment continues	Approximately 0.1 Part A Approximately 12.5 Part B, presuming 196 patients Additional approximately 5.3 until the end of Part B of Phase I/II, assuming enrollment of 326 patients.	Approximately 7.4 - Part A Approximately 5 - Part B

76  Prospective – a trial  in which patients are located, enrolled, treated and followed during the course of the ongoing trial.

77  See footnote 16.

78  Which is QPI-1002.

Name of product and indication	Name of Trial	Development Stage of Clinical Trial	Purpose of Clinical Trial	Medical Institute at which Trial was/ is being Conducted	Number of Patients in/Planned in the Trial	Status of Trial	Anticipated Cost (Estimate) (USD millions)	Accrued Cost to December 31, 2010 (USD millions)
QPI-1007 for NAION	Open label65 dose escalation Phase I trial of QPI-1007 administered by intravitreal injection in patients with optic nerve atrophy (stratum I) and NAION (stratum II) (QRK.007)	Phase I
Primary endpoints:
Determining safety and dose-limited toxicity (DLT), and evaluation of pharmacokinetics.
Secondary endpoint: Evaluation of anatomical changes of the optic nerve head and retina and of changes in visual acuity visual field.
				23 sites in the USA and Israel	Up to 66	Stratum I: Enrollment completed Stratum II: Enrollment of patients and treatment continue.	Approximately 2.2	Approximately 8.3

Name of product and indication	Name of Trial	Development Stage of Clinical Trial	Purpose of Clinical Trial	Medical Institute at which Trial was/ is being Conducted	Number of Patients in/Planned in the Trial	Status of Trial	Anticipated Cost (Estimate) (USD millions)	Accrued Cost to December 31, 2010 (USD millions)
QPI-1007 for glaucoma	Phase II has not started						Approximately 12.2	0

6.5.5	Company Products in Preclinical Development Stages (Pipeline) and Development Plans

In addition to the drugs that are in clinical trials, the Company has research programs for the development of additional siRNA based products. As of the Prospectus date, these programs are at various stages of animal POC: In some of the programs, POC has been achieved in animal models for certain molecules and these are in lead optimization to define the drug to be developed. Additional siRNA molecules are undergoing animal POC studies for several indications, in collaboration with leading scientists and physicians at major universities and institutions. In these programs market evaluation is also conducted to better define the future clinical development program. Other of the Company’s research programs are aimed at technological development in order, for example, to improve the stability, activity, and delivery of the drug to the target tissues and cells, These programs include development of novel structures for siRNA molecules through chemical modification as well as development of new delivery technologies. The Company aims to submit at least two INDs based on the current programs by the end of 2012. The Company's estimate regarding the submission of two INDs by the end of 2012, and regarding the therapeutic potential of the research projects that are currently in preclinical stages constitute a forward-looking statements. This information is based on the Company’s estimation reflecting a variety of factors, including scientific articles in the field, experiments and research carried out by the Company and by others, assumptions, and other similar factors. The Company's estimation regarding the new programs, working plans, if any, of the Company, may not materialize if for various reasons, the Company shall not initiate or continue research on certain projects, due to amongst others, results of the research program, budget considerations, developments in the siRNA field, including in the results of trials conducted in the Company's products, publications and/or new information (including regarding target proteins) and/or if any number of unforeseen factors prevail, some of which are described in Section 6.6 below, dealing with risk factors, including dependence upon clinical trials, technological changes, protection of intellectual property rights, failure to complete development, failure to raise funds, and the intellectual property of third parties.

At the Prospectus date, the Company has three broad programs that aim to design and develop siRNA molecules, based on the Company’s internally developed siRNA structures, to treat diseases that represent unmet medical needs.

A.	Neuroprotection and neural regeneration program

This category contains several programs: diseases of the central nervous system (spinal cord and brain) and diseases of the eyes and ears. The Company focuses, in these diseases, on medical conditions in which there is a need for nerve cell protection (or neuroprotection) such as in the spinal cord, optic nerve, auditory nerve, and/or a need for regeneration of the long fibers of a nerve cell (axons) that carry the outgoing sensory and motor messages.

Numerous severe diseases are characterized by acute or progressive death of neurons. In many of the diseases, the process begins with injury and death of the nerve fiber (axon), the long, slender projection of the neuron that conducts electrical nerve impulses away from the neuron cell body. Axon loss contributes to neurological symptoms in disorders as diverse as stroke, traumatic brain and spinal cord injury, peripheral neuropathies, chronic neurodegenerative diseases, and glaucoma in which the optic nerve is affected.

The Company has demonstrated siRNA delivery to the target neurons in several disease conditions. The Company is also in advanced development stages of a novel non-invasive drug delivery method to the brain. The Company's primary siRNA drug candidate in this category is a siRNA molecule inhibiting the target gene called RhoA. RhoA is a protein kinase (a protein with enzymatic function that adds phosphorus molecules to specific proteins thereby altering their action) that controls many cellular actions, including motility, growth, differentiation, and apoptosis in a wide range of cells. RhoA is also a key intracellular factor for neuronal growth inhibitory signals. Inhibition of RhoA through siRNA is aimed at encouraging renewed growth of neurons. As at the Prospectus date, the Company is conducting optimization of RhoA siRNA with the purpose of generating the lead siRNA for formal preclinical and clinical development. Consistent with the Company’s strategy of developing a drug candidate for several diseases based on a common pathological mechanism, the Company is testing RhoA siRNA in a number of diseases, together with other siRNAs targeting other genes involved in neuroprotection and neuron regeneration. .

Specific diseases in this category include: spinal cord injury; optic nerve regeneration in diseases such as glaucoma; hearing loss and vestibular diseases including Meniere's disease and back of the eye diseases. The work plans include proof of feasibility of non-invasive delivery of siRNA to the inner ear (vestibular system and auditory nerve) and to the back of the eye and development of non-invasive delivery of siRNA to the brain.

The Company believes, that its programs in development in this field constitute a novel approach that may allow not only halting the progression of a disease by protecting the nerve against apoptosis (protection against loss of neurological function), but also reversing the course of the disease by encouraging nerve regeneration and thus improving functional recovery

B.	Respiratory and inflammatory diseases program

At the Prospectus date, the Company has established that the Company’s synthetic siRNA can be efficiently delivered by inhalation. The Company has tested the activity of several different siRNA molecules targeted against various genes of the TLR79 family in rat and mouse models of lung injury and lung transplantation. With respect to two genes of this family it has been shown that their inhibition in a rat lung transplantation model leads to a significant improvement in the function of the transplanted lung on several indicators, including reduction of edema, bleeding, and oxygen exchange. The result demonstrates the potential of genes or combination thereof to treat primary graft dysfunction (injury to the lung in the first 72 hours following transplantation), which is a major cause of early morbidity, chronic graft rejection, and mortality in lung transplant patients. The Company believes that in light of the central function of these target genes in inflammatory processes, siRNA inhibiting these targets is/are likely to be suitable for treatment of other diseases as well.

As at the Prospectus date, the Company is completing animal POC studies in the model of lung transplantation and in several models that simulate other diseases with similar pathophysiological mechanisms.

C.	Chronic diseases treated by systemic drug administration

This category includes the Company’s developments for treatment of chronic kidney disease and cancer indications.

1.
Cancer. Development programs for cancer include the following areas: (1) Primary or metastatic lung cancer treatment by use of siRNA molecules alone or together with chemotherapy. At the Prospectus date, the Company has demonstrated the feasibility of delivery by inhalation, of its synthetic chemically stabilized siRNA molecules to tumors growing in mouse lungs. The Company has also demonstrated that its siRNA targeting a specific target gene sensitizes tumors to chemotherapy and results in the reduction of tumor load. (2) Development of targeted siRNA delivery means. The Company is developing a unique method of targeted delivery based on use of antibody carriers, targeting specific receptors located on and excessively expressed in blood vessels that feed tumors. Conjugating siRNA molecules to these antibodies, or combining them in a unique formulation, can help guide the siRNA directly to the tumor and enable its entry (3) Targeting tumor infiltrating cells that support tumor progression. These cells support tumor growth by promoting, for example, angiogenesis (the generation of new blood vessels that feed the tumor).

79
Toll Like Receptors – receptors which are a vital part of the innate immune system – their roll is to identify specific molecules  in pathogens of which cause deseases such as bacterias or RNA Viruses.Binding of this molecules leads to the activation of the indlamtory response in order to fight the pathogens

2.
Chronic kidney disease. The Company is investigating methods of delivering siRNA drug candidates to the appropriate cells in the kidneys to treat chronic kidney disease. The aim is to achieve distribution in such cells at the appropriate doses for chronic treatment suitable for chronic kidney disease. According to National Kidney Foundation, 26 million American adults suffer from chronic kidney disease, and millions more are at increased risk80. As at the Prospectus date, there is no specific treatment to slow the progression of chronic kidney disease.

D.	Fibrotic diseases

No effective treatment is currently available for most of the serious fibrotic diseases. The Company's program aims to develop potential therapies as part of its fully-funded collaboration with Nitto Denko. The collaboration is based on the Company's siRNA technology and its intellectual property in that field, together with the new delivery methods being developed by Nitto Denko. The program includes identification, selection, and optimization of the siRNA intended to silence a target gene involved in the production of collagen (a central process in the generation of scar tissue). The parties have not yet selected the target indication for development. Potential diseases include liver fibrosis, kidney fibrosis, lung fibrosis, and bone marrow fibrosis, all of which are major unmet medical needs. The collaboration began with a feasibility study funded by Nitto Denko, which included the design and synthesis of several siRNA molecules for the target gene selected by Nitto Denko. Based on the siRNA molecules identified within the framework of the feasibility study, full collaborative research and development started in July 2010, and the parties' objective is to file a first IND application based on the results of the joint study in 2012. As at the date of the prospectus several candidate siRNA were selected which are now been tested in vitro and in vivo systems. For further details on the Company's contract with Nitto Denko, see Section 6.5.21B below.

80	Data taken from http://www.nih.gov/news/pr/nov2007/niddk-09.ht

E.	Development of technology.

The Company has ongoing programs aimed at developing new siRNA-related technologies. The Company strives to continuously improve its current technology platform and its intellectual property position in the RNAi intellectual property space. The Company filed so far 6 patent applications claiming its novel structures and 6 patent applications claiming novel delivery methods. QPI-1007 is the Company’s first clinical stage product based on such an internally developed novel structure, and in the Company’s assessment it is free of third party intellectual property. The technology development program has two arms: (1) Development of novel siRNA structures. Based on the Company's profound understanding of the siRNA mechanism, this program uses the Company’s siRNA chemistry expertise to identify critical positions and critical patterns on the siRNA sequence, and to incorporate chemical modifications at selected positions that confer desirable properties to siRNA compounds to enhance activity, reduce unwanted or off-target effects, minimize unwanted immune response effects, and increase the stability of siRNA drugs. (2) Development of proprietary drug delivery methods. This program includes novel non-invasive delivery of siRNA to the brain, novel methods for delivery to the back of the eye, and novel methods of delivery to tumor cells.

The following is a summary description of the Company's products that are in preclinical development stages, and of its future research plans:

Name of Plan	Indications	Date of start of development	Development stage as at date of Prospectus	Anticipated date of completion	Nearest milestone	Costs Accrued from the beginning of the Research Program until December 31, 2010 (USD millions)
Neuroprotection and neural regeneration	Diseases that require neuroprotection and/or neural regeneration Including ▪ diseases of the central nervous system and diseases such as spinal cord injury; ▪ optic nerve regeneration in glaucoma; ▪ hearing loss and vestibular diseases81 ▪ neuropathic pain	Initial POC achieved in 2007, showing improved neurological function by use of siRNA targeting RhoA in a spinal injury model in rats	Pre-clinical studies Continued animal studies to achieve animal POC in the various indications. Optimization of lead drug candidate. Evaluation by the Company’s medical and commercial team of the best indication for clinical development	IND for one of the indications in 2012.	Identification of a candidate drug for development and achieving POC in animals with the drug candidate for the selected indication.	6.6

81     Vestibular system - a system that assists in balance and spatial orientation.

Name of Plan	Indications	Date of start of development	Development stage as at date of Prospectus	Anticipated date of completion	Nearest milestone	Costs Accrued from the beginning of the Research Program until December 31, 2010 (USD millions)
Respiratory and inflammatory diseases	▪ Acute lung injury ▪ Lung transplantation - primary graft dysfunction (PGD). ▪ Various inflammatory diseases	Initial POC achieved in 2009 by use of siRNA targeting genes of the TLR family in lung transplant model in rats.	Continued animal studies for POC in the various indications. Optimization to achieve a candidate drug for development. Evaluation by the Company’s medical and commercial team of the best indication for clinical development	Not yet determined	Identification of a candidate drug and achieving POC in animals in use of drugs for the selected indication.	1.2
Chronic diseases for treatment by administration of systemic drugs.	▪ Cancer, including lung cancer, bone marrow (delivery methods for administration of the Company’s drugs). ▪ Chronic kidney diseases (CKD).		Initial stages of POC for development of a method of drug delivery.	Not yet determined	Proof of feasibility for delivery to specific target cells. POC and validation of a target gene in animal model.	2.7

Name of Plan	Indications	Date of start of development	Development stage as at date of Prospectus	Anticipated date of completion	Nearest milestone	Costs Accrued from the beginning of the Research Program until December 31, 2010 (USD millions)
Development of technology. ▪ New siRNA chemistry and novel siRNA structures. ▪ Delivery methods	Technology developed for each of the Company's future products, required in order to enable independent intellectual property and improvement of the quality of the Company's products on an ongoing basis.	From 2007 to date 6 patent applications have been submitted claiming novel siRNA structures, as well as 6 applications claiming methods of delivery.	Continuing development of novel siRNA structures. Development of delivery methods, including ▪ Non-invasive delivery to brain for diseases such as Parkinson's. ▪ Non-invasive methods of delivery to the back of the eye. ▪ Delivery to the inner ear. ▪ Delivery to cancer cells and fibrotic cells.	Not Relevant		3.7

Name of Plan	Indications	Date of start of development	Development stage as at date of Prospectus	Anticipated date of completion	Nearest milestone	Costs Accrued from the beginning of the Research Program until December 31, 2010 (USD millions)
Collaboration for fibrotic diseases with Nitto Denko.	Definition of initial indication for the development is ongoing. Potential diseases include liver fibrosis, fibrosis of the lungs (idiopathic pulmonary fibrosis), fibrosis of the bone marrow, kidney fibrosis, all of which are unmet medical needs.	▪ A feasibility study funded by Nitto Denko was started in October 2009 and completed successfully. ▪ Joint research and development were started in July 2010.	▪ Planning, characterization, and optimization of a candidate drug for development. ▪ Selection of the most suitable indication for development, in medical and commercial terms. ▪ Targeted delivery to fibrotic cells using specific formulations and chemical binding of siRNA molecules.	2012	POC for the candidate drug using the chosen delivery method in a disease model for the chosen indication.	Fully funded by Nitto Denko.

Warning regarding forward-looking statement.

The Company's anticipations in the above section regarding the therapeutic potential of research projects that are currently in preclinical stages and of those planned constitute a forward-looking statement. This statement is based on the Company’s estimations based on a variety of factors, including scientific articles in the field, experiments and research conducted by the Company and by others, assumptions and more. The Company's assessments of the new programs, of working plans, if any, may not materialize if for various reasons, the Company shall not initiate or continue research on certain projects, due to amongst others, results of the research program, budget considerations, developments in the siRNA field, including in the results of trials conducted in the Company's products, publications and/or new information (including regarding target proteins) and/or if any number of unforeseen factors prevail, some of which are described in Section 6.6 below, dealing with risk factors, including dependence upon clinical trials, technological changes, protection of intellectual property rights, failure to complete development, failure to raise funds, and the intellectual property of third parties.

6.5.6	Breakdown of Revenues and Profitability of Products and Services

As at the Prospectus date, the Company is not selling its products and therefore has no revenues from the sale of products.

The Company’s income from Pfizer in the year 2010 represented 36% of the Company's total income for the said period. The Company's income from Pfizer in 2008-2009 represented 99% of the Company's total income in each of these years (for details about the cooperation agreement with Pfizer see Section 6.5.21A below. The Company's income from Nitto Denko in the year 2010 represented 26% of the Company's total income for the said period. For details about the agreement with Nitto Denko see Section 6.5.21B below.

The Income from Novartis in the year 2010 represented approximately 23% of the Company's total income for the said period. (for further details of the Novartis agreement, see Section 6.5.21C below).

The Company's principal revenues at present can be characterized as revenues from collaborations in research and development with companies in the field of pharmaceuticals, and the granting of licenses for the continued development and commercialization and siRNA molecules.

Note that in the past, mainly between 1998 and 2002, the Company financed its operations among others through revenues received from collaborations involving its BiFAR platform, but this source of revenue is no longer substantial in light of the change that has taken place in the Company's activities, currently focusing in drug development.

Should the Company enter into additional collaborative and license agreements, and should it achieve additional milestones under existing agreements in the future, it may obtain revenues from milestone payments and reimbursement of research expenses. At a later date, if the development and commercialization of products is completed, the Company may derive revenues from royalties and milestone payments for achieving sales targets as well. Note that in parallel with this income the Company is required to pay a portion of its income to entities from which it licensed intellectual property rights (for additional details see Section 6.5.21D below).

For additional details about the financing of the Company's operations, see Section 6.5.17 below.

6.5.7	New Products

For details about new products, see Section 6.5.5 above.

6.5.8	Customers

Because the Company has not yet completed development on any drug, its primary customers are the large pharmaceutical companies with which it has formed collaborations and license agreements.  Contracts with such companies enable the Company to obtain financing for research and development, and they constitute a potential source of profit in the event of future commercialization of the drugs.

The Company is dependent upon three companies with which it has agreements: Pfizer, Novartis, and Nitto Denko. This dependence stems from the fact that as of the present date these three companies provide the Company's only substantial source of revenues, both actual and potential. Continued development of the Company's principal products is dependent upon collaborations with these companies and upon the decisions made by these companies with respect to continued development. At the present time, the Company does not have the resources, the ability, or the expertise required to perform alone all the stages of drug development including Phase III.

6.5.9	Marketing and Distribution

The Company has not yet completed the development of any drug, and therefore, as at the Prospectus date, it has no end customers (i.e., patients or commercial entities that purchase drugs for patients) and no capabilities for marketing and distribution to such customers. If and to the extent that development of the drug PF-655 is completed and the drug is approved for marketing, Pfizer will be responsible for world-wide commercialization, although the Company has distribution rights in Israel. Similarly, exercise of the option for QPI-1002 by Novartis, if the drug is approved for marketing, grants Novartis world-wide commercialization rights. The Company intends to continue forming collaboration agreements and enter into license agreements with other pharmaceutical companies, while striving to retain various distribution rights. The Company is in ongoing business development negotiations with companies operating in areas related to its operations in order to consolidate additional collaborations. These negotiations involve QPI-1007 and other projects that are in earlier stages.

6.5.10	Competition

For further details about the structure of competition in the field of pharmaceutics, see Section 6.4.8 below.

The Company faces competition on three levels: (1) direct competition against each of the products and each of the indications for which the products are intended; (2) competition from companies operating in the field of research and development of siRNA molecules; and (3) competition from companies operating in the field of development of microRNA and/or antisense molecule. microRNA molecules differ from siRNA molecules and are distinguished primarily by the fact that they are not specific to one specific target gene, rather, they affect several genes and have the ability to impact a disease more broadly. Nevertheless the use of microRNA drugs may cause more side affects. Antisense are RNA or DNA that, similarly to siRNA, inhibit the expression of a target gene. They are known to operate by means of a less efficient mechanism82 Nevertheless, as of the Prospectus date, the development of antisense type molecules is at a more advanced stage than that of siRNA-based drugs, and one such drug has obtained marketing approval.

82
The advantage of siRNA is that the mechanism whereby it attaches to the target gene is assisted and guided by a complex of proteins that makes it more efficient than the Antisense mechanism, which attaches to the target gene based on its concentration,

For details of the direct competition to each of the products in each of the indications, see Section 6.5 above.

 There are several companies operating in the field of research and development of siRNA molecules.  These competitors develop siRNA-based drugs, technology for the delivery of siRNA for a wide variety of infectious (mainly viral) and cancerous diseases, metabolic disorders, and autoimmune disorders. Most of their candidate drugs are in early stages of development (preclinical stages), and very few are in clinical stages. To the best of the Company's knowledge, the companies listed below are at clinical stages of development of drugs based on siRNA technology. Note, none of the products listed below is intended for an indication similar to that currently under clinical development by the Company.

Drug	Target gene/Method of administration	Company	Disease Indication	Status	Partners
ALN-RSV01	n-capsid83 of the RSV virus (causes diseases of the lower respiratory tract)	Alnylam	RSV (Respiratory syncytial virus)	Phase II	Cubist and Kyowa-Hakko in Asia
Excellair	Enzyme known as Syk administered by inhalation	ZaBeCor	Asthma	Phase II
ALN-VSP	VEGF KSP by means of a mixture of two siRNA technologies with a SNALP (stable nucleic acid-lipid particles) technology	Alnylam	Liver cancer	Phase I

83 Capsid is a protein coating that coats viruses.

Drug	Target gene/Method of administration	Company	Disease Indication	Status	Partners
ALN-TTR	PKN3 (protein kinase N3) using SNALP technology (Tekmira Pharmaceuticals)		Amyloidosis84	Phase I
Viral vector coded for 3 RNA (HIV-1, TAR, and CCR5)	3 RNA coded from the AIDS virus (HIV-1, TAR, and CCR5). Through systemic administration	Benitec	AIDS (HIV)	Phase I	City of Hope
CALAA-01	Ribonucleotide reductase R2 administered with an insertion method based on nanoparticles	Calando	Cancer	Phase Ia
SYL040012	siRNA for inhibition of the adrenergic receptor -2, administered locally	Sylentis	Glaucoma (increased intra-ocular pressure)	Phase I
SPC3649	A miRNA (miRNA 122)	Santaris	Viral liver inflammation (C)	Phase I
Td101	PC Keratins K6a (mutation of N171K) by subcutaneous injection	Transderm	Congenital Pachyonychina (rare congenital skin condition)	Phase I
CEQ508	tkRNAi/beta-catenin administered orally	Marina Biotech	Colon cancer	Phase I

84     Amyloidosis is multi-system disease characterized by extra-cellular deposits of protein-like substances in various organs, which in time leads to their impaired functioning.

The Company is one of the world leaders in the development of siRNA based drugs. Additional companies operating in the same field as the Company are, among others:

A.
Alnylam Pharmaceuticals (hereinafter “Alnylam”): a company with a dominant intellectual property position in the field of RNAi. The Company has received non-exclusive licenses from Alnylam for the purpose of developing the PF-655 and QPI-1002 products.

B.
Silence Therapeutics (hereinafter “Silence”): a company that owns patents for synthetic siRNA structures. The Company has received non-exclusive licenses from Silence for the purpose of developing the PF-655 and QPI-1002 products.

C.	Merck: one of the largest drug companies in the world. It purchased Sirna Therapeutics, which has significant knowledge and intellectual property.

Note that if any of these companies succeeds in Phase II clinical trials or beyond with their siRNA-based candidate drugs, this will represent a validation of the technology and might assist in promoting the businesses of the rest of the companies operating in this field. At present, the main competition with these companies is in the field of potential contracts with large international pharmaceutical companies. Note further that large pharmaceutical companies are also interested in the siRNA field and are entering it both through contracts with companies like the Company and by way of independent development. It was recently published, that Nitto Denko acquired AVECIA, a dominant manufacture of oligonucleotide-based drugs85. The most prominent companies active in the field of development of microRNA molecules include Rosetta Genomics, Miragen Therapeutics, and Regulus, a joint venture between Alnylam and ISIS.

The Company's status and its ability to compete are based, among others, on its intellectual property position in the market and its ability to protect the intellectual property covering its products and technology; skilled human resources; collaboration contracts with relevant entities; access to adequate sources of funding; the ability to obtain regulatory consents to conduct trials; and progress in the development of products in clinical stages.

85	Oligonucletides are macromulecules bulit as a chain of nucleic acids.

6.5.11	Fixed Assets and Equipment

The Company has offices and research laboratories in the United States and Israel. The Company's offices in the United States are located in Freemont, California, in a building that the Company leases from a third party, with a total area of approximately 515 square meters. The term of the lease is until May 31, 2011. The monthly rental on these offices, including maintenance fees, amounts to approximately USD 7,900. Another office is located at Boulder, Colorado, in a building that the Company leases from a third party, with a total area of approximately 882 square meters. The term of the lease is until August 30, 2012. The monthly rental on these offices, including maintenance fees, amounts to approximately USD 15,000.

The offices and laboratories of the subsidiary are located at the Ness Ziona Science Park, in a building that the Company leases from a third party, with a total area of approximately 2,147 square meters. The term of the lease is until June 13, 201086. The monthly rental, including maintenance fees, amounts to NIS 143,000, linked to the CPI. In addition, the subsidiary leases animal rooms and a laboratory in a total area of approximately 31.1 square meters from a third party. The term of the lease is until October 31, 2011 (the subsidiary has an option of automatic renewal of the contract if three months' prior termination notice is not given). The monthly rental is approximately NIS 38,000. As of the date of this Prospectus, the total rent and maintenance paid by the company for the above properties is approximately USD 877,000 per year.

The Company’s research laboratories are equipped as follows: (1) advanced instrumentation for conducting trials on tissue cultures, including culture rooms, FACS, and fluorescent microscopes; (2) advanced instrumentation for performing molecular biology experiments, including instrumentation for quantifying PCR (qPCR); and (3) a computer system for saving, processing, analyzing, and reporting results.

The Company's operations in the laboratories are carried out in accordance with the Safety in the Workplace (Workplace Safety and Hygiene in Working with Hazardous Substances in Medical, Chemical and Biological Laboratories) Regulations, 5761-2001, and are conducted under the supervision of the Company's safety officer. The Company has adequate insurance for all its current operations.

6.5.12	Research and Development

86	As at the date of this Prospectus, the Company is negotiating to extend the term of the lease, and the parties are continuing to act in accordance with its provisions.

A.	As a research and development company, the Company's operations are conducted in the following manner:

The subsidiary is the branch that has the know-how and infrastructure to conduct the Company's basic research, including the discovery, characterization, and validation of the genes that are responsible for the diseases being investigated, and to conduct preclinical trials on animals. The Company’s development group (located in the USA) continues the process of development of the chosen molecules and is responsible for conducting both preclinical and clinical trials.

An agreement from 1998 between the companies (the parent Company and the subsidiary) regulates the nature of the interaction between the companies and defines the fields of responsibility of each.  Under this agreement, the parent Company defines its development goals and owns the intellectual property, the technology, and the patents relating to development, whereas the subsidiary coordinates research and development, carrying out the research as a sub-contractor for the Company and at its request. The revenues of the subsidiary are derived from performance of the research and development work, and are calculated on a cost plus basis that varies from time to time.

B.
The research process usually begins with the selection and identification of the target gene and proceeds with the design and characterization of the siRNA drug, and the experiments needed to prove feasibility in vivo. These operations are carried out by the research project units together with the Company's development and intellectual property units (see below), and include, among others, the following stages:

1.	Selection of the medical indication by the clinical development team and the research team.

2.	Identification of the genes involved in various diseases, for silencing or inhibition by siRNA.

3.	Setting up animal models and characterizing the target gene for the relevant indication.

4.
Selection of the siRNA sequence that is most relevant for activity and stability. The sequence is selected using algorithmic methods developed by the Company to predict the chances for the efficacy, stability, immunogenicity, and specificity to the target gene of the selected sequences.

5.
Testing the action of the molecules selected using cell culture models and following up the inhibition of gene expression at the protein or mRNA level. In cases of genes that activate intracellular mechanisms, this action of the siRNA molecules is also supported at the cell signaling level.

6.
Applying unique chemical modifications together with special building blocks (unique or modified nucleotides) to selected siRNA sequences to achieve stabilized, efficacious molecules; to increase the penetrability of the molecule into the cells; and to obtain a molecule with a unique structure that is not included in the intellectual property of other companies or institutions.

7.
The body's immune response to the selected siRNA molecules is tested in special models developed by the Company with the purpose of selecting drugs that do not trigger a response by the immune system. Likewise, the specificity of the molecules to the target gene is also tested to assure that the selected siRNA molecules does not act on targets other than the desired target gene.

8.
Proof of concept studies in animal models comprise testing various methods of administration of the drug, distribution of the molecule in normal animals and in model animals, activity of the molecules in the relevant tissues, and determination of the changes in the disease phenotype as a result of administration of the drug (efficacy studies).

The development unit helps plan the research, especially in setting medical/therapeutic goals (the target diseases /indications for the drug) and in designing the drug so that it is suitable for large-scale production

C.
After achievement of POC in animal models, the Company's development operations are carried out through its development unit and include: formal preclinical and clinical studies required by the FDA, including the production of material for clinical trials, preclinical trials (toxicology, PK, testing the way in which the substance is distributed in the body), preparation for clinical trials, performance of regulatory work, drafting of protocols, and submitting an IND. Subject to FDA approval, Phase I, Phase II and Phase III clinical trials are initiated. The end of this process is approval of the NDA. As noted above, the Company has not yet crossed the Phase II performance stage.

D.
The intellectual property (IP) unit is responsible for the protection of the Company's inventions and works closely with the research and development team to ensure adequate protection for the Company's IP (inventions, commercial secrets, know how). The IP unit drafts the patent applications, follows their submission, and prepares together with outside patent counsels all documentation required for obtaining and maintaining patents based on the application, in these processes working with the patent authorities of various jurisdictions world wide, and is responsible for the development of the Company's IP strategy.

E.	The Company’s main research projects are described in Sections 6.5 - 6.5.5. For details of the expenses incurred in research and development operations, see also Section 6.1.4C.

F.
As described above in Section (A), the subsidiary may carry out independent research operations that are not included in the intercompany arrangement. In this manner, the subsidiary has conducted several projects in the past, some of which were recognized as approved plans under the Encouragement of Research and Development in Industry Law, 5744-1984, and which entitled the subsidiary to grants. The subsidiary has also carried out projects with the consent of the Bird Foundation. In 2008, 2009, and 2010, the Company did not receive any such grants.

In February 2010, the subsidiary submitted an application to the Magnet Program at the Office of the Chief Scientist of Israel to approve a consortium (called “Rimonim”), headed by the subsidiary, together with several leading companies and well-known scientists, for the purpose of development by the consortium of generic technologies required for development of siRNA/microRNA type drugs. On July 14, 2010, the Magnet Committee approve that further steps be taken towards the formation of the Rimonim consortium for consideration for final approval.  In October 2010 detailed work plans and budgets were submitted and were approved by the Magnet committee in January 2011. In the Company's assessment, the approval of the Rimonim consortium as a national project constitutes recognition of the importance of the field and of its capacity to contribute to the development of industry and the creation of jobs and revenues in Israel. Under the work plan, generic technologies are to be developed for the following three categories: (1) Chemistry. This category comprises the basic structure and synthesis of the siRNA/mRNA molecules including chemical modifications. The purpose of the new technologies that will be developed is to generate drugs with higher efficacy, better stability and specificity, that have fewer side effects, with intellectual property that provides freedom to operate without dependence on any third party intellectual property, and with more effective production processes. In general, chemistry is the basis for the development of most drugs. (2) Formulation. This category includes generic technology for the development of delivery methods and formulations that will enable and facilitate delivery of drug molecules to the relevant organs and cells in specific diseases. (3) Analytical methods. This category includes methods of identification of drugs to facilitate and support the research during the identification stages and at the development stages.

The intellectual property rights that will be developed by the subsidiary within the framework of the consortium shall be owned by the subsidiary, and operations within the consortium shall be subject to the Bylaws of the non-profit organization that shall be formed by the parties in the consortium to govern their relations.

G.
In February 2010, the Company submitted an application for a grant to support development of QPI-1002 for DGF as part of the support for projects that comply with the definition of orphan drugs and that have been granted that status. The application was submitted to the OOPD (Office of Orphan Products Development) of the FDA and is currently being examined. If approved, the sum of the grant is USD 400,000.

H.
In July 2010, the Company submitted applications for grants for 3 development programs, for DGF, AKI, and NAION, under section 48D - Qualifying Therapeutic Discovery Projects. As part of this program, which was approved by the President of the United States in March 2010, grants are awarded subject to compliance of the submitting company and the project with criteria specified in the Law, in amounts of up to 50% of the sum of the investments made in 2009 and 2010 for each separate project (including an estimate up to the end of the year). On October 31 the Company received approval for the said projects in the total amount of approximately USD 735,000.

I.
The Company's research and development expenses during the year 2010, 2009 and 2008 amounted to approximately USD 18.7 million, to approximately USD 15.7 million, and to approximately USD 18.7 million respectively.

J.	The following are the main items in the budget planned for the Company's research and development as at the Prospectus date, for the years 2010-2012:

The Company's research and development program is based on assumptions that can change in relation to costs, financing, contracts for the performance of trials, the manner in which the trials will take place, new scientific discoveries, strategies for the protection of the Company's intellectual property, and timetables that may change due to many factors. As a result of the assumptions upon which the research plan is based, material changes may occur (see also the discussion of risk factors in Section 6.6 below).

Project	2011 Budget (USD millions)	2012 Budget (USD millions)	Costs Accrued by the Company as at the Prospectus date (USD millions)
PF-655 For AMD	Fully funded by Pfizer	Fully funded by Pfizer	The Company has no information concerning the accrued costs.
PF-655 For DME	Degas study fully funded by Pfizer. Phase IIb approximately 4.6	For the Phase IIb approximately 6.8 until the interim analysis and additional approximately 3.5 to study completion.	The Company has no information concerning the accrued costs.
AKI	Approximately 4.8 until biomarker selected and additional 0.5 for continuation of the trial	Approximately 4.1 until biomarker selected and additional 4.86 for continuation of the trial with 248 subjects	Approximately 17.7 for reaching POC in animals
DGF	Approximately 8.6 assuming 196 subjects are enrolled. Additional 0.4 for continuation of the trial	Approximately 3.9, until 196 subjects. and additional 3.2 for continuation of the trial	Approximately 12.4 for achieving POC in animals
NAION	Approximately 1.6	Approximately 0.4	Approximately 8.3 since POC in animals was achieved
Glaucoma	0	0	0
Nitto Denko	Fully funded by Nitto Denko	Fully funded by Nitto Denko	Fully funded by Nitto Denko
Additional Research	Approximately 6.5	Approximately 6.5	14.5 from the beginning of the research program
Total	26.1- 27.0	21.7- 33.2	52.9

In general, the Company's top priority is the completion of development of clinical and preclinical stage products that are subject to agreements with third parties (including option, license and collaboration). Should the Company's future financial position not be sufficient to complete all such programs, the Company will assess the best resource allocation at that time. For additional details about the priorities of the Company at this time, see Section 5.2 above.

Warning paragraph regarding forward-looking statements. The Company’s estimate of timetables and budget is a forward-looking statement, based on the Company’s evaluation of the costs of completion of various activities of research and development, and the timetables expected for completion of such activities. As described in section 6.6 below (risk factors), research and development operations involve a high level of uncertainty, and therefore the costs and timetables may be considerably different from the above estimates. It is not possible to assess accurately future costs of operations, and therefore the aforesaid estimates, which are derived from the Company's work plans, must be regarded as general and preliminary only.  The factors that may cause delays in the R&D plan and increased costs include requirements for repeat experiments, contracts to conduct experiments, unexpected results, results of research in advanced experiments showing different responses, new research being published, new information being discovered regarding the targets and/or the drugs, failure of development in the animal testing stage or in the clinical testing stage, etc.

Note that in accordance with Company's strategy, the Company aims to commercialize its developments by entering into license agreements and collaboration agreements. Whether or not such collaborations will materialize and whether or not collaborations under existing license and collaboration agreements will materialize, will affect the research programs and their budget and may alter them substantially.

6.5.13	Intangible Assets – Intellectual Property
A number of terms defined in section A below are used in the Intellectual Property section 6.5.13.

A. Definitions

1.
Patent rights - exclusive rights granted by a Country to an inventor or to a patent applicant for a limited period of time in exchange for disclosure of an invention to the public, in such a way as to enable a person skilled in the art to make and use the invention. A patent provides the right to exclude others from making, using, offering for sale, selling, reproducing or importing the patented invention for the term of the patent

2.	Patent claims - a written statement that forms part of a patent or a patent application and defines the legal scope of protection sought in a patent application or granted by a patent.

3.
Priority date - the date of filing of a first patent application for a particular invention. The priority date of a patent application is often of critical importance in today’s global, highly competitive environment in order to obtain protection in the event of a dispute between patent applicants.

4.
Patent term – the term granted to a patent owner or licensee to prevent others from making, using, offering for sale, selling, reproducing or importing  the invention claimed in the patent. In most countries patent term is 20 years from the filing date of the first non-provisional application (not a US provisional application) and requires payment of annuity or maintenance fees, as per each National Patent Office. Additionally, each specific patent can have a Patent Term other than 20 years, for example, if one patent is dependent on Patent Term of another patent or if Patent Term Adjustment (PTA) has been granted for office delays in prosecution (for example, in the USPTO). For therapeutic drugs and methods, Patent Term can be extended to make up time  lost for regulatory approval delays (Patent Term Extension or PTE in the US). A patent owner or licensee can request such Patent Term extensions from individual National Patent offices immediately following marketing approval (for example USPTO, individual patent offices in the EU, ILPO and others).

5.
Patent Expiration - the day the invention claimed in a patent becomes public domain and the Inventor/applicant no longer has the right of exclusion, usually, but not always after 20 years from the filing date of the non-provisional application.

6.	USPTO - The United States Patents and Trademark Office.

7.
EPO - European Patent Office examines and grants European patents for the Contracting States to the European Patent Convention (38 contracting and 2 extension states). The EPO assists patent holders to file a single patent application for patent protection in the contracting and extension states. Although the EPO provides a single patent grant procedure, it does not provide a single patent from the point of view of enforcement. Hence, the patent granted is not a European Community patent or even a Europe-wide patent, but rather a group of national patents, which require validation and maintenance in each selected National Patent Office of contracting or extension states.

8.	EAPO - Eurasian Patent Organization. The Eurasian Patent Office examines and grants patents for the Contracting States to the Eurasian Patent Convention (9 contracting states).

9.	ILPO - Israel Patent Office

10.
PCT - An International Patent Cooperation Treaty that provides a unified procedure for filing patent applications to protect an invention in each of the contracting states. As of 2010, there were 142 contracting states to the PCT.  Any contracting state to the Paris Convention for the Protection of Industrial Property can become a member of the PCT. The PCT assists patent applicants by providing a unified filing procedure and a possibility to delay as much as possible the national or regional procedures (i.e. filing and examination), and the respective fees and translation costs. Upon filing of the International (PCT) application, all contracting states are automatically designated (subject to reservations made by any contracting state) and if the PCT application fulfills the requirements it is accorded an international filing date that has the effect of filing a regular national application in each designated state.  Following preliminary examination by the International Searching Authority, the applicant may choose whether to proceed to national and/or regional phase.  At 30 months (in some jurisdictions at 31 months) from the earliest priority date of the application, the international phase ends (PCT application expires) and the applicant can  enter in national and regional phase by filing necessary documents with the patent offices of separate contracting states to the PCT. In national and regional phase the application is examined in the national or regional patent offices (i.e. USPTO, EPO, etc.) and a patent may be granted in those jurisdictions if all requirements for patentability are met.

11.
US Provisional Patent Application - a U. S. application for patent filed in the USPTO under 35 U.S.C. §111(b). The provisional patent application is never examined and does not mature to a patent but is useful to establish an early prior date if a regular (non-provisional) patent application is filed within one year. In order to benefit from the priority date, a non  provisional application, such as a PCT application , that claims priority of the US provisional application , must be filled within 12 months of the filing date of the US provisional application.

12.	Jurisdiction - the legal authority authorized to deal and grant patents. Jurisdictions include countries (via their local patent authorities) and regional authorities such as the EPO, EAPO and others.

13.
Patent family - All the equivalent patent applications and patents corresponding to a single invention or several inventions by way of priority application, which can be for example a U.S. provisional application or a non-provisional application such as a PCT application. A family of patents includes national stage applications and divisional applications (and continuation and continuation-in-part applications in the USA) covering the same or different geographical regions.

B.	General - The Importance of Intellectual Property Assets from the Company’s perspective:

The importance of protecting intellectual property via patents in the pharmaceutical industry is paramount. The principal purpose is to motivate pharmaceutical companies to pursue research and development activities by granting them exclusivity for new molecules, formulations, drugs, administration methods, treatment methods and diagnostics, for a predetermined period, to recuperate research and development costs  (albeit only partially) and fund research and development of new products. Patent protection rights are limited in time, with the international standard being 20 years from the date of filling of the first non-provisional application. However, in the pharmaceutical and biotechnology industries, the lengthy research and development required before grant of marketing approval of the product limits the effective available period of patent protection to a period which is often not sufficient to compensate for the investment in developing and getting regulatory approval for the product. In light of the above, in the USA and in other countries, it is possible, by law, for a patent applicant or licensee to submit an application for patent term extension  (e.g. PTE in the USA) to restore at least  part of the Patent Term lost while gaining regulatory approval. Additional protection of data in regulatory registration files is granted by the regulatory authorities in various countries (such as the FDA in the US, and the EMEA in Europe).  The mechanism for protecting registration files provides terms of exclusivity in a particular market for a new drug or for new uses of the drug, by not granting approvals for identical generic products.

C.	The Company's Intellectual Property Strategy:

In the Company's view, intellectual property is one of the keys to its future success, to procure a competitive position and to generate revenues for the Company. Due to the importance of intellectual property to the Company's competitive advantage and success, the Company’s management has defined and is implementing an intellectual property strategy to foster creation, protection, enforcement and management of its intellectual property rights, thereby generating and maximizing value. The Company's intellectual property strategy is aimed at achieving the following goals:

1.	Creation and maintenance of a competitive position by active protection of its intellectual property in order to effectively differentiate the Company's products/technologies and their uses.

2.	Ensuring commercial flexibility by creating and maintaining a strong intellectual property portfolio, which will enable the Company to pursue collaborative agreements under beneficial conditions.

The means for realizing this strategy are as follows:

1.	Creating an intellectual property portfolio with added value, in order to support development of new technologies, target genes, drug candidate molecules and medical uses thereof.

2.	Evaluating opportunities for creating new intellectual property rights arising from the Company's research activities and from research activities with collaborating partners.

3.
Creating and protecting new intellectual property rights via filing of patent applications, maintaining patent applications, managing examination of patent applications vis-à-vis the various authorities and maintaining the patents for the Company's technologies, target genes, potential drug candidates and medical uses.

4.	Creating new intellectual property rights by filing and handling joint patent applications for inventions developed in collaboration with third parties.

5.
Increasing the value of the Company’s intellectual property through licensing: (1) receipt of licenses from third parties for supplementing and/or reinforcing the Company's intellectual property (for instance, in order to create multi-layer protection87 for a product); (2) granting licenses to third parties in return for royalties or other forms of payment / value creation.

6.	Ongoing, comprehensive monitoring of third party intellectual property relevant to the areas of the Company's activities88.

7.	Operating without infringement of third party proprietary rights.

8.	Protecting and defending of the Company's know-how and commercial secrets.

The Company's intellectual property strategy is embedded in all of the Company's research and development processes. The Company’s management is committed to maintaining an efficient and capable organization to achieve its intellectual property and business goals.

D.	The Company's Intellectual Property Team:

The Company's intellectual property team comprises five employees: The head of the team, (an Israel Patent Attorney and US Patent Agent); two Israeli patent attorneys, and two administrative assistants (paralegals), one of whom is a registered Israeli attorney.

In addition, the Company consults with IP professionals, including US patent attorneys (who provide services on a regular basis) and European and Japanese patent attorneys (who provide services from time to time, as needed).

E.	Patents and Patent Applications:

The Company has a broad intellectual property portfolio which includes patents and patent applications directed to drug candidates in various stages of development, including the lead candidates in development and regulatory approval processes.  The Company's intellectual property rights are directed to unique technologies and products, which form the Company’s pipeline in various medical fields. The Company strives for international protection of its intellectual property, placing special emphasis on key markets such as the USA, Europe and Japan, and other select countries. For details regarding the risk factors involved in insufficient protection of intellectual property, see section 6.6.10 below.

87
For example, patent protection to method of inhibiting  a target gene for one or more indications , that limits the possibility of third parties to develop competing product or competing methods of tretament

88
For example, the Company regularly monitors third party patent literature related to siRNA, for example to Merck & Co., Alnylam Pharmaceuticals, Thermo Fisher Scientific, Isis Pharmaceuticals, Marina Biotech, Sylentis and others.

As of the date of this Prospectus, the Company is pursuing intellectual property rights in about 50 patent families. The Company owns and controls89 79 patents and 2 allowed patents90 in the USA and other countries around the world (23 different countries91) and more than 140 patent applications including PCT applications and national applications in various stages of prosecution in the USA and in 29 other countries / regions. The Company also holds non-exclusive licenses for 32 patents granted in the USA and in 9 other countries/regions and for 58 patent applications that are pending in the USA and in 14 other countries/regions, including patents and patent applications relating to RNAi technology which might be relevant to some of the Company's candidate drugs.

It is further noted that Eleos, Inc., (a U.S. company that is developing Aezea® (Cenersen), an antisense molecule which inhibits the p53 gene and is intended for use in treating cancer patients) (herein the “opponent”) filed an opposition to European Patent No. EP 1 143 943 (herein the “European Patent”), which was exclusively licensed to the Company by the University of Illinois at Chicago. The European Patent claims, inter alia, the use of temporary p53 inhibitors to alleviate/prevent side effects associated with cancer therapy, including radiation and chemotherapy. Claim 1 of the European Patent as granted, and some of the claims that depend from Claim 1, are not limited to a specific type of temporary p53 inhibitor. As of the date of this Prospectus the Company is not developing any products that fall within the scope of claims of the European Patent. Accordingly, the opposition to the European Patent has no implications for any of the Company’s drug candidates (including QPI-1002) and the Company’s intellectual property that is not part of the family of patents licensed to the Company by the University of Illinois at Chicago has no negative exposure.  In the oral hearing that took place on December 8, 2010, in the Opposition Division of the European Patent Office, it was decided to maintain the patent based on amended claims (Auxiliary Request II) that were presented by the Company during the oral hearing, thereby successfully maintaining the patent with claims that are not limited to specific molecules inhibiting p53 or specific types of p53 inhibitors. Therefore, the Company believes that any company wishing to market any temporary inhibitor of p53 for the claimed use, will need license from the Company. The EPO decision is open to Appeal by both Parties. The Company estimates overall costs of an Appeal procedure, if an Appeal will be filed to reach  $100,000- 150,000 over 2 to 3 years.

89	In this regard, “controls” relates to intellectual property under an exclusive license granted to the Company by a third party.

90
In this regard, “patent” is a patent already granted and published. An “allowed patent” is a patent application in respect of which the authority examining it has given notice of its intention to award the patent ( e.g. “the notice of allowance” by the USPTO or “notice of intent to grant” by EPO). A period of time passes (usually a number of months) between the notice of allowance and actual issue of the patent, though this varies from one jurisdiction  to another. In addition, in some jurisdictions, the patent received is open to oposition by third parties for a period of time.

91
PCT Contracting States for which a Regional Patent can be obtained via the PCT include OAPI (The Organisation Africaine de la Propriété Intellectuelle) with 16 member states which are mostly French-speaking countries; ARIPO (The African Regional Intellectual Property Organization) with 17 member states which are mostly English-speaking countries; EAPO (The Eurasian Patent Organization) with 9 Eurasian member states (Armenia, Azerbaijan, Belarus, Kyrgyzstan, Kazakhstan, Republic of Moldova, Russian Federation, Tajikistan, and Turkmenistan), official language Russian and EPO (The European Patent Office).

F.	Patent Exclusivity for the Company's Products:

The Company is striving to secure exclusivity for its leading clinical products PF-655 and QPI-1002 via patents and patent applications owned by the Company, and via licenses for patents and patent applications licensed to the Company by third parties. These patents and patent applications provide several layers of patent protection for the products and their therapeutic uses. For details regarding the risk factor involved in insufficient protection of intellectual property, see section 6.6.10 below.

PF-655, the Company's drug candidate that inhibits the RTP801 gene, is protected by patents and patent applications that are jointly owned by the Company and Silence Therapeutics. The patents and patent applications that are pending around the world claim the active substance (composition of matter) for PF-655, additional oligonucleotide compounds that target RTP801 gene and their uses in various medical indications, including wet AMD, diabetes-related eye diseases, including DME, as well as non-ophthalmic indications. The Company also has patents in the USA, Japan and Europe, which claim the target gene RTP801, RTP801 polypeptide and antibodies to the RTP801 polypeptide; and in Europe for a RNA molecule against the mRNA which codes for the RTP801 polypeptide. In addition to the Company's intellectual property, with respect to PF-655, the Company holds an additional 3 patent families directed to siRNA compounds to RTP801. The Company also holds product and structure licenses for siRNA compounds from Silence Therapeutics, Plc and Alnylam Pharmaceuticals, Inc. The license for the development and commercialization of PF-655 granted to the Company by Silence Therapeutics covers all medical indications.  For additional details regarding licenses, see Section 6.5.21D.

The Company's intellectual property rights with respect to the candidate product QPI-1002 include patents and patent applications with claims that broadly cover the concept and method of temporary inhibition of p53 the sequence used to generate the QPI-1002 compound, the QPI-1002 compound itself, and methods of treating DGF, AKI, hearing loss and other therapeutic indications. In addition to the Company's intellectual property related to QPI-1002, the Company holds an exclusive license from the University of Illinois and from Dharmacon Inc., the wholly owned subsidiary of Thermo Fisher Scientific  (herein “Dharmacon”) and non-exclusive licenses for the siRNA structure from Silence Therapeutics and Alnylam Pharmaceuticals, Inc. For additional details regarding licenses, see Section 6.5.21D.

The candidate product QPI-1007 inhibits expression of the gene Caspase 2 (caspase 2 apoptosis-related cysteine peptidase). QPI-1007 is the first candidate product that is based entirely on the Company’s internally developed intellectual property.

The Company developed and claims in various patent applications, novel siRNA structures that confer activity, stability and specificity to the siRNA molecules. The Company invested considerable effort in developing novel and effective siRNA structures with an appropriate safety profile. In the Company's preliminary assessment of freedom to operate, these novel siRNA structures are believed to be not encompassed by third party intellectual property rights. The Company's siRNA platform technology also includes important know-how and commercial secrets such as unique algorithms and the SIRS™ databases, which are used for identifying sequences and designing the Company’s siRNA compounds.

G.	Intellectual Property Rights encompassing the Company’s Products, Methods of Treatment, Preclinical and Clinical Programs and Technology Platforms:

The following is a summary of the Company's intellectual property rights according to each of its research and development programs. Note that patents and patent applications relating to more than one program are referred to in all the programs. This table does not include filed US provisional patent applications.

Name of Program / Therapeutic Field	Patents Granted	Patent Applications Pending	Description of Protection	Date of Earliest Expiration of Patent for Compound92
Clinical Programs
RTP801 including PF-655 / DME, AMD and other therapeutic indications (licensed to Pfizer)	25 patents: ▪ In 4 patent families ▪ For a gene, a protein, compounds, and uses granted in Eurasia , Africa several European countries , Japan, Israel USA and other countries.	60 patent applications: ▪ In 5 patent families ▪ For a gene, compounds and their use in treating various indications, filed and pending in South America, Africa, Far East, EPO, Israel, Japan, Canada, USA and other countries.	PF-655 inhibits expression of the gene RTP801, which was first identified by the Company. The Company's intellectual property protects isolated nucleic acid molecules encoding sequence of RTP801 polypeptide, the protein, antibody and nucleic acid inhibitors of RTP801 gene including the compound PF-655 and other oligonucleotide compounds and their use to treat wet AMD, DME and other therapeutic indications.	16.8.2025
p53 including QPI-1002 / AKI, DGF, hearing loss and other therapeutic indications (an option for license was granted to Novartis)	18 patents: ▪ In 4 patent families ▪ For the p53 sequence of the product, compounds, uses and methods of temporary inhibition of p53, granted in several European countries , Israel, USA and other countries.	23 patent applications: ▪ In 5 patent families ▪ For compounds, uses and methods for temporary inhibition of p53, filed and pending in EPO, Israel, Japan, Canada, USA and other countries.	QPI-1002 inhibits expression of the gene p53. The Company's intellectual property protects the method of temporary inhibition of p53 for therapy, the sequence used in the QPI-1002 compound, the QPI-1002 compound itself, and its use to treat AKI, DGF, hearing loss and other therapeutic indications.	27.9.2025

92
Date of Earliest Expiration of Patent for Compound relates to the Patent Expiry date of the basic patent claiming the sequence or compound, and doesn’t take into consideration Patent Term Extension that may be granted throughout the world.

Name of Program / Therapeutic Field	Patents Granted	Patent Applications Pending	Description of Protection	Date of Earliest Expiration of Patent for Compound92
Caspase 2 including QPI-1007 / NAION, glaucoma and other ophthalmic indications		18 patent applications: ▪ In 3 patent families ▪ To cover the sequence, novel siRNA structure, the compound, and its use in various therapeutic fields, filed and pending in EPO, Japan, Israel, Canada, USA and other countries.	QPI-1007 targets expression of Caspase 2. The Company's intellectual property protects the modification pattern used in creating QPI-1007, the QPI-1007 compound itself, and its use to treat NAION, glaucoma and other ophthalmic indications.	22.10.2029

92     Date of Earliest Expiration of Patent for Compound relates to the Patent Expiry date of the basic patent claiming the sequence or compound, and doesn’t take into consideration Patent Term Extension that may be granted throughout the world.

Name of Program / Therapeutic Field	Patents Granted	Patent Applications Pending	Description of Protection	Date of Earliest Expiration of Patent for siRNA Sequences93
Preclinical research and development programs
Central nervous system (CNS) and neuronal regeneration programs / CNS diseases, spinal cord injury (SCI), glaucoma, and other therapeutic indications.	18 patents: ▪ In 5 patent families ▪ For novel siRNA sequences and compounds granted in the USA and several European countries.	33 patent applications: ▪ In 14 patent families ▪ For siRNA sequences, compounds, pharmaceutical compositions and methods of treatment, filed and pending in Canada, EPO, Israel, Japan, USA, PCT and other countries.	The Company's intellectual property protects novel siRNA sequences, compounds, pharmaceutical compositions and their use to treat CNS diseases including spinal cord injury (SCI), prevention of neuronal loss and promotion of neuronal regeneration.	25.10.2027
Vestibular disorders and hearing loss program/ including treatment of hearing loss and phantom hearing.	15 patents: ▪ In 3 patent families ▪ For siRNA sequences, pharmaceutical compounds and method of treatment granted in the USA and several European countries.	33 patent applications: ▪ In 11 patent families ▪ For siRNA sequences, compounds, compositions and methods of treatment, filed and pending in Canada, EPO, Israel, Japan, USA, PCT and other countries.	The Company's intellectual property protects novel siRNA sequences, compounds, pharmaceutical compositions and their use in prevention and treatment of hearing loss, vestibular diseases and phantom hearing.	6.6.2025

93     Date of Earliest Expiration of Patent for siRNA  seqeunces  that can serve for  development of new drugs, relates to the Patent Expiry date of the basic patent claiming the siRNA sequence, and doesn’t take into consideration Patent Term Adjustment and/or patent term extensions that may be granted throughout the world.

Name of Program / Therapeutic Field	Patents Granted	Patent Applications Pending	Description of Protection	Date of Earliest Expiration of Patent for siRNA Sequences93
Programs in early stages of research and development
Drug discovery pipeline - candidate target genes/ for various therapeutic indications	14 patents: ▪ In 7 patent families ▪ For candidate target genes, novel siRNA sequences, compounds, compositions, and therapeutic methods granted in the USA.	33 patent applications: ▪ In 16 patent families ▪ For candidate target genes, novel siRNA sequences, compounds, compositions and treatment methods, filed and pending in Canada, EPO, Israel, Japan, PCT, USA and other countries.	The Company's intellectual property protects candidate target genes, siRNA sequences, compounds, pharmaceutical compositions and their use in various therapeutic indications, including lung diseases, kidney diseases, bone marrow diseases and cartilage disorders.	25.10.2027
Cancer	11 patents ▪ In 2 patent families ▪ For preventing / alleviating side effects of anti-cancer therapy , granted in several European countries , Israel, South Africa and USA.	10 patent applications: ▪ In 7 patent families ▪ For recombinant antibodies, novel oligonucleotide compounds, compositions and methods for treatment of cancer filed and pending in EPO, Israel, PCT and USA.	The Company's intellectual property protects recombinant antibodies, siRNA sequences, siRNA compounds, compositions, methods of treating cancer and use of temporary/ reversible p53 inhibitors for preventing / alleviating side effects associated with anti-cancer therapy.	21.3.2028

93     Date of Earliest Expiration of Patent for siRNA  seqeunces  that can serve for  development of new drugs, relates to the Patent Expiry date of the basic patent claiming the siRNA sequence, and doesn’t take into consideration Patent Term Adjustment and/or patent term extensions that may be granted throughout the world.

Name of Program / Therapeutic Field	Patents Granted	Patent Applications Pending	Description of Protection	Date of Earliest Expiration of Patent for siRNA Sequences93
Technology platforms
BiFAR™ and genomic screening technology platform and molecular screening.	10 patents: ▪ In 5 patent families ▪ For gene identification methods and screening systems granted in various countries in Europe, Israel and USA.	3 patent applications: ▪ In 2 patent families ▪ For gene identification methods and screening systems, filed and pending in USA and India.
The Company's intellectual property protects gene identification methods effective in identifying target genes involved in various diseases, and screening systems for RTP801 and RTP801L. This intellectual property is not related to  siRNA  compounds, but rather, to a method of  screening small molecules, and therefore, does not fall within the license granted to Pfizer.
Not relevant

93     Date of Earliest Expiration of Patent for siRNA  seqeunces  that can serve for  development of new drugs, relates to the Patent Expiry date of the basic patent claiming the siRNA sequence, and doesn’t take into consideration Patent Term Adjustment and/or patent term extensions that may be granted throughout the world.

Name of Program / Therapeutic Field	Patents Granted	Patent Applications Pending	Description of Protection	Date of Earliest Expiration of Patent for siRNA Sequences93
siRNA platform technology		20 patent applications: ▪ In 6 patent families ▪ For new siRNA structures and modification patterns, submitted, filed and pending in EPO, Israel, Japan, USA, Canada and other countries.	The Company's intellectual property covers novel structures and modification patterns for chemically modified siRNA compounds. The Company also has trade secrets in this field.	Not relevant
Technology for delivery of siRNA to target cells/tissues/ organs.	.	11 patent applications: ▪ In 6 patent families ▪ For methods of delivery of oligonucleotide compounds, filed and pending in EPO, Japan, USA and PCT.
The Company's intellectual property protects novel methods for delivery of oligonucleotide compounds to target cells, tissues, organs and systems, including in the eye, ear, kidney, CNS, bone marrow and the respiratory system.
Not relevant
Collaboration with Nitto Denko directed towards fibrotic diseases.		4 patent applications: ▪ in 3 patent families ▪ For siRNA sequences, oligonucleotide compounds, pharmaceutical compositions and their use in treatment of various fibrotic diseases, filed and pending	The pending patent applications (jointly owned with Nitto Denko) protect siRNA sequences, oligonucleotide compounds, pharmaceutical compositions and their use in treatment of various fibrotic diseases.	9.12.2029

93     Date of Earliest Expiration of Patent for siRNA  seqeunces  that can serve for  development of new drugs, relates to the Patent Expiry date of the basic patent claiming the siRNA sequence, and doesn’t take into consideration Patent Term Adjustment and/or patent term extensions that may be granted throughout the world.

Additional explanations of the data in the table:

Since the Company is operating in a relatively new and highly competitive field in which thousands of patent applications are filed each year, the Company typically protects its inventions by first filing a provisional application with the USPTO to ensure as early a priority date as possible. In many cases, as the research progresses during the priority year, the Company files additional US provisional patent applications in that subject matter. When the priority year ends (12 months after the filing date of the first application, the Company decides whether to  file a non-provisional  application and which protection path to choose.

Since it is impossible to protect an invention by means of a single international patent, given the fact that patent rights are territorial, granted on a country by country basis and since procuring IP protection in a multitude of countries/regions increases the costs to a considerably.

The Company chooses from a number of possible Intellectual Property protection paths, in accordance with the commercial strategy delineated by Company’s management for the product / technology that is the subject of the invention described in the patent application.

The possible paths employed by the Company for filing non-provisional patent applications at the end of the priority year include the following: 1. filing  of a non-provisional patent application in one or more countries / regions; 2. filing of an International patent application (a PCT application); 3. filing of a PCT application together with a non-provisional patent  application in one or more countries / regions (for instance, with the aim of advancing  examination in such country / region); 4. filing of a non-provisional patent application in countries which are not signatories to the Paris Convention (such as: Taiwan) or to the PCT Treaty (such as: Argentina), together with filing under any of the other options above.

Examination of a patent application usually begins a number of years after filing. Furthermore, the examination process itself takes several years in most countries. In certain countries, it is possible to expedite the examination by filing a request for expedited examination or by relying on the examination and grant of a patent for the same invention in another country. Thus, for instance, in Israel it is possible to request examination under section 17(c) of the Patent Law, 5727-1967 (as amended) which facilitates grant of a patent in Israel on the basis of a patent granted for the same invention in a country listed by the Patent Registrar (the listed countries include USA, Japan, EPO, Australia, Germany and a number of other countries), thereby significantly shortening the patent examination process.

To maintain a granted patent enforceable, the Company must pay a maintenance fee (in most countries annually) in each country in which the patent has been granted, throughout the entire patent term. In certain cases, Company management decides that for strategic reasons, it is no longer interested in maintaining a given patent and the Company ceases to pay the maintenance fees thereby allowing the patent to expire in that country.

H.	Freedom to Operate with respect to the Company's Products and Technology:

An important aspect with respect to intellectual property in the pharmaceutical industry is analysis of third party patent rights and the Company’s freedom to operate (FTO) assessment in view of such rights. Freedom to operate is the ability to continue research, importation, development, use and/or commercial production of a new product, production process or method, with minimum risk of infringing third party patents that are not licensed by the Company. Freedom to operate is very important for the Company’s ability to enter into agreements with pharmaceutical companies, such as the agreements with Pfizer and Novartis.

The Company monitors third party patents and patent applications on a regular basis and performs preliminary freedom to operate analyses of its products and siRNA technology, by searching databases and analyzing patents deemed relevant to its business. In the Company’s view, freedom to operate assessments are necessary from a strategic perspective, within the wider context of   managing research and development, developing specific drug candidates, risk management and strategic decision making.  In light of this, prior to commencing a new research program, the Company performs a preliminary freedom to operate analysis and continuously monitors relevant patents and patent applications in order to preserve freedom to operate for its product candidates and technologies. Accordingly, the Company evaluates the need to enter into license agreements with academic and industrial partners for use of third party intellectual property rights. Thus, for instance, the Company has received licenses from Silence Therapeutics Plc, Alnylam Pharmaceuticals, Inc. and Dharmacon, Inc. For additional details of the risks involved in licensing IP from third parties, see section 6.6.19.

I.	Trademarks:

As of the present date, the Company has no registered trademarks. The Company utilizes the unregistered trademark, BiFARTM, for its proprietary genomic screening platform.

J.	Licenses:

The Company is interested in obtaining and maintaining exclusivity with respect to its product candidates and methods of treatment by strengthening of its intellectual property rights by licensing patents and patent applications from third parties. At present, the Company holds exclusive licenses for some of its products and methods of treatment from the Board of Trustees of the University of Illinois (University of Illinois at Chicago) , the Hôpitaux de Genève and the Université de Genève, and Dharmacon, Inc.  In addition, the Company seeks freedom to operate for the products and technology that it is developing. Accordingly, the Company has entered into non-exclusive license agreements with Alnylam Pharmaceuticals, Inc. and Silence Therapeutics Plc .

The patents and patent applications for which license was granted by the University of Illinois relate to a therapeutic method of temporary inhibition of the gene p53; the patents and patent applications for which license was granted by the Hôpitaux de Genève and the Université de Genève are directed to siRNA inhibitors for treating hearing loss; and the patents and patent applications for which license was granted by Dharmacon are directed to oligonucleotide  sequences for siRNA compounds for inhibiting the gene p53.

As indicated above  the company holds licenses for RNAi technologies from Silence and Alnylam  for the products PF-655 and QPI-1002., The licenses from Alnylam and license from Silence for QPI-1002 are  non exclusive. The license  from  Silence for  PF-655 is exclusive.

The licenses granted to the Company by Alnylam, Dharmacon and University of Illinois expire upon the expiration of the relevant patent.

The p53 license granted to the Company by Silence is not limited in term. The RTP-801 license expires upon expiration of all royalty obligations, the later of  10 years from first commercial sale or the last to expire valid patent claim in the territory.

In addition, the Company has as understanding in principle for the development of novel siRNA structures with BioSpring GmbH (“BioSpring”), a manufacturer of siRNA molecules, which has been a supplier to the Company for many years. According to the agreement in principle, the ownership interest, if any, in the patents arising from this collaborative work of identifying novel structures, which may serve as basis for future drug candidates shall be assigned to the Company. Note that despite the fact that the Company has been collaborating with BioSpring for the last 4 years, to date the terms of such agreement in principle have not been reduced to a definitive agreement. As at of the date of this prospectus the parties are in the process of preparing a definitive agreement.

In addition to the licenses obtained by the Company, the Company grants licenses to other companies for the development/use of its products and/or therapeutic methods. These licenses have been anchored in the agreements with Pfizer, Novartis and Nitto Denko. Past licenses granted by the Company are either not substantial or do not produce revenues at present. For details regarding the risk factor involved in loss of licenses, see section 6.6.16 below.

K.	Know-how and Trade Secrets:

In addition to patents, patent applications and licenses to intellectual property rights, the Company has know-how and technology relating to a number of target genes, potential products, product design, product development, selecting and testing of product candidates, preclinical and clinical trials and other aspects of the Company's operations which are not protected in the ways set out above.  The Company also has trade secrets that constitute commercial or technological information, which the Company endeavors to keep confidential and which constitutes a competitive advantage for the Company. Trade secrets are not patented for strategic reasons, including a desire to keep certain technologies or methods secret and not to disclose them, as is required for patent protection. For details regarding the risk factor involved in disclosure of trade secrets, see section 6.6.10 below. The aforesaid know-how together with protected intellectual property rights are an important component in protection of the Company's present and likely future competitive position.

L.	Payments for Intellectual Property Rights:

Pursuant to the licenses acquired by the Company from third parties (Silence,   Alnylam , University of Illinois, Dharmacon. and others), the Company is required to pay royalties linked to key development milestones and sales of products developed utilizing the intellectual property rights, which are the subject of these licenses.

Entity Receiving Payments	Type of Payment	Consideration	Comments
Silence Therapeutics according to the agreement dated 12.2004 and its amendments (directed to the inhibition of RTP801 gene)	Percentage of revenues received from Pfizer upon achievement of milestones according to the license and collaboration agreement with Pfizer94	Royalties in the mid teens range. In case additional third party IP is required, such rate shall be significantly reduced.	Sublicense granted to Pfizer
Percentage of sales based royalties according to the license and collaborative agreement with Pfizer95
Silence Therapeutics According to the option agreement dated 4.2005 (directed to the inhibition of the p53 gene)	Lump sum payment upon receiving the option	Insignificant amount which to date, has already been paid	Option for sublicense granted to Novartis . For details on the dispute with Silence in relation to the option agreement with Novartis please see section 6.5.21D4.
	Payment upon exercise of the option	Approximately half a million Euro. To date the aforementioned sum, has been paid.
Payments upon achievement of milestones in accordance with the Novartis agreement96
According to the amendment to the agreement a low teen's range rate of sublicensing revenues received  (milestone payments and royalties) in addition to a lump sum payment, which to the date of this prospectus has been paid..

.

Royalties on sales of product under the license97

94     Not including payments from Pfizer for R&D services.

95     Not including payments from Pfizer for R&D services.

96     In the event that Novartis does not exercise its Option, the Company shall be required to pay to Silence development milestone payments in accordance with the 4.2005 option agreement.

97     In the event that Novartis does not exercise its Option, the Company shall be required to pay to Silence a low single digit range sales based royalty rate on sales effected by the Company.

Entity Receiving Payments	Type of Payment	Consideration	Comments
Alnylam According to 4 agreements dated 9/2006 for license on patents and patent applications to be used in relation to RTP801 and p53	Payments upon achievement of milestones	As of the date of this Prospectus, the maximum balance due in case all milestones are achieved is $6.3 million
In accordance with the license agreement with Pfizer for inhibitors of RTP801, Pfizer shall  compensate the Company for a significant portion of sums owed to Alnylam.

Option for a sublicense on the patents was granted to Novartis in relation to p53

	Sales based royalties until the expiration date of last valid claim under the license	Low single digit royalty rate, which varies on country-by-country basis depending upon the valid patent family in the relevant country.
	Annual maintenance fee payable until the first commercial sales of products under the license	Insignificant amount.
University Of Illinois (In relation to patents directed to inhibition of p53)	Payments upon achievement of milestones	As of the of date the prospectus an insignificant sum is owed	Option to a sublicense was granted to Novartis
Sales based royalties (if Company effects the sales)
In the event that sublicense is not granted –low single digit rate royalties on sales of products. The range will be reduced in case additional third party IP is required (including Alnylam and Silence)

	Percentage of sublicensing revenues (including milestone payments and royalties on sales but excluding reimbursements for research and development expenses, if any)	Low teens range rate form sublicensing revenues. The range will be significantly reduced in the event that additional third party IP is required (including Alnylam and Silence)

Entity Receiving Payments	Type of Payment	Consideration	Comments
Dharmacon (in relation to patents directed to QPI-1002)	Payment upon achievement of milestones	As of the date of the prospectus the maximal balance due in case all milestones are achieved is $ 11.3 million	Option to a sublicense was granted to Novartis. According to the agreement the payment may be reduced significantly in the event that licenses for the IP of additional third parties are required.
	Sales based royalties on sales effected by the Company or by a sublicensee.	Single digit royalties rate on sales of products.
Percentage of sublicensing revenues, if sublicense is granted (including milestones payments but excluding royalties from sales by sublicensee, research and development expenses and profit-sharing payments arising from the commercialization of licensed product, if any).
Low single digit range rate on sublicensing revenues, variable depending upon Dharmacon's IP status.

6.5.14	Human Resources

A.	The following is a diagram of the Company’s organizational structure:

B.
  As of the Prospectus date, the Company has 97 employees, of whom the Company in the U.S. employs 33 and 64 are employed by an Israeli subsidiary. The following are details regarding the number of employees, divided by departments:

Department	No. of employees as at - 31.12.2010	No. of employees as at 31.12.2009	No. of employees as at 31.12.2008
Management & Administration	22	21	21
Intellectual Property	5	5	6
Research	39	38	47
Preclinical	5	4	6
Clinical trials - operations	10	9	8
Clinical trials - medical management	11	7	7
Regulation	4	4	4
Total	97	88	99

Because the Company engages in advanced research and development, which requires comprehensive scientific knowledge, as of the Prospectus date, approximately one quarter of the Company’s employees have advanced academic degrees, either MD or PhD.

The Company is dependent on the founder, CEO and President of the Company, Dr. Danny Zurr. For further details on the Company's dependence on Dr. Danny Zurr, see Section 6.6.21 below.

C.
The Company's senior scientists participate, in international scientific and medical conferences annually, as part of the Company's policy of updating itself about the latest developments in know-how and technology in the fields relevant to the Company's operations. In addition, the Company is assisted by the services of external consultants and experts in specific fields for the purposes of its operations. The terms of contracts with consultants are determined in accordance with the nature and duration of the services, and the identity of the consultants and/or experts, as the case may be.

The composition, nature, and size of the Company's human resources changes as part of the processes the Company undergoes and its needs from time to time. As described in section 6.1.26, the transition from development of a drug based on a small molecule to drugs based on siRNA in 2003-2004 led to a significant reduction in the number of employees in research in Israel (around 50% of the Company's human resources). The reduction in human resources resulted mainly from the Company's decision to shut down its Bioassay, Chemistry and Formulation Departments. At the same time, the Company began to build its siRNA-based drug development department, which at the Prospectus date provides preclinical and clinical planning and performance capabilities. In this context, approximately 20 employees were recruited between 2005 and 2010, mainly to the development team in the USA. As part of a process aimed at increasing efficiency, that the Company underwent in the third quarter of 2009, there was an approximately 11% reduction in human resources, mainly in the research team in Israel.

In addition, because of financing difficulties, for six months (from September 2009 until February 2010), the Company switched to a four-day week and reduced up to 20% of its employees’ salaries (apart from senior officers, whose salaries were reduced by 20% but who continued to work full time). In March 2010, the Company returned to full time work. As a result, it was decided to provide financial compensation to employees for lost wages if certain events materialize, in accordance with a formula approved by the Company’s Board of Directors. Part of this compensation was given following the financing round in April 2010, and the remaining amount, in the sum of USD 445,000 (of which approximately USD 95,000 to officers and the rest to other employees), is expected following completion of the issue under this Prospectus.

D.	Employment agreements with the Company’s employees

The Company's employees are employed according to personal employment agreements, with either the Company and/or the subsidiary. The employment agreements of employees of the subsidiary include, among others, provisions regarding the basic salary, overtime, social benefits including executive insurance, pension fund and study fund, entitlement to vacation days, convalescence pay, sick days, entitlement to vehicle or refund of travel expenses, prior notice period for dismissal, and resignation. Some of the employees are entitled to a refund of cellular telephone and other expenses, as specified in the agreement. In addition, some of the employees are entitled to stock options, according to the Equity Incentive Sub Plan for Israeli employees. Likewise, the agreements contain clauses regarding non-disclosure, intellectual property, and non-competition.

The employment agreements of employees of the Company in the USA are subject to the labor laws of California, and include, among others, provisions regarding base salary, overtime, social benefits including life insurance, health insurance, dental insurance (and at times vision insurance), disability insurance, pension plan (401(k)), and entitlement to reimbursement of travel expenses and other expenses incurred in connection with the employment. Some of the agreements contain an entitlement to vacation pay. In the event of dismissal without cause, if the employee signed a valid waiver, the employee is entitled to severance pay in the sum of the last month’s salary. Moreover, some of the employees are entitled to stock options, in accordance with the employee option scheme. The agreements also contain clauses about non-disclosure, intellectual property, and non-competition. In the event of disputes about employment agreements, these will be referred to arbitration.

Some Company employees are required to sign an agreement regarding confidentiality, non-competition, and protection of the intellectual property rights of the Company. These agreements include various basic provisions about maintenance of confidentiality and non-competition. The agreements further provide that any invention made, developed, or reduced to practice by the employee or which the employee caused to be made, developed, or reduced to practice, either alone or jointly during the course of the term of his employment with the Company, shall be assigned into the Company's title.98 Another appendix to the employment agreements of some of the employees is a “policy document regarding conflicts of interest,” which contains the Company's instructions and policy regarding the conduct of employees on issues that amount to conflicts of interest, or suspicions of conflicts of interest and issues of ethical conduct within the Company and involving its employees.

Employees of the Company have entitlements to options of the Company in accordance with the option scheme described in Section 3.5.1 above and a right to purchase shares in accordance with the Employee Purchase Plan, described in section 3.5.2 above

In this regard, the Agreements further provide that in the event that the employee is employed in California, the law of California exempts inventions developed by the employee during his free time, without using the Company's equipment, suppliers, facilities and services, or commercial secrets, from the provisions of this section, with the exception of inventions that, on the date on which they are made or reduced to practice, are related to the Company's business, or to anticipated research that can be proven or a development by the Company or as a result of work done by the employee for the Company.

As at the Prospectus date, the balance of the options for purchase of Company shares allotted to employees of the Company (not including senior officers, as described in Chapter 8 below) and that are valid, amounts to 1,427,697 options in aggregate, constituting 6.02% of the share capital of the Company, under full dilution. The balance of the options for purchase of shares of the Company allotted to the employees and senior officers and that are valid, amounts to 2,516,321 options in aggregate, constituting 10.48% of the share capital of the Parent Company, under full dilution.

E.	Senior Officers

At the present date, the Company has six senior officers. There have been no substantial changes in the number of senior officers of the Company in the past three years99. The conditions of employment of the senior officers are similar, in principle, to the conditions of employment of the employees of the Company, and the agreements with them include provisions regarding a basic salary, social benefits including executive insurance, pension fund and study fund, entitlement to vacation days, convalescence pay, sick days, entitlement to vehicle or refund of travel expenses, prior notice period for dismissal, and resignation. All the officers are entitled to a refund of cellular telephone and some other expenses, and stock options have been granted to all of them.

For the employment conditions of the senior officers of the Company, see Section 8.1 of the Prospectus.

For details regarding directors' and officers' liability insurance, see Section 8.2 of the Prospectus.

6.5.15	Raw Materials, Suppliers, and Service Providers

The Company is a research and development company and therefore its suppliers are suppliers of equipment, materials, and services that are used for research in accordance with the Company's existing requirements. Purchase of the equipment and/or materials and/or services used for the research varies with the scope of the research carried out by the Company at the relevant time.

As at the Prospectus date, the Company purchases raw materials that must comply with the production requirements of the Good Manufacturing Practices. The Company has a limited ability to manufacture materials that are not required to comply with the production requirements of the Good Manufacturing Practices. Purchase of such raw materials is for the purpose of use in preclinical studies and clinical trials and is mainly of synthetic siRNA. The Company intends to continue to purchase such materials from third parties for future trials and for the marketing of drugs if and when approved for marketing, and to examine the possibility of independent production of synthetic siRNA that will not have to comply with production requirements under Good Manufacturing Practices in the future.

99	In January 2011 Mrs. Smadar Shaked and the Company mutually agreed on the termination of her employment.

Out of around 4 companies in the world that manufacture synthetic siRNA, as of the Prospectus date, the Company purchases synthetic siRNA from 3 companies, Avecia, Agilent Technologies, and BioSpring. Likewise, the Company receives formulation services from Pyramid Laboratories, and additional services from suppliers related to the conduct of clinical trials. In the Company's assessment, it is not dependent on any one of the aforesaid suppliers given the presence of the other suppliers in the field.

In the ordinary course of business, the Company also uses the research services of third parties (contract research organizations) from time to time.

6.5.16	Working capital

The Company had surplus current assets over current liabilities as at December 31, for the years 2010,  2009 and 2008, in the sum of $ 5,856, $ 8,792and $ 27,412 thousands respectively.

A.	Supplier credit

The Company's regular payment terms are end of month + 60 days, but there might be specific cases in which the terms are different. The following table contains information about the average credit (in USD thousands) and the average number of credit days granted by the Company to the vendors in the nine months ending on 30.9.2010 and in the years 2007-2009.

	2010		2009		2008
	Amount of credit	Average number of credit days	Amount of credit	Average number of credit days	Amount of credit	Average number of credit days
Vendor Credit	2,975	77	1,436	47	941	24

 The increase in the average credit days between years 2008 and 2009 as well as 2010, results from the increase in the account payables in parallel to decrease in expenses and from payment terms of significant payments made to suppliers at the beginning of the year.

B.	Company credit policy

As at the Prospectus date, the Company does not sell its products commercially, and therefore it does not have a credit policy.

6.5.17	Financing

A.
As described in section 6.5.6 above, the Company finances its operations using independent means (originating mainly from investments in the Company’s equity), payments from commercial partners, and grants. For investments in the Company’s equity, see Section 3.4 above. In 2008, 2009, and 2010, the Company recorded revenues of $ 17,276, $ 2,655 and $ 5,201 thousands respectively. Close to 100% of these revenues in the years 2008-2009 resulted from the license agreement with Pfizer.

B.
In the second half of 2010, a payment in the sum of $ 2.2 million was received from Nitto Denko according to the agreement with it, and a payment in the sum of approximately $ 10 million was received from Novartis according to the agreement with it.100 In 2011-2012, additional payments may be received from Nitto Denko according to the agreement with it as reimbursement for research costs. In the Company's estimation, payments from Nitto Denko will suffice to cover the Company's expenses related to the said research. Moreover, in the Company’s estimation no additional payments are expected to be received for achieving milestones under the agreements between the Company and Pfizer and Novartis before 2012.  The maximum amount that is likely to be received in 2012-2013 by virtue of agreements with Pfizer and Novartis for achieving milestones, in case the Company's development plans materialize, is USD 100 million, but there is no certainty that the milestones will be reached, entirely or partially.

C.	Liquidity balances. The Company’s cash and cash equivalents balance as at December 31, 2009 and December 31, 2010 amounted to the sum of $ 12,842 and $ 13,887 thousands respectively.

100	Note that these are payments and not recognized income. For additional details about the method of recognizing income from the abouve agreements see clarification 3 to the financial staements.

D.
The Company’s management anticipates that in the near future additional losses will be incurred because of research and development operations, which will be expressed in a negative cash flow from current operations. For additional details see Note 1 of the financial statements.

E.
In the Company's assessment, based on its research and development plans (as described in Section 6.5.12 above) and its business strategy (as described in Section 6.5.23 below), its liquidity balances, plus the (net) proceeds under this Prospectus, and the certain revenues that may be received by the Company are expected to suffice to finance its operations until mid 2012 or mid 2013, depending on the amount it will receive from proceeds of this offering and the amount it will receive (to the extent it will receive) from its collaborations.  For details regarding the Company's operating plan, timetables, and budget see Section 6.5.12J above. For additional details relative to the use of proceeds of the offering and priorities in performing the clinical trials, see Section 5.2 above.

Warning regarding forward-looking statements: The Company’s assessment as aforesaid regarding timetables and budget is a forward-looking statement, which is based on the Company’s assessments regarding the costs of completion of various actions relating to the field of research and development, and the timetables expected for completion of such actions. As described in Section 6.6 below (risk factors), research and development operations involve a high level of uncertainty and therefore, the costs and timetables may be considerably different from the above assessment. Among the factors that may cause a delay in the R&D program and in an increase in costs are requirements to perform repeat trials, contracts required for the performance of trials, difficulties in enrolling patients, negative results of trials, amendments to trial protocols, regulatory requirements with respect to the trials, decisions to terminate trials, dependence on joint venture agreements and the grant of licenses, etc. It should be emphasized that with the exception of the Phase IIb for DME, the clinical trials on PF-655 are not within the control of the Company, but are being conducted by Pfizer (to the extent that the collaboration continues), in accordance with the timetables that will be determined by it. It should also be emphasized that there is no certainty that the trials will succeed, and failure of the trials may require an update of the research plans, budgets, and timetables. Furthermore, delays or problems arising in the course of the research and development, failure to the milestones under the Company's substantial agreements can cause the Company to have to obtain additional sources of finance for the continuation of its operations to the planned extent.

F.
The Company's investment policy. The Company's current investment policy, as formulated by the Board of Directors, is aimed at achieving the following three main objectives: Preservation of capital, liquidity, and achieving an attractive return while minimizing risks.

(a)
Liquidity restrictions: Minimum liquid sums of $ 1 million available immediately, and a minimum sum of $ 1 million within 30 days. The rest of the monies are to be invested in securities with maturities not longer than six months on average. Repositioning of securities before their maturity, which generates any potential gain or loss, is permitted provided that an investment manager's approval is obtained prior to taking any loss greater than 25% of investment income for that quarter.

(b)
Investment restrictions: The majority of investments will be made in U.S. dollar-denominated securities; the company may hold New Israeli Shekels (NIS) sufficient to fund up to 6 months of projected operations of Quark’s wholly-owned Israeli subsidiary; investments with any single issuer shall not exceed 5% of the total portfolio value, excluding U.S. Treasury and Agency obligations; money market funds are highly diversified commingled investments, and as such are excluded from this diversification constraint; securities issued by an agency of the United States government must be rated AAA; bank obligations are acceptable only from A1/P1 rated issuers with a capital base of $750 million + and a long-term rating of A1 or better; repurchase agreements must be 102% backed by U.S. Government securities of similar maturity; non-Government investments are limited to high quality debt obligations that have at least one of the following quality ratings: short-term instruments rated P1 or better by Moody’s and A1 or better by Standard & Poors; longer term instruments rated A- or better; municipal obligations are limited to high quality debt obligations carrying the following quality ratings: short-term instruments rated MIG1/A1 or better, longer-term instruments rated A- or better for State issuers and AA- or better for local issuers; investment maturities must not exceed 18 months.

(c)
The investment policy also provides classes of securities that are approved for investment, and guidelines regarding periodic tests of investments, methods of securities acquisition, trading in securities, method of holding securities, and liability for supervision of the investment portfolio deposited with the Company's CFO and the Investment Review Committee. As of the Prospectus date, no Investment Review Committee has been officially appointed yet as aforesaid, and the investments are reviewed by the CFO and members of the Board of Directors.

(d)	The aforesaid investment policy may change from time to time upon the Company's Board of Directors resolution.

6.5.18	Taxation

For details on the tax laws that apply to the Company and the subsidiary, see Note 9 of the financial statements of the Company for September 30, 2010.

6.5.19	Environmental protection

The Company acts in accordance with an annual safety plan that is approved by the Company at the beginning of each work year and is submitted to the Ministry of Labor. The Company has a safety committee headed by the COO and a safety officer (an external consultant) who is responsible for performance of the safety plan and for following up safety at the Company, including the handling of hazards and the repair of defects.

A.
The subsidiary has a business license from the Municipality of Ness Ziona for its offices and research laboratories, which is in force until 2014. The license was obtained following inspection by the relevant approving authorities (the Ministry of Health, the Ministry of the Environment, the Fire Department, the Ministry of Labor and the Licensing Department of the Municipality of Ness Ziona).

B.
Likewise, the Company has a poisons permit from the Ministry of the Environment, which expires on October 29, 2011 and a research permit including for the use of radioactive substances, valid trough 14.4.2011101. This permit allows the Company to purchase and store various chemicals (mainly organic solvents) that are required to perform its research. The Company carries out environmental monitoring for possible risk factors at its initiative, as part of its safety plan. The Company also has a research permit that includes use of radioactive substances, which expires on April 14, 2011. The Company's employees who work in research with radioactive substances undergo periodic examinations as required.

101	As of the Prospectus date the Company currently operates to extend the term of this permit.

C.
The Company has contracted with sub-contractors for the handling and disposal of toxic waste. Under such contracts, the sub-contractors have undertaken to act in accordance with the permits required by law.

D.	The Company has no substantial expenses and/or investments with respect to environmental issues and does not anticipate such expenses in 2011 or 2012.

E.	The Company's operations in California and Colorado are office operations only, and are conducted in accordance with appropriate consents from the local authorities.

6.5.20	Restrictions on and regulation of Company operations

As described in Section 6.4.2 above, all activities in the drug development field, from the initial clinical research stage (Phase I) onward, are subject to broad regulation aimed at ensuring compliance with high standards of safety, efficiency, and quality. Furthermore, the Company is subject to regulation from the earliest stages of development, in preclinical stages, to rules set for research and manufacture in the field of medicines, which specify the acceptable standards for conducting research and manufacture, such as Good Laboratory Practice, Good Clinical Laboratory Practice, and Good Manufacturing Practice. Marketing of the Company's products, should their development be completed, is conditional upon obtaining the consent of the health and regulatory authorities in each of the countries in which the products are to be marketed, including the consent of the FDA and the EMEA. The Company has individuals in charge of regulation and of quality assurance.

The following are details regarding regulation and supervisory bodies, as described above:

A.	U.S. Food and Drug Administration (“FDA”)

FDA is a federal organization affiliated to the US Department of Health and Human Services, the role of which is to protect the health of the American public by grounding and enforcing a high standard for products, and by imposing various regulatory requirements to ensure the safety and efficacy of products such as drugs intended for use on humans and for veterinary use, biological products, and medical devices.

Companies that manufacture and/or develop drugs and wish to sell them in the U.S.A., are required to comply with the regulatory requirements of the FDA prior to export to the U.S.A. and thereafter, because the FDA does not recognize the regulatory approvals given by the institutions of other countries. The FDA’s requirements include, among others, regulation of quality assurance, receipt of scientific reports on medical devices or drugs, and giving FDA representatives the option of supervising production processes at the plant. For details of FDA supervision of the clinical trial stage, see Section 6.4.1B.4 above. Failure to comply with the relevant requirements of the FDA may result in administrative or other sanctions, such as refusal to approve applications for products; cancellation of existing approvals; letters of warning, demand for product recall; forfeiture of products; suspension of production or distribution of products; various orders; civil penalties; or criminal claims.

The Company has a designated unit that handles regulatory issues and is in contact with the various authorities (at the Prospectus date, in the U.S.A., Canada, and Israel). The Company submits protocols of clinical trials and annual reports, and receives assistance from these authorities in the form of advice and direction. At times, upon formulation of its development plan, the Company contacts the FDA and conducts PRE-IND meetings that enable the professional units of the Company to present all the aspects of the development plan and to receive direction from the authority with respect to the preclinical plan and the principles of the clinical protocol. These processes enable the Company to direct its development plan in advance so that it may comply with the requirements of the FDA and make the process of submitting an IND application more efficient.

B.	European Agency (“EMA”)

The EMEA is the body responsible for public health in the European Union, including regulatory requirements, standards, and supervision on the safety and efficacy of drugs and medical instruments. The Company’s operations will be subject to EMEA permits should it perform trials in Europe or should it elect to market/sell the products in Europe. At present, the Company has applied to the EMEA for the  “orphan drug” status, and for conducting trials as part of the DGF (Part b) in Germany, France and Spain.

C.	Ministry of Health

The Company’s operations are subject to permits from the Ministry of Health in Israel at two levels: (1) in the area of importing and marketing of the Company’s products and/or raw materials, where the Company is subject to the approval of the Accessories and Medical Instruments Unit (AMI) of the Pharmaceutics Department in the Ministry of Health; (2) in the area of research and development, and in the performance of human trials, which are subject to the approval of the AMI and to the approval of the “Helsinki Committee.”102

The National Health (Clinical Trials on Humans) Regulations, 5741-1980 provide that clinial trials on humans will be approved only after the Helsinki Committee of the hospital that is designated to conduct the trial approves the trial and gives notice of such in writing to the medical director of the hospital at which the trial is to be conducted, and the director of the hospital is persuaded that the trial does not contravene the Helsinki Declaration or the Regulations.

In addition, under the Society for Prevention of Cruelty to Animals (Animal Testing) Law, 5754-1994, and the rules hereunder, the performance of trials on animals requires the prior consent of a special committee for the Council for Experimentation on Animal Subjects, which requires a trial protocol that describes, among others, the number of animals, the substance of the trial requested, etc. All the trials conducted in Israel have received the approvals of the Ministry of Health. Because the Company is the first to introduce a siRNA drug for clinical development in Israel, it is in ongoing contact with the Pharmacy Department of the Ministry of Health, providing answers and scientific explanations, where required, about the drugs that are under development.

D.	Encouragement of Research and Development in Industry Law, 5744-1984

The R&D Law prescribes a list of requirements103 with which a party requesting benefits to finance research and development from the Office of the Chief Scientist (OCS) must comply. A party that receives benefits under the Law shall pay royalties to the State Treasury on all revenues flowing from the product under the plan or as a result of it, including auxiliary services to the product or related to it, whether such revenues arise for the recipient of the approval or a related person or corporation as defined in the Law. Likewise, the R&D Law requires that the intellectual property of a company, generated with the assistance of the Chief Scientist remains in Israel, and that any products developed as a result of research and development with the assistance of the Chief Scientist be manufactured in Israel only, unless the research committee of the Ministry of Industry and Trade approves transfer of the intellectual property or of the production rights relating to the product outside of Israel. In the past three years, no monies have been received from the Chief Scientist and royalties are currently being paid to the Chief Scientist in negligible sums.

The substance of these requirements is compliance with the purposes of the Law and inter alia, the requirements are that the corporation that receives the benefits be an Israeli corporation whose research and development operations are effected in Israel by an Israeli resident, production in Israel, etc.

E.	Other permits

As stated above, the subsidiary has a license to operate a business granted by the Municipality of Ness Ziona under the Business Licensing Law, 5728-1968, which is in force until December 31, 2014. The subsidiary has a permit to deal in radioactive substances from the Ministry of the Environment, which is renewable annually, and a toxins permit from the Ministry of the Environment. In addition, the subsidiary continually reports to the Ministry of Labor regarding working with radioactive substances, and it undergoes annual inspections of its radiation facilities by an authorized inspector. The subsidiary has an authorized safety officer, toxins officer, radioactive safety officer, and deputy.

F.	Regulation according to Securities Law and Companies Law

As detailed in Sections 4 and 7 to this Prospectus, after the offering the Company will have to operate under a unique regulation system within the laws related to securities and to companies. This is due to the fact that it is an American company incorporated in California and its activity will be subject to the Securities Law of Israel and the Securities Law of the USA, the Corporation Code of California as well as the Companies Law of Israel, by virtue of Section 39a of the Israeli Securities Law that extends the applicability to the Company of certain provisions of the Israeli Companies Law. As indicated in the risk factors related to the Company, being subjected to (governed by) a number of laws simultaneously, may impose a heavy burden on the Company, complicate or prevent certain actions that the Company will wish to take in the future, and raise complex questions as to “conflict of laws” and enforcement of the various laws applicable to the Company’s activity.

As detailed in Section 2.5.2 above, according to the USA legislation, to be able to exercise warrants and issue shares in accordance to the warrants , the US Registration Statement must be effective at that time. In order to maintain effectiveness of the US Registration Statement S-1, the Company will have to update it with material developments by submitting amendments or Post-Effective Amendments to the S-1 detailing the new development. For example, it will be necessary to update the S-1 when the financial statements for 2011 will be prepared; and amendments will be required if material business developments occur, connected, for example, to clinical trials, strategic collaborations and similar developments. Should the Company not comply with this requirement, it will not have the right to issue shares at that time. A “non updating of the S-1” event can occur for example as a result of restatement in the financial reports or as a result of non resolved issues in light of SEC comments.

After one year, the Company may be entitled to exchange the S-1 to an S-3 document, which updates automatically by means of integration of the reports that the Company will be submitting to the SEC (such as annual reports, quarterly reports and current reports}

Substantial supervision and restrictions in the field of the Company's operations also exist with respect to the question of intellectual property. For details see Section 6.5.13 above.

6.5.21	Substantial agreements

The Company is a party to substantial agreements of two types: agreements in which the Company grants licenses for the development and commercialization of products (i.e., the Novartis, Pfizer and Nitto Denko agreements), and agreements in which the Company is being granted with licenses for using intellectual property (i.e., the Dharmacon, University of Illinois, Alnylam and Silence agreements). Following is a summary of the above-mentioned agreements:

A.
Pfizer License and Collaboration Agreement Background and Overview of the Agreement - On September 25, 2006, the Company entered into a license agreement with Pfizer, Inc. (“Pfizer”). Pursuant to the license agreement the Company granted to Pfizer an exclusive worldwide license to develop and commercialize diagnostic and pharmaceutical products based on compounds that inhibit the Company's proprietary target gene RTP801 through RNA interference (hereinafter, “RTP801 Products”). The lead product candidate under the agreement is the Company's drug candidate PF-655 (called in the past RTP801i-14) for treating ophthalmic diseases and potentially non-ophthalmic diseases, is currently in Phase II clinical trials for wet AMD and DME. Under the agreement, Pfizer has the exclusive right to develop licensed products for both ophthalmic and non-ophthalmic indications. In March 2011 the parties agreed to amend the license agreement (hereinafter “Amendment”) to provide for performance by the Company of a Phase IIb clinical trial in DME at the sole expense of the Company. If Pfizer decides, at it discretion, to continue the development, then, in consideration for Quark conducting the Phase IIb trial, Pfizer shall make an additional milestone payment and the total development milestone payments to be paid by Pfizer shall increase. Furthermore  royalties payable on sales of the product developed, to the extent that the development is completed, shall also increase. For additional details related to the Amendment, see below.

Intellectual Property to which the Agreement Applies - The Agreement relates to certain intellectual property owned or controlled by the Company and relating to RTP801 target gene and products inhibiting RTP801, including patents and patent applications that have been licensed to the Company by third parties.

Responsibility for Pre-clinical and Clinical Development - Pursuant to the agreement, Pfizer is responsible, to the extent development is pursued, for all future pre-clinical and clinical development costs of the licensed drug candidates, as well as all regulatory filings and approvals with the exception of the Phase IIb clinical trial of PF-655 in DME as provided by the March 2011 Amendment. The parties share oversight of development through product-specific committees, but Pfizer has ultimate decision-making authority, except for such Phase IIb clinical trial that will be managed and conducted by the Company.

Responsibility for Manufacture and Commercialization - In accordance with the agreement Pfizer is responsible for manufacturing all product candidates for pre-clinical and clinical development and for commercial supply except for the clinical material necessary for the Phase IIb in DME, which pursuant to the Amendment will be procured by the Company. If, however, Pfizer desires a second commercial manufacturing site, Pfizer will consider engaging the Company to manufacture products commercially, provided that the Company can competitively satisfy its manufacturing requirements. Pfizer has worldwide commercialization rights to all product candidates licensed under the agreement, but has agreed to appoint the Company as its exclusive distributor in Israel of products developed under the agreement.

Pfizer may grant sublicenses for PF-655, provided, however, that the Company’s consent will be required for sublicenses in the United States, the largest countries of the EU, or Japan (which consent may not be unreasonably withheld, conditioned or delayed).

Financial Provisions according to the original September 2006 License Agreement – (1) Upfront payments and development milestones - In connection with the agreement, through December 31, 2010 Pfizer has paid the Company an aggregate of approximately $52.5 million, of which between 50% to 60% are development milestone payments, and the remainder, for cost reimbursements.  Assuming successful development and approval in all three major markets (US, Europe and Japan) for the first product for ophthalmic indication, the agreement provides for up to approximately  $173104  million following achievement of additional development milestones and marketing regulatory approval for such product., of which between 40% to 50% for achieving milestones up to the receipt of marketing regulatory approval and the remainder following receipt of the aforementioned marketing regulatory approval. To the extent that clinical trials for another ophthalmic indication shall be completed, the Company shall be entitled to receive additional amounts of up to approximately $ 49 million for development and marketing approval milestones, most of which following marketing regulatory approval In addition, to the extent the clinical trials for an additional non-ophthalmic indication shall be successfully completed, the Company shall be entitled to receive additional tens of millions of dollars.105

(2) Royalty and sales milestones - Pfizer is required to pay to the Company royalties at rates higher than 5% and lower than 15% on sales of licensed products. The aforementioned royalties are subject to certain reductions depending upon, among others, on the exclusivity of the product and royalties payable by Pfizer to third parties, if required. In addition Pfizer is required to pay additional sales-based milestone payments for ophthalmic or non-ophthalmic indications of up to approximately $309 million106.

Representations, Warranties and Indemnity - the Company gives certain representations and warranties, including, but not limited, warranties as to the Company's exclusive ownership of the patents licensed to Pfizer (other than those licensed from Silence and Alnylam), non-infringement of third party rights, absence of claims and challenges, timely filing of patent applications, no conflicting agreements with third parties, and the validity, enforceability, and non-infringement of the Company's license agreement with Silence.

104	Note that the potential milestone values increased materially pursuant to the March 2011 Amendment.

105.
As at the prospectus date the Company is performing two clinical trials for opthalmic indications and the Company has no knoledge if and when a clinical trial for a non-opthalmic indication shall start.

106	Note, the Companys estimates that, no sales-based milestone payments from Pfizer are to be recieved before 2014.

Term and Termination - Pfizer may terminate the agreement without cause at any time upon prior written notice. If not terminated, the agreement will remain in effect in each country until at least the later of the expiration of all relevant patents or ten years from the first commercial sale of the licensed product in each such country.

March 2011 Amendment –Under the Amendment, entered into by parties in March 2011, the Company shall conduct at its own expense a Phase IIb trial of PF-655 in DME, under a protocol mutually agreed by the Company and Pfizer. An independent Data Monitoring Committee (“DMC”) will conduct an interim data review pursuant to the protocol (following 6 months follow up) and will advise the Company, whether futility has been demonstrated or the trial should continue. The Company shall be entitled to terminate the Phase IIb trial of PF-655 in DME, subject to regulatory compliance, if the DMC determines at the interim review point that futility has been demonstrated in all arms. The Company will deliver the data to Pfizer upon completion of the study (after 12 months follow up). After its review of the data, Pfizer will (1) either make a milestone payment (which was not due according to the original agreement) to the Company at that time in an amount which exceeds the anticipated cost of the trial and will resume its responsibility to all future development of the product at its own expense, or (2) will terminate its license and return the rights to the Company. In addition, in consideration of the Company's conduct of the Phase IIb trial, the parties also agreed to increase the development and product approval milestone payments associated with the first ophthalmic use of PF-655 and to increase the royalty rates under the agreement. Following the Amendment, the future development and product approval milestone payments for the first product for ophthalmic indication possible under the agreement are up to approximately $242.3million (instead of $173 million before the Amendment ), and the royalties are within the range of 10% to 18% (instead of 5% to 15% before the Amendment).

It is clarified that Pfizer shall continue to be responsible, at its own expense, for the completion of the existing DEGAS and MONET trials of PF-655.

B.	Nitto Denko License and Collaboration Agreement

Background and Overview of the Agreement - In June 2010, Quark entered into a license and collaboration agreement with Nitto Denko Corporation (“Nitto Denko”) for the development of siRNA therapeutics for the treatment of fibrotic diseases, pursuant to which Quark granted a license to Nitto Denko to use Quark’s siRNA-related intellectual property to develop, manufacture, and commercialize siRNA therapeutics directed against specific target genes. The collaboration is designed to develop using Quark’s RNAi technologies and Nitto Denko’s drug delivery technologies for novel therapeutic concepts, currently owned by Nitto Denko. Quark is obligated to perform certain initial research activities on these therapeutics including the submission of the first IND application in the United States.  Nitto Denko will be responsible for the remaining development, and for the worldwide commercialization of any resulting product. During the term of the agreement, Quark is prohibited from researching, developing, or commercializing siRNA compounds directed against the target genes that are the subject of the collaboration.

The collaboration will have an initial budget to achieve the first IND at US FDA in 2012. It should be noted that the Company estimates that the aforementioned budget shall suffice to cover the Company's costs with relation to the aforementioned study in the following two years. Quark is entitled to receive milestone payments, payments upon sublicensing by Nitto Denko to a third party, and royalties on future sales of licensed products.  Milestone payments and sublicensing payments will be negotiated by the parties in the future (following the completion of the project, if completed).

At the Prospectus date the Company received from Nitto Denko research funding of $ 2.2 million. The project includes 3 main stages: identification and optimization of a lead drug; preparation of IND; and obtaining IND approval. The three aforementioned stages of the project are scheduled to take place between the first half of 2011 and the second half of 2012, ending when Nitto Denko receives the FDA approval to commence human clinical trials of the product under an IND application.

Nitto Denko may terminate the Project at the conclusion of each one of the three stages or at any time after the submission of the first IND application in the United States. If it terminates the Agreement, Nitto Denko has an option to purchase the ownership interest of the Company in any jointly owned intellectual property and to obtain a non-exclusive license to the Company's relevant intellectual property by making a lump sum payment to the Company in addition to the research funding to be paid by Nitto Denko up to the relevant stage. As of the Prospectus date, the Company estimates that the probability that Nitto-Denko shall choose to terminate the agreement is low.

General Terms For Performance of R&D Activities - The parties are to form a Joint Development Committee (“JDC”), chaired by Nitto Denko, to review and discuss all development and intellectual property protection activities and, if needed, to suggest changes to the program and the budget. The Company is to use diligent efforts to carry out all of its tasks.

The Agreement contains certain reporting obligations, including a requirement that the Company provide Nitto Denko with final reports at the end of each stage.

New intellectual property arising out of the performance of the Agreement will be jointly owned by the Company and Nitto Denko on an equal basis. The Company is to file patent applications covering the jointly owned intellectual property and will have primary responsibility to enforce the jointly owned intellectual property and handle litigation, all in close consultation with Nitto Denko. Costs and expenses are to be shared equally.

The Company provided Nitto Denko with certain representations and warranties, including that it will perform its activities in accordance with applicable laws and standards and that the composition of the compound selected by the Company for development under the IND will not infringe any third party rights.

Nitto Denko is solely responsible for commercializing the product.

License and Royalty Provisions - Pursuant to the agreement the Company granted Nitto Denko an exclusive, worldwide, royalty bearing license, with a right to sublicense, to any jointly owned intellectual property and provided a non-exclusive, worldwide, royalty bearing license, with regard to certain relevant the Company intellectual property. The Company further undertook not to provide a similar license to any third party directed to the Nitto Targets.

Nitto Denko will pay royalties at a low single digit royalty rate on net sales of products, on a country by country basis, until the later of ten years after the first commercial sale of a product, or the last to expire patent in the jointly owned intellectual property. Royalties shall be reduced significantly in the event that no patent protection for a licensed product is available, if there is generic competition, or if Nitto Denko has to acquire third party intellectual property rights for the licensed product.

Milestone and sublicensing payments are to be discussed and agreed by the parties. If the parties are unable to agree, the matter shall be referred to arbitration.

The above royalty, milestone and sublicensing payments shall not be due from Nitto Denko in the event that Nitto Denko terminates the Agreement at the end of one of the agreed Stages and exercises its option described above to acquire the Company's share of the jointly owned intellectual property and a license to the Company's relevant intellectual property.

Term and Termination - The Agreement is to continue until the expiration of the royalty obligations of Nitto Denko, unless earlier terminated in accordance with the terms of the Agreement.

In the event of a change of control107 of the Company prior to the completion of stage 3, the Company is to provide a written commitment of the third party that acquires control of the Company to comply with the terms of the Agreement. In the absence of such commitment, Nitto Denko shall have the right to terminate the Agreement and receive an assignment of all jointly owned intellectual property to Nitto Denko and a non-exclusive royalty free license to the Company's relevant intellectual property.

107	The offering and issue according to this prospectus, does not constitute a change of control under the agreement.

Either party may terminate the Agreement for material breach of the other party, subject to a cure period. The party that is not in breach shall be assigned the other party's share of any jointly owned intellectual property and in the event that the Company is in breach, it shall also provide Nitto Denko with a non-exclusive royalty free license to the Company's relevant intellectual property.

Nitto Denko may also terminate the Agreement without cause at the end of each stage. In this event, Nitto Denko shall have the option described above to acquire the Company's share of the jointly owned intellectual property and a license to the Company's relevant intellectual property.

C.	Novartis License and Collaboration Agreement

Background and Overview of the Agreement - On August 17, 2010 the Company entered into an Option Agreement with Novartis International Pharmaceutical Limited (the “Option Agreement”). The Option Agreement relates to the Company's development program with respect to siRNA products directed against p53 gene (“siP53 Products”), and certain related intellectual property rights that are owned or controlled by the Company.

Pursuant to the Option Agreement, the Company will complete two Phase II clinical trials with respect to siP53 Products. Novartis will have an option to enter into a pre-negotiated license agreement with the Company that is attached as an exhibit to the Option Agreement (the “License Agreement”). In the event that Novartis exercises the option, the Company will grant to Novartis an exclusive, world-wide license to develop and commercialize siP53 Products for the diagnosis, prevention, or treatment of all diseases or conditions.

The Company's IP to which the Option Agreement Applies - The option granted to Novartis applies to certain identified patents and patent applications claiming or relating to siP53 Products that are owned by the Company or that have been licensed to the Company by third parties. In addition, Novartis's option will apply to all other patent rights, know-how, and data owned or controlled by the Company now or hereafter which claim or relate to siP53 Products and/or are or will be useful or necessary for the development and commercialization of siP53 Products.

The Company's Obligations under the Option Agreement

(1) Completion of Phase II Trials for DGF Indication and AKI Indication. The Company is required to use commercially reasonable efforts to complete Phase II clinical trials for two indications: delayed graft function following renal transplantation (the “DGF Indication”) and acute kidney injury following cardiac surgery (the “AKI Indication”). The Company will perform such Phase II clinical trials in accordance with the study protocols set forth in the Option Agreement and all applicable current international regulatory standards. Notwithstanding the foregoing, the Company will not be obliged to complete either or both of the Phase II clinical trials if certain criteria, indicating that in practice neither trials can be completed, are met. The Company will update Novartis on the status of its development activities through a joint committee, and will provide Novartis with copies of all written communications with regulatory authorities relating to the Phase II clinical trials for the DGF Indication and the AKI Indication. (2) Reporting On Phase II Clinical Trials. The Company will provide reports to Novartis on the interim and final results of each Phase II clinical trial, within the time periods specified in the agreement.  Novartis must notify the Company by a specified deadline whether such results meet certain pre-agreed success criteria.

Expiration of the Option Novartis's option to enter into the License Agreement will expire a few months following receipt by Novartis of the final results of the first Phase II clinical trial that meets the pre-agreed success criteria (if any), or a few months following receipt of the final results of both Phase II clinical trials, if neither meets the pre-agreed success criteria.

Effect of Expiration of the Option In the event that Novartis does not exercise the option within the periods specified in the agreement, the License Agreement will not come into effect, and the Company will be free to enter into agreements with third parties relating to the siP53 Products without further obligation to Novartis. However, under certain circumstances of  failure in both Phase II trials, Novartis will have a right of first negotiation, for a determined period of  time,  in the event that the Company decides to enter into an agreement with a third party to license the siP53 Products.

Development Obligations of the Parties following exercise of the Option - Upon exercise of the option by Novartis, the License Agreement will come into effect without further action by the parties, and Novartis will assume sole responsibility and expenses for all development and commercialization activities relating to siP53 Products. The Company will transfer to Novartis all development and manufacturing activities being undertaken by the Company, and will assign to Novartis all manufacturing agreements with third parties and all regulatory filings specifically relating to the development and manufacture of siP53 Products. Notwithstanding the foregoing, the Company will remain obligated to complete the remaining portions, if any, of the current Phase II Trials for the AKI Indication and the DGF Indication at the Company's expense. The Parties will establish a joint steering committee which will review and discuss Novartis's development activities and commercialization strategies, however in the event of any dispute Novartis will have sole and final discretion to decide upon the course of action to be taken. The Company will have the right to conduct a portion of the Phase III Clinical Trials in Israel, and to act as Novartis's distributor of Products in Israel, in accordance with agreements that will be negotiated by the Parties.

Intellectual Property Rights and Patents - All new know-how and inventions that are made solely by the employees or representatives of one of the parties under the License Agreement, and all patent applications claiming such sole inventions, shall be owned by such party, subject to the licenses granted in the License Agreement. All know-how and inventions that are made jointly by employees and representatives of both parties under the License Agreement, and all patent rights claiming such joint inventions, shall be jointly owned by the parties. The Company will be responsible for the filing, prosecution and maintenance of patent applications owned solely by the Company or jointly by the parties, at the Company's sole expense.

Non-Competition - The Company undertakes that, during the term of the Option Agreement and License Agreement, it will not enter into collaboration or license agreement with any third party in connection with the development or commercialization of any product comprising or incorporating p53-directed siRNA.

Financial Terms – 1.   Option Fee. In consideration for the grant of the option, Novartis paid to the Company in August 2010 an upfront, non-refundable, non-creditable option fee of $10M. 2. Payments for Consideration of the License, Development Milestones and Regulatory Milestones (Receipt of Authorization to Market in the US and Europe). (1) Option Exercise, Development Milestone and Regulatory Payments - In the event of exercise of the license option in relation to both indications (AKI and DGF), the Company shall be entitled to receive option exercise fees and payments upon the achievement of certain development and regulatory milestones by Novartis, its affiliates or its sublicensees in a total amount of $ 480 million, the majority of which are linked to successful development or regulatory events for AKI and the remainder of which are linked to successful development or regulatory events for DGF and a third indication developed, in essentially equal parts108 in accordance with the criteria set forth in the agreement.109  (2) Royalty and Sales Milestones Payments - Pursuant to the License Agreement the Company will be entitled to receive a royalty on net sales (as defined in the agreement) of siP53 Products by Novartis, its affiliates and its sublicensees during the Royalty Period (as defined below) and additional payments for sales-based milestones for any of the products of up to approximately $ 190 million110. The royalty rate will vary in accordance with the volume of world-wide annual Net Sales of the Product in the applicable calendar year. The range of the royalty rates is determined in the agreement and is higher than 10% and lower than 20%. The foregoing royalty will be subject to reductions depending on a number of factors, including product exclusivity, market competition, and/or certain product characteristics. The applicable royalty shall be paid on an siP53 Product-by- siP53 Product, country-by-country basis from the first commercial sale of such siP53 Product in such country until the later of: (i) the expiration of the last  patent or patent application under the Agreement that includes a claim covering such siP53 Product in such country, and that meets certain criteria as to validity, (ii) the expiration of any period of regulatory exclusivity that prevents the sale of competing generic products, and (iii) ten years from the first commercial sale of such Product in such country (the “Royalty Period”). 3. Adjustment of Financial Terms in Insolvency Event. In the event that Novartis determines that an Insolvency Event (as defined below) has occurred or is likely to occur to the Company during the option period, Novartis shall be entitled to accelerate the exercise of the Option. In such event Novartis shall pay to the Company significantly reduced option exercise and milestone payments. For the purpose of the foregoing, an “Insolvency Event” with respect to the Company shall mean any of the following: (a) the Company becomes insolvent, (b) the Company is the subject of bankruptcy proceedings that are not withdrawn within a specified period, (c) a receiver is appointed with respect to the Company, (d) a notice of meeting is issued for the purpose of winding up the Company, (e) a resolution of directors or shareholders is passed to make an application for an administration order, or (f) the Company suspends or threatens to suspend payments to all or some of the Company's creditors (except in case of bona fide dispute) or makes a general assignment or arrangement for the benefit of creditors.

108	The Company estimates that, no development milestone payments from Novartis are to be received before 2012 .

109	In addition, as at the prospectus date the Company has no knoledge if and when a clinical trial for a third indication shall start

110
No sales-based milestone payments from Novartis will be received prior to commercial sale of an siP53 Product, and the Company does not expect any such commercial sales to occur for at least three years.

Representations, Warranties and Indemnity

The Company gives numerous representations and warranties under the Option Agreement and the Licensee Agreement, including, but not limited, warranties as to ownership and/or exclusive control, non-infringement of third party rights, absence of claims and challenges, timely filing of patent applications, no conflicting agreements with third parties etc.

Term and Termination - The License Agreement will continue on a Product-by-Product basis until the expiration of the royalty obligations of Novartis with respect to the applicable Product. Upon expiration of the Agreement the license granted to Novartis will continue in effect on a fully-paid up basis. Either Party may terminate the agreement in the event of a material breach or insolvency of the other party, subject to a cure period, and Novartis may terminate the Agreement without cause in whole or in part (e.g. for a specific country or a specific product). In the event that Novartis terminates the Agreement due to an Insolvency Event of the Company or a material breach by the Company, the licenses granted to Novartis will remain in effect, and Novartis will continue to pay to the Company the milestone payments and royalties due on sales of Products, subject to significant reduction in the case of material breach. In the event that the Agreement is terminated by Novartis without cause, or by the Company for a material breach of Novartis, the licenses granted to Novartis will terminate.

D.	Licenses Granted To The Company

The Company has been granted the following substantial licenses:

1.	Agreement with Dharmacon

On January 29, 2010, the Company entered into a patent license agreement with Dharmacon, Inc., a wholly owned subsidiary of Thermo Fisher Scientific, Inc. (“Dharmacon”). The agreement relates to certain patents and patent applications owned by Dharmacon and covering siRNA sequences inhibiting the p53 gene. Pursuant to the agreement, Dharmacon granted to the Company an exclusive worldwide license under its relevant patent rights to develop therapeutic and diagnostic products based on p53 siRNA molecule(s) (“licensed products”).  Dharmacon has retained certain rights with respect to products covered by the licensed patents for uses outside the Company's exclusive field.

Under the agreement, the Company has sole control over all research, development and commercialization of licensed products and undertakes to use commercially reasonable efforts (as defined in the agreement) to develop and commercialize at least one licensed product, either directly or through its affiliates or sublicensees.

In consideration for the grant of the license, the Company is required to pay certain milestone payments upon achievement of specified development and commercialization milestones, up to a maximum cumulative amount of US$11.8 million, of which a first milestone payment in a non-material amount has been paid to date.  In addition, the Company is required to pay a low single-digit royalty to Dharmacon on future net sales of licensed product by the Company, its affiliates or its sublicensees. Such royalty is payable for so long as the relevant licensed product is covered by a valid claim in the licensed patents or patent applications in the country of sale. The Company is also required to pay to Dharmacon a low single-digit share of payments it receives from sublicensees, if any (upfront and milestones payments but excluding royalties on sales by sublicense, R&D costs, and payments relating to profit splitting as a result of the commercialization of the products, if any). To date, the Company has not granted any sublicenses under the license from the Dharmacon, however it has granted an option for an exclusive sublicense to Novartis thorough its Option agreement with Novartis. The Company is also required to reimburse Dharmacon for the costs of prosecution and maintaining the licensed patents.

The Company may terminate the agreement if no licensed patent is issued to Dharmacon within four years of the execution of the agreement, or if the Company discontinues its development program for licensed products. Either party may terminate the agreement upon a material breach of the other party that is not cured within 60 days of notice of such breach, or upon the bankruptcy or insolvency of the other party. Dharmacon may terminate the agreement if the Company does not use commercially reasonable efforts to develop and commercialize at least one licensed product

Each of Dharmacon and the Company make certain representations and warranties under the agreement, and is required to indemnify the other for any losses or claims arising from a breach of its representations or warranties, or from its own negligence or willful misconduct. In addition, The Company is required to indemnify Dharmacon for any claims or losses resulting from or relating to licensed products.

The agreement contains additional terms relating, among others, to royalty reporting and audits, infringement actions, confidentiality and publications, and arbitration of disputes.

2.	Agreement with the University of Illinois

In September 1999, the Company entered into a license agreement with the University of Illinois (the “University”) with respect to certain patent rights owned by the university and related to the therapeutic inhibition of p53 and small molecule p53 inhibitors for all uses and indications.

Pursuant to the agreement, the University granted the Company an exclusive, world-wide license to develop products and processes under the licensed patents. The Company is required to use commercially reasonable efforts to bring licensed products or processes to market, and to achieve certain development milestones for each licensed product within a defined time frame.

Under the agreement, the Company has paid to the University certain lump-sum payments and will be required to pay additional lump sum payments upon the occurrence of certain events, the aggregate sum of which is not material. The Company is required to pay the University a future low single-digit royalty based on the Company’s or its affiliates' sales of products incorporating the licensed intellectual property, or manufactured with the use of any process included in the licensed intellectual property. Such royalty payments may be substantially reduced in the event that the Company is required to pay an additional royalty in order to obtain a license to intellectual property of a third party that covers the same licensed products.

In the event that the licensed product is commercialized by a sublicensee, the Company is required to pay the university a percentage in the low teens range of any sublicensing revenues, including milestones and royalties, if any, received from sublicensees, and a lower rate of any equity payment received from sublicensees that are attributable to the license from the University but excluding any amounts received from sublicensees for research and development activities. The percentage above is subject to reduction if the Company is required to pay royalties for third party intellectual property to commercialize the product.   The Company's royalty obligation will continue on a country-by-country basis until the last to expire of the licensed patents in the relevant country .The Company is also required to bear all of the costs for the prosecution, maintenance, examination and filing of the licensed patents.

The Company is obliged to indemnify the University for any claims, losses or expenses resulting from the manufacture sale or use of licensed products. The Company is entitled to terminate the agreement without cause upon ninety days written notice. Either party may terminate the agreement with ninety days written notice of termination upon the bankruptcy, insolvency or liquidation of the other party, or upon a breach of any material provision of the agreement by the other party, which is not cured within sixty days following notice of termination.

The agreement contains additional provisions relating, among others, to dispute resolution, confidentiality, prosecution of third party infringement of the licensed patents, reporting and audit rights.

The Company granted Novartis an option for an exclusive sublicense on patents and patent applications under the UIC agreement.

3.	Agreements with Alnylam

In September 2006, the Company entered into a set of four license agreements with Alnylam. Pursuant to these agreements, Alnylam granted to the Company non-exclusive worldwide licenses under three families of patents and patent applications owned or controlled by Alnylam.  Each agreement is specific to one of the Company's proprietary targets - p53 or RTP801 - and to certain therapeutic fields, including all indications we contemplate for these target genes. The Company sublicensed its rights under the RTP801 Alnylam agreements to Pfizer in the September 2006 license agreement.  In August, 2010 the Company granted an option to Novartis to its rights under the p53 Alnylam agreements.

Pursuant to the license agreements, the Company undertakes to use commercially reasonable efforts (as defined in the agreements) to research, develop and commercialize licensed products, directly or through its affiliates or subsidiaries, and to provide annual progress reports to Alnylam on such development and commercialization activities.

Pursuant to the terms of the license agreements, through December 31, 2010, the Company has paid Alnylam upfront fees, immaterial annual maintenance fees, and development milestone payments. The Company's maximum outstanding obligation towards Alnylam, assuming all milestones for both products are achieved is approximately $ 6.5 million (inclusive of non material annual maintenance fees). Under the agreements, the Company is required to continue paying annual maintenance fees until the first commercial sale of a licensed product, and additional development and product approval milestone payments. The Company is also required to pay royalties on net sales of licensed products (as defined in the Agreement) by the Company or its sublicensees, at a low single digit royalty rate that varies based on which patent families cover the products sold are relevant on a country by country basis. The royalty is payable until the expiration of the last valid claim in a licensed product covering the relevant product.  Under the Pfizer agreement, Pfizer will partially reimburse the Company's payments to Alnylam under the RTP801 agreements.

Under the agreements, the Company agrees to maintain certain levels of insurance, and to indemnify Alnylam against losses arising from third party claims in certain circumstances, including amongst other things, claims based on the development, manufacture, distribution or use of licensed products under the agreement. The Company is entitled to terminate any of the agreements for any reason with prior written notice to Alnylam. Alnylam is entitled to terminate the agreement in the event of uncured material breach of the Company..

The agreements contain additional provisions covering, inter-alia, the arbitration of disputes, confidentiality and publicity, reporting and payment terms, infringement of the licensed patents and infringement of third-party intellectual property rights.

4.	Agreements with Silence

In December 2004, the Company entered into a collaboration agreement with Silence. Pursuant to the agreement as originally entered into, Silence granted the Company an exclusive worldwide license under its RNAi technology and intellectual property rights to develop and commercialize  RNAi product candidates based on our target gene RTP801 for diseases other than cancer. The Company granted Silence an exclusive world-wide license under the Company's technology relating to the 801 target to develop Silence's product candidates in the field of cancer. Each party undertook to use reasonable commercial efforts to develop products in its therapeutic area, and to meet certain specified development milestones. In addition, the parties collaborated on certain pre-clinical activities of relevance to both Parties' therapeutic area of interest. All technology and intellectual property rights developed by the parties pursuant to the joint research program, including all patent rights directed to anti-801 siRNA's, were to be jointly owned by the parties. In May 2006 the Parties amended the agreement in order to bring certain patent applications that each party had filed prior to execution of the agreement within the joint ownership of the parties.

In September 2006, the Company and Silence amended the collaboration agreement in connection with the Pfizer license agreement, under which the Company sublicensed to Pfizer its rights under the license from Silence. This amendment clarified payments among the parties, terminated the license that the Company granted to Silence to develop product candidates for the field of cancer and terminated the Company's obligation to meet specific development milestones by certain dates in order to maintain the license. The amendment also provided Pfizer with an option to obtain a direct license from Silence to Pfizer in the event of termination of the licenses granted by Silence to the Company.

Under the amended agreement the Company is required to pay Silence a   percentage in the mid teens range of all future receipts from Pfizer under the Pfizer agreement, including milestone and royalty payments, but excluding payments specifically committed to cover research and development costs. The aforementioned royalty rate may be reduced in case the Company is required to pay royalties to a third party for additional intellectual property rights. In the event the license agreement with Pfizer is terminated, the amendments that were made to the Silence collaboration agreement will also terminate. In such event, if the Company maintains its license to the Silence technology it will pay to Silence royalties, as determined in the agreement and noted above.

Pursuant to the collaboration agreement, each of the Parties makes certain representations and warranties to the other regarding the intellectual property licensed by such party, and undertakes to indemnify the other party against any losses arising out of a breach of its representations or warranties, or its own gross negligence or willful misconduct, or from the development, manufacture use or sale of licensed products by such party. Each party may terminate the agreement upon a material breach of the other party or in the event that the other party becomes insolvent or bankrupt. The license  agreement shall be in force until the expiration of the royalty term, which will occur upon expiration of all relevant patents or ten years from the first commercial sale of a licensed product, whichever occurs last. In addition, the Agreement contains provisions relating, inter-alia, to the arbitration of disputes, confidentiality and scientific publications.

In April 2005, the Company entered into a binding term sheet with Silence, subsequently formalized as an Option and License Agreement, pursuant to which Silence granted the Company options to non-exclusive licenses to Silence's RNAi-related intellectual property to develop and commercialize siRNA product candidates based on five additional target genes, including p53. The Company's product candidates that are directed at the temporary inhibition of p53 are subject to this option and license agreement, and the Company exercised its option for this candidate.

Pursuant to the Agreement, the Company is required to diligently pursue the development of its product candidates targeting the p53 gene in accordance with a development plan and time frame that was previously submitted by the Company to Silence. The Company owns all results, data and intellectual property obtained in the course of its development program, other than improvements to Silence's technology as defined in the licensed patents.   Under the agreement the Company is required to make payments based on the progress of clinical trials and regulatory approval of licensed products in the United States, Japan and Europe, as defined in the agreement.

In December 2010, the company  entered into an amendment of the option and license agreement with Silence, pursuant to which we and Silence clarified our payment obligations in connection with any payments that we receive from Novartis. Under the January 2011 amendment, the Company paid Silence a sum of US $ 625,000 and is required to pay Silence a percentage in the low teens range of any sublicensing revenues we receive from Novartis, if Novartis chooses to exercise the option we granted to them. The Company is also required to pay Silence certain lump-sum payments upon the achievement of certain events, the aggregate of which is below $1 million. Under certain circumstances, the Company may choose not to pay part of such lump-sum payments, in which case the percentage it is required to pay on any sublicensing revenues it receives from Novartis, if Novartis chooses to exercise the option, will increase to the mid teens range. This amendment will be in force as long as our agreement with Novartis is in force

Until 31.12.2010 and the Prospectus date the Company paid and/or accrued to Silence $ 6.9 millions in option and development milestone payments.

6.5.22	Legal Proceedings

The Company is not aware of any substantial legal proceedings directed against it as at the Prospectus date. Likewise, the Company is not a party to any substantial legal proceedings against other parties.

6.5.23	Goals and Business Strategy

As stated above, as of the Prospectus date, the Company’s principal operations are focused on clinical-stage siRNA-based drug development. The Company's understanding of the mechanism underlying diseases relating to oxidative stress and ischemia, together with the target genes owned by the Company and the Company's core technological competence and potential solutions for delivering siRNA to organs and cells, has led it to choose siRNA technology for its current clinical programs. The Company's development approach and its business strategy rely on the following main abilities:

A.
Identification of target genes essential for the development of diseases by a genome-wide screening of inhibitory elements (short segments of nucleic acids  such as siRNA or proteins) that suppress specific genes and, as a result, cause the onset of diseases, including diseases associated with oxidative stress and ischemia. The Company focuses on diseases that occur in organs in which the Company has proven ability in delivering siRNA to the relevant organ and cells.

B.
Focusing on diseases associated with oxidative stress in several therapeutic areas and on use of specific target genes and proteins for multiple diseases. The Company’s focus on diseases related to oxidative stress, which share a similar molecular mechanism, enables it to identify potential candidate drugs for simultaneous development of treatments to several diseases more quickly, based on target genes that have similar roles in the development of various diseases expressed (sharing a common mechanism) in different organs in the body. In other words, the Company focuses on discovering drugs that suppress the gene responsible for the onset of several diseases for which oxidative stress is a common cause/common denominator; therefore a single drug may be efficient in treating several diseases related to oxidative stress. For example, the Company demonstrated in pre-clinical models that suppressing the gene RTP801 has medical benefits for several diseases related to oxidative stress, for example wet AMD, retinopathy of prematurity, DME, severe lung damage as a result of smoking, and other chronic lung diseases. The Company also demonstrated that temporary and reversible suppression of the gene p53 limits the damage from oxidative stress to kidneys and to the inner ear.

C.
Designing and modifying siRNA molecules to enable successful local or systemic delivery. As of the Prospectus date, the Company has shown in preclinical trials the successful delivery of siRNA molecules and the suppression of target genes in the back of the eye, inner ear, proximal tubular cells in the kidneys, lungs, and spinal cord, demonstrating both local and systemic delivery.

D.
Chemically modifying the siRNA molecules to optimize potential drug candidates for  improved stability, potency, selectivity and reduced side effects stemming from off-target activity and activation of innate immune response. Designing, adapting, and improving siRNA molecule characteristics is performed by the following means: (1) use of a special algorithm to determine the optimal sequence of bases; (2) use of novel chemistry, including unique building  (nucleotides)(3) adding various chemical derivatives.

The Company's commercial strategy for development of candidate drugs, often aimed at targets that play a critical role in more than one disease, provides it with access to a broader drug market that faces a constant need for novel treatments. Moreover, in light of increased life expectancy and environmental pollution, resulting in a rise in the number of people suffering from diseases and continuously growing use of pharmaceuticals, the Company's focus on developing drugs for diseases related to oxidative stress (diseases affected to some degree by such variables as age and environmental pollution), also serves to expand the potential market share at which the Company's products are directed.

The Company's objective is to discover, develop, and sell innovative RNAi-based drugs, based on the target molecules identified by it, for significant unmet medical needs. To achieve this purpose, the Company operates in accordance with the following goals:

E.	Pursuing clinical development of the Company's candidate drugs for treatment of the kidney diseases AKI and DFG and for ocular neuroprotection.

F.
Maximizing the value of existing collaborations, by achieving the milestones specified in each agreement, including the collaboration with Pfizer, the option agreement with Novartis, and the collaboration in research and development of a drug with Nitto Denko.

G.	Selectively entering into new collaborations for (potential) candidate drugs in development, while seeking to retain marketing rights in major markets when possible.

H.
Augmenting and developing the products that are in advanced stages of development and of the Company's future development plans (pipeline) by: (1) identifying target genes and proteins that are suitable for treatment and prevention of diseases, including use of proprietary targets; (2) utilizing the Company's know-how and intellectual property rights in siRNA, antibody-based drugs, and their and their local or systemic delivery to specific target cells

I.	Expeditiously introducing additional potential drug candidates to preclinical studies and clinical trials.

J.
Continuously developing the Company's siRNA technology to generate candidate drugs with optimal structures and characteristics, including continuous improvement of the Company's ability to deliver siRNA drugs to cells and tissues.

K.
Maintaining and expanding the Company's patent portfolio in molecules, target genes and the relevant technologies, and further strengthening of the Company's intellectual property position in chemically modified stable synthetic siRNA, suitable for use as a drug

L.
Obtaining financing for the continuation of the Company's operations and for the completion of the various research and development stages of the Company's products. To this end, the Company examined in the past, and intends to examine in the future, the issue and listing for trading of its shares on central stock exchanges in the U.S. as well, in order to expand the financing options available to it.  Sagit needs to advisee terminology

Below are details about the Company's objectives for the years 2011-2012 for 5 indications currently in clinical trial phases.

Indication	Current state	2011	2012	2013
Wet AMD (for additional details see Section 6.5.3C)	Phase II. Patient enrollment has been completed. Treatment and follow-up continue as part of the MONET STUDY.	Completion of the Monet Study	Decision regarding the continuation of the development plan.	As per decision taken
DME (for additional details see Section 6.5.3B)	Preparation for the Phase IIb study	Initiation of the Phase IIb	Completion of patient enrollment in the Phase IIb	Completion of the Phase IIb and decision by Pfizer about continuation of the development
AKI (for additional details see Section 6.5.3B)	Phase I clinical trial. Patient enrollment and treatment have been completed. Completion of planning and preparation for Phase II trials.	Enrollment of patients to Phase II	Determination of the efficiency of the Biomarker. Analysis of interim results from 60 patients and continuation of patient enrollment depending on the financial resources of the Company	Completion of the Phase II trial and results
DGF (for additional details see Section 6.5.3C)	Analysis of data from the first part of the clinical trials in Phase I/II (Part A) and patient enrollment for Phase II (Part B) trials.	Patient enrollment to Phase II	Interim results from 196 and from 326 patients if the trial continues, depending upon the financial resources of the Company	Completion of the Phase II and results
NAION (for additional details see Section 6.5.3A)	Phase I. Patient enrollment for Stratum I has been completed. Enrollment for the Stratum II continues.	Completion of enrollment to Stratum II and continuation of treatment. Data analysis and decision for continuation of development depending upon the financial recourses of the Company	Phase II/III, depending on trial results and the financial resources of the Company.	Phase II/III, depending on trial results and the financial resources of the Company.
Glaucoma (for additional details see Section 6.5.3B)	Expansion of existing IND for NAION to treatment of glaucoma.	IND acceptance and decision about Phase II depending upon the financial resources of the Company	Phase II depending upon the financial resources of the Company	Phase II and depending upon the financial resources of the Company.

The Company's anticipation reflected in the above table regarding the timetable for performing the clinical trials is a forward-looking statement. The information is based on the Company's estimates derived from a variety of factors, including the Company's past experience in performing clinical trials. The estimate may not materialize if the trials take longer because of difficulties in enrolling patients (which may require, among others, the addition of new centers for carrying our the trials), and/or the patient follow-up period for treating and monitoring possible side effects is longer, and/or the results of clinical trials at various stages will be different from those anticipated by the Company, and/or changes will be implemented in the trial protocol, and/or the rate of patient enrollment to the trial will change, and/or the management of the institutions where the trials are being conducted raise additional administrative demands, and/or regulatory demands affecting the trials will change, and/or it will be decided to stop the trails, and/or because of a range of unexpected risk factors, some of which are described in Section 6.6 below, which deals with risk factors, including dependence on clinical trials, changes in technology, protection of intellection property rights, failure to complete development, inability to raise funds, and the intellectual property of third parties. Note that the Monet Study is not under the control of the Company but is managed by Pfizer according to a timetable determined by Pfizer. It is noted that should the financial resources of the Company not be sufficient to complete all its clinical programs, than the Company will give priority to those clinical programs for which it has third party contractual obligations and the clinical programs related to QPI-1007 will not be completed or will not be completed according to the timetable above.

6.5.24	Development outlook for the coming year

For details regarding the estimated development timetables for the products in clinical stages and the estimated costs of achieving the next milestone and completion of the present Phase for each product, see Section 6.5.4 above.

For details regarding the planned budget for each of the Company's operations (including the development plan of the clinical products) in each of the years 2010-2012, see Section 6.5.12J above.

6.6	Risk Factors

The following are the risk and other factors that may have a substantial influence on the results of the Company’s operations:

Macro risks

6.6.1	Capital Market Recession

A capital market recession in Israel and around the world, and an economic crisis similar to the last one, which has affected the capital markets worldwide, can hinder the Company's efforts in raising additional sources of finance and can harm the financing conditions that the Company may obtain, if any. See below with respect to importance of obtaining external financing for the purpose of continuing the Company's operations.

6.6.2	Change in Security , Political, and Economic Situation

A change in the security, political, and economic situation in Israel, and the state of the its economy as a result of such change can have a direct effect on the investments in research and development companies in Israel and could hamper the Company’s ability to raise funds for financing the Company's research and development programs in Israel, the formation of collaborations with third parties, and in state of emergency may even harm the routine work of the subsidiary and of the officers of the company. The Company is not ensured for events of this type.

6.6.3	Exchange rate fluctuations (US Dollar- NIS)

The Company's revenues are mainly in US Dollars, whereas the expenses of the subsidiary are in NIS. From time to time, at points in time when the Company estimates that the US Dollar exchange rate is high against the NIS the Company purchases NIS sufficient to finance several months of the subsidiary's operations,. As at the Prospectus date, the Company is not hedging against this exposure. Exchange rate fluctuations of the US Dollar against the NIS can affect the results of the Company's operations. In the future, the Company's financial results may also be affected by changes in the exchange rates of currencies in the countries in which the products may be marketed and sold, if so marketed and sold. Note that the Company has expenses in other currencies (mainly in Euros), however as at the Prospectus date, these are not substantial.

Industry Risks

6.6.4	No siRNA-based drug has yet completed Phase III and none has been approved for marketing

At the date of this Prospectus, no siRNA-based drugs have yet been approved for marketing. The field of development of siRNA-based drugs is new, and the feasibility of developing such drugs has not yet been proven unequivocally. At the Prospectus date, a limited number of siRNA –based drugs in development have been tested on animals and humans, and no drug has yet been tested in clinical trials beyond Phase III

Furthermore, at the Prospectus date, there is limited information about the ability to generate clinically viable stable synthetic siRNA that is resistant to body fluids and able to efficiently reach target tissues and cells. The Company may direct considerable resources to the generation of siRNA with such characteristics, unsuccessfully. Moreover, siRNA compounds may be less active in human than that  observed  in previous clinical and preclinical trials, and the interaction of siRNA compounds with the various systems of the body may not be effective and it may even be harmful. As a result of this, the Company may fail in the development and marketing of siRNA-based drugs, which will adversely affect its financial results.

6.6.5	Clinical trials

Continued development, and ultimately commercialization, of the candidate drugs that the Company is developing depends on the successful conclusion of clinical trials. The start and completion of clinical trials may be delayed and the trials may be terminated for a variety of reasons, including failure to successfully complete preclinical trials; failure to enroll sites to perform the study; delay or failure of third parties actually performing the clinical trials to comply with their contractual obligations or with regulatory requirements (failure to comply with timetables, acting with delay and/or not in compliance with what is required, including replacement of human resources during the course of the trial, imprecision as to data or the manner of its recording, etc.); delay or failure to obtain the required approvals from regulatory and supervisory entities for the performance of each stage of the clinical trials and/or increased stringency of the criteria for conducting the trials and for transition between the various stages of the clinical trials; difficulties related to the design of the trials; delay or difficulty in enrolling patients in order to conduct the trials; difficulty in following up the subjects treated with the drugs in the trials for various reasons; safety matters; the onset of side effects; patient dissatisfaction in the course of the trial; inefficiency and/or death of patients for various reasons (related or unrelated to the clinical trials). Moreover, clinical trials are expensive and take a long time (often many years) and the end results are not known in advance. The Company’s dependence upon clinical trials in developing the drugs may prevent the Company from reaching advanced stages of development, and can cause termination of all or part of the Company’s commercial operations.

6.6.6	Changes in regulation, permits, and international standards

The Company’s operations are subject to standards in countries in which the Company intends to operate. Therefore, the Company may be influenced by regulatory developments in these countries. The intervention of regulatory entities in the performance of clinical trials, instructions to terminate a trial or to conduct additional trials, as well as a change in the regulatory environment with respect to the performance of trials and/or to the marketing of drugs during the course of the trials and/or during the course of marketing, respectively, including change and/or failure to comply at each stage with standards, even after receipt of the necessary approvals and distribution of the drug. This may impose various restrictions on the Company, including delay in the performance of clinical trials, in development of the Company's products and/or termination thereof, and/or failure to grant marketing permits or the revocation thereof, restrictions on the importation of products, injunctions, removal of products from the shelves, fines, civil and criminal penalties, possible harm to the Company's reputation, and the need to incur substantial expenses. For details of the standards and regulations that apply to the Company’s operations, see Section 6.5.20 above. It should be emphasized that because this is new technology that may not sufficiently known by the regulatory entities and authorities, receipt of approvals may be subject to a large number of diverse requirements in order to prove the efficacy and safety of the products. It is important to note that the FDA has not defined specific procedures, regulations and approval process for siRNA-based drugs.  Therefore different requirements by the FDA or other regulatory authorities may cause delays and expenses that were not anticipated in obtaining the approvals. The Company believes, based on the Company’s experience in interaction with the FDA so far and the conduct of the FDA with respect to other companies, that the candidate products will be evaluated by the FDA as “a new drug,” under the Federal Food, Drug and Cosmetic Act, but it is possible that the FDA will elect to evaluate to candidate products under the Public Health Service Act as biologics. In this case examination and approval of the siRNA-based drugs will be performed by the Center for Biologics evaluation and Research (and not the Center for Drug Evaluation and Research) and accordingly approved via a BLA (Biologic License Application) rather then via an NDA. Both approval routes require solid proof of safety and efficacy for the candidate drugs and therefore the FDA’s choice of an approval path will not have a material effect on the overall development plans of the Company. However it is important to note that approval, as a BLA may be more complex, more demanding and possibly longer.

6.6.7	External financing

The Company's current financial resources are not sufficient to complete the research and development of the Company's products to enable production, commercialization and marketing. There is no certainty that the Company will succeed in raising the additional funds required to perform the necessary advanced stages of development of the Company's candidate products, including the costs of the clinical trials, approval procedures, meeting the requirements of regulatory authorities, and manufacture of the products in commercial quantities. Lack of sufficient financing sources may cause cessation of the Company’s commercial activities. The Company's ability to raise additional funds is depended upon different factors including the financial market situation, achievement of the development milestones, the status of regulatory approvals and its competitors' activities.

At the same time, raising external funds may come at a high cost to the Company in the form of waivers of intangible assets on its part. For example, raising additional funds through collaboration agreements may require the Company to waive its rights to part of its technology or to the rights manufacture of the products.

6.6.8	Competition

The drug market in general and the field of biotechnology in particular is highly competitive, subject to frequent technological changes, and significantly affected by alternative drugs and therapies that exist for most drugs.

The Company is exposed, among others, to competition from other entities acting at present in the markets of the Company's products, and from entities engaged in research and development of products that may compete in the future with the Company's products, including pharmaceutical companies (including large companies worldwide), biotechnology companies, academic institutions, government agencies, and other public and private research organizations.

In addition, substitute competing treatments or products may be safer and/or more effective and/or easier to use and/or cheaper than the Company’s products. Competition from such products could, among others, prevent the receipt of approvals for marketing of the drug and/or impede the Company from raising the financial resources required to complete development of the products.

The Company's competitors may develop products more rapidly or more efficiently than the Company, and may be more successful in marketing and selling the products than the Company because a considerable portion of them have, among others, the following abilities: (1) greater experience, greater capital, and larger technological and human resources; (2) greater experience in conducting clinical and preclinical trials and obtaining approvals from the drug authorities; (3) products in a more advanced stage of development; (4) well-established distribution networks; (5) collaboration agreements with leading companies and research institutions; (6) established relationships with health service providers.

Even if the Company succeeds in developing its products and obtaining the approvals required for them, it will be exposed to competition from other products in aspects of safety and efficacy, availability and cost of production, marketing and sales, product price, intellectual property rights, etc. The Company is also exposed to specific competition from companies developing drugs based on RNAi technology more quickly and efficiently than the Company. For additional details regarding competition in the drug market and with the Company in particular, see Section 6.5.10 above.

6.6.9	Technological changes

The pharmaceuticals market is characterized by fast and constant developments. There is no certainty that the Company’s research and development will succeed, and there is no certainty that the Company will be able to fund research and development at the level required to effectively compete in the market. Moreover, technological developments in the field of medications and developments of new pharmaceutical therapies in the fields of the Company's research and development may make it unnecessary or less necessary to use the products that the Company is developing.

6.6.10	Protection of intellectual property rights

The Company’s success depends, to a considerable extent, on its ability to obtain, protect, maintain and enforce intellectual property rights, including patents directed to the candidate products that it is developing and their various applications, as well as its the intellectual property rights licensed in from third parties. The Company also strives to protect its accumulated know how and trade secrets. Although the Company anticipates that it shall be possible to obtain patent protection covering the Company’s principal intellectual property (including its drug candidates and their uses) in major territories, it is not possible to say with certainty whether such patents will indeed be granted, and whether such patents will be held valid and enforceable.

If patents are granted, it is difficult to assess whether the Company will be able to enforce such patents against infringement by a third party.  Such infringement may hamper the Company’s research and development efforts and its ability to  commercialize and market the product.  In addition, third parties may attempt to develop products that are similar to the Company's products and compete with them, by designing around the Company’s patents in such a way as not to infringe them, which could increase competition for the Company’s products and reduce anticipated profits.

Although the Company monitors third party IP on a regular basis there is always a level of uncertainty about the completeness of a search, and about identifying third party patents and patent applications that are relevant in different countries. Similarly there is uncertainty around the interpretation of the claims and/or about the scope of the claims in issued patents or in pending patents applications  in various countries.  Allegations of infringement from a third party could be made regarding existing patents, which the Company initially concluded do not cover the Company’s work in the RNAi field. Furthermore, patent applications and granted patents may exist of which the Company is unaware that could cover the Company’s work in the RNAi field. Such allegations of infringement may affect the Company’s ability to carry out its research and development, to develop products and to complete development and commercialization of the drugs it develops. As of the date of this Prospectus, the Company is not aware of any such claim.

Furthermore, there is a risk that reexamination requests (USPTO) or oppositions (for example in EPO, ILPO, Japan, Korea) may be filed against the Company’s patents. Such procedures may end with the challenged patent unchanged, or with a patent of narrowed scope or with   cancellation of the patent.

As of the date of this Prospectus, it is impossible to predict with any certainty the scope of patent claims  that will be allowed and maintained   in light of the changes  in patent examination policy of pharmaceutical or biotechnology patents in the US and Europe. The experience until now has been that the United States Patent and Trademark Office (and its foreign counterparts) have upheld stringent standards for RNAi patents that have been prosecuted thus far. In fact, in September 2010 the USPTO published new guidelines for Examiners, which heighten the nonobviousness threshold. In addition, in a recent case heard in the District Court of the Southern District of New York, several US organizations successfully challenged the validity of patents to isolated human genes. As of the date of this Prospectus an appeal on the decision has been submitted to the CAFC (Court of Appeals for the Federal Circuit) for review and decision. A similar atmosphere of strict examination is implemented in the European and Japanese Patent Offices. Accordingly, the Company cannot predict the scope of claims that will be allowed in any patents issued to it or to third parties; or whether the claims will withstand challenge in court, opposition or reexamination. In general, based on the experience of other companies operating in the pharmaceutical industry, it is likely that the Company's intellectual property rights will be challenged at advanced development stages, or even after the products developed by the Company have been approved for marketing, and after their marketing has already begun. There is no certainty that the Company's patents will withstand a challenge in court and remain in force at these stages.

Apart from patents and patent applications, the Company also has technologies, accumulated know how and expertise relating to target genes, potential products, product design, product development, selecting and testing of drug candidates, preclinical and clinical trials and other aspects of the Company's operations which are not protected by way of registered intellectual property rights and are kept as trade secrets. As a rule, the Company is taking a variety of measures to protect its trade secrets. Nevertheless, the Company's employees, consultants, collaborators, external scientists taking part in research, etc. may intentionally or unintentionally disclose information to competitors, notwithstanding various contractual restrictions undertaken by them. The confidentiality agreements of the Company with employees, consultants, service suppliers, licensors of the Company’s IP , its business partners and other may not prevent disclosure of trade secrets and confidential information and may not provide adequate remedy to the damage that may be caused to the Company by the disclosure of its know-how/trade secrets.

Legal proceedings against a third party (corporations or individuals) in the event of infringement/misappropriation of the Company's intellectual property are very expensive, and time consuming procedures (require significant time and resources), and the results of the proceedings are unforeseeable (note that with respect to misappropriation of trade secrets, courts in the U.S. are less inclined to rule in favor of the initiator defendant, and this may negatively affect the Company's activity).

Further, the Company's competitors may independently develop know-how and technologies that are identical to those developed by the Company.

6.6.11	Market Acceptance of the Company's Products

The commercial success of the Company's products depends on their acceptance and adoption by physicians, customers (patients), third parties providing financing to the Company, and the medical community, and on an understanding of the advantages of their use. The factors that affect acceptance of the Company's products by the above are, among others, proof of the safety and efficacy of the product, frequency and magnitude of side effects, efficacy and cost of competing products, efficacy of marketing strategy and distribution of products, advertising of products, and the existence of insurance coverage for use of the products.

6.6.12	Legal Proceedings

The Company is may be exposed to various types of legal proceedings by consumers, providers of health services, drug companies and others who sell the Company's products. For instance, the Company is exposed to legal proceedings due to possible side effects of the drugs that it is developing, or due to other problems relating to the products and their manufacture. Typically, the side effects become apparent during the stage of development of the drug, but some may also appear at later stages. Following identification of side effects for one or more of the drugs that the Company is developing, the Company may be exposed to legal claims in material amounts. In addition, the Company may be sued for infringement of intellectual property rights of third parties, as described in Section 6.5.13 above. Apart from high costs, legal claims can also cause a decrease in demand for the Company's products, harm to the Company's reputation, may cause investigators and sites to refuse to participate in clinical trials, damage the  marketing capabilities of the Company, etc.

6.6.13	Changes in government policy

The Company intends to finance its operations, among others, through support (grants) from the Chief Scientist at the Ministry of Industry, Trade and Labor and other government grants, as described in Section 6.5.12F. Therefore, changes in policy regarding the Encouragement of Research and Development Law, and legislation in the U.S. may have an effect on the Company's operations, including termination or reduction of financing, which could harm the Company's ability to finance its research and development operations. Moreover, as a recipient of such grants, the Company's operations are limited and/or must comply with conditions of the grants.

Special risks facing the Company

6.6.14	Dependence of the Company on the Success of Leading Candidate Products

There is uncertainty regarding the Company’s ability to complete research and development of the leading drugs it is developing because of scientific and/or technological difficulties and/or lack of financial resources and/or  other problems.  Even if the drugs are developed, there is no certainty that the drugs, when developed, will be found to be effective and safe for use. The Company’s research and development programs aim to develop innovative drugs in innovative fields using innovative technology. As of date of the Prospectus, no siRNA-based drugs have yet been approved for marketing. There is no certainty that research and development in this area will result in marketable drugs that will be given the required regulatory approval. Moreover, there is no certainty that the Company will succeed in completing development of the products within the timetable and/or within the budgets set forth in the Prospectus. Failure to meet timetables might cause the Company additional development expenses and may prevent completion of the development of the products. A large portion of the costs of the development programs are incurred before  generating of any revenues. Failure in any one of the stages of development can cause the entire investment to be wasted, and might cause a cessation of the Company's operations.

At present, the Company's success depends mainly upon the three products it develops that are in clinical trial stages. The failure of any one of the products may damage the chances of success  of the rest of the products, and the Company's ability to finance its continued operations with respect to these products as well. For details about these three products see Sections 6.5.1-6.5.4 above.

6.6.15	Agreements with Novartis, Pfizer, and Nitto Denko

In September 2006, the Company granted an exclusive world-wide license to Pfizer for RTP801i-14 (PF-655), which is one of the Company's three leading candidate products. As a result of this license to the extent that the development continues, the responsibility for the development of this product is no longer in the hands of the Company with the exception of the Phase IIb in DME. In July 2010, the Company entered into a cooperative agreement with Nitto Denko for the development of a drug based on siRNA for the treatment of fibrotic disease,111 fully funded by Nitto Denko. In August 2010, the Company granted an option for a worldwide license to Novartis for the development and marketing of QPI-1002, which is one of the Company's three leading candidate products. As a result of this agreement, if Novartis exercises its license option, the responsibility for development of this product will be transferred to Novartis.

The Company is dependent on Pfizer and Novartis and Nitto Denko for the development of its leading products.  These companies are a principal source of revenue for the rest of the Company’s operations, and there is no certainty that they will choose to continue acting in accordance with the agreements.

Among the factors that can have an influence on the success of the above agreements are: 1. The partner can enter into financial /cash flow problems that will reduce their participation in and resource allocations to the joint projects.  2. The partner may  develop in parallel, either alone or with third parties, competing products, or technologies to the  Company’s products and technologies.   For example, Pfizer, commercializing outside the USA the drug  Macugen®, approved for wet AMD, has reported recently that Macugen® improved vision over standard of care in patients in a Phase III study in patients with DME. The partners can terminate the collaboration with the Company thereby negatively impacting the Company’s reputation and its ability to partner with other parties or to raise funds. 4. A change in the priorities of the partners may negatively impact their commitment to the Company’s product and willingness to continue the development.

111	Thickening and scarring of connective tissue following infection or injury.

If the collaboration agreements with any of the companies mentioned above will fail and/or if any of the companies mentioned above will choose to end the agreement with the Company, and/or any of these companies develops a drug for a certain indication in competition with the Company, the Company's operations will suffer. For example, part of the rights the Company granted to Pfizer as part of the its agreement with Pfizer (as stated in Section 6.5.21A above) are based on rights licensed from Silence (as stated in Section 6.5.21D above); if Pfizer chooses to terminate the agreement with the Company or to stop the development and development process of the products and develop competing products by itself, then, according to the agreement with Silence, the Company will be obligated to meet the milestones specified in the agreement with Silence, according to the timetables specified in that agreement. If Pfizer chooses to terminate the agreement with the Company: (1) Given the greater financial resources of Pfizer and given its more extensive experience in drug development, the Company may find itself in an inferior competitive position relative to Pfizer to the extent that Pfizer will continue to develop by itself a competing product for the same indication; (2) the Company may fail in achieving the milestones specified in the agreement with Silence and lose its right to the patents licensed from Silence. Note that despite the fact that according to the agreement with Pfizer the Company has an option for an exclusive license to the intellectual property rights of Pfizer with regard to RTP 801, this license may impose on the Company additional expenses that are not necessarily economically profitable. Moreover, the said license does not include (1) Pfizer's rights granted to it in licensing agreements with third parties that prohibit the transfer or assignment of these rights; (2) certain devices that Pfizer may use in the development of PF-655.

6.6.16	Dependence upon third parties

Because the Company has no infrastructure in the production of drugs and/or the materials required for conducting clinical trials and the experience in performing Phase III clinical trials and because it does not have the ability to perform sales, marketing, distribution etc. operations alone (or because it has only partial abilities or abilities that will not stand up in competition with other companies), the continued research and development operations of the Company depend on its ability to contract with third parties. The Company's fundamental strategy is to enter into collaboration agreements with various pharmaceutical or biotechnology companies or to grant licenses to such companies for the development of specific clinical stage products and for their commercialization. The granting of a license often involves the Company relinquishing its control over the product development, the regulatory and approval process, commercialization and sales.

Moreover, the Company is dependent upon a limited number of suppliers of the specific raw materials required for its research and development operations. For further details see Section 6.5.15 of this Prospectus.

The Company's success is dependent upon the compliance by third parties with the conditions of contracts (including compliance with timetables, quality of work, proper supply procedures, the quantity of products required, etc.) with regulatory provisions and with the efforts made by third parties in their activities (in the production and supply processes, in the process of obtaining approvals, and in marketing processes). Moreover, the decision of a party to collaborative agreement or of a supplier to terminate the agreement between them may cause cessation of development, marketing, or sale of a product of the Company, thereby causing significant harm to the Company's business.

6.6.17	Inability to raise additional funds for the Company’s future operations

The sources of finance available to the Company after the raising of funds in the public offering under this Prospectus may not be sufficient to finance the costs of its operations, completion of clinical trials and regulatory approval of all of the products, as well as to continue development of other products112 (for details about the Company's estimate regarding the main elements of the research and development budget planned for the years 2011-2012, see Section 6.5.12J). The Company’s financing needs may change because of the results of the trials, competition, technological developments in the field of its operations, and other costs that cannot be estimated as at the Prospectus date. Moreover, at this stage, the Company is unable to determine whether, and to what extent, the health authorities in various countries, private health insurance companies, private financiers, or other organizations will participate in the Company's expenses for research and development, manufacture, sale, and distribution of the products, and therefore, it is not possible to estimate what the Company's future financing needs will be. Likewise, it is not possible to ensure that the Company will succeed in raising additional sources of financing in the future, if and when these are required. A lack of adequate financing means might cause cessation of all or part of the Company’s commercial activities.

112
As stated above, in the Company's estimate, the Company’s cash toghether with the contribution of this offer (net),  and certain payments that may be received by the Company are planned to suffice for funding of the Company's activiy until mid 2012 or mid  2013, depending upon the amounts actually realized from this offering and the amounts of income received (if received) from the Company’s collaborations.

6.6.18	Expected lack of revenues and profits in the coming years

The Company is at the research and development stage of its products and therefore it has revenues from the sale of its products. In recent years, the Company has had material accumulated losses (as of December 31 2010 the Company has accumulated losses of $ 115 million). Moreover, the Company expects that its operations will continue to cause operating losses over the coming years as well. As at the Prospectus date, the Company has a limited sources of revenue from research and development operations and from collaborations with drug companies, but there is no certainty that the Company will be able to maintain these collaborations, receive what it is due pursuant to these collaboration agreements  or meet the milestones required in order to receive additional payments. Further, there is no certainty that the Company will be able to develop additional sources of funding or that its operations will become profitable in the future.

6.6.19	Third Party Intellectual Property (Freedom to Operate)

The Company is required to obtain licenses to use the intellectual property rights of third parties. Such licenses may impose many restrictions on the Company, and the Company may breach one of them (for details about licenses granted to the Company, see Section 6.5.21D). Moreover the Company may, in the course of its operations, infringe third party patents. As a result of such breach or infringement, the Company may be required to cease certain activities and/or pay compensation for infringement of intellectual property rights of third parties, and/or act to obtain a license from such third parties where there is no certainty that  the Company will be able to obtain such license,  if and to the extent that it is so required. In addition, the Company may be obliged to choose between one form of technology and another because of the existence of third party patents in certain areas. Likewise, the Company may be exposed to a risk that it might be denied a license entirely, or may be denied the exclusive use of certain intellectual property rights, thereby allowing competitors to make use of them. Moreover, royalties that are likely to be paid to the Company by virtue of licenses it granted to third parties may be reduced by payments the Company will have to make to third parties for licenses granted to the Company, reducing significantly the income from products that will be developed. The intellectual property status in the field in which the Company operates is highly complex and there may be future exposure that the Company cannot foresee and which can cause the Company high risks, as described above, and onerous costs.

6.6.20	Dependence upon professional staff

The Company has certain dependence upon the principal researchers who are active in developing the Company’s products. These researchers have a very high level of professionalism, skill, and specific, in-depth knowledge, each in their field and with respect to the specific research on which they are working. Substitution of a principal researcher can delay the development plan on which that researcher is working. (With regard to dependence on key personnel at the Company, see Section 6.6.21 below). The Company's ability to efficiently continue its work depends on its ability to continue employing such skilled human resources. The Company intends to increase the number of its employees in the coming years, and consequently its expenses are expected to increase. To date, the Company has invested significant effort in screening and recruiting employees, and plans to continue doing so in the future.

6.6.21	Dependence upon Key Personnel at the Company

The Company has a considerable level of dependence on its management team, and in particular on Dr. Daniel Zurr, the founder, President, Director, and CEO of the Company. Termination of Dr. Zurr's employment by the Company, for any reason, including resignation, competing offers, etc. could prevent the continued strategic operations of the Company, could cause loss of partners, or otherwise affect the Company's operations to a considerable extent. Dr. Zurr, like other members of the board of management and key employees, are employees of their own free will. The Company has no life insurance policies for key employees.

6.6.22	Insurance Coverage

The Company carries the insurance coverage up to an aggregate amount of USD 10 million. Notwithstanding the aforesaid, the aforesaid insurance coverage may be insufficient given the possibility of lawsuits above the coverage ceiling of the insurance policies, or of claims included in the exceptions to the Company’s insurance policies. Likewise, there is no certainty regarding the scope of the insurance coverage that the Company may carry in the future. The Company intends to expand its insurance coverage so as to cover product marketing and sales activities, if and to the extent that the products are approved for marketing. At the same time, there is no certainty that the Company will be able to obtain reasonable coverage for product liability for its products under development. Competent courts of law are liable to rule against the Company significant amounts, especially in case of class action suits, for example, as a result of side effects. If and to the extent that the amounts of the claims will exceed the ceiling of the insurance coverage, the Company's operation will suffer. Similarly, claims of this type are liable to injure the reputation of the company and result in a drop in the price of its securities on the market.

6.6.23	Uncertainty regarding demand for the Company’s products and their pricing

There is no certainty that there will be a demand for the Company’s products, when developed, justifying their commercial production and marketing. Furthermore, there is uncertainty about the demand and pricing of the Company's products that are developed, if so developed, and with respect to the cost of their production.

6.6.24	Application of Securities and Corporate Law in Israel and the U.S.

The provisions of Israeli and U.S. securities laws, the Tel Aviv Stock Exchange rules and regulations, and the provisions of the Corporations Code of California (the place of incorporation of the Company) apply to the Company, as do certain provisions of the Israeli Companies Law which apply by virtue of Section 39A of the Securities Law. The provisions of the Company's documents of incorporation also apply to the Company. The duplicate application of U.S. and Israeli laws, conflict of laws, and different disclosure requirements in the U.S. and Israel could adversely affect the rights of the shareholders of the Company, could cause the Company costs related to its obligations to comply with the various requirements, and could complicate or hinder various proceedings that the Company may seek to perform, such as issuance of shares, merger, etc. It is important to note that to the best of the Company’s knowledge, as at the date of the Prospectus there are no other California corporations which issued shares and were  listed for trading on the Tel Aviv Stock Exchange. Therefore problems may arise from conflicts related to applicability of different laws and these cannot be predicted with certainty. Another risk factor that stems from the applicability of the USA law is the possibility that the Company may miss to maintain the S-1 registration document effective, in which case the Company will not have the right to issue shares on its warrants. See details in Sections 2.5.2 and 6.5.20F above

The subjection to dual reporting obligations, in accordance with US and Israeli securities law, might heavily burden the Company and oblige it invest substantial financial resources and managerial resources for the purpose of reporting, including in relation with the implementation of the Sarbanes Oxley Act and provision 404 to it relating to internal control over financial reporting.

6.6.25	Environmental Requirements

The Company makes use of hazardous substances and is subject to various environmental requirements with respect to the treatment, storage, creation, and disposal of such substances. The Company is exposed to accidents in the treatment of dangerous substances and to sanctions for failure to comply with the environmental requirements that apply to it. The Company has no insurance coverage for third party claims in case of contamination.

6.6.26	Natural Disasters

The Company is subject to harm to its operations and its financial results among others as a result of natural disasters including fire, flood, and earthquake. Note that the Company has facilities located in San Francisco, an area that has considerable exposure to earthquakes. The Company has no insurance coverage for property damage and/or disruption of business activity as a result of flooding and earthquakes. The subsidiary has insurance coverage for natural disasters and earthquakes.

The following table describes the effect of the aforesaid risk factors on the Company’s business

Effect of Risk Factors on the Company’s Business
	Large effect	Medium effect	Small effect
Risks Macro		-Capital market recession	-Exchange rate fluctuations -Change in security, political, and economic situations
Industry Risks	-Clinical trials -External financing -Protection of intellectual property rights	-Changes in regulation, permits, and international standards -Competition -Market acceptance of Company products -Confidentiality -Legal proceedings -Technological changes	-Changes in government policy
Special risks faced by the company	-Dependence of the Company on the success of leading candidate products -Agreements with Pfizer, Novartis, and Nitto Denko -Inability to raise additional funds for the Company’s future operations
-Dependence upon third parties
-Expected lack of revenues and profits in the coming years
-Third party intellectual property (freedom to operate)
-Dependence on professional staff
-Dependence on key personnel at the Company
-Application of securities and corporate law in Israel and the U.S.
-Exposure to legal claims -Insurance coverage -Uncertainty regarding demand for and pricing of the Company’s products -Environmental requirements -Natural disasters

The extent to which the aforesaid risk factors affect the Company’s business is based on evaluations only, and the actual influence may be different.

6.7	Details of subsidiaries and affiliates

6.7.1	QBI Enterprises Ltd.

QBI Enterprises Ltd. was incorporated in Israel on March 4, 1993, and is engaged in research and development, as described in Section 6.5.12 above.

The following is data on the holdings of QBI Enterprises Ltd. shares:

Class of shares	Number of shares held by the Company	% of holding by the Company in the equity	% of holding by the Company in the voting rights	Cost of shares on the Company's books as of December 31, 2010 (USD 000s)	Balance of investment as of December 31, 2010 (USD 000s)
Ordinary shares of NIS 1.00 par value	3,531	100%	100%	2,232	223
Deferred shares of NIS 1.00 par value	1,090	0%	0%	-	-

The following is data on profits (losses) of QBI Enterprises Ltd.:

2010		2009		2008
Profit (loss) before tax (NIS 000s)	Profit (loss) after tax (NIS 000s)	Profit (loss) before tax (NIS 000s)	Profit (loss) after tax (NIS 000s)	Profit (loss) before tax (NIS 000s)	Profit (loss) after tax (NIS 000s)
2,479	1,448	1,846	2,481	3,350	(3,268)

The following is data on dividends, interest and management fees from QBI Enterprises Ltd.:
Interest received (NIS 000s)
2010	2009	2008
-	3,233	-

6.7.2	Quark Metabolix Inc,

Quark Metabolix Inc, (hereinafter: “QMI”) was incorporated in Delaware on October 1, 2003, and engaged in the management of research and development under a license agreement with SyndromeX. As of the Prospectus date, the company is inactive.

The following is data regarding holdings of QMI shares:

Class of Shares	Number of shares held by the Company	% of holding by the company in the equity	Cost of shares on the Company's books as of December 31, 2010 (USD 000s)	Balance of investment as of December 31, 2010 (USD 000s)
Ordinary shares of NIS 1.00 par value	2,400	80%	*	*

*      A sum lower than USD 1,000.

Apart from the aforesaid, the Company has no subsidiaries or affiliates.

6.8	Board of Directors’ explanation of the Company’s business position

The following is the Board of Directors’ explanation of the state of the Company’s business:

Board Of Directors’ explanations regarding the Company’s financial statements

The Company Board Of Directors hereby submits the Board Of Directors’ report on the position of the Company for the year ended on December 31, 2010.

A.	Board Of Directors explanations regarding the position of the Company’s business (general, financial, results of operations, equity and cash flows)

GENERAL

Quark Pharmaceuticals, Inc. (formerly: Quark Biotech, Inc.) ("the Company") was incorporated in the State of California in December 1993.

The Company is a clinical-stage biopharmaceutical company focused on discovering and developing novel therapeutics, with an initial focus on RNA interference (RNAi) (selective silencing of specific genes) by synthetic siRNA molecules. The Company has a drug development platform that spans gene (therapeutic target) identification based on its proprietary gene discovery science and technology, to clinical drug development.  As of today, the Company is focusing on development of drugs for treatment of diseases associated with oxidative stress and ischemic injury.

Q.B.I. Enterprises Ltd. ("the subsidiary"), a wholly owned subsidiary, is engaged in research and development. Quark Metabolix Inc. ("QMI"), owned 80% by the Company, is inactive since September 2004.

FINANCIAL POSITION
Current assets

On December 31, 2010 the balance of the Company's current assets totaled $ 16,093 thousand, compared to $ 14,044 thousand on December 31, 2009.
The main components of the current assets are cash and cash equivalents.
The increase in the balance of current assets between December 31, 2009 and December 31, 2010 mainly results from the increase in the Company’s cash and cash equivalents. During 2010 the Company received $ 11.5 million from a private placement (including exercise of warrants), which were used for the Company’s operating activity. The majority of cash surpluses are deposited in short term deposits.

Restricted deposits in the sum of $ 84 thousand on December 31, 2010 and December 31, 2009 are used to guarantee a bank’s credit line.

Accounts receivable balance decreased from $397 thousand on December 31, 2009 to $312 thousand on December 31, 2010, the balance result mainly from Pfizer’s debit which was not paid as of December 31, 2010.

Other receivable and prepaid expenses balance increased from $ 722 thousand on December 31, 2009 to $ 1,810 thousand on December 31, 2010, the change mainly resulting from IPO’s prepaid expenses in amount of approximately $615 thousand.

Severance pay fund surplus

Severance pay fund surplus totals $ 79 thousand and $ 61 thousand on December 31, 2010 and December 31, 2009 respectively.

Loan to related party

Loan to the Company’s CEO on December 31, 2009 was included as a long- term asset in the sum of $ 156 thousand. In September 2010 the Company Board Of Directors resolved on loan forgiveness including the accrued interest thereon.

Property and Equipment

On December 31, 2010 the balance of Company Property and Equipment totaled $ 486 thousand compared to 518 thousand on December 31, 2009.

Current liabilities

As of December 31, 2010 the Company's current liabilities total $ 10,237 thousand and include liabilities to suppliers and accrued Research & Development fees in the sum of $ 3,786 thousand, liabilities for income tax in the sum of $ 464 thousand, deferred revenues in the sum of $ 4,315 thousand and other liabilities in the sum of $ 1,672 thousand. The increase in current liabilities results mainly from deferred revenues from upfront payments from Nitto Denko and Novartis, which revenues are not yet fully recognized.

On December 31, 2009 the Company current liabilities totaled $ 5,252 thousand and include liabilities to suppliers and accrued Research &Development fees in the sum of $ 2,462 thousand, liabilities for income tax in the sum of $ 1,305 thousand, deferred revenues in the sum of $ 81 thousand and other liabilities in the sum of $ 1,404 thousand.

Redeemable preferred shares

Liability for redeemable preferred shares presented at their redemption value and totaled $ 38,500 thousand and $ 27,000 thousand on December 31, 2010 and December 31, 2009 respectively. The increase as of December 31, 2010 results from the additional issuance of redeemable preferred shares including exercise of warrants) in April, May and October, 2010.

Equity

As of December 31, 2010 the Company equity totaled to a deficit of $ 37,383 thousand compared to a deficit of $ 17,132 thousand on December 31, 2009. The decrease in equity results from losses due to research and development expenses exceeding the Company revenues.

Results of Company operation
Revenues

In 2008 the Company recognized revenues in the sum of $ 17,276 thousand of which $ 12,900 thousand were recognized due to achieving the second milestone as a result of starting Phase II study in the clinical trial according to the Pfizer license agreement, $ 3,617 thousand were revenues related to reimbursement of on-going research and development expenses from Pfizer and $ 698 thousand related to the amortization of the upfront payment that is being deferred.

In 2009 the Company revenues totaled $ 2,655 thousand out of which $ 2,596 thousand were revenues from Pfizer in accordance with the development services agreement.

In 2010 the Company recognized revenues in the amount of $5,201 thousand, increased from $2,655 thousand in 2009. $ 1,874 and $ 2,596 thousand of the revenues recognized during the year ending on December 31, 2009 and 2010, respectively, are from development services to Pfizer. $ 1,363 thousand were recognized during the year ending on December 31, 2010 according to the agreement with Nitto Denko and $1,193 thousand recognized as a result of the option agreement with Novartis.

Cost of Development services

In 2008 following the amendment to the Pfizer agreements and as a result of providing development services, the Company incurred costs from development services in the sum of $1,719. The development services sum to $1,712 and $1,200 thousand in 2009 and 2010, respectively.
 The decrease results mainly from completion of patient enrolment to PF-655 Phase II studies during 2010.

Research and development expenses (R&D)

In 2009 the R&D expenses totaled to $15,744 thousand, a decrease of $ 2,982 thousand compared to 2008 in which the R&D expenses totaled to $ 18,726. The decrease results mainly from decrease in the payments to third parties in 2008 due to license fees, paid in 2008 to Alnylam and Atugen.
In the year ending on December 31, 2010 research and development expenses totaled about $18,682. The main increase in 2010 resulted from payment in amount of $1,471 thousand in license expenses paid to Atugen and Dharmacon and Clinical and Preclinical studies (DGF, NAION) in amount of $1,159 thousand.

General and Administration expenses

In 2008 and 2009 General and Administration expenses totaled to $5,018 and $5,087 thousand.

In 2010, General and Administration expenses totaled to $6,340 thousand, an increase of about $1,253 thousand. The increase mainly resulted from expenses of about $350 thousand for patent expenses, $400 thousand for professional services expenses related to the new collaboration agreements with Novartis and Nitto Denko and $500 thousand in salary expenses mainly due to CEO’s loan forgiveness.

Financing, net

The net financing income for 2008 and 2009 totaled about $722 and $87 respectively, a decrease of about $635 thousand. The decrease results mainly from the decrease in cash balance and in interest rate.

In the year ending on December 31, 2010 the net financing expenses totaled to about $ $538. During the year ending December 31, 2010 the Company received an investment of about $10 million including a liability for warrants. The financing expenses during the year ended in December 31, 2010 results mainly from reevaluation of the liability for the warrants based on their fair value of $565 thousands.

Taxes on income

The Company and its subsidiary are separately assessed for tax purposes, each in accordance with the tax laws in the state in which it was incorporated. The Company was incorporated and files a Federal tax report as well as state tax reports in which the Company believes a reporting obligation was created based on its activity. The Company has current losses for tax purposes and therefore the Company has no current tax expenses during the reported periods.
The Company does not record deferred taxes due to the existing uncertainty about the Company ability to realize the deferred tax assets that depends on the Company future taxable income.
The subsidiary recorded tax expenses in the sum of $1,667 thousand and $160 thousand income on taxes and tax expenses in the sum of $283 thousand in the years 2008, 2009 and 2010 respectively.

The tax expenses in 2008 in the amount of $1,237 thousand resulted mainly from accruals due to our tax position.

Profit (loss)

In the years 2008, 2009 and 2010 the Company’s loss totaled to $ 9,132, $ 19,641 and $21,842 thousand, respectively. The increase in loss in the amount of about $ 10,509 thousand results mainly from the decrease in Company revenues and expenses in the amount of approximately $ 14,000 thousand and $ 3,000 thousand, respectively.
During 2010 the company recorded a loss of $21,842 thousand.

Loss per share

In 2008, 2009 and 2010 the loss per share totaled to $ 2.76 $ 5.80 and $ 6.58 respectively.

Cash flow and Capital Resources
Cash flow for current activity

The cash used for current activity in the year ended on December 31, 2010, 2009 and 2008 totaled $ 10,332, $ 19,823, and $ 6,713 thousand respectively.

Cash flow for investment activity

Cash used for investment activity in the year ended on December 31, 2010, 2009 and 2008 totaled $ 123,  $ 70 and $ 397 thousand respectively. The changes in these years result mainly from purchasing fixed assets in the sum of $ 140, $ 70 and $ 293 thousand respectively, in addition in 2008 $ 150 thousand results from granting a loan to the Company CEO.

Cash flow from financing activity

The cash resulting from financing activity in the year ended on December 31, 2010, 2009 and 2008 totaled  $11,500, $1 and $ 27,610 thousand respectively. The main cash flow result from the issue of redeemable shares and exercise of warrants.

Capital Resources
From the incorporation date until the Prospectus date, the Company has held 8 rounds of fundraising in which it has raised around $ 121 million. This amount, together with revenues of approximately $ 140 million received from research and development, collaboration agreements and grants, enabled the Company's research and development activity and clinical trials.

The Company and its subsidiary are devoting substantial part of their efforts to research and development activities. In the course of such activities, the Company has sustained operating losses and expects such losses to continue in the foreseeable future.

The Company is addressing its liquidity issues by implementing initiatives to allow the coverage of its anticipated budget deficit. In the event that the Company will not raise sufficient funds to support its current operations, the Company intends to reduce its research and development activities and to adjust its costs in order to address its budget deficit and to maintain its operations until additional funding will be raised. In that case, the Company may not be able to continue development all of the product candidates or may be required to delay or eliminate some of the development programs and other operations.

There are no assurances that the Company will be successful in obtaining an adequate level of financing needed for the long-term development and commercialization of its products.

Material information described as part of the description of Company business

a. The Company was incorporated in California in December 1993, as a private company under the law of California, under the name of Expression Systems, Inc. In April 1997, the Company's name was changed to Quark Biotech, Inc. and in June 2007 to its current name.

b. As at the Prospectus date, the Company has three candidate drugs in clinical development stages, for five medical indications:
1.         PF655 for the treatment of wet Age-related Macular Degration (wet AMD)1 (hereinafter: “wet AMD”) and Diabetic Macular Edema (DME) 2 (hereinafter: “DME”). For further details see section 6.5.1 of this prospectus.

2. QPI 1002 to prevent Acute Kidney Injury (AKI)3 (hereinafter: “AKI”) and to prevent Delayed Graft Function (DGF)4 (hereinafter: “DGF”) in kidney transplant patients from a deceased donor. For further details see section 6.5.2 of this prospectus.
The above two products are in Phase II clinical trials.

3. QPI 1007 is designed for the treatment of vision loss due to blockage of blood flow to the optic nerve (non-arteritic anterior ischemic optic neuropathy (NAION)) (hereinafter: “NAION”) and glaucoma (injury to the optic nerve, characterized by injury to the field of vision and finally damaging vision itself). For further details see section 6.5.3 of this prospectus.

As at the Prospectus date, the Company is conducting Phase I clinical trials for NAION.

1
Age-related macular degration is the leading cause of severe sight deterioration and blindness in old age. With the increase in average life expectancy, the frequency of this disease is spreading among the adult population and causing difficulties in functioning due to defective central vision. In AMD, the macula begins to atrophy. The macula is the central part of the retina, responsible for central vision, and important for the identification of faces, for reading and for driving. The wet form of AMD affects a minority of patients suffering from this disease. In this type of disease, new blood vessels form on choroid level under the retina (Choroidal Neo-Vacularization (CNV)). These new blood vessels are weak and leak blood and fluid under the retinal tissue or into the retina itself. At subsequent stages, the retina develops scarring. The damage that wet AMD causes to the retina can result in rapid loss of sight

2	DME is a result of micro-vascular changes in the retina in diabetes patients and is the leading cause of loss of vision in diabetes patients.
3
A condition of speedy loss of kidney function. There can be many reasons for this, including a lack of blood supply to the kidney (causing ischemic injury to the kidney), exposure to various toxins, and other injuries.

4	Kidney failure, following kidney transplant, resulting from belated acceptance of the kidney. A patient shall be defined as suffering from DGF if he requires dialysis a week following the transplant.

c. In September 2006, the Company granted Pfizer, Inc. (hereinafter:  “Pfizer”) an exclusive world-wide license for the use, development, manufacture, importation, marketing and sale of RTP801i-14 (PF-655) a chemically modified, synthetic and stable siRNA that suppresses the target RTP801, a gene discovered by the Company. In the Company's assessment, RTP801 is likely a major factor in various diseases associated with oxidative stress, including wet AMD and DME.
For further details about the license granted to Pfizer, see section 6.5.21 of this prospectus.

d. In July 2010, the Company entered into an agreement with the Japanese chemical corporation Nitto Denko Corp. (hereinafter: “Nitto Denko”), for the development of a drug based on siRNA for the treatment of fibrotic disease5. The development is fully funded by Nitto Denko. For further details about the agreement with Nitto Denko see section 6.5.21 of this prospectus.

e. In August17, 2010, the Company granted Novartis International Pharmaceutical Limited (hereinafter: “Novartis”) an option for a world-wide license for the development and marketing of siRNA targeting the gene p53an and for certain intellectual property that is owned or controlled by the company.
For consideration of the option Novartis paid to the Company a non-refundable $10 million option fee.

In the event that Novartis exercises the option, following certain obligations to be completed by Novartis or affiliated companies or sublicensees, the Company will be entitled to option exercise fees and development, regulatory approvals, sales approval, and sales milestones. If Novartis exercises the option and all the millstones are achieved the total milestone payments are up to $670 million as well as to royalties on sales. For further details about the agreement with Novartis see section 6.5.21 of this prospectus.

Summary of exposure and sensitivity tests tables and explanations regarding the exposure to market risks and measure of compatibility between market risk management policy and risk management de facto

Company’s de facto risk management is executed is accordance with the risk management policy determined by the Company and according to the consulting it received, as described below. The Company’s cash is deposited in five different banks, distributed in currencies approximately corresponding to the Company’s expenditure forecast (about 85% USD, about 12% NIS and about 3% in other currencies), in bank deposits only. However it is noted that changes to the implementation of the work plans (planning versus actual) affect the correspondence between the forecast of currency expenditure ratio and the ratio de facto.

5
Thickening and scarring of connective and supportive tissue with a structural function in organs and tissues. Connective tissue has several functions, such as support, separation between various regions, as well as protection and healing, especially following infection or injury.

B.           Exposure to market risks and methods of management
Report regarding exposure to market risks and methods of management

Person responsible for market risk management
The Company intends to appoint the Company’s Chief Financial Officer, as responsible for management of the Company's economic and financial risks.

Description of market risks

Henceforth is a short summary of market risks, which, in the assessment of the Company’s management, apply to the activity and business of the Company, and may have a material influence on its assets and liabilities as well as the results of its activity and/or its ability to fulfill its liabilities:

1.
Fluctuations in currency rates. The Company's main functional currency is the USD, since the majority of revenues and expenses of the Company are in USD. The Company foresees that the majority of its future revenues and expenses will be in USD however revenues and expenses in other currencies create exposure to fluctuation in currency rates which may affect the results of its activity.

2.
Risks of changes in the interest rate. Due to the investment of the Company’s cash balances in NIS and USD short term deposits, the Company is exposed to the risk of changes in the USD exchange rate compared to the NIS and changes in the NIS interest rates.

Company policy in market risk management
Company's financial risk management policy

The Company risk management policy is based on the principles, as follows:
a.
Distribution of the Company’s funds in five different banks, in Israel and the US to minimize the risk emanating from a situation according to which a certain bank is unable to repay its liabilities as a result of bankruptcy of the bank.

b.
Maintaining the Company funds in financial instruments with minimal risk only. The majority of cash balances are held in a Money Market fund which mainly holds short term minimal risk assets, and those issued by the US government.

c.	Maintaining the Company balances in a currency distribution corresponding to the Company expenditure forecast, in order to hedge the risk of fluctuation in the exchange rates.

Linkage basis report and sensitivity tables of the Company

December 31, 2010
Dollars thousand
	Linked to foreign currency of attached thereto			Linked to the Index	TOTAL
Assets	NIS	Dollar	Other

Cash and cash equivalent	397	13,405	85	-	13,887
Restricted cash	-	84	-	-	84
Accounts receivable	-	312	-	-	312
Other receivables and prepaid expenses	407	41	-	-	448
Long term investment	319	-	-	-	319
Severance pay fund	691	-	-	-	691

Total assets	1,814	13,842	85	-	15,741

Liabilities

Supplies	380	2,719	103	-	3,202
Accrued Research & Development fees	-	419	165	-	584
Other payable and accrued expenses	977	708	-	451	2,136
Deferred revenues	-	9,920	-	-	9,920
Accrued Severance pay	612	-	-	-	612

Total liabilities	1,969	13,766	268	451	16,454
Total	(155)	76	(183)	(451)	(713)

December 31, 2009
Dollars thousand
	Linked to foreign currency of attached thereto			Linked to the Index	TOTAL
Assets	NIS	Dollar	Other

Cash and cash equivalent	1,530	11,312	-	-	12,842
Restricted cash	-	83	-	-	83
Accounts receivable	-	397	-	-	397
Other receivables and prepaid expenses	403	681	-	-	1,084
Long term investment	899	230	-	-	1,129
Loan to related party	-	156	-	-	156
Severance pay fund	631	-	-	-	631

Total assets	2,832	12,306	-	-	15,138

Liabilities

Supplies	263	1,186	98	-	1,547
Accrued Research & Development fees	-	775	140	-	915
Other payable and accrued expenses	839	565	-	1,305	2,709
Redeemable preferred shares	-	-	-	-	-
Deferred revenues	-	81	-	-	81
Accrued Severance Pay	570				570

Total liabilities	1,672	2,607	238	1,305	5,822
Total	1,160	9,699	(238)	(1,305)	9,316

December 31, 2008
Dollars thousand
	Linked to foreign currency of attached thereto			Linked to the Index	TOTAL
Assets	NIS	Dollar	Other

Cash and cash equivalent	2,229	30,505	-	-	32,734
Restricted cash	257	81	-	-	338
Accounts receivable	-	392	-	-	392
Other receivables and prepaid expenses	1,000	751	-	-	1,751
Long term investment	645	197	-	-	842
Loan to related party	-	155	-	-	155
Severance pay fund	645	-	-	-	645

Total assets	4,131	31,534	-	-	35,665

Liabilities

Supplies	361	658	144	-	1,163
Accrued Research & Development fees	-	1,276	507	-	1,783
Other payable and accrued expenses	3,412	801	-	-	4,213
Redeemable preferred shares	-	-	-	-	-
Deferred revenues	-	16	-	-	16
Accrued Severance Pay	623				623

Total liabilities	4,396	2,751	651	-	7,798
Total	(265)	28,783	(651)	-	27,867

Table of sensitivity tests for sensitive instruments, in accordance with changes to market factors:

In accordance with the requirements of the Galai Committee 2, attached is a report regarding the exposure to financial risks. The report includes sensitivity analyses to the fair value of assets, liabilities and financial instruments. As part of the sensitivity analyses, the influence of market risks on fair value was examined, whereas the sensitivity tests were implemented in values of 10% upwards and downwards.

	December 31, 2010	2009	2008
Sensitivity to NIS exchange rate	(155)	1,160	(265)
Exchange rate increase 10%	(15)	116	(26)
Exchange rate decrease 10%	15	(116)	26
Exchange rate increase 5%	(8)	58	(13)
Exchange rate decrease 5%	8	(58)	13
Sensitivity to the Index	(262)	10,621	27,867
Exchange rate increase 10%	(26)	1,062	2,787
Exchange rate decrease 10%	26	(1,062)	-(2,787)
Exchange rate increase 5%	(13)	531	1,393
Exchange rate decrease 5%	13	(531)	(1,393)

1)	The fair value of firm commitment is not included due to immaterial amounts.
2)	Exchange rate NIS-Dollar:
December 31, 2008 – 3.8020
December 31, 2009 -  3.7750
December 31, 2010 – 3.5490

Supervision and policy exercise means:

The Company monitors on an ongoing basis the realization of the Company’s work plans compared to the implementation budgets, in order to ensure appropriate correspondence to the currency linkage base.

Subsequent Events

To the Company's best knowledge no material changes occurred in relation to the exposure to market risks and management of market risks by the Company, subsequent to the date of the financial statement.

C.           Corporate governance aspects

Donations

The Company has no policy on the subject of donations.
In the years 2008, 2009, and 2010, the Company did not make donations and did not undertake to make donations in the future.

Details regarding directors with accounting and financial expertise

The Company Board Of Directors resolved on____, 2011 that the minimum number of directors with accounting and financial expertise is ________ directors. This resolution of the Board Of Directors was made taking into account, inter alia, the size of the Company, the number members of its Board Of Directors, the scope of its activity, fields of business and the complexity of its financial reporting.

It is the opinion of the Company’s Board Of Directors that the appropriate minimum number determined will allow the Company’s Board Of Directors to meet the obligations imposed thereon by the law and in accordance with the Company documents of incorporation, as well as in accordance with its obligation to examine the Company's financial state and prepare and authorize its financial statements.

On the date of the Prospectus, the Company’s Board Of Directors has 3 directors with accounting and financial expertise: Phillip B Simon, Yoshitaka Kitao, and Toshihiro Toishima.

After completing the offering, the Company will be required to appoint two external directors, least one of whom will have to have accounting and financial expertise. For information regarding the applicability of the provisions of the Companies Law to the Company see Chapter 4 to the Prospectus.

Details regarding external directors

The Company’s Articles of Association do not contain provisions regarding the number of external directors.

Disclosure regarding independent proxies

The Company has no independent proxies as defined in the Securities Law, 5728–1968.

Details regarding the Company internal auditor

As of the date of the Prospectus the Company has no internal auditor. After completing the offering and the appointment of the external directors and auditing committee by the Company, the Company will be required to appoint an internal auditor in accordance with the provisions of the Companies Law. For details regarding the applicability of the provisions of the Companies Law to the Company see Chapter 4 to the Prospectus.

Details regarding the external auditor

The auditing accounting firm of the Company is Kost Forer Gabbay & Kasierer (Ernst & Young Israel). The auditor fees are determined based on the estimated working hours for audit services. Furthermore, fees are determined for each of the following services: tax services and submission of application to the CSO.

	2010	2009
Audit hours	2,663	2,255
Fees for audit services ($,000)	220	145
Fees for other services ($,000)	10	86

At the Company’s Board Of Directors meeting held on August 17, 2009 it was resolved to extend the appointment of Ernst & Young Accounting Firm Israel Ltd. as the auditing accountant of the Company, and the Company's management was authorized to determine the fee.

Details regarding the authorization process of the financial statements

As of the date of this Prospectus, the Company’s Board Of Directors is the organ that discusses the financial statements and approves them. Members of the Board Of Directors receive the draft financial statements a few days before the Board Of Directors meeting where the statements are to be approved. Before bringing the statements for deliberation to the Board Of Directors, a review is conducted with the auditor and Company management before the auditing committee regarding the various issues related to the financial statements.
After the offering, the Company intends to adopt a policy whereby a review of the draft of the financial reports is conducted prior to their presentation to the Board Of Directors. To this end, the Company will name, from among the members of the Board Of Directors, a balance committee that will include an external director with accounting and financial expertise. The Company auditor will be asked to attend every meeting of the balance committee. The balance committee will review the estimates and appraisals carried out in drafting the financial statements, and a review will be conducted between the auditor and Company management regarding the various issues related to the financial statements. The results of the discussion held in the balance committee will be taken into account in the final formulation of the financial statements that will be brought before the Board Of Directors.

Company preparations regarding the effectiveness of internal auditing of financial reporting and disclosure

On December 24, 2009 the 2009 amendment of the Securities Regulations (period and immediate reports) was made public. In accordance with the amendment, it is required to attach to the periodic reports, starting with the periodic report for December 31, 2010, a Board Of Directors report and a report from the Company management regarding the effectiveness of the internal auditing of the financial reporting and disclosure, as well as a report by the auditing accountant regarding the effectiveness of the internal auditing of the financial reporting.
In accordance with the transition provisions of the amendment, during the year 2011 a disclosure will be submitted regarding the corporation's stages of preparation and progress in applying the provisions of the regulations and the steps taken until the date of the report as aforesaid.
The Company intends to prepare the implementation of the project for assessing the effectiveness of the internal auditing of the financial reporting and disclosure (hereinafter "The Project") during the year 2011. As part of this preparation, the Company will determine, among others, the following items:
•	The Company will establish a preparation plan, map out the business processes, and identify the processes it believes to be material to the financial reporting and disclosure.
•	The Company will implement a risks assessment of the internal auditing and document the existing business processes and internal auditing regarding the financial reporting and disclosure.
•	The Company will analyze existing gaps in the planning of the internal auditing of financial reporting and disclosure.
•
The Company will incorporate to the annual report for 2012 and to the period reports prepared by the Company thereafter a report regarding the effectiveness of the internal auditing of the financial reporting and disclosure. In addition, executive declarations will be attached in accordance with the wording as required by the amendment and regulations, as they will be from time to time. In addition, to the annual report regarding the internal auditing will be attached a report by the Company auditor, which will include his opinion regarding the effectiveness of the internal auditing of the Company's financial reporting and about material weaknesses that he identified.

Senior executive compensation

The factors the Board Of Directors consider in determining the compensation to each of the senior executive are mainly based on information about their experience, contribution, status, education, complexity and salary paid for comparable senior executive in a similar function in different companies. The Company’s senior executives that also serve as director, do not receive director’s compensation, but only compensation due to their position.

In accordance with the above, and taking into account the Company’s results of operation and the Company’s finance, the Board Of Directors assumes that the compensation paid to the executive officer and to the shareholders are appropriate and reasonable.
For further details see section 8 of this prospectus.

Board Committees

Audit, Nominating and Corporate Governance committee

Immediately prior to the prospectus date, the Company’s Board of Directors nominated the following committee:

As of the prospectus date, the audit, nominating and corporate governance committee (“audit committee”) consists of Messrs. Philip Hahn and Toshihiro Toyoshima. The functions of this committee include, among other things:

(1) reviewing the annual and quarterly financial statements and reports and discussing the statements and reports with the independent auditors and management; reviewing and pre-approving the engagement of the independent auditors to perform audit services and any permissible non-audit services; evaluating the internal control over the financial controls  and reporting; evaluating of the performance of the independent auditors and deciding whether to retain their services;
(2) recommendation of internal auditor for the Company;
(3) identify failure in the management of the Company;
(4) monitoring on the corporate governance issues and recommending to the Board of Directors for remediation of any failure.
(5) reviewing and approving transactions according to section 270(4) and 275 of the Security Act;
(6) evaluating director performance on the Board Of Directors; interviewing and evaluating nominations of candidates for election to the Board Of Directors; reviewing and recommending to the Board Of Directors the compensation arrangements for the directors;

Each member of the compensation committee of the Company is a non-employee director as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

After the offering the Company will be subject to Section 39a of the Security Act. According to this section the Audit Committee will include the two external directors appointed by the Company’s Board of Directors, and the other committees will include at least one of the above-mentioned external directors.

D.           Disclosure provisions in connection with the Company's financial reporting

Disclosure regarding critical accounting estimates

Preparation of the Company's financial statements in accordance with accounting standards acceptable in the United States requires that Company management make estimates and assumptions affecting the sums presented in the financial statements. The compensation component by way of share-based payment to employees and the value of the option warrants to convertible preferred shares was determined by use of value assessment methods. The Company uses its discretion for choosing certain parameters used to calculate the value. The Company utilized external valuator in order to evaluate the fair value of the Company’s common stocks and the compensation component included in share-based payment and the value of the warrants to convertible preferred shares. For more information see note 2(l2) to the financial statements.

Significant factors, assumptions and methodologies used in determining fair value of the Company’s common stock:

The fair value of the common stock underlying stock options granted during the periods presented were estimated by the Board of Directors with input from management based upon several factors, including progress and milestones attained in the Company’s business. In the absence of a public trading market for the common stock of the Company, the Board of Directors was required to estimate the fair value of the Company’s common stock. The Board of Directors considered numerous objective and subjective factors in determining the fair value of the common stock at each option grant date, including the factors described below:

•
Prices of the Series H preferred stock issued by the Company primarily to outside investors in arm’s-length transactions, during 2008 and 2010 and the rights, preferences and privileges of the preferred stock relative to the common stock

•	Performance and the status of research and product development efforts;
•	Developments concerning the collaborations of the Company;
•	Stage of development and business strategy, including the regulatory status; and

•
The likelihood of achieving a liquidity event for the shares of common stock underlying these stock options, such as an initial public offering, merger and acquisitions, given prevailing market conditions.

In connection with the preparation of the financial statements necessary for the filing of the initial public offering, the Company has reassessed the fair value of the common stock at option grant dates. The Company did not use a contemporaneous valuation from an unrelated valuation specialist at the time of the option grants during 2009. In reassessing the fair value of the common stock, as well as during the valuation in 2010, the Company considered numerous objective and subjective factors, including:

•	a third-party independent valuation report prepared by Variance Economic Consulting, Ltd;
•	the pricing of the Company’s preferred shares;
•	the comparative rights and preferences of the ordinary shares and the preferred shares;
•	significant changes, events and milestones in the Company business development, including the entry into significant license agreements and collaboration arrangements;
•	the probability of an initial public offering; and
•	the market prices and multiples of comparable publicly held biotech companies.

The retrospective analysis utilized the following methods outlined in the AICPA Practice Aid:

Discounted Future Cash Flow Method (DCF)   To reach enterprise value as of September30, 2009, and September 1, 2010 we performed a valuation using DCF methodology at each valuation date. Under the DCF method, the fair value of the business is estimated based on the stream of benefits investors expect to receive, the timing of such benefits and the risk borne by investors.

Option Pricing Model   Once the enterprise value was estimated pursuant to the foregoing analyses, the value was allocated among the company’s debt and its various classes of equity based on the characteristics of each such class and its claim on the company’s assets. Stock characteristics that were factored into the analyses included liquidation preferences, participation features, convertibility features and value sharing between classes of stock. Because the proceeds of any liquidation event are to be divided among the holders of our preferred stock prior to any distribution to the holders of our common stock, we determined that the shares of common stock have the nature of a stock option, which has a positive value only when our liquidation value exceeds the liquidation preference of our preferred stock. Accordingly, an option pricing model was used to estimate the value of our common stock. The common stock value was derived from the value for the company based upon the DCF method at the valuation date. This approach also took into account the relative seniority, rights, liquidation preferences and conversion ratios of the convertible preferred securities, common stock and warrants as of the valuation date under scenarios of both liquidation and initial public offering.

Based on the foregoing, the Company determined that the fair value of its common stock in September 2009 was $1.10 per share. The fair market value of the common stock was estimated using the option pricing method utilizing the binomial model described above, with the following assumptions for September 30, 2009: a risk-free interest rate of 0.40% – 0.95%, dividend yield of 0%, volatility of the expected market value of the total invested capital of the Company of approximately 75% and an expected term of 2.3 years. In this valuation the probability of an IPO taken into account was zero, therefore only the DCF methodology was used.

Between September 30, 2009 and August 31, 2010, the Company did not grant any stock options. The valuation analysis of the Company common stock as of September 1, 2010 utilized the DCF methodology and was also based on estimates provided by underwriters utilizing the market prices. The factors considered in the valuation of the Company common stock included a third party independent valuation report prepared by Variance Economic Consulting, Ltd. The fair market value of the common stock was estimated using the option pricing model describing above, with the following assumptions for September 1, 2010: a risk-free interest rate of 0.25% –  0.5%, dividend yield of 0%, volatility of the expected market value of our total invested capital of approximately 75% and an expected term of 1.3 years.

In the valuation, the Company considered both the possibility of a successful initial public offering and the possibility that a public offering would not be accomplished. Based on the expected probability of the occurrence of the initial public offering and the non- initial public offering scenarios, the fair value of the common stock was determined. As of September 1, 2010 the Company estimated a 40% likelihood of a successful initial public offering, and as a result, the fair value of the common stock value was determined to be $4.55 per share.

The most significant factors contributing to the increased value of the Company common stock between September 2009 and September 2010 were entry into an option license agreement in August 2010 with Novartis and the progress in the development of the product candidates. During this period the Company filed and received FDA approval for an IND of QPI-1007 and started the Phase I trial for this product. The Company completed the enrollment of the Phase II clinical trials of its product candidate for PF 655, for both AMD and DME indications. The Company completed enrollment of the two phase I studies with QPI-1002, for AKI and DGF. Finally, it started the Phase II clinical trials of our product candidate for QPI-1002 of DGF.

Since September 2010, the Company continued to make progress in its Phase II and Phase I clinical trials. The Company received the results of the Phase II DEGAS trial of the Company’s PF-655 for diabetic macular edema, licensed to Pfizer. The results demonstrated that the drug was well tolerated, with no observed drug related serious adverse events, and showed a dose dependent improvement in visual acuity over the standard of care. Based on the results it was decided to conduct a Phase IIb study to determine the optimal dosing for Phase III. The agreement with Pfizer was amended to provide that the Company conduct the Phase IIb clinical trial in diabetic macular edema at higher doses at its own expense in consideration for increased milestone payments and increased royalties. Furthermore, patient dosing continued in the Phase II clinical trial of the Company’s QPI-1002 for delayed graft function and the Company made progress the initiation of the Phase II clinical trial of QPI-1002 in acute kidney injury. It completed Stratum 1, the safety part of the Phase I trial of QPI-1007 without dose-limiting toxicities observed up to the highest dose level tested and currently the Company is conducting Stratum 2 part of the study of Phase I, which may give early indication of the biological activity of QPI-1007 in non arteritic anterior ischemic optic neuropathy patients.

Moreover, the outlook regarding the fair market value of the Company’s common stock under the initial public offering scenario improved considerably. In July 2010 the ‘‘organizational meeting’’ for an initial public offering was held; in September 2010 the Company filed the first draft of its registration statement of which this prospectus is a part; since then it progressed considerably and the Company believes it has come close to concluding the review process with U.S. and Israeli regulatory authorities. This suggested that an initial public offering was becoming more likely, which would result in liquidity for the common stock and elimination of the superior rights and preferences of the preferred stock. This positively affected assumptions of the expected type, timing and likelihood of possible liquidity scenarios. The estimated initial public offering price range necessarily assumes that the initial public offering has occurred, a public market for the Company’s common stock has been created and that its preferred stock has converted into common stock in connection with the initial public offering, and therefore excludes any marketability or illiquidity discount for the common stock and excludes the superior rights and preferences of the preferred stock, which were appropriately taken into account in the Board’s fair market value determination in September 2010.

The Company believes that in light of these factors increasing the value of its stock, the composition of the Board Of Directors and discussions with underwriters that took into account perceptions of the market for initial public offerings resulted in a fair and reasonable view of the stock value. Nevertheless, as stated above, determining the fair value of the Company’s common stock requires making complex and subjective judgments. The approach to valuation uses estimations, which are consistent with the plans, and estimates that to the Company uses in conducting its business. There is understandable uncertainty in performing these evaluations and assessments. Although it is reasonable to expect that the completed initial public offering will increase the value of the common stock through more liquidity and marketability, the increase of value itself cannot be measured exactly or with absolute confidence.

The Company has not granted any stock options following September 2, 2010.

QUARK PHARMACEUTICALS, INC.

PRESENTATION OF FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS
ATTRIBUTED TO THE COMPANY

AS OF DECEMBER 31, 2010

INDEX

Page

Auditor's Special Report on the Separate Financial Information	2 - 3

Financial Statements:

Details of Financial Data from the Company's Consolidated Statements of Financial Position	4 - 5

Details of Financial Data from the Company's Consolidated Statements of Income	6

Details of Financial Data from the Company's Consolidated Statements of Cash Flows	7

Re:	Auditor's Special Report on the Separate Financial Information in accordance with Regulation 9C to the Securities Regulations (Immediate and Periodic Reports), 1970

We have audited the separate financial information presented according to Regulation 9C to the Securities Regulations (Immediate and Periodic Reports), 1970 of Quark Pharmaceuticals, Inc. ("the Company") as of December 31, 2010 and 2009 and for each of the three years the last of which ended on December 31, 2010. This separate financial information is the responsibility of the Company's board of directors and management. Our responsibility is to express an opinion on this separate financial information based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the separate financial information is free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the separate financial information. An audit also includes assessing the accounting principles used and significant estimates made by the Company's board of directors and management and evaluating the overall separate financial information presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the separate financial information is prepared, in all material respects, in accordance with Regulation 9C to the Securities Regulations (Immediate and Periodic Reports), 1970.

We consent to the inclusion of our special report in the Company's prospectus that is intended to be published in March 2011.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
February 16, 2011	A Member of Ernst & Young Global

Special Report in accordance with Regulation 9C

Financial Data and Financial Information from the Consolidated Financial Statements

Attributed to the Company

Below are separate financial data and financial information from the Group's consolidated financial statements as of December 31, 2010, which are published under the periodic reports ("consolidated reports") and which are presented in accordance with Regulation 9C to the Securities Regulations (Immediate and Periodic Reports), 1970.

The significant accounting policies adopted in the presentation of this financial data are detailed in Note 2 to the consolidated reports.

QUARK PHARMACEUTICALS, INC.

SOLO BALANCE SHEETS
U.S. dollars in thousands

	December 31,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,380	$11,798
Restricted cash	84	83
Accounts receivable	312	397
Other receivables and prepaid expenses	1,369	312
Affiliated company	484	-

Total current assets	14,629	12,590

LONG-TERM LEASE DEPOSIT	-	38

LOAN TO RELATED PARTY	-	156

INVESTMENT IN AFFILIATED COMPANY	223	-

PROPERTY AND EQUIPMENT, NET	220	287

Total assets	$15,072	$13,071

February 16, 2011
Date of the financial	Daniel Zurr	Philip B. Simon	Sagit Reich
statements approval	Chief Executive Officer and Member of the Board	Chairman of the Board	Chief Financial Officer

QUARK PHARMACEUTICALS, INC.

SOLO BALANCE SHEETS
U.S. dollars in thousands (except share and per share data)

	December 31,
	2010	2009
LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Trade payables	$2,761	$1,259
Accrued research and development fees	584	915
Other payables and accrued expenses	690	553
Affiliated company	-	143
Deferred revenues	4,315	81

Total current liabilities	8,350	2,951

LONG-TERM DEFERRED RREVENUES	5,605	-

INVESTMENT IN AFFILIATED COMPANY	-	252

COMMITMENTS AND CONTINGENT LIABILITIES

REDEEMABLE PREFERRED STOCK:
Series H Redeemable Convertible Preferred stock of $ 0.001 par value - Authorized: 5,400,000 and 7,700,000 shares at December 31, 2009 and December 31 2010, respectively; Issued and outstanding: 5,400,000 and 7,700,000 shares at December 31, 2009 and December 31 2010, respectively; Aggregate liquidation preference of $ 46,200 at December 31, 2010	38,500	27,000

STOCKHOLDERS' DEFICIENCY:
Stock capital -
Common stock of $ 0.001 par value - Authorized: 72,500,000 and 74,800,000 shares at December 31, 2009 and December 31 2010, respectively; Issued and outstanding: 3,387,330 and 3,388,530 shares at December 31, 2009 and 2010, respectively	3	3
Series A- G Convertible Preferred stock of $ 0.001 par value - Authorized: 25,882,410 shares at December 31, 2009 and December 31 2010, respectively; Issued and outstanding: 25,879,611 shares at December 31, 2009 and December 31 2010, respectively; Aggregate liquidation preference of $ 86,443 at December 31, 2009 and December 31 2010, respectively	26	26
Additional paid-in capital	77,539	75,480
Accumulated deficit	(114,951)	(92,641)

Total stockholders' deficiency	(37,383)	(17,132)

Total liabilities, Redeemable Convertible Preferred stock and stockholders' deficiency	$15,072	$13,071

QUARK PHARMACEUTICALS, INC.

SOLO STATEMENTS OF OPERATIONS
U.S. dollars in thousands (except share and per share data)

	Year ended December 31,
	2010	2009	2008

Revenues	$5,164	$2,618	$17,238
Cost of development services	1,200	1,712	1,719

Gross profit	3,964	906	15,519

Operating costs and expenses:

Research and development	21,607	18,434	21,315
General and administrative	4,142	3,083	3,196

Total operating costs and expenses	25,749	21,517	24,511

Operating loss	(21,785)	(20,611)	(8,992)
Financial income (expenses), net	(531)	309	823
Earning (loss) from affiliated company	474	661	(963)

Net loss	(21,842)	(19,641)	(9,132)

Changes in redemption value of series H Redeemable Convertible Preferred stock	(468)	-	-

Net loss to Common stockholders	$(22,310)	$(19,641)	$(9,132)

Net loss per share of Common stock	$(6.58)	$(5.80)	$(2.76)

Weighted average number of shares used in computing basic net loss per share	3,388,530	3,388,119	3,307,871

QUARK PHARMACEUTICALS, INC.

SOLO STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Year ended December 31,
	2010	2009	2008
Cash flows from operating activities:

Net loss	$(21,842)	$(19,641)	$(9,132)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	153	163	148
Stock-based compensation	1,026	932	707
Forgiveness of loan to a related party	150	-	-
Decrease (increase) in accounts receivable	85	(5)	1,125
Decrease (increase) in other receivables and prepaid expenses	(1,019)	48	419
Increase (decrease) in trade payables	1,502	508	(735)
Changes in investment in affiliated company	(474)	(661)	963
Increase (decrease) in accrued research and development fees	(331)	(868)	301
Increase (decrease) in other payables and accrued expenses	137	(77)	(374)
Change in fair value of warrants to Redeemable Preferred stock classified as liability	565	-	-
Increase (decrease) in deferred revenues	9,839	65	(682)
Subsidiary	(627)	(1,502)	(190)
Increase (decrease) in accrued interest on loan to a related party and others	4	749	(112)

Net cash used in operating activities	(10,832)	(20,289)	(7,562)

Cash flows from investing activities:

Purchase of property and equipment	(86)	(24)	(83)
Decrease (increase) in long-term lease deposit	-	5	(12)
Grant of loan to related party	-	1,500	(150)

Net cash provided by (used in) investing activities	(86)	1,481	(245)

Cash flows from financing activities:

Proceeds from issuance of series H Redeemable Convertible Preferred stock and warrants	10,000	-	27,000
Exercise of warrants	1,500	-	600
Exercise of options	-	1	10

Net cash provided by financing activities	11,500	1	27,610

Increase (decrease) in cash and cash equivalents	582	(18,807)	19,803
Cash and cash equivalents at the beginning of the year	11,798	30,605	10,802

Cash and cash equivalents at the end of the year	$12,380	$11,798	$30,605

Chapter 7 – Management of the Company

7.1	Board of Directors of the Company

The following are details of the members of the Board of Directors of the Company:

7.1.1	Phillip Bernard Simon

1.	Position in Company:	Chairman of the Board of Directors
2.	Identity No.	(Passport No.) 206199186
3.	Date of Birth:	15.10.1952.
4.	Address for the service of process:	101 Ygnacio Valley Rd., Suite 310, Walnut Creek, CA 94596, USA
5.	Nationality:	American
6.	Is he a member of any committee of the Board of Directors?	No
7.	Is he an employee of the issuer, of its subsidiary, a related company or an interested party therein?	President of Lawrence Investments, LLC, which is an interested party in the Company.
8.	Is he fit to be appointed as an independent director1?	No
9.	Date of commencement of office:	August 1997.
10.	Education:	Russian Studies (BA), Yale University. J.D., Stanford University Law School.
Certified public accountant (CPA)
11.	Principal Occupation During the Past Five Years:	President, Lawrence Investments LLC.
Partner, Howson & Simon LLP.
12.	Corporations on which he acts as a director:	LeapFrog Enterprises, Inc., Pillar Data Systems, Vistage International, Inc.
13.	Is he a relative of any other interested party in the corporation:	No
14.	Does the Company view him as having accounting and finance expertise for the purpose of compliance with the minimum number set out by the Board of Directors in accordance with section 92(a)(12):	Yes

1	As such term is defined in Section 219(e) of the Companies Law, 5759-1999.

7.1.2	Phillip Michael Hahn

1.	Position in Company:	Director
2.	Identity No.	(Passport No.) 12745457
3.	Date of birth:	28.10.1942.
4.	Address for the service of process:	520 East 86th St, New York, NY 10028, U.S.A.
5.	Nationality:	American
6.	Is he a member of any committee of the Board of Directors?	A member of the Audit, Nominations and Corporate Governance Committee
7.	Is he an employee of the issuer, of its subsidiary, a related company or an interested party therein?	No
8.	Is he fit to be appointed as an independent director?	Yes
9.	Date of commencement of office:	August 2008.
10.	Education:	History (BA), Brown University J.D., Yale University Law School.
11.	Principal Occupation During the Past Five Years:	VP, Assistant Legal Advisor, Pfizer, Inc.
12.	Corporations on which he acts as a director:	None
13.	Is he a relative of any other interested party in the corporation:	No
14.	Does the Company view him as having accounting and finance expertise for the purpose of compliance with the minimum number set out by the Board of Directors in accordance with section 92(a)(12):	No

7.1.3	Robert Shigeru Takeuchi

1.	Position in Company:	Director
2.	Identity No.	(Passport no.) 207931614
3.	Date of birth	17.5.1956.
4.	Address for the service of process:	11 Cobble Stone Farm Court Montebello, NY 10901, USA
5.	Nationality:	American
6.	Is he a member of any committee of the Board of Directors?	No
7.	Is he an employee of the issuer, of its subsidiary, a related company or an interested party therein?	No
8.	Is he fit to be appointed as an independent director?	No

9.	Date of commencement of office:	July 2010.
10.	Education:	Economics (BA), University of California
11.	Principal Occupation During the Past Five Years:	President, RT Consulting Inc.
12.	Corporations on which he acts as a director:	SBI Investments Co. Ltd.
13.	Is he a relative of any other interested party in the corporation:	No
14.	Does the Company view him as having accounting and finance expertise for the purpose of compliance with the minimum number set out by the Board of Directors in accordance with section 92(a)(12):	No

7.1.4	Daniel Zurr

1.	Position in Company:	President, CEO & Director
2.	Identity No.	007386949
3.	Date of birth	29.6.1943.
4.	Address for the service of process:	58 Ben Nun Street, Herzliya Pituach
5.	Nationality:	Israeli
6.	Is he a member of any committee of the Board of Directors?	No
7.	Is he an employee of the issuer, of its subsidiary, a related company or an interested party therein?	Yes. The CEO of the issuer.
8.	Is he fit to be appointed as an independent director?	No
9.	Date of commencement of office:	October 1993
10.	Education:	Physics (B.Sc.), Hebrew University. Chemistry (M.Sc.), Hebrew University.
PhD, Imperial College, London.
11.	Principal Occupation During the Past Five Years:	CEO and director of the Company for the past 15 years.
12.	Corporations on which he acts as a director:	None
13.	Is he a relative of any other interested party in the corporation:	No
14.	Does the Company view him as having accounting and finance expertise for the purpose of compliance with the minimum number set out by the Board of Directors in accordance with section 92(a)(12):	Yes

7.1.5	Yoshitaka Kitao

1.	Position in Company:	Director
2.	Identity No.	(Passport no.) TG 3779718
3.	Date of birth	21.1.1951.
4.	Address for the service of process:	Izumi Garden Tower 19F, 1-6-1 Roppongi Minato-ku, Tokyo 106-6019, Japan
5.	Nationality:	Japanese
6.	Is he a member of any committee of the Board of Directors?	No
7.	Is he an employee of the issuer, of its subsidiary, a related company or an interested party therein?	Yes. Director, representative and CEO of SBI Holdings, Inc., an interested party in the Company.
8.	Is he fit to be appointed as an independent director?	No
9.	Date of commencement of office:	August 2010
10.	Education:	B.Ec., Keio University.
M.Ec., Cambridge University
11.	Principal Occupation During the Past Five Years:	CEO and Director of SBI Holdings, Inc., SBI Investment Co., Ltd. SBI Capital Co., Ltd., SBI Card Co., Ltd., Morningstar Japan K.K., , SBI VeriTrans Co., Ltd.
12.	Corporations on which he acts as a director:
SBI Holdings, Inc., Co.; SBI Securities Co., Ltd., SBI Investment Co., Ltd., SBI Mortgage Co., Ltd., SBI Benefit Systems Co., Ltd., Morningstar Japan K.K., Gomez Consulting Co., Ltd., SBI VeriTrans Co., Ltd, Wall Street Journal Japan K.K.

13.	Is he a relative of any other interested party in the corporation:	No
14.	Does the Company view him as having accounting and finance expertise for the purpose of compliance with the minimum number set out by the Board of Directors in accordance with section 92(a)(12):	Yes

7.1.6	Toshihiro Toyoshima

1.	Position in Company:	Director
2.	Identity No.	(Passport no.) TG 3779718
3.	Date of birth	20.09.1962.
4.	Address for the service of process:	Uchisaiwaicho Daibiru Bldg. 1-3-3 Uchisaiwaicho Chiyoda-ku Tokyo, Japan
5.	Nationality:	Japanese
6.	Is he a member of any committee of the Board of Directors?	A member of the Audit, Nominations and Corporate Governance Committee
7.	Is he an employee of the issuer, of its subsidiary, a related company or an interested party therein?	No
8.	Is he fit to be appointed as an independent director?	Yes
9.	Date of commencement of office:	August 2010.
10.	Education:	Real Estate and Urban Planning Studies (MA), MIT
LL.B., Tokyo University.
11.	Principal Occupation During the Past Five Years:
CEO, Ashuka DBJ Partners Co., Ltd. Chairman of the Board of Directors, International Growth Investment Division, Japan Development Bank. Deputy Chairman of the Board of Directors, Planning Division for Investment Banking, Japan Development Bank.

12.	Corporations on which he acts as a director:	ARF Investment Management Limited, Ashuka DBJ Partners Co., Ltd, Beijing
13.	Is he a relative of any other interested party in the corporation:	No
14.	Does the Company view him as having accounting and finance expertise for the purpose of compliance with the minimum number set out by the Board of Directors in accordance with section 92(a)(12):	Yes.

7.2	Other Senior Officers

7.2.1	Daniel Zurr

1.	Identity No.	007386949
2.	Date of Birth:	29.6.1943.
3.	The position that he fills at the company, a subsidiary, related company or interested party therein:	President, CEO & Director
4.	Date of commencement of office:	October 1995
5.	Is he an interested party in the Company?	Yes
6.	Is he a relative of any other senior officer or interested party in the Company:	No
7.	Education:	Physics (B.Sc.), Hebrew University.
Chemistry (M.Sc.), Hebrew University.
PhD, Imperial College, London.
8.	Business experience over the past five years:	CEO of the Company

7.2.2	Sagit Reich

1.	Identity No.:	027484807
2.	Date of Birth:	10.5.1974.
3.	The position that he fills at the company, a subsidiary, related company or interested party therein:	CFO
4.	Date of commencement of office:	August 2010.
5.	Is he an interested party in the Company?	No
6.	Is he a relative of any other senior officer or interested party in the Company:	No
7.	Education:	Accounting (B.A), Tel Aviv University. Psychology (B.A), Tel Aviv University.
Certified Public Accountant, Institute of Certified Public Accountants in Israel (CPA).
8.	Business experience over the past five years:	Senior Manager, Ernst & Young, Israel.

7.2.3	Rami Skaliter

1.	Identity No.	55074298
2.	Date of Birth:	2.3.1958.
3.	The position that he fills at the company, a subsidiary, related company or interested party therein:	COO
4.	Date of commencement of office:	January 2007
5.	Is he an interested party in the Company?	No
6.	Is he a relative of any other senior officer or interested party in the Company:	No
7.	Education:	Biochemistry (B.Sc), Ben Gurion University.
(Biochemistry (PhD), Weizmann Institute.
Post Doctorate at Stanford University.
8.	Business experience over the past five years:	Deputy CEO of the Company Director in the Subsidary Company

7.2.4	Shay Ehrlich

1.	Identity No.:	022298954
2.	Date of Birth:	7.2.1966.
3.	The position that he fills at the company, a subsidiary, related company or interested party therein:	Chief Medical Officer
4.	Date of commencement of office:	January 2008.
5.	Is he an interested party in the Company?	No
6.	Is he a relative of any other senior officer or interested party in the Company:	No
7.	Education:	Medical Sciences (B.A.), Ben Gurion University.
Oncological Genetics (M.Sc.), Tel Aviv University.
Doctor (PhD)of Human Genetics, School of Medicine, Mount Sinai.
8.	Business experience over the past five years:	Senior Director of Development in the Company
Senior VP Drug Development in the Company

7.2.5	Elena Feinstein

1.	Identity No.:	015784523
2.	Date of Birth:	3.12.1958.
3.	The position that he fills at the company, a subsidiary, related company or interested party therein:	Chief Scientific Officer
4.	Date of commencement of office:	May 2007.
5.	Is he an interested party in the Company?	No
6.	Is he a relative of any other senior officer or interested party in the Company:	No
7.	Education:	MD, Second Medical School, Moscow
PhD (Molecular Biology/Cell Biology/Oncological Biology) (PhD), Weizmann Institute
8.	Business experience over the past five years:	VP Technological Development of the Company
VP R&D, Cleveland Biolabs
Senior VP Research in the Company

7.2.6	Juliana Friedman

1.	Identity No.:	13114871
2.	Date of Birth:	22.9.1951.
3.	The position that he fills at the company, a subsidiary, related company or interested party therein:	Senior Vice President, Planning and Strategy
4.	Date of commencement of office:	May 2007
5.	Is he an interested party in the Company?	No
6.	Is he a relative of any other senior officer or interested party in the Company:	No
7.	Education:	MA (Chemical Engineering), Ben Gurion University.
8.	Business experience over the past five years:	VP Business Development in the Company
Senior VP Planning and Strategy in the Company

7.2.7	Smadar Shaked

9.	Identity No.:	22498802
10.	Date of Birth:	19.5.1967.
11.	The position that he fills at the company, a subsidiary, related company or interested party therein:	Senior Vice President, Business Finance
12.	Date of commencement of office:	August 2010
13.	Is he an interested party in the Company?	No
14.	Is he a relative of any other senior officer or interested party in the Company:	No
15.	Education:	B.A., Economics and Accounting, CPA.
Business Administration (Executive MBA), Tel-Aviv University
16.	Business experience over the past five years:	Senior Vice President, Business Finance in the Company and the Subsidiary

**	Likewise, there are two accountants working at the Company and the Subsidiary

7.3	External directors

Not later than three months after the date on which the Company becomes a public company, the Company shall act to appoint external directors in accordance with Article V of Part 6 of the Companies Law. For additional details regarding application of the provisions of the Companies Law to the Company, see Chapter 4 above. For deatails regarding the appointment mechanism of External Directors of the Company, see section 7.7.2 below.

7.4	Advocates for the Offering

Rosenberg Hacohen Goddard & Efrat Attorneys, of 24 Raoul Wallenberg St., Tel Aviv

7.5	The Company’s Accountants

Kost Forer Gabbay & Kasierer, 3 Aminadav St., Tel Aviv

7.6	Registered Office of the Company

6501 Dumbarton Circle, Fremont , CA 94555, USA
The registered office of the subsidiary, QBI Enterprises Ltd. is 3 Sapir Street, Science Park, Nes Ziona.

7.7	Principal Provisions of the Bylaws and Articles of Incorporation of the Company that relate to Elections, Appointments, Office and Substitution of members of the Board of Directors of the Company

The following is a brief description of provisions in the documents of incorporation of the Company regarding the matters set forth in Sections 7.7.1-7.7.33 below. This description is not a substitute for reading the full wording of the Company's documents of incorporation, which may be found on the Magna website of the Securities Authority (www.magna.isa.gov.il).

The Company's documents of incorporation include the Articles of Incorporation and the Bylaws. Note that the documents of incorporation are in the English language, and the description below is based on a translation of them into Hebrew. Note further that the documents of incorporation of the Company are in accordance with the laws of the State of California, the place of incorporation of the Company, and are therefore subject to such law.2 The Bylaws contain several references to the Corporations Code of California (hereinafter the “Code”).

Note that as stated in Section 4.7 of the Prospectus, certain provisions of the Companies Law have been applied to the Company in accordance with Section 39A of the Securities Law and shall be adopted to the Company's incorporation documents prior to the registration of the securities for trading. However, The Company does not express any opinion as to the legal applicability of the extension of laws that applies to a company incorporated in the State of California under Israeli legislation and/or the legal ability to apply Israeli law to the Company in those or other matters.

Reference in this Chapter to the Corporations Code of California is based on the opinion of the law firm of Cooley LLP (which agreed to have such opinion included and translated in this Prospectus), which is attached to Chapter 10 of the Prospectus, in the English original and in a free translation into Hebrew.

Election and Term of Office of Directors

7.7.1
The number of directors of the Company shall be not less than five (5) nor more than nine (9). The exact number of directors shall be fixed, within the limits specified, by approval of the board or the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment of the articles of incorporation or by an amendment to the Bylaws of the Company adopted by the vote of the holders of the issued shares (as defined in Section 152 of the Code),3 provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

2
The following description does not include reference to sections in the documents of incorporation that shall no longer be effective after completion of the issue, owing to the the automatic conversion of shares of preferred stock of the Company into shares of common stock of the Company as set forth in the Company’s articles of incorporation, as amended and/or restated, that will take place in the Company prior to listing of the shares for trading.

3
Section 152 defines "Approved by (or approval of) the outstanding shares" to mean approved by the affirmative vote of a majority of the outstanding shares entitled to vote. Such approval shall include the affirmative vote of a majority of the outstanding shares of each class or series entitled, by any provision of the articles or the Code, to vote as a class or series on the subject matter being voted upon, and shall also include the affirmative vote of such greater proportion (including all) of the outstanding shares of any class or series if such greater proportion is required by the articles or the Code.

7.7.2
Directors shall be elected at each annual meeting of shareholders to hold office for a duration of one year. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, or until his death, termination, or resignation. A reduction in the number of directors shall not shorten the term of an acting director. Without prejadice to the above, only a person then serving in the office of an External Director may qualify for election to such office unless (A) such person refuses or is unable to serve again as an External Director or (B) such person has previously been elected as an External Director for three (and not more then three) consecutive one-year terms, in which case a person not serving in the office of an External Director may qualify for election to such office. Where there is no such person then serving in the office of an External Director who may qualify for election to such office, a new External Director shall be elected at a special meeting of shareholders.

7.7.3
A.       Any Candidate for the office of director shall disclose the following information to entity that appoints him for the office: (1) whether he had been convicted in a verdict in one of the offences described in subsection (B) below and the term in which he is forbidden from being appointed as director has yet elapsed; (2) whether he had been convicted in a verdict in one of the offences described in subsection (B) below and the term set by the court as provided in subsection (B) below has yet elapsed; or (3) whether the Administrative Enforcement Committee, appointed according to section 52(32)(a) of Israel Companies Law, has imposed upon him such enforcement means precluding him from holding office as a director in a public company for a term that has yet elapsed. In this Section 7.7.3: "verdict" means a verdict of first instance; enforcement measures – as defined in Section 225(b) of Israel Securities Law; "director" – including an officer.

B.
A person that the Administrative Enforcement Committee, has imposed upon him such enforcement means prohibiting him to act as a director in the corporation or that was convicted in one of the following offences, and unless five years have elapsed from the date of conviction: (1) offences according to Sections 290-297, 392, 415, 418, 420 and 422-428 of Israel Penal Law 5737-1977  and to Sections 52C, 52D, 53(a) and 54 of Israel Securities Law; (2) conviction in a court outside of Israel in the offence of bribe, fraud, offences of managers in a corporation or offences of misuse of inside information; (3) a offence that due to its essence, severity or circumstances, the court ruled that such person is not suitable for serving as a director in a public company, for a term set by the court in his verdict, which shall not exceed five years from the date of the verdict.4

C.
Where the corporation becomes aware that a director was appointed contrary to the provisions Section 7.7.3(b) or that a director committed a breach of the provisions of Section 7.7.3(a), the board of directors shall resolve, at its first meeting convened after becoming so aware, to terminate the office of such director, if it finds that the said conditions are fulfilled, and such office shall expire on the date of such resolution.5

D.
A person or director shall inform the corporation should the Administrative Enforcement Committee has decided to impose upon him an enforcement measure prohibiting him to act as director of the corporation or when a he was convicted in final verdict in a offence listed in subsection (B) above, and the office of such director shall expire immediately upon such notice. The director will not be appointed again as director of the corporation, unless the prohibition term provided in subsection (B) above has yet elapsed.

E.	A director who commits a breach of the duty of disclosure provided in this Section above shall be considered as having committed a breach of his fiduciary duty to the company.

7.7.4
    A.       Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

4
It should be noted that according to section 302 of the Code, the board may remove a director from his office in two cases: due to unsound mind or when the director has been convicted of a felony. The bylaws of the Company state that this section of the Israel Companies Law shall apply with the modifications necessary to comply with the provisions of the Code.

5
It should be noted that according to section 302 of the Code, the board may remove a director from his office in two cases: due to unsound mind or when the director has been convicted of a felony. The bylaws of the Company state that this section of the Israel Companies Law shall apply with the modifications necessary to comply with the provisions of the Code.

B.
Vacancies in the Board of Directors, including any vacancy created by the removal of a director by the vote of the shareholders, may be filled by a majority of the remaining directors, even if less than a quorum,  except where the directors decide that the aformentioned vacancies shall be filled by shareholders, and except when otherwise determined by law. Each director so elected shall hold office for the remainder of the term to have been held by his predeccesor  and until a successor has been elected and qualified.

C.
A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation, or removal of any director, (ii) if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

D.	The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

Convening and Administration of Meetings of the Board of Directors

7.7.5
A.           Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Company. Special meetings of the board may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Company.

B.
Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

7.7.6	Regular meetings of the Board of Directors may be held without notice if the times of such meetings are fixed by the Board of Directors.

7.7.7
Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary, or any two directors. Notice of the time and place of extraordinary meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Company. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Company.

7.7.8
A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn, as mentioned in Section 7.7.10 below. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum of directors is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the Code6 (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code7 (as to appointment of committees), Section 317(e) of the Code8 (as to indemnification of agents), the articles of incorporation, and other applicable law.

A meeting of directors at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

6
Section 310 deals with the approval of transactions between the Company and its directors or companies in which the directors have a substantial financial interest. The section provides that a transaction between a director or a company or an entity in which a director has a substantial financial interest shall not be void or voidable due merely to the fact that the director or company or entity in which he has a substantial financial interest are a party to the transaction or due to the fact that the director or the company or the entity in which he has a substantial financial interest were present at the meeting of the Board of Directors that approved the transaction, if (1) The material facts as to the transaction and as to such director's interest are fully disclosed or known to the shareholders and such contract or transaction is approved by the shareholders (Section 153) in good faith, with the shares owned by the interested director or directors not being entitled to vote thereon, or (2) The material facts as to the transaction and as to such director's interest are fully disclosed or known to the board or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors, and the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved or ratified, or (3) As to contracts or transactions not approved as provided in paragraph (1) or (2) of this subdivision, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved, or ratified.

7	Section 311 deals with the appointment of directors as members of committees and with the appointment of directors as substitute members of committees, and the powers of such committee.
8	Section 317(e) deals with the approval of indemnification given by the Company to its agents.

7.7.9
Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the absence of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

7.7.10	A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

7.7.11
Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 7.7.7 above, to the directors who were not present at the time of the adjournment.

7.7.12
Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

Fees and Compensation of Directors

7.7.13
Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This shall not be construed to preclude any director from serving the Company in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Committees of the Board of Directors

7.7.14
The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to: (a) the approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares; (b) the filling of vacancies on the Board of Directors or in any committee; (c) the fixing of compensation of the directors for serving on the board or any committee; (d) the amendment or repeal of these bylaws or the adoption of new bylaws; (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable; (f) a distribution to the shareholders of the Company, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or (g) the appointment of any other committees of the Board of Directors or the members of such committees.

7.7.15
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 7.7.5 (place of meetings), Section 7.7.6 (regular meetings), Section 7.7.7 (special meetings and notice), Section 7.7.8(quorum), Section 7.7.9 (waiver of notice), Section 7.7.10 (adjournment), Section 7.7.11 (notice of adjournment), and Section 7.7.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of the bylaws.

Officers

7.7.16
The officers of the Company shall be a president, a secretary, and a chief financial officer. The Company may also have, at the discretion of the Board of Directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of section 7.7.18 below. Any number of offices may be held by the same person.

7.7.17
The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 7.7.18 or Section 7.7.21 below, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

7.7.18
The Board of Directors may appoint, or may empower the president to appoint, such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.

7.7.19
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

7.7.20
Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

7.7.21	A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to that office.

7.7.22
The chairman of the board, if elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by the bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the Company and shall have the powers and duties prescribed in Section 7.7.22 below.

7.7.23
Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the Company and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Company. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a Company, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

7.7.24
In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the bylaws, the president, or the chairman of the board.

Indemnification of Directors and Officers9

7.7.25
The Company shall, to the maximum extent and in the manner permitted by the Code10, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code,)11 judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code,)12) arising because such person is or was an agent of the Company. For purposes of this section, a “director” or “officer” of the Company includes any person (i) who is or was a director or officer of the Company, (ii) who is or was serving at the request of the Company as a director or officer of another Company, partnership, joint venture, trust, or other enterprise, or (iii) who was a director or officer of a Company which was a predecessor Company of the Company or of another enterprise at the request of such predecessor Company. In addition, the Company shall indemnify the directors and officers of the Company who serve at the request of the Company as trustees, investment managers, or other fiduciaries. The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

7.7.26
Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 7.7.25 above following authorization thereof by the Board of Directors shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized under Sections 7.7.25–7.7.31.

7.7.27
The indemnification described under Sections 7.7.25–7.7.31 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

7.7.28
The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against or incurred by such person in such capacity or arising out of such person’s status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Sections 7.7.25–7.7.31.

9	For details regarding directors' and officers' liability insurance, see Section 8.1.14 below.
10	The Code does not limit the amount of indemnifiaction.
11	Section 317(a) defines "expenses" as including, without limitation, attorneys' fees and other expenses relating to establishing the right of indemnification.
12	Section 317(a) defines "proceeding" as any civil, criminal, administrative or investigative proceedings, whether pending, threatened, or completed.

7.7.29
No indemnification or advance shall be made under the provisions of Sections 7.7.25–7.7.31 above except where such indemnification or advance is mandated by law or the order, judgment, or decree of any court of competent jurisdiction, in any circumstance where it appears: (1) That it would be inconsistent with a provision of the Articles of Incorporation, the bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

7.7.30
A repeal or modification of Sections 7.7.25–7.7.31 shall only be prospective and shall not affect the rights hereinabove in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Company.

7.7.31
Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under the bylaws shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Company and the director or executive officer. Any right to indemnification or advances granted by this bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in the forum in which the proceeding is or was pending or, if such forum is not available or a determination is made that such forum is not convenient, in any court of competent jurisdiction if (i) the claim for indemnification or advances is rejected, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. The Company shall be entitled to raise as a defense to any such action the claim that the claimant has not met the standards of conduct that make it permissible for the Company, under the Code, to indemnify the claimant for the amount claimed. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Code, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Records and Reports

7.7.32
From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes, or other evidences of indebtedness that are issued in the name of or payable to the Company, and only the persons so authorized shall sign or endorse those instruments.

7.7.33
The Board of Directors, except as otherwise provided in the bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Chapter 8: Interested Parties and Senior Officers of the Company

8.1	Remuneration to Interested Parties and Senior Officers

8.1.1
The following are details of the remuneration given to Senior Officers of the Company or of a corporation under its control, receiving the highest sums of remuneration, and to Interested Parties in the Company in the years 2009 and 2010, as recognized in the financial statements of the Company (in thousands USD):

2010 (in USD):
Details of Recipient of Remuneration				Remunerations for Services						Other Remunerations
Name	Position	Scope of Position	Percentage Holding of Capital of the Corporation1	Salary2	Grant	Share- Based Payment3	Consultation Fees	Commission	Other4	Interest	Rental Fees	Other	Total
Daniel Zurr	President, Director & CEO	100%	7.39%	542,010	135,000	81,472			1,891			67,709	828,082
Shai Ehrlich	Chief Medical Officer	100%	0.84%	346,390		96,065			2,659				445,114
Rami Skaliter	Chief Operating Officer	100%	0.95%	290,013		75,012			22,070				387,095
Elena Feinstein	Chief Scientific Officer	100%	0.77%	263,114		71,070			11,553				345,737
Smadar Shakked	Senior Vice President Business Development-Finance	100%	0.68%	209,642		209,642			16,551				321,843
Sagit Reich5	Chief Financial officer	100%	0.50%	90,597		90,597			4,764				121,426

1	Calculated on a fully diluted basis presuming Preferred Shares are converted into Ordinary Shares.
2	Including expenses for 401(k) plan and expenses for social benefits.
3	Data is calculated according to US GAAP.
4	Including reimbursement of expenses for vehicle, communications, and tax expenses.
5	Ms. Reich has been employed with the Company as of August 1, 2010 and the amount presented reflects the compensations for this period.

2009 (in USD):
Details of Recipient of Remuneration				Remunerations for Services							Other Remunerations
Name	Position	Scope of Position	Percentage Holding of Capital of the Corporation6	Salary7	Grant	Share- Based Payment	Management Fees	Consultation Fees	Commission	Other8	Interest	Rental	Other	Total
Daniel Zurr	President & CEO	100%	9.27%	352,913		93,091		2,494		53,743				502,241
Shai Ehrlich	Chief Medical Officer	100%	1.04%	289,719		91,482				1,805				383,006
Rami Skaliter	Chief Operating Officer	100%	1.18%	264,776		70,080				16,730				351,586
Elena Feinstein	Chief Scientific Officer	100%	0.95%	239,799		67,060				10,349				317,208
Smadar Shakked	Senior Vice President Business Development- Finance	100%	0.67%	182,606		47,772				14,397				244,775

6	Calculated presuming all the shares of the Company, including Preferred Shares, are Ordinary Shares.
7	Including expenses for 401(k) plan and expenses for social benefits.
8	Including reimbursement of expenses for vehicle, communications and tax expenses.

8.1.2	Details of Agreements with Officers and Interested Parties in the Company

(a)	Conditions of Office and Employment of the CEO of the Company and of the Subsidiary, Dr. Daniel Zurr

Mr. Zurr has been an employee of the Company since October 1995, pursuant to several agreements, the latest of which is dated January 1, 2008. Mr. Zurr has been serving as CEO of the Company and of the Subsidiary since 1995 (the agreement and the amendments to it shall be referred to hereinafter in this section as the “Agreement”). The following is a summary of the main points of the Agreement:

1.
Mr. Zurr shall serve as CEO of the Company or in any other role as he may be requested to perform by the board of directors of the Company. As part of his position, he shall perform all such functions and exercise all such authorities as are derived from such position, as he may be required by the board of directors of the Company. Mr. Zurr shall report to the board of directors of the Company. During the term of his employment at the Company, Mr. Zurr shall devote most of his time and efforts to the Company and shall not be employed by any other company or perform any other business activity.

2.
In consideration for his work, Mr. Zurr is entitled to an annual base salary in the sum of USD 325,000.9 Mr. Zurr is also entitled to reimbursement of expenses incurred by him in the performance of his position, in accordance with the Company's policy (including phone and travel expenses). Mr. Zurr shall be fit to take part in the Company's employee benefits plan, as such may be in place from time to time. As of the Prospectus date, by virtue of the aforesaid plan, Mr. Zurr is entitled to health insurance, life insurance, disability insurance, pension, and participation in the Company's 401(k) retirement plan. Mr. Zurr is also entitled to executive insurance, insurance for loss of capability to work, study fund, recuperation pay, 22 vacation days each year (with a right to accrue up to 44 days), 18 sick days each year, reimbursement of reasonable travel expenses, and reimbursement of phone expenses. Mr. Zurr has also been provided with a grossed-up company car and cellular phone. Mr. Zurr was, in the past, granted options for the purchase of Ordinary Shares of the Company and under the Agreement, Mr. Zurr shall be entitled to additional options, as the board of directors may prescribe. As of the date of the Prospectus, 156,895 options, have been granted to Mr. Zurr as follows:

9
Note that in view of the funding difficulties, as described in Section 6.5.14 above, between September 2009 and February 2010 Mr. Zurr’s salary has been reduced by an aggregate amount of USD 40,625 over the said period.

1,724 options at an exercise price of USD 1.16 granted on September 26, 1996 and expired on September 26, 2006; 86,206 options at an exercise price of USD 1.16, granted on August 18, 1997 and cancelled on December 27, 2005; 68,965 options at an exercise price of USD 7.975, granted on March 19, 2007 and were canceled afterwards. On March 30, 2009 the said options were re-granted at an exercise price of USD 1.1, of which 20,000 options were cancelled on the date of investment of the Preferred H Shares.

As of the Prospectus date Mr. Zurr holds 48,965 options convertible into 48,965 ordinary shares of the Company of USD 0.001, at an exercise price of USD 1.1 per share. The economic value of the options as of the date of their granting is approximately USD 383,395. For additional details about the employee option plan see Section 3.5.1 above.

3.
The employment agreement is not limited in time, and each of the parties may terminate it at any time, with or without cause and without prior notice. In the event of termination of employment without cause, and irrespective of death or disability of Mr. Zurr, or in the event that Mr. Zurr chooses to terminate his employment for any justified reason, as set forth below, the Company shall pay Mr. Zurr a lump sum equivalent of the base salary, as it may be at that time, for 12 months of employment (hereinafter “Payment for the Adaptation Period”). In the event that Mr. Zurr continues to serve as a consultant to the Company or as a member of the board of directors, the sums to which he shall be entitled by virtue of such positions shall be set off against the Payment for the Adaptation Period. The Payment for the Adaptation Period shall be subject to delivery of a waiver to the Company within 30 days, according to which Mr. Zurr waives any present or future claim against the Company, its officers, directors, employees, shareholders, subsidiaries or parent companies, in a form acceptable to the Company.

In this regard, “cause” shall mean: (1) gross negligence or malicious failure on the part of Mr. Zurr to perform his function and obligations; (2) willful misconduct serving to substantially harm the Company financially or otherwise; (3) embarrassing or inappropriate conduct amounting to moral turpitude, such that Mr. Zurr's credibility and reputation do not meet the standards of the officers of the Company; (4) an act of fraud or breach of trust; (5) a material breach of the employment agreement or any other agreement between Mr. Zurr and the Company.

“Justified reason” shall mean (1) a significant reduction in the consideration to which Mr. Zurr is entitled (unless an identical reduction in consideration was made to other senior officers of corresponding rank), or if the Company commits a material breach of the employment agreement with Mr. Zurr, provided that (2) Mr. Zurr gives the chairman of the board of directors notice within 60 days of the said reduction of consideration or breach and (3) within 30 days of receiving the aforesaid notice, the Company does not remedy the reduction in consideration or the breach; and (4) Mr. Zurr's resignation shall be in force not later than 120 days after the expiration of such 30 days period.

4.	The governing law of the Agreement is the law of the State of California.

5.
Mr. Zurr also signed a confidentiality, non-competition and protection of the intellectual property rights of the Company agreement, as is in the Company's practice. For details of the agreement, see Section 6.5.12 above.

6.
In April 1997, the amount of USD 350,000 has been transferred to Mr. Zurr as a loan. In March 2007, the Company forgave the balance of the loan (principal and interest), which stood at the time at USD 564,000. For additional details see Note 5 of the Financial Statements.

7.
On January 8, 2008, a loan agreement was signed between the Company and Mr. Zurr under which the Company granted Mr. Zurr a loan in the sum of USD 150,000 (hereinafter the “Loan”). The unpaid balance of the Loan bears annual interest at a rate of 3.18%, payable once a year, as of January 7, 2009, and until the date of full repayment of the Loan. The interest rate under the Loan and any other loan that may be granted to Mr. Zurr by the Company, if any, shall not be greater than the rate permitted by law.10 The Loan (principal and interest) shall be repaid on the earlier of: (1) 36 months after the date of the Loan agreement, i.e., January 7, 2011; (2) 30 days after the earlier of the date of Mr. Zurr's resignation, or an event of breach as defined in the Agreement. According to the provisions of the Agreement, the Company may require early repayment of the Loan at its sole discretion in order to meet the requirements of the law (and to avoid concerns of breach thereof), including under Sarbanes-Oxley Act of 2002; and, at any time, if Mr. Zurr serves as a senior officer and/or director, and the securities of the Company are listed in accordance with Section 12 of the Exchange Act of 1934; the securities shall be subject to the reporting rules under Section 15(d) of the Exchange Act of 1934 or will be registered under the Securities Act of 1933. Mr. Zurr shall have the right to make early repayment of all or part of the loan amount and the interest thereupon, at any time. In September 2010, the Company forgave the balance of the loan, including the interest accrued on it in the amount of USD 157 thousand.

10
For the purpose of complying with the aforesaid provisions of the law, the Agreement makes various arrangements such as: distribution of interest, reduction of principal, refund of monies to Dr. Zurr, etc.

On October 25, 2010 the Board of Directors approved the grant of a bonus in the amount of USD 135 thousand to Dr. Zurr, in order to compensate him for the tax liability he incurred as a result of the waiver of the loan. Furthermore, it was determined that the Board of Directors will consider this bonus in any future performance-based bonus grants decisions for the years 2010-2011. The above bonus amount was allocated in the Company's financial statements dated December 31, 2010 and, as at the date of the Prospectus, were fully paid.

(b)	Conditions of Office and Employment of the CFO of the Company, Ms. Sagit Reich

Ms. Sagit Reich has been employed at the Company and the subsidiary as CFO since August 2010, in accordance with an employment agreement dated 1.8.2010 with the subsidiary, QBI Industries Ltd. (the agreement shall be referred to hereinafter in this section as the “Agreement”). The following is a summary of the main points of the Agreement:

1.
Ms. Reich is to act as Chief Financial Officer (CFO) of the Company and the subsidiary. As part of her position, she shall perform all such functions and exercise all such authorities as stem from or are connected to her position as aforesaid, and as may be required of her by the CEO of the Company and of the subsidiary. Ms. Reich shall provide financial management services to the Company and to any corporation related to the Company, and shall report to the CEO of the Company. During the term of her employment at the Company, Ms. Reich shall devote most of her time and efforts to her work and shall not be employed by any other company or perform any other business activity.

2.
The place of Ms. Reich's employment shall be in Israel, subject to the fact that she might be required to travel outside of Israel in order to perform her duties and functions as aforesaid. In consideration for her work, Ms. Reich is entitled to a base salary of NIS 50,000 per month, linked to the cost of living index. The aforesaid sum does not include travel expenses as required by law. In addition, at the beginning of her employment, 120,000 options have been granted to Ms. Reich, at an exercise price of USD 4.55. The options will be vested over a period of four years as follows: 25% of the options will be vested after 12 months, and 1/48 of the options will be vested in each month thereafter. The vesting of approximately 40% of the options shall be accelerated if the Company is made public and the vesting of the full amount shall be accelerated if the company is merged or there is a change in the controlling interest, as specified in the agreement, all of it in accordance with the Company's employees option plan for Israeli employees as of 2007, as set forth in Section 3.5.1. As of the Prospectus date, the options granted to Ms. Reich have not been vested. As of the Prospectus date Ms. Reich holds 120,000 options convertible into 120,000 ordinary shares of the Company of USD 0.001 at an exercise price of USD 4.55 per share. The economic value of the options at the date of the grant is approximately USD 294,540. For additional details about the employee’s option plan see Section 3.5.1 above.

3.
Subject to an initial public placement, Ms. Reich will be entitled to a bonus, at the discretion of the CEO of the Company, which shall be paid within 60 days of the date of such placement, and on condition that her employment remains in force. In addition, Ms. Reich shall be entitled to an annual bonus in accordance with Company policy and at the discretion of the Company CEO.

4.
Ms. Reich is also entitled to executive insurance as of the beginning of her employment,11 insurance for loss of capability to work, study fund, recuperation pay, 22 vacation days each year, 18 sick days each year, refund of reasonable travel expenses, and reimbursement of phone expenses. Ms. Reich has also been provided with a grossed-up company car (class 2) and a cellular phone.

11
Pursuant to Section 14 of the Severance Pay Law, 5723-1963, the Company's allocations to executive insurance, on account of severance pay, will replace the entitlement to severance pay under the Severance Pay Law.

5.
The employment agreement is not limited in time and may be terminated in the following circumstances: (1) death; (2) the Company may terminate the employment agreement in the event of disability preventing the performance of most or all of the obligations under the Agreement, for a period of 90 (non-consecutive) days in any 12 month period; (3) the Company may terminate the employment agreement immediately and at any time, upon the existence of any cause. In this regard, “cause” shall mean breach of trust or conviction of an offense amounting to moral turpitude, or which may affect the Company; (4) by Ms. Reich at any time by prior notice of 90 days; (5) at any time, by the written mutual consent of the parties; (6) by the Company at any time and without cause, by prior notice of 90 days. During the prior notice period, Ms. Reich shall be entitled to her full salary and rights under the Agreement.

6.
Ms. Reich has also signed a confidentiality, non-competition, and protection of the intellectual property rights of the Company agreement, as is in the Company's practice. For details of the above agreement, see Section 6.15 above.

(c)	Conditions of Office and Employment of the COO of the Company, Dr. Rami Skaliter

Dr. Skaliter has been an employee of the Company since October 1995, pursuant to several agreements between Dr. Skaliter and the subsidiary, QBI Industries Ltd., the latest of which is dated May 10, 2007 (amended on September 27, 2007). Dr. Skaliter has been serving as Chief Operating Officer (COO) of the Company and of the subsidiary since January 2007 (the agreement and the amendments to it shall be referred to hereinafter in this section as: the “Agreement”). The following is a summary of the main points of the Agreement:

1.
Dr. Skaliter is to serve as Chief Operating Officer (COO) of the Company and its subsidiary. As part of his position, he shall perform all such functions and exercise all such authorities as stem from or are connected to such function, as aforesaid, and as may be required of him by the CEO of the Company. Dr. Skaliter shall be in charge of the operations services of the Company and of any corporation related to the Company, and shall report to the CEO of the Company. During the term of his employment at the Company, Dr. Skaliter shall devote most of his time and efforts to working and shall not be employed by any other company or perform any other business activity.

2.	The place of Dr. Skaliter's employment shall be in Israel, subject to the fact that he might be required to travel outside of Israel in order to perform his duties and functions as aforesaid.

3.
In consideration for his employment, Dr. Skaliter is entitled to a base annual salary of USD 220,000,12 to be paid in New Israeli Shekels in 12 equal monthly installments, in accordance with the exchange rate published on the last day of each month in respect of which it is to be paid.13 The aforesaid sum shall be inclusive of travel expenses, as required by law, and shall be linked to the cost of living index. In addition, as at the Prospectus date, 242,239 options have been granted to Dr. Skaliter, as follows:

4.
6,896 options at an exercise price of USD 1.16, granted on January 17, 1997 and exercised to 6,896 shares on January 17, 2007; 27,586 options at an exercise price of USD 1.595 were granted on February 19, 1998 and exercised to 19,999 shares on February 22, 2008; 6,896 options at an exercise price of USD 5.8, granted on November 30, 1999; 27,586 options at an exercise price of USD 5.8, granted on December 4, 2003; 48,275 options at an exercise price of USD 1.1, granted on March 19, 2007; 60,000 options at an exercise price of USD 1.1, granted on December 29, 2008; and 65,000 options at an exercise price of USD 1.1, granted on September 16, 2009.

As of the Prospectus date Dr. Skaliter holds 200,861 options convertible into 200,861 ordinary shares of the Company of USD 0.001, the exercise price of which is USD 5.8 per share for 27,586 shares  and USD 1.1 per share for 173,275 shares. The economic value of the options at the grant date is approximately USD 362,159. For additional details about the employee’s option plan see Section 3.5.1 above.

5.
Dr. Skaliter is also entitled to executive insurance14, insurance for loss of capability to work, study fund, recuperation pay, 22 vacation days each year (with a right to accrue up to 44 vacation days), 30 sick days each year, reimbursement of reasonable travel expenses, and reimbursement of phone expenses. Dr. Skaliter has also been provided with a grossed-up company car and cellular phone.

12
Note that in view of the funding difficulties, as described in Section 6.5.14 above, between September 2009 and February 2010 Dr. Skaliter’s salary has been reduced by an aggregate amount of USD 23,826 over the said period.

13
From January 1, 2007 until August 25, 2007, Dr. Skaliter was entitled to a base monthly salary of NIS 40,159, linked to the cost of living index paid in the market from time to time. As of August 25, 2007, his salary was amended as set forth above.

14
Under the September 27, 2007 amendment, as of August 25, 2007, and pursuant to Section 14 of the Severance Pay Law, 5723-1963, the Company's allocations to executive insurance, on account of severance pay, will replace the entitlement to severance pay under the Severance Pay Law.

6.
The employment agreement is not limited in time and may be terminated in the following circumstances: (1) death; (2) the Company may terminate the employment agreement in the event of disability preventing the performance of most or all of the obligations under the Agreement, for a period of 90 (non-consecutive) days in any 12 month period; (3) the Company may terminate the employment agreement immediately and at any time, upon the existence of any cause. In this regard, “cause” shall mean breach of trust or conviction of an offense amounting to moral turpitude, or which may affect the Company; (4) by Dr. Skaliter at any time by prior notice of 120 days; (5) at any time, by the written mutual consent of the parties; (6) by the Company at any time and without cause, by prior notice of 120 days. During the prior notice period, Dr. Skaliter shall be entitled to his full salary and rights under the Agreement.

7.
Dr. Skaliter has also signed a confidentiality, non-competition, and protection of the intellectual property rights of the Company agreement, as is in the Company's practice. For details of the agreement, see Section 6.5.12C above.

(d)	Conditions of Office and Employment of the Chief Medical Officer of the Company, Mr. Shai Ehrlich

Mr. Ehrlich has been an employee of the Company since March 200315, pursuant to an employment agreement dated March 9, 2003, as updated from time to time. Mr. Ehrlich has been serving as Chief Medical Officer (CMO) of the Company since January 2008 Until that time, Mr. Ehrlich served as Chief Development Officer (the agreement and the amendments made to it shall be referred to hereinafter in this section as: the “Agreement”). The following is a summary of the main points of the Agreement:

1.
Mr. Ehrlich shall act as Chief Medical Officer of the Company or in such other role as he may be requested to perform by the CEO of the Company. During the term of his employment at the Company, Mr. Ehrlich shall devote his business time and efforts to promote the Company’s business and shall not be employed by any other company or perform any other business activity, without the prior consent of the President of the Company or the CEO of the Company.

15	Mr. Ehrlich had been an employee of the subsidiary between February 1999 and April 2003.

2.
In consideration for his work, Mr. Ehrlich shall be entitled to an annual salary in the sum of USD 315,00016. Mr. Ehrlich is also entitled to 16 vacation days each year (which shall be adjusted in order to reduce harm to the Company's business), and to vacation days during holidays, in accordance with US practice. Mr. Ehrlich is also entitled to social benefits as are usual at the Company, including medical insurance, dental insurance, life insurance, disability insurance and participation in the Company's retirement scheme (401(k)); to a refund of reasonable travel expenses or other expenses with respect to his employment by the Company.

In addition, as at the date of the Prospectus, 204,653 options have been granted to Dr. Ehrlich, as follows:

1,724 options at an exercise price of USD 5.8, granted on November 30, 1999, and cancelled on March 31, 2003; 862 options at an exercise price of USD 5.8, which were cancelled on March 31, 2003. 862 options granted on September 30, 2001 and cancelled on March 31, 2003; 4,312 options at an exercise price of USD 17.4, granted on May 16, 2003; 2,584 options at an exercise price of USD 5.8, granted on May 16, 2003; 12,068 options at an exercise price of USD 5.8, granted on December 29, 2005; 67,241 options at an exercise price of USD 1.1, granted on March 19, 2007; 70,000 options at an exercise price of USD 1.1, granted on December 29, 2008; and 45,000 options at an exercise price of USD 1.1, granted on September 16, 2009. As of the Prospectus date Dr. Erlich holds 201,205 options convertible into 201,205 ordinary shares of the Company of USD 0.001, ,the exercise price of which is USD 5.8 per share for 14,654 shares, USD 17.4 per share for 4,310 shares and USD 1.1 per share for 182,241 shares  The economic value of the options at the grant date is approximately USD 456,195. For additional details about the employee’s option plan see Section 3.5.1 above.

16
Between the date of commencement of his employment and January 2004, Mr. Ehrlich was entitled to an annual salary of USD 150,000. In February 2004, his salary was increased to USD 180,000 per year. As of August 2004, his salary was increased to USD 17,500 per month, amounting to USD 210,000 per year. In March 2006, Mr. Ehrlich's salary was increased to USD 230,000, in January 2008, his monthly salary was updated to 21,666, i.e., USD 260,000 per year, and in April 2010, his salary was updated to its present amount. Note that in view of the funding difficulties, as described in Section 6.5.14 above, between September 2009 and February 2010 Dr. Erlich’s salary has been reduced by an aggregate amount of USD 13,000 over the said period.

3.
Upon commencement of Mr. Ehrlich's employment with the Company in the U.S., the options that had been granted to him as part of the option plan for Israeli employees, as described above, were cancelled and he was granted 6,893 options for the purchase of Ordinary Shares in the Company under the option plan for American employees. 2,310 of these vested on the date of grant, and the balance will vest in monthly installments, as specified in the Agreement, over a period of 48 months, subject to Mr. Ehrlich's continued employment at the Company.

4.	Mr. Ehrlich also signed confidentiality, assignment of invention rights, and arbitration agreement, as is in the Company's practice. For details of the agreement, see Section 6.5.10 above.

5.
The employment agreement is not limited in time and Company may terminate the employment agreement at any time and without cause by prior written notice of 60 days. Until the end of three years of employment, Mr. Ehrlich was allowed to terminate his employment without cause and at any time, by prior written notice of 180 days, and after the passing of three years of employment, by prior notice of 60 days.

In the event of termination of employment without cause, the Company shall pay Mr. Ehrlich compensation for 4 months.

The Company is entitled to terminate Mr. Ehrlich's employment at any time, in writing, in the event that there is cause. In this regard, “cause” shall mean (1) Mr. Ehrlich being convicted, or a petition to admit to guilt, or for nolo contendere in a court of final instance in the case of commission of a felony, which may substantially harm the Company; (2) an act of fraud or embezzlement of the funds and assets of the Company; (3) gross negligence in the performance of his duty, breach of fiduciary duty or any other inappropriate conduct, if the result thereof is material harm to the Company; (4) breach of the agreement regarding confidentiality and assignment of inventions. In cases (3) and (4) above, the Company shall give notice to Mr. Ehrlich of its intention to terminate his employment by prior notice of 5 days, and shall grant him 5 days to remedy the cause.

6.	The governing law applicable to the employment Agreement and to the agreement regarding confidentiality, assignment of invention rights and arbitration is the law of the State of California.

(e)	Conditions of Office and Employment of the Chief Scientific Officer of the Company, Dr. Helena Feinstein

Dr. Feinstein has been an employee of the subsidiary QBI Industries Ltd. since December 1997, pursuant to several agreements between Dr. Feinstein and the subsidiary, the latest of which is dated June 28, 200717 (amended on November 26, 2007). Dr. Feinstein has been acting as Chief Research Officer of the Company and the subsidiary since 2007 (the agreement and the amendments to it shall be referred to hereinafter in this section as: the “Agreement”). The following is a summary of the main points of the Agreement:

1.
Dr. Feinstein is to serve as Chief Scientific Officer (CSO) of the Company and the subsidiary. As part of her position, she shall perform all such functions and exercise all such authorities as stem from or are connected to her position as aforesaid, and as may be required of her by the CEO of the Company. Dr. Feinstein shall provide services to the Company, the subsidiary and to any related corporation and is to report to the CEO of the Company and of the subsidiary. During the term of her employment at the Company, Dr. Feinstein shall devote her most of her time and efforts to working and shall not be employed by any other company or perform any other business activity, without the prior written consent of the Company. The Company has given its consent to Dr. Feinstein entering into a consultancy agreement with Cleveland BioLabs, Inc., dated May 1, 2007, for the projects described in the appendix to the aforesaid consultancy agreement, provided that the Company shall have full control over the appendix, and may, at its sole discretion, instruct Dr. Feinstein to terminate the consultancy services for projects described in the appendix, if these are in direct competition with the Company's business. Any amendment that may be made to the appendix, including adding projects or amending existing projects listed in the appendix, shall be subject to the prior written consent of the Company. As at the Prospectus date, Dr. Feinstein provides no more than 60 hours a month of such consultancy services.

17
Note that on June 28, 2007, the Company entered into an employment agreement with Dr. Feinstein that was identical in substance to the employment agreement with the subsidiary.  Under these two agreements, the Company and the subsidiary bore the costs of Dr. Feinstein's employment in equal shares. The agreements contained sections permitting Dr. Feinstein's employment by both companies at the same time, and/or termination of her employment at one of the companies. The said agreement was rescinded on November 26, 2007 and as at the Prospectus date, Dr. Feinstein is employed by the subsidiary only, which bears the full cost of her employment.

2.	The place of Dr. Feinstein's employment shall be in Israel, subject to the fact that she might be required to travel outside of Israel in order to perform her duties and functions as aforesaid.

3.
In consideration for her employment, Dr. Feinstein is entitled to a base annual salary of USD 200,000,18 to be paid in New Israeli Shekels in 12 equal monthly installments, in accordance with the exchange rate of the dollar, published on the last day of each month in respect of which it is to be paid. The aforesaid sum shall be inclusive of travel expenses, required by law, and shall be linked to the cost of living index.

4.	In addition, as at the date of the Prospectus, 201,204 options have been granted to Dr. Feinstein as follows:

5,172 options at an exercise price of USD 1.595, granted on February 19, 1998 which expired on February 19, 2008; 12,068 options at an exercise price of USD 5.8, granted on November 30, 1999 which expired on November 30, 2009; 6,896 options at an exercise price of USD 5.8, granted on December 4, 2003; 17,241 options at an exercise price of USD 5.8, granted on June 15, 2006; 44,827 options at an exercise price of USD 1.1, granted on March 19, 2007; 60,000 options at an exercise price of USD 1.1, granted on December 29, 2008; 55,000 options at an exercise price of USD 1.1, granted on September 16, 2009. As of the Prospectus date Dr. Feinstein holds 183,964 options convertible into 183,964 ordinary shares of the Company of USD 0.001 , the exercise price of which is USD 5.8 per share for 21,981 shares,  and USD 1.1 per share for 161,983 shares. The economic value of the options at the grant date is approximately USD 344,224. For additional details about the employee’s option plan see Section 3.5.1 above.

5.
Dr. Feinstein is also entitled to executive insurance19, insurance for loss of capability to work, study fund, recuperation pay, 22 vacation days each year (with a right to accrue up to 81 days), 18 sick days each year20 as set out in the law, reimbursement of reasonable travel expenses, and reimbursement of phone expenses. Dr. Feinstein has also been provided with a grossed-up company car and cellular phone.

18
Note that in view of the funding difficulties, as described in Section 6.5.14 above, between September 2009 and February 2010 Dr. Feinstein’s salary has been reduced by an aggregate amount of USD 20,269 over the said period.

19
Under the September 27, 2007 amendment, as of August 25, 2007, and pursuant to Section 14 of the Severance Pay Law, 5723-1963, the Company's allocations to executive insurance, on account of severance pay, will replace the entitlement to severance pay under the Severance Pay Law.

20	In the amendment of the agreement, an agreement was reached with Dr. Feinstein regarding compensation for the sick days she had accrued over the years.

6.
The employment agreement is not limited in time and may be terminated in the following circumstances: (1) death; (2) the Company may terminate the employment agreement in the event of disability preventing the performance of most or all of the obligations under the Agreement, for a period of 90 (non-consecutive) days in any 12 month period; (3) the Company may terminate the employment agreement immediately and at any time, upon the existence of any cause. In this regard, “cause” shall mean (i) gross negligence or malicious failure on the part of Dr. Feinstein to perform her functions and obligations; (ii) willful misconduct serving to substantially harm the Company or related companies financially or otherwise; (iii) embarrassing or inappropriate conduct amounting to moral turpitude, such that Dr. Feinstein's credibility and reputation does not meet the standards of officers of the Company; (iv) an act of fraud or breach of trust; (v) a material breach of the employment agreement; (4) by Dr. Feinstein, at any time and without cause, by prior notice of 120 days;  (5) at any time, by mutual written consent of the parties; (6) by the Company at any time and without cause by prior notice of 120 days. The Company shall be entitled to terminate Dr. Feinstein's employment at any time, immediately, and on condition that it pay the full salary under the agreement, for the prior notice period.

7.	The Company shall compensate Dr. Feinstein in the sum of up to USD 10,000 for U.S. health insurance, should she exercise such right.

8.	The governing law that applies to the agreement is the law of the State of Israel.

9.
Dr. Feinstein has also signed a non-competition and protection of the intellectual property rights of the Company agreement, as is in the Company's practice. For details of this agreement, see section 6.5.12C. In this agreement, Dr. Feinstein declared prior inventions that she owns, which were not assigned to the Company. Dr. Feinstein also declared that if and to the extent that she includes or integrates a prior invention or other work in which she has an interest into a product, device or process of the Company during the course of her employment at the Company, the Company is granted an irrevocable, non-exclusive international license, for no consideration or royalty, to manufacture, make use, alter and sell such invention as part of or with respect to a product, process or device of the Company as aforesaid.

(f)	Conditions of Office and Employment of Senior Vice President Business Development - Finance (Formerly Senior Vice President for Financial Affairs ) Smadar Shakked 21

Ms. Shakked has been an employee of the Company since September 1997, pursuant to several agreements between Ms. Shakked and the subsidiary, QBI Industries Ltd., the latest of which is dated July 14, 200822. Ms. Shakked acted as Senior Vice President for Financial Affairs of the subsidiary until August 2010 (the agreement and the amendments to it shall be referred to hereinafter in this section as: the “Agreement”). The following is a summary of the main points of the Agreement:

1.
As part of her position, she shall perform all such functions and exercise all such authorities as stem from or are connected to her position as aforesaid, and as may be required of her by the board of directors and/or the President of the Company and the CEO of the Company. During the term of her employment at the Company, Ms. Shakked shall devote most of her time and efforts to her work and shall not be employed by any other company or perform any other business activity.

2.	The place of Ms. Shaked's employment shall be in Israel, subject to the fact that she may be required to travel outside of Israel in order to perform her duties and functions as aforesaid.

3.
In consideration for her work, Ms. Shakked is entitled to a monthly salary in the sum of NIS 47,700,23 which shall be updated from time to time in accordance with the cost of living index paid to employees in Israel. In addition, Ms. Shakked is entitled to executive insurance,24 study fund, sick days by law, 22 vacation days a year, grossed-up vehicle expenses as set forth in the Agreement, and recuperation pay.

21
On January 2011 Ms. Smadar Shaked and the Company mutually agreed that Ms. Shaked shall end its employment with the Company. The term of prior notice shall be terminated on May 31, 2011. Ms. In practice, Ms. Shaked has not been working in the Company since January, 2011.

22
Between January 1, 2007 and July 1, 2008, Ms. Shakked went on unpaid leave, during which no employer-employee relations existed between Ms. Shakked and the subsidiary. During the period of this leave, Ms. Shakked was employed at the Company as Senior Vice President for Financial Affairs.

23
Between September 14, 1997 and August 31, 1998, Ms. Shaked's monthly salary amounted to the sum of NIS 16,000; on September 1, 1998, her salary was updated to NIS 20,000, and on September 1, 2002, her salary was updated to NIS 38,000. As of July 15, 2008, her salary was set to the above sum. Note that in view of the funding difficulties, as described in Section 6.5.14 above, between September 2009 and February 2010 Ms. Shakked’s salary has been reduced by an aggregate amount of USD 15,408 over the said period.

24
Under the July 14, 2008 amendment, as of July 15, 2008, and pursuant to Section 14 of the Severance Pay Law, 5723-1963, the Company's allocations to executive insurance, on account of severance pay, will replace the entitlement to severance pay under the Severance Pay Law.

In addition, as at the Prospectus date, 173,963 options have been granted to Mrs. Shakked, as follows:

6,896 options at an exercise price of USD 1.16, granted on October 1, 1997, which were exercised to 5,517 shares on September 26, 2007; 13,793 options at an exercise price of USD 1.16 which were exercised to 11,034 shares on September 26, 2007; 6,896 options at an exercise price of USD 5.8, granted on November 30, 1999; 6,896 options at an exercise price of USD 5.8, granted on December 4, 2003; 34,482 options at an exercise price of USD 1.1, granted on March 19, 2007; 30,000 options at an exercise price of USD 1.1, granted on December 29, 2008; 15,000 options at an exercise price of USD 1.1, granted on March 30, 2009; 25,000 options at an exercise price of USD 1.1, granted on September 16, 2009; and 35,000 options at an exercised price of USD 4.55, granted on September 2, 2010. As of the Prospectus date Ms. Shakked holds 146,378 options convertible into 146,378 ordinary shares of the Company of USD 0.001 , the exercise price of which is USD 5.8 per share for 6,896 shares  and USD 1.1 per share for 139,482 shares. The economic value of the options at the grant date is approximately USD 325,725. For additional details about the employee’s option plan see Section 3.5.1 above.

4.
The employment agreement is not limited in time and may be terminated in the following circumstances: (1) Termination of employment by the Company in the event of cause, without any prior notice. In this regard, “cause” shall mean - (i) conviction of an offense amounting to moral turpitude, or which may affect the Company; (ii) refusal to perform a reasonable instruction of the board of directors with respect to the Company's business, which could have been lawfully performed; (iii) embezzlement of the Company's monies; (iv) breach of undertakings under the agreement regarding confidentiality, intellectual property and non-competition; (2) termination of employment by the Company without cause, by way of prior written notice of 120 days. During such period, she shall be entitled to a salary; (3) termination of employment by Mr. Shakked by prior notice of 60 days.

5.	The Agreement also includes provisions regarding confidentiality, preservation of the Company's intellectual property, and provisions regarding non-competition.

6.	As of August 2010, Ms. Shakked is employed as Senior Vice President Business Development –Finance.

(g)	Directors’ Salaries

1.	On May 13, 2009, the board of directors of the Company approved the grant of directors' remuneration, as follows:

Messrs. Gunther, Hahn and Thompson

(a)
For Messrs. Gunther, Hahn and Thompson, who are independent directors: an annual salary of USD 20,000 per year plus the sum of USD 1,250 for every meeting actually attended and USD 500 for every meeting attended by phone conversation. The said payment to Messrs. Gunther and Thompson shall be made as of the date of their appointment, i.e., April 16, 2009. The said payment to Mr. Hahn shall be made as of August 8, 2009.

(b)
In addition, Messrs. Gunther and Thompson were granted options pursuant to the Company's option scheme for 2007, to purchase 20,000 shares which shall vest in the following installments: 25% after one year following the date of their appointment, and the balance in monthly installments over the subsequent 36 months. (For details about the option plan see Section 3.5.1 above.)

(c)
Likewise, Messrs. Gunther and Thompson are entitled to additional options to purchase 7,500 shares which shall be allotted at the first meeting of the board of directors to be held after April 16 of each year, so long as they act as directors of the Company. These options shall vest on a monthly basis starting on April 16 of each year in which they are granted, and subject to the board of directors acting in the future to allot options, at the market value of the shares at the time of their allotment.

(d)
In June 2010, Messrs. Gunther and Thompson ceased to hold office at the Company. As of the Prospectus date, Messrs. Gunther and Thompson do not hold options and the company is not obligated  to grant them options

(e)
In addition, Mr. Hahn was given options to purchase 49,750 shares, which shall vest as follows: 25% in August 2009, and the balance on a monthly basis over the subsequent 36 months. These options were granted to Mr. Hahn in lieu of a cash payment, as aforesaid in Section (a), until August 8, 2009.

(f)
Likewise, Mr. Hahn is entitled to additional options to purchase 7,500 shares, which shall be allotted at the first meeting of the board of directors to be held after August 8 of each year, so long as he is acting as a director of the Company. These options shall vest on a monthly basis starting on August 8 of each year in which they are granted, and subject to the board of directors acting in the future to allot options, at the market value of the shares at the time of their allotment. On September 1, 2010, the Board of Directors of the Company approved the granting of options to Mr. Hahn, as stated in Section (f). As of the Prospectus date, Mr. Hahn holds 57,250 options convertible into 57,250 ordinary shares of the Company of USD 0.001 per share, the exercise price of 7,500 of which is USD 4.55 per share and USD 1.1 per share for 49,750 shares. The economic value of the options as of the grant date is approximately USD 53,441 (For additional details about the option plans see Section 3.5.1 above).

Messrs. Matuzzi and Simon

(g)
Options have been granted to Mr. Matuzzi pursuant to the Company's 2007 option plan to purchase 20,000 shares which shall vest in the following installments: 25% on May 13, 2010, and the balance in monthly installments over the subsequent 36 months. On June 4, 2010, Mr. Matuzzi’s tenure on the board of directors of the Company has ended.

(h)
Options have been granted to Mr. Simon pursuant to the Company's 2007 option plan to purchase 130,000 shares which shall vest in the following installments: 50% on May 13, 2010, and the balance in monthly installments over the subsequent 12 months.

(i)
The exercise price of the options described in this section shall be USD 1.10, with the exception of the grant referred to in sub-section 0 in which the exercise price was set at USD 4.55. The options shall be non-statutory stock and shall vest immediately upon a change of control of the Company.

2.
On May 10, 2010, the board of directors of the Company approved the grant of 34,482 options to Mr. Simon at an exercise price of USD 5.8, which were expired in October 2010. As of the Prospectus date, Mr. Simon holds 130,000 options convertible into 130,000 ordinary shares of the Company of USD 0.001 per share in an exercise price of USD 1.1 per share. The economic value of the options at the grant date is approximately USD 83,494. As of the Prospectus date, Mr. Matuzzi does not hold any options.

8.1.3	Directors’ and Officers’ Liability Insurance

On March 25, 2011 the Company's board of directors has authorized the Company's executives to engage in a Directors’ and Officers’ Liability Insurance policy, adjusted to the company's operations as a public company. According to the board resolution, the Company shall procure coverage with a total liability limit of US $ 20 million, per occurrence and in the aggregate as follows: The policy shall include coverage for the liability of the directors & officers and coverage for the liability of the company in the event of securities claims (Entity Coverage), in the limit of liability of US $ 15 million per occurrence and in the aggregate. An additional layer of US $ 5 shall be purchased to provide coverage only for the liability of the directors & officers (A - Side – Only). The policy's premium shall not exceed US $ 218,000 per year the company's retention shall not exceed US $ 250,000 per occurrence.

The Company has procured the said policy.

8.1.4	Exemption and Indemnification of Officers

Pursuant to the provisions of the Bylaws of the Company, the Company is obligated to indemnify its directors and officers, and it may indemnify officers, employees, and agents of the Company and the subsidiary pursuant to the provisions of the Code (Corporation Code of California). Indemnity provisions under law are not exclusive, and the Company may enter into indemnification agreements with the directors, officers and others, and may prescribe specific indemnification provisions in such agreements. Therefore, the Company resolved, in a meeting of the board of directors held on March 28, 2007 to enter into the following indemnity agreements with senior officers and directors of the Company:

(a)
Under the indemnity agreements, the Company shall indemnify the indemnified officer/director of the Company (hereinafter the “Officer”) for any direct or indirect indebtedness or expense, including attorney’s fees and actual expenses paid or accrued with respect to an investigation, defense, or appeal in proceedings, proceedings to enforce or prove an entitlement to indemnity under the indemnity agreement or under any law, monies paid in the context of a settlement, and reasonable compensation for time that the officer devoted, as specified in the agreement.

In this regard, the term “proceedings” shall be interpreted in a broad sense and shall include any proceedings including proceedings pending, claims that have ended, arbitration, settlement, investigation, administrative or other hearing, to the Company's benefit or otherwise, criminal, civil or administrative, formal or informal, in which the Officer may be involved as a party to the proceedings or for the reason that the Officer: (1) was or still is a director or officer of the Company; (2) performed an action as a director, officer, employee, or agent of the Company; (3) acted on behalf of the Company as a director, officer, employee, or agent for the Company in another company, partnership, joint venture, trust, etc.

(b)
In the event that the law or the agreement entitles the Officer to indemnification for part of the expenses, but the law prohibits full indemnification of the Officer, the Company shall indemnify the Officer for such portion to which he is entitled.  Likewise, the Officer shall be entitled to receive advance payments from the Company on account of the indemnity at his request. The Officer shall be entitled to apply to the competent court in order to enforce his right to receive indemnification and/or an advance payment as aforesaid.

(c)
Should the Company be required to bear the costs of any proceedings, the Company may undertake defense of such proceedings and appoint an attorney, who is acceptable to the Officer, on its behalf.  In such a case, the Company shall not be required to bear the costs of indemnification of the Officer other than in the case of a conflict of interests between the Company and the Officer.

(d)	In the event that the Company carries directors' and officers' insurance, the Officer shall be entitled to coverage under such policy.

(e)
The Company shall not be required to indemnify the Officer for any expenses and fines incurred by him as a result of breaching a law.  Likewise, the Company shall not be required to indemnify the Officer in proceedings related to any of the following: (1) salary or consideration paid to the Officer which the court has ruled were paid in breach of the law (and when the Company and the Officer were informed that the US SEC views indemnification for liability arising under Federal securities laws as contravening the public policy and that therefore, such enforcement and such indemnification claims must be submitted to the appropriate courts); (2) a final verdict against the Officer regarding accounting of profits, disgorgement or renewed payment of profits due to a purchase or sale of securities of the Company where the Company and the Officer agree that the Officer has earned a personal profit under Federal or state securities laws; (3) a final verdict or ruling that the Officer has acted in bad faith, fraudulently with intent, or maliciously, or has acted inappropriately; (4) the Officer has breached his fiduciary duty to the Company, or his conduct has caused him a personal profit to which he is not entitled by law; (5) a claim by the Officer against the Company, its directors, officers, employees, or agents except for the purpose of enforcement of his rights to indemnity under the indemnification agreement, the Bylaws of the Company, and the law, and except for any other action approved by the board of directors or in which the Officer is required to participate pursuant to the law; (6) payments made in a settlement without the written approval of the Company; (7) any other breach of US securities laws - the Securities Act of 1933, Section 512 of Regulation S-K, and various listing reports that are submitted to the US SEC pursuant to the Securities Act of 1933. (Undertakings under these laws prevail over the indemnification agreement).

(f)
The indemnification obligation shall bind the Company, its heirs, and anyone replacing it. The indemnification obligation shall apply up to five years after the end of the term of office of the Officer, or one year after the end of the proceedings in respect of which the Officer was given the indemnity. The Company will not be able to sue the Officer at the end of five years after the cause of action is formed or after a shorter time if the statute of limitation is less than five years.

(g)	There is no cap on the indemnification amount.

(h)	On June 1, 2007 stockholders of the Company approved the text of the indemnification agreements.

(i)
As at the Prospectus date, the Company has entered into indemnification agreements, as aforesaid, with its senior executives, the serving directors Simon and Hahn, and with directors Miu and Matuzzi, who ended their tenure. The Company intends to enter into such agreements with the remaining serving directors, i.e., Kitao, Takeuchi, and Toyoshima.

(j)	As of the Prospectus date, the company is not aware of an obligation for indemnification to any of the officers and directors.

8.1.5	The Company shall bear the costs of the trustee for the implementations of the lock-up of securities, in accordance with Israeli law, in a sum of US $ 200 per hour.

8.2	Transaction with Controlling Shareholder

To the best of the Company's knowledge, the Company, a corporation under its control or an affiliated company have not, in the two years preceding the Prospectus date, entered into any transactions with the controlling shareholders of the Company, nor into any transactions in the approval of which the controlling shareholders have a personal interest, and neither the Company, a corporation under its control, nor an affiliated company have any such transactions in force as at the Prospectus date.

8.3	Holdings of securities by Interested Parties and Senior Officers

To the best of the knowledge of the Company and of its directors, interested parties in the Company, and senior officers of the Company hold shares in the Company in the rates set out below:

	As of the Date 12 Months Prior to the Prospectus Date25				As of the Prospectus Date
Name of Interested Party / Senior Officer	Number of Shares	Number of Options	Percentage Holding 26	Percentage Holding (fully diluted)27	Number of Shares	Number of Options	Percentage Holding28	Percentage of Holding (fully diluted)
SBI Investment Co., Ltd.	6,531,510		34.22%	30.20%	8,831,510		41.30%	36.80%
Lawrence Investments, LLC	5,492,332		28.78%	25.39%	5,492,332		25.68%	22.89%
Daniel Zurr	1,724,137	48,965	9.03%	8.20%	1,724,137	48,965	8.06%	7.39%
Sagit Reich			0%	0%		120,000	0%	0.50%
Rami Skaliter	26,895	200,861	0.14%	1.05%	26,895	200,861	0.13%	0.95%
Shay Ehrlich		201,205	0%	0.93%		201,205	0%	0.84%
Elena Feinstein		183,964	0%	0.85%		183,964	0%	0.77%
Juliana Friedman	15,000	146,379	0.08%	0.75%	15,000	146,379	0.07%	0.67%
Smadar Shakked29	16,551	111,378	0.09%	0.75%

25	As at March 31, 2010
26	Calculated presuming that the Preferred Shares are converted into Ordinary Shares
27	Calculated presuming that the Preferred Shares are converted into Ordinary Shares
28	Calculated presuming that the Preferred Shares are converted into Ordinary Shares
29	On January 2011 the Company and Ms. Smadar Shaked mutually agreed that Ms. Shaked shall end its employment with the Company. The prior notice period shall end on May 31, 2011.

Chapter 9: Financial Statements

Financial Statements as of December 31, 2010

I - 1

Quark Pharmaceuticals Inc.
6501 Dumbarton Circle
Fremont, CA 94555

Dear Sir and Madam:

Re: Quark Pharmaceuticals Inc. ("the Company") registration prospectus

We consent that our special report on the Company's separate financial information in accordance with Regulation 9C to the Securities Regulations (Immediate and Periodic Reports), 1970 and our opinion on the Company's consolidated financial statements, dated February 16, 2011, will be included in the Company's prospectus intend to be published on March 2011.

March 30, 2011	Kost Forer Gabbay and Kasierer
Tel-Aviv, Israel Global	A member of Ernst & Young

QUARK PHARMACEUTICALS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2010

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Report of Independent Registered Public Accounting Firm	2

Consolidated Balance Sheets	3 - 4

Consolidated Statements of Operations	5

Statements of Changes in Stockholders' Equity (Deficiency)	6

Consolidated Statements of Cash Flows	7 - 8

Notes to Consolidated Financial Statements	9 - 55

- - - - - - - - -  - - - - - - - - - - - - - - - - - -

Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 67067, Israel Tel: 972 (3)6232525 Fax: 972 (3)5622555 www.ey.com/il

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

QUARK PHARMACEUTICALS, INC.

We have audited the accompanying consolidated balance sheets of Quark Pharmaceuticals, Inc. ("the Company") and its subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2010 and 2009 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

We agree our opinion incorporated within the Company's prospectus intended to be filed in March 2011.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
February 16, 2011	A Member of Ernst & Young Global
Except Note 15, as to which the date is March 18, 2011

QUARK PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands

	December 31
	2010	2009

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$13,887	$12,842
Restricted cash	84	83
Accounts receivable	312	397
Other receivables and prepaid expenses (Note 4)	1,810	722

Total current assets	16,093	14,044

LONG-TERM LEASE DEPOSIT AND RESTRICTED BANK DEPOSIT	319	306

LONG-TERM DEFERRED TAX ASSETS	-	35

LOAN TO RELATED PARTY (Note 5)	-	156

SEVERANCE PAY FUND	691	631

PROPERTY AND EQUIPMENT, NET (Note 6)	468	518

Total assets	$17,571	$15,690

The accompanying notes are an integral part of the consolidated financial statements.

February 16, 2011
Date of the financial	Daniel Zurr	Philip B. Simon	Sagit Reich
statements approval	Chief Executive Officer and Member of the Board	Chairman of the Board	Chief Financial Officer

QUARK PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands (except share and per share data)

	Proforma stockholders' equity as of December 31,	December 31
	2010	2010	2009
	Unaudited
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Trade payables		$3,202	$1,547
Accrued research and development fees		584	915
Other payables and accrued expenses (Note 7)		1,672	1,404
Income tax payable and reserves (Note 9)		464	1,305
Deferred revenues (Note 2)		4,315	81

Total current liabilities		10,237	5,252

ACCRUED SEVERANCE PAY		612	570

LONG-TERM DEFERRED RREVENUES (Note 2)		5,605	-

COMMITMENTS AND CONTINGENT LIABILITIES (Note 8)

REDEEMABLE PREFERRED STOCK (Note 10):
Series H Redeemable Convertible Preferred stock of $ 0.001 par value - Authorized: 5,400,000 and 7,700,000 shares at December 31, 2009 and December 31 2010, respectively; Issued and outstanding: 5,400,000 and 7,700,000 shares at December 31, 2009 and December 31 2010, respectively; Aggregate liquidation preference of $ 32,400 and $ 46,200 at December 31, 2009 and December 31, 2010	$-	38,500	27,000

STOCKHOLDERS' EQUITY (DEFICIENCY):
Stock capital (Note 11) -
Common stock of $ 0.001 par value - Authorized: 72,500,000 and 74,800,000 shares at December 31, 2009 and December 31, 2010 respectively; Issued and outstanding: 3,388,530 shares at December 31, 2009 and December 31 2010, respectively. 21,384,630 shares issued and outstanding (pro forma) at December 31, 2010	21	3	3
Series A- G Convertible Preferred stock of $ 0.001 par value - Authorized: 25,882,410 shares at December 31, 2009 and December 31 2010, respectively; Issued and outstanding: 25,879,611 shares at December 31, 2009 and December 31 2010, respectively; Aggregate liquidation preference of $ 86,443 at December 31, 2009 and December 31 2010	-	26	26
Additional paid-in capital	116,047	77,539	75,480
Accumulated deficit	(114,951)	(114,951)	(92,641)

Total stockholders' equity (deficiency)	1,117	(37,383)	(17,132)

Total liabilities and stockholders' deficiency		$17,571	$15,690
The accompanying notes are an integral part of the consolidated financial statements.

QUARK PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. dollars in thousands (except share and per share data)

	Year ended December 31
	2010	2009	2008

Revenues (Note 13)	$5,201	$2,655	$17,276
Cost of development services	1,200	1,712	1,719

Gross profit	4,001	943	15,557

Operating costs and expenses:

Research and development (Note 12a)	18,682	15,744	18,726
General and administrative (Note 12b)	6,340	5,087	5,018

Total operating costs and expenses	25,022	20,831	23,744

Operating loss	(21,021)	(19,888)	(8,187)
Financial income (expenses), net (Note 12c)	(538)	87	722

Loss before income taxes	(21,559)	(19,801)	(7,465)
Income taxes (Note 9)	(283)	160	(1,667)

Net loss	(21,842)	(19,641)	(9,132)

Changes in redemption value of series H Preferred stock	(468)	-	-

Net loss to Common stockholders	$(22,310)	$(19,641)	$(9,132)

Basic and diluted net loss per share of Common stock	$(6.58)	$(5.80)	$(2.76)

Weighted average number of shares used in computing basic and diluted net loss per share	3,388,530	3,388,119	3,307,871

Pro forma net loss per share of Common stock	$(1.07)

Weighted average number of shares used in computing basic net loss per share – pro forma (Note 2m)	20,394,767

The accompanying notes are an integral part of the consolidated financial statements.

QUARK PHARMACEUTICALS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
U.S. dollars in thousands (except share data)

	Common stock		Convertible Preferred stock		Additional paid-in	Accumulated	Total stockholders'
	Stock	Amount	Stock	Amount	capital	deficit	equity

Balance at January 1, 2008	3,200,181	3	25,879,611	26	$73,230	$(63,868)	$9,391

Stock-based compensation to employees	-	-	-	-	693	-	693
Compensation related to options to non-employees	-	-	-	-	14	-	14
Exercise of options	42,467	*) -	-	-	10	-	10
Exercise of warrants	144,682	*) -	-	-	600	-	600
Net loss	-	-	-	-	-	(9,132)	(9,132)

Balance at December 31, 2008	3,387,330	3	25,879,611	26	74,547	(73,000)	1,576

Stock-based compensation to employees	-	-	-	-	932	-	932
Exercise of options and warrants	1,200	*) -	-	-	1	-	1
Net loss	-	-	-	-	-	(19,641)	(19,641)

Balance at December 31, 2009	3,388,530	3	25,879,611	26	75,480	(92,641)	(17,132)

Stock-based compensation to employees	-	-	-	-	1,013		1,013
Compensation related to options to non-employees	-	-	-	-	13		13
Fair value of deferral of March 2008 series H Convertible Preferred stock date in the redemption value of series H Preferred stock	-	-	-	-	1,033		1,033
Changes in the redemption value of series H Preferred stock, net	-	-	-	-	-	(468)	(468)
Net loss	-	-	-	-	-	(21,842)	(21,842)

Balance at December 31, 2010	3,388,530	$3	25,879,611	$26	$77,539	$(114,951)	$(37,383)

*)         Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

QUARK PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Year ended December 31
	2010	2009	2008

Cash flows from operating activities:

Net loss	$(21,842)	$(19,641)	$(9,132)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	185	233	330
Stock-based compensation	1,026	932	707
Forgiveness of loan to a related party	150	-	-
Decrease (increase) in accounts receivable	85	(5)	1,125
Decrease (increase) in other receivables and prepaid expenses	(1,154)	(59)	390
Change in deferred taxes, net	115	687	(909)
Increase (decrease) in trade payables	1,655	384	(769)
Increase (decrease) in accrued research and development fees	(331)	(868)	301
Increase (decrease) in other payables and accrued expenses	268	(234)	(557)
Increase (decrease) in tax payables	(855)	(1,342)	2,575
Change in fair value of warrants to Redeemable Preferred stock classified as liability	565	-	-
Increase (decrease) in deferred revenues	9,839	65	(682)
Severance pay, net	(18)	(39)	(26)
Increase (decrease) in accrued interest on loan to a related party and others	(20)	64	(66)

Net cash used in operating activities	(10,332)	(19,823)	(6,713)

Cash flows from investing activities:

Purchase of property and equipment	(140)	(70)	(293)
Proceeds from sale of property and equipment	17	11	58
Proceeds (investment) from long-term lease deposit	-	(11)	(12)
Loan to related party	-	-	(150)

Net cash provided by (used in) investing activities	(123)	(70)	(397)

The accompanying notes are an integral part of the consolidated financial statements.

QUARK PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Year ended December 31
	2010	2009	2008

Cash flows from financing activities:

Proceeds from issuance of series H Redeemable Convertible Preferred stock and warrants	10,000	-	27,000
Exercise of warrants series H Redeemable Convertible Preferred stock and common stock	1,500	-	600
Exercise of options	-	1	10

Net cash provided by financing activities	11,500	1	27,610

Increase (decrease) in cash and cash equivalents	1,045	(19,892)	20,500
Cash and cash equivalents at the beginning of the period	12,842	32,734	12,234

Cash and cash equivalents at the end of the period	$13,887	$12,842	$32,734

Supplemental cash flow activities:

Cash paid during the period for:

Income taxes	$725	$404	$10

The accompanying notes are an integral part of the consolidated financial statements.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 1:-	GENERAL

a.	Quark Pharmaceuticals, Inc. (formerly: Quark Biotech, Inc.) ("the Company") was incorporated in the State of California in December 1993.

The Company is a clinical-stage biopharmaceutical company focused on discovering and developing novel therapeutics, based on pioneering gene discovery science and technology, with an initial focus on RNA interference-based therapeutics for the treatment of diseases associated with oxidative stress. The Company's product candidate portfolio is based on novel targets and therapeutic concepts discovered using its proprietary target gene discovery platform.

Q.B.I. Enterprises Ltd. ("Ltd."), a wholly-owned subsidiary, is engaged in research and development. Quark Metabolix Inc. ("QMI"), owned 80% by the Company, is inactive since September 2004.

For major licenses, collaboration agreements and customers, see Notes 3 and 13.

b.
The Company is in the process of preparing for an Initial Public Offering ("IPO") on the Tel Aviv Stock Exchange. In connection with the IPO, the Company will also register its securities with the SEC under Form S-1.

c.
The Company and its subsidiary are devoting substantially all of their efforts toward research and development activities. In the course of such activities, the Company has sustained operating losses and expects such losses to continue in the foreseeable future. The Company's accumulated deficit as of December 31, 2010 is $ 114,951. The Company will have to obtain additional capital resources to maintain its research and development activities beyond December 31, 2011.

The Company is addressing its liquidity issues by implementing initiatives to allow the coverage of its anticipated budget deficit. In the event that the Company will not raise sufficient funds to support its current operations, the Company intends to reduce its research and development activities and to adjust its costs by reducing subcontractors expenses and implementing reduction in payroll and manpower in order to address its budget deficit and to maintain its operations until additional funding will be raised. In that case, the Company may not be able to continue development of all of the product candidates or may be required to delay or eliminate some of the development programs and other operations, which are not under third parties agreements (For the agreements see Note 3). The actions mentioned above were approved by the Company's board of directors on February 14, 2011.

There are no assurances that the Company will be successful in obtaining an adequate level of financing needed for the long-term development and commercialization of its products.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 1:-	GENERAL (Cont.)

In March 2008 and May 2010, the Company raised from new and existing investors approximately $ 27,000 and $ 10,000, respectively, in consideration of series H Redeemable Preferred stock and warrants to purchase series H Redeemable Preferred stock. In October 2010 the warrants to purchase series H Redeemable Preferred stock were exercised in consideration of $ 1,500 (see Note 10).

The series H Redeemable Preferred stock is redeemable at any time after August 31, 2011. The redemption right will terminate upon the conversion of all of the series H Redeemable Preferred stock or upon the closing of a qualified Initial Public Offering ("IPO") as defined in the Company's articles of incorporation (see Note 10). On November 25, 2010, the Company received from the majority of its Redeemable Preferred stockholders a commitment not to exercise the redemption rights before January 31, 2012. Consequently, according to the Company’s articles of incorporations as further described in Note 10, the holders of the series H Redeemable Preferred stock will not redeem their shares before that date.

Based on the estimate of the Company's management and in light of the aforesaid, the Company will be able to continue to finance its activity until January 30, 2012. Subsequent to this date, the Company’s future activity depends on additional funding.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements are prepared according to United States generally accepted accounting principles ("U.S. GAAP").

a.	Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant assumptions are employed in estimates used in contingencies, deferred taxes, tax liabilities, stock-based compensation costs, marked to market liability warrants, as well as in estimates used in applying the revenue recognition policy. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

The accompanying financial statements have been prepared in U.S. dollars, the functional and reporting currency of the Company.

Ltd. conducts the majority of its operations in Israel. However, most of Ltd.'s revenues are in the U.S. dollar and the Company's management believes that the dollar is the currency of the primary economic environment in which Ltd. operates. Thus, the functional and reporting currency of Ltd. is the U.S. dollar.

Transactions and balances denominated in U.S. dollars are presented at their original amounts. Monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with ASC 830-10, "Foreign Currency Matters". All transaction gains and losses of the remeasurement of monetary balance sheet items are reflected in the consolidated statements of operations as financial income or expenses, as appropriate.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany balances and transactions have been eliminated upon consolidation.

d.	Cash equivalents:

Cash equivalents are short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less when purchased.

e.	Restricted cash:

Restricted cash is an interest bearing saving account which is used as security for the Company's short-term credit.

f.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following rates:

%

Machinery and equipment	15 - 33
Office furniture and equipment	6 - 33
Motor vehicles	15
Leasehold improvements	Over the shorter of the term of the lease or its useful life

g.	Impairment of long-lived assets:

The Company's long-lived assets are reviewed for impairment in accordance with ASC 360-10, "Property, Plant and Equipment", whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. During 2008, 2009 and 2010, no impairment losses have been identified.

As required by ASC 820, "Fair Value Measurements", the Company applies assumptions that marketplace participants would consider in determining the fair value of long-lived assets (or assets group).

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

h.	Long-term lease deposits and restricted bank deposit:

Long-term lease deposits and restricted bank deposit include long-term deposits for offices rent.

i.	Revenue recognition:

The Company generates revenues mainly from periodic fees for research services under its collaborations with pharmaceutical companies, research and developments cost reimbursements, upfront and milestone payments under other collaboration agreements and to a lesser extent from certain short-term research service agreements and grants received.

The Company's revenue recognition policies are in accordance with the Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition" ("SAB 104") and Accounting Standards Codification No. 605-25, "Revenue Arrangements with Multiple Deliverables" ("ASC 605-25") and Accounting Standards Codification No. 605-45, "Reporting Revenue Gross Versus Net as an Agent" ("ASC 605-45").

License agreements:

In multiple element arrangement to the Company determine whether the deliverables, which include a license (or option to license) and performance obligations such as research and steering committee services, can be separated or whether they must be accounted for as a single unit of accounting in accordance with ASC 605-25. According to ASC 605-25 the Company considered if (i) the license or an option to it has stand-alone value and (ii) whether a fair value of any of the undelivered performance obligations can be determined. Because the Company can not reliably estimate the fair value of the undelivered performance obligations (due to lack of historical experience with providing similar services and it has no value absent the completion of the remaining performance obligations), the arrangement is being accounted for as a single unit of accounting and the upfront payments are recognized as revenue over the estimated period to complete the performance obligations. In addition, revenues are recognized only when the Company has a contractual right to receive payments, the contract price is fixed or determinable, and the collection of the resulting receivable is reasonably assured.

Whenever the Company determines that an arrangement should be accounted for as a single unit of accounting, it must determine the period over which the performance obligations will be performed and revenue will be recognized.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

As the Company can reasonably estimate when the performance obligations are completed or become inconsequential and the performance obligations are provided on a best-efforts basis, the total payments under the arrangement, excluding royalties and payments contingent upon achievement of substantive milestones, are recognized as revenue on a straight-line basis over the period the Company expects to complete its performance obligations.

Significant management judgment is required in determining the period over which the Company is expected to complete its performance obligations under the arrangement. In addition, as the Company is involved in joint steering and research committees as part of this multiple element arrangement that is accounted for as a single unit of accounting. The Company assesses whether its involvement in the aforementioned committees constitutes a performance obligation or a participation right. Whenever the Company can be released from its joint steering and research committees at anytime upon request and without penalty, such services are considered inconsequential or perfunctory and are not considered to be performance obligations.

As stated above when multiple element arrangement included a license option, the Company determined that the option and remaining services should be accounted for as a single unit of accounting. Consequently, the Company will recognize exercise payment over the remaining service period. Whereas the option can be exercised, the remaining performance obligation was not completed based on the Company's estimated period of service.

These agreements also contain milestone payments. During the period in which the Company has research performance obligations, milestone payments are considered to be substantive. Substantive milestone payments are considered to be performance bonuses that are recognized upon achievement of the milestone only when all of the following conditions are met:

•
The consideration is commensurate with either (1) the entity's performance to achieve the milestone, or (2) the enhancement to the value of the delivered item(s) as a result of a specific outcome resulting from the entity's performance to achieve the milestone.

•	The consideration relates solely to past performance.
•	The consideration is reasonable relative to all of the deliverables and payment terms (including other potential milestone consideration) within the arrangement.

Reimbursement of costs is recognized as revenue on a gross basis as costs are incurred in accordance with the provisions of ASC 605-45-45-23, when the amounts are determinable, and collection of the related receivable is reasonably assured.

For more details, see Note 3a and 3c.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-     SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Research collaborations with pharmaceutical companies:

Under these agreements, the Company's performance obligations are provided on a best-efforts basis, and are performed for a specified phases or periods. The consideration under these arrangements, excluding royalties and payments contingent upon achievement of development of the phases, are recognized as revenue on a straight-line basis over the period in which the Company completed its performance obligations.

For more details about the collaboration with Nitto Denko, see Note 3b.

Development services:

In 2008, the Company started to generate revenue from providing professional services and assistance on a time-and-materials basis under its license agreement with Pfizer Inc. (see also Note 3a). Under this contract, the Company is paid for services provided by company personnel based on per employee rates and actual hours the employee contributed towards Pfizer projects as well as being reimbursed for costs paid by the Company to third parties in performing the service. This service contract is not in the scope of ASC 605-35 and, accordingly, revenue is recognized as services are performed, provided that evidence of an arrangement has been obtained, fees are fixed and determinable and collectability is reasonably assured.

For more details about the collaboration with Pfizer, see Note 3a.

Other short-term service agreements:

Under certain short-term fixed-price service contracts, the Company agrees to perform limited research services using its technology and research platforms for a fixed price. Under these agreements, revenue is deferred until the Company completes its milestone performance obligations.

Deferred revenue:

Deferred revenue is recognized for payments received in advance of the culmination of the earnings process. Deferred revenue that is expected to be recognized within the next twelve months is presented as part of the current liabilities. Deferred revenue that is expected to be recognized beyond the next twelve months is presented as part of long term liabilities.

Grants:

Revenue from grants from the Chief Scientist of the Government of Israel, the Israel-United States Bi-National Industrial Research and Development Foundation ("BIRD-F") and United States Department of Treasury is related to the reimbursement of qualifying research and development expenses. Revenue is recognized as related research and development expenses are incurred. Grant payments received, but not yet earned, are recorded as deferred revenue.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-     SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Cost of revenue:

Cost of revenues includes direct and allocated expenses that are associated with the clinical development-related services to third parties. All such costs are expensed as incurred.

j.	Research and development expenses:

Research and development expenses, including direct and allocated expenses, consist of independent research and development costs and license fees to third parties and costs associated with collaborative research and development arrangements. All such costs are expensed as incurred.

k.	Accounting for stock-based compensation:

1.
The Company accounts for stock-based compensation in accordance with ASC 718-10, "Compensation - Stock Compensation". ASC 718-10 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company's consolidated statements of operations.

The Company recognizes compensation costs net of a forfeiture rate only for those shares expected to vest, on straight-line basis over the requisite service period of the award, which is generally four years. ASC 718-10 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company selected the Black-Scholes option-pricing model as the most appropriate fair value method for its stock-option awards. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price, volatility and the expected option term.

The computation of expected volatility is based on actual historical stock price volatility of comparative companies. Expected life of options granted is calculated using the simplified method, as defined in SAB 107 and reaffirmed in SAB 110, "Share-Based Payments", as the average between the vesting period and the contractual life of the options. The Company currently uses the simplified method as adequate historical experience is not available to provide a reasonable estimate. The risk-free interest rate is based on the U.S. Treasury yield curve with an equivalent term to the expected life of the options, in effect at the time of grant. The Company has historically not paid dividends and has no foreseeable plans to pay dividends and, therefore, use an expected dividend yield of zero in the option pricing model.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-     SIGNIFICANT ACCOUNTING POLICIES (Cont.)

2.
The Company applies ASC 718-10 and ASC 505-50, "Equity-Based Payments to Non-Employees", with respect to options issued to non-employees. ASC 718-10 and ASC 505-50, require the use of option valuation models to measure the fair value of the options at the measurement date.

l.	Fair value of financial instruments:

The following methods and assumptions were used by the Company in estimating their fair value disclosures for financial instruments:

The carrying amounts of cash and cash equivalents, other receivables, trade payables and other payables approximate their fair value due to the short-term maturity of such instruments.

ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and consider assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

ASC 820 also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

ASC 820 establishes three levels of inputs that may be used to measure fair value:

Level 1 -	quoted prices in active markets for identical assets or liabilities;

Level 2 -
inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; or

Level 3 -	unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The changes in Level 3 liabilities measured at fair value on a recurring basis:

Fair value of warrants

Balance at December 31, 2009	$-

Fair value of warrants at issuance date	335
Net change in fair value of warrants until exercise date	565
Classification to Series H Redeemable Convertible Preferred stock as a result of the exercise of the warrants	(900)

Balance at December 31, 2010	$-

m.	Basic and diluted net loss per share:

The Company applies the two class method as required by ASC 260-10, "Earnings Per Share". ASC 260-10 requires the income or loss per share for each class of shares (Common and Preferred stock) to be calculated assuming 100% of the Company's earnings are distributed as dividends to each class of shares based on their contractual rights.

According to the provisions of ASC 260-10, the Company's series of Preferred stock and warrants for Preferred stock are not participating securities in losses and, therefore, are not included in the computation of net earning (loss) per share.

Basic and diluted net income or loss per share, are computed based on the weighted average number of shares of Common stock outstanding during each year. Diluted net income or loss per share is computed based on the weighted average number of shares of Common stock outstanding during the period, plus dilutive potential shares considered outstanding during the period, in accordance with ASC 260-10.

For the years ended December 31, 2010, 2009 and 2008, all outstanding Convertible Preferred stock, options and warrants have been excluded from the calculation of the diluted loss per share since their effect was anti-dilutive.

Basic and diluted pro forma net loss per share, as presented in the statements of operations, have been calculated as described above and also give effect to the automatic conversion of all series of Preferred stock, that will occur upon closing of the IPO.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The following table presents the calculation of pro forma basic and diluted net income or loss per share:

1.	Numerator:

	Year ended December 31
	2010	2009

Net loss to Common stock as reported	$(22,310)	$(19,641)

Changes in redemption value of Series H Preferred	468	-

Net loss available to Common stock - pro forma	$(21,842)	$(19,641)

2.	Denominator:

a)	Basic:

	Year ended December 31
	2010	2009
	Number of shares

Weighted average number of shares of Common stock	3,388,530	3,388,119
Effect of weighted average potential shares of Common stock assumed from conversion of Preferred stock	17,006,237	15,696,100

Denominator for pro forma basic net loss per share of Common stock	20,394,767	19,084,219

b)	Diluted:

Weighted average number of shares of Common stock for basic loss per share	20,394,767	19,084,219

Denominator for pro forma diluted net loss per share of Common stock	20,394,767	19,084,219

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

n.	Derivatives instruments:

ASC 480-10, "Distinguishing Liabilities from Equity" requires warrants convertible to redeemable shares to be classified as liability even though the underlying shares may be classified as equity (or temporary equity) under other accounting guidance. As a result of ASC 480-10, the Company's warrants convertible to series H Redeemable Preferred stock were classified as liability and marked to fair value at each reporting date. As of December 31, 2010 these warrants were exercised.

o.	Unaudited pro forma stockholders' deficiency:

The Company's Board has authorized the filing of a Registration Statement with the U.S. Securities and Exchange Commission and with the Israeli Securities Authority to register the Company's Common stock. Upon the closing of the IPO, all of the authorized, issued, and outstanding Preferred stock will be automatically converted into shares of Common stock. Unaudited pro forma stockholders' equity as of December 31, 2010, as adjusted for the assumed conversion of such shares is disclosed in the balance sheet.

p.	Income taxes:

The Company accounts for income taxes in accordance with ASC 740-10, "Income Taxes". ASC 740-10 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, to reduce deferred tax assets to their estimated realizable value. For the impact of the adoption of an amendment to ASC 740-10, see Note 9h.

The Company implements the amendment to ASC 740, "Accounting for Uncertainty in Income Taxes" (formerly issued as "FIN 48"). The amendment clarifies the accounting for uncertainty in income taxes by prescribing a minimum recognition threshold for a tax position taken or expected to be taken in a tax return that is required to be met before being recognized in the financial statements. ASC 740 also provides guidance on measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

q.	Concentration of credit risks:

Financial instruments that potentially subject the Company and its subsidiary to concentration of credit risk consist principally of cash and cash equivalents.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Cash and cash equivalents are deposited in major banks or financial institutions in the U.S. and Israel. Such deposits in the U.S. may be in excess of insured limits and are not insured in other jurisdictions. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

r.	Retirement plans and severance pay:

The Company sponsors a 401(k) retirement savings plan covering all of the U.S. employees. Each eligible employee may contribute a portion of its eligible compensation to the plan. The Company will match this contribution up to an amount of 4% of an employee's eligible compensation.

The Company's contributions to the plan were approximately $ 137, $ 120 and $ 97 for the years ended December 31, 2010, 2009 and 2008, respectively.

The liability of the Company's Israeli subsidiary for severance pay which are not under section 14 is calculated pursuant to Israel's Severance Pay Law, based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. Employees of the subsidiary are entitled to one month's salary for each year of employment or a portion thereof.

The subsidiary's liability for all of its employees is fully provided by monthly deposits with severance pay funds and insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's consolidated balance sheets.

The deposited funds may be withdrawn only upon the fulfillment of the provisions of Israel's Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies and includes immaterial interest income.

As of December 31, 2010, most of the subsidiary's employees, arrangements are under section 14 to the Israeli Severance Pay Law, 1963, pursuant to which the severance pay liability is fully covered by the deposits with the severance pay funds. Regarding employees that have signed section 14, related obligation and amounts deposited on behalf of such obligation are not stated on the balance sheet as they are legally released from obligation to such employees once the deposited amounts have been paid.

Severance pay expenses for the years ended December 31, 2010, 2009 and 2008 amounted to $ 295, $ 292 and $ 269, respectively.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

s.	Recently issued accounting pronouncements:

Not yet effective as of December 31, 2010: In October 2009, the FASB issued an update to ASC Topic 605-25, "Revenue recognition- Multiple-Element Arrangements", that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements: (i) establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis; (ii) eliminating the residual method of allocation - requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price and (iii) requiring expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance. The mandatory adoption is on January 1, 2011. The Company does not expect the adoption to have material impact on its historical consolidated financial statements.

New pronouncements adopted during 2010:

In March 2010, the FASB issued an additional update to ASC 605 (ASU 2010-17, "Revenue Recognition-Milestone Method"), which provides guidance related to revenue recognition that applies to arrangements with milestones relating to research or development deliverables. ASU 2010-17 provides criteria that must be met to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. ASU 2010-17 is effective for interim and annual periods beginning on or after June 15, 2010. Early adoption is permitted. The Company adopted ASU 2010-17 on August 1, 2010. The adoption of ASU 2010-17 did not have any material impact on the Company's financial position, results of operations or cash flows.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 3:-	MAJOR RESEARCH AND DEVELOPMENT COLLABORATIONS

a.
In September 2006, the Company entered into a license agreement with Pfizer Inc. ("Pfizer") whereby it licensed Pfizer, under its specific patent rights and technologies, the exclusive worldwide rights to develop and commercialize the RNAi technology based molecules derived from and inhibiting its proprietary target gene RTP801 for ophthalmic indications and non-ophthalmic indications.

Pursuant to the agreement, Pfizer is responsible for all preclinical and clinical development costs of the licensed products, as well as all regulatory filings and approvals. The parties will share oversight of development through product-specific committees, but ultimately Pfizer has decision-making authority. According to the agreement, during a transition period the Company continued to conduct preclinical and clinical development of certain product candidates for ophthalmic and non-ophthalmic indications, with funding by Pfizer.

Pfizer will be responsible for manufacturing all product candidates for preclinical and clinical development and for commercial supply. Pfizer is also responsible for commercializing all product candidates licensed under the agreement, but has agreed to appoint the Company as exclusive distributor in Israel of products developed under the agreement.

During the year ended December 31, 2008, the Company recognized revenues of $ 12,900 from a milestone payment that was received as a result of the second development milestone achievement in the clinical program for its siRNA drug PF-655 (previously RTP801i-14) in development for the treatment of ocular diseases. In accordance with the Company's arrangements with Silence Therapeutics (formerly: Atugen AG) and Alnylam (refer to Note 8), the milestone payment received triggered payments of $ 2,285 (recorded in research and development expenses) to these companies.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 3:-	MAJOR RESEARCH AND DEVELOPMENT COLLABORATIONS (Cont.)

In 2008, as part of the initiation, by the Company's partner, Pfizer, of patient dosing in a Phase II clinical trial evaluating PF-655 in patients with diabetic macular edema (DME), the Company and Pfizer have amended the License Agreement dated September 2006, to clarify certain responsibilities of the Company in connection with the then current Phase I/IIa and subsequent Phase II clinical studies commenced by Pfizer. In accordance with the Amendment, the Company will provide Pfizer with various clinical development-related services and assistance in connection with the following Pfizer-sponsored clinical trials for PF-655: (i) Phase I stratum I; (ii) Phase I stratum II; (iii) Phase II DME; (iv) Phase II AMD and (v) any other Phase II clinical trials that may be conducted in Israel and in the U.S. Under this amendment, the Company is reimbursed for labor costs at negotiated monthly billing rates per employee as well as being reimbursed for costs paid by the Company to third parties in performing the service.

Pfizer may terminate the agreement without cause at any time upon prior written notice. If not terminated, the agreement will remain in effect in each country at least until the later of expiration of all relevant patents or ten years from the first commercial sale of the licensed product in such country.

In addition to the above mentioned milestone payment, the Company recognized during 2008, revenues of $ 3,617 related to reimbursement of on-going research and development expenses and $ 698 related to the amortization of the upfront payment.

During the years ended December 31, 2009 and 2010, the Company recognized revenue of $ 2,596 and $ 1,874, respectively, from development services.

b.
On October 14, 2009, the Company entered into a collaboration agreement with Nitto Denko Corporation ("Nitto Denko"), a Japanese company. The Company generated a total of $ 260 revenue from this 2009 agreement. During 2009, $ 65 was recorded as deferred revenue. The entire $ 260 was recognized as revenue during the nine months ended September 30, 2010. In July 2010, the Company entered into a new collaboration and license agreement with Nitto Denko. According to the agreement the Company will use its siRNA technologies and intellectual property to generate, test and bring to an IND in the U.S. a drug candidate based on a Nitto Denko therapeutic concept for the treatment of fibrotic diseases. Nitto Denko will collaborate with the Company in developing the appropriate delivery method, potentially contributing their delivery technology. On July 29, 2010 the Company received research and development funding of $ 2,200 from the above-mentioned agreement with Nitto Denko.

During the year ended December 31, 2010, the Company recognized revenue of $ 1,363 from both of the collaboration agreements with Nitto Denko. As of December 31, 2010, $ 1,097 was recorded as deferred revenue.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 3:-	MAJOR RESEARCH AND DEVELOPMENT COLLABORATIONS (Cont.)

c.
In August 2010, the Company signed an Option Agreement with Novartis International Pharmaceuticals Ltd. ("Novartis") granting to Novartis an option to obtain an exclusive worldwide license to develop and commercialize QPI-1002 for the prevention of acute kidney injury (known also as acute renal failure) and for treatment of delayed graft function in kidney transplant patients. In October, 2010, the Company received a non-refundable $ 10 million option fee. In the event that Novartis exercises the option following certain obligations to be completed by the Company, the Company would receive option exercise fees and payments upon the achievement of successful development, regulatory and commercial milestones as well as royalties on sales of the licensed products.

The Company recognizes revenue from the $ 10 million non-refundable up-front option payment on a straight-line basis over the estimated term of performance under the agreement, which is, at maximum, the completion of Phase II for the two therapeutic indications that are mentioned in the agreement. Since August 2010, the option under the agreement is in effect and the Company has started performing the development services. During the year ended December 31, 2010, the Company recognized revenue of $1,193 related to this arrangement. As of December 31, 2010, $ 8,807 was recorded as deferred revenue.

Since the performance period is not specifically stated in the agreement, the Company estimates the performance period based upon provisions contained within the agreement and previous experience of achieving similar milestones. The Company periodically reviews the expected performance period under the agreement and adjusts the amortization periods when appropriate to reflect changes in assumptions relating to the duration of expected performance period.

NOTE 4:-	OTHER RECEIVABLES AND PREPAID EXPENSES

	December 31
	2010	2009

Prepaid expenses (1)	$1,363	$337
Government authorities	310	170
Deferred tax assets	121	187
Employees and Others	16	28

	$1,810	$722

(1)	Including issuance expenses in the amount of $ 615.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 5:-	LOAN TO RELATED PARTIES

In January 2008, the Company granted a loan in the amount of $ 150 (principal amount) to its CEO. The loan bears annual interest at the rate of 3.18% on the principal amount. The principal plus the accrued interest on this loan was due on January 8, 2011.

During the first quarter of 2009, the Company's Board decided to decrease the annual interest rate to 0.81%, representing market interest rate.

In September 2010, the Company's Board decided to forgive the CEO the entire loan, including the accrued interest.

NOTE 6:-	PROPERTY AND EQUIPMENT

	December 31
	2010	2009

Cost:
Machinery and equipment	$5,846	$5,818
Office furniture and equipment	819	851
Motor vehicles	3	3
Leasehold improvements	644	631

	7,312	7,303
Accumulated depreciation:
Machinery and equipment	5,569	5,533
Office furniture and equipment	646	634
Motor vehicles	3	3
Leasehold improvements	626	615

	6,844	6,785

Depreciated cost	$468	$518
Depreciation expenses were $ 185, $ 233 and $ 330 for the years ended December 31, 2010, 2009 and 2008, respectively.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 7:-	OTHER PAYABLES AND ACCRUED EXPENSES

	December 31
	2010	2009

Employees and payroll accruals	$1,197	$1,014
Accrued expenses	475	390

	$1,672	$1,404

NOTE 8:-     COMMITMENTS AND CONTINGENT LIABILITIES

a.
The facilities of the Company and its Israeli subsidiary are leased under various operating lease agreements for periods ending no later than 2011. The Company also leases motor vehicles under various operating leases, which expire on various dates, the latest of which is in 2013.

Future minimum lease payments under non-cancelable operating leases as of December 31, 2010, are as follows:

As of December 31,

2011	$272
2012	69
2013	13

$354

Rent expenses for the years ended December 31, 2010, 2009 and 2008 were $ 657, $ 708 and $ 720, respectively.

As of December 31, 2010, the Israeli subsidiary has provided guarantees for the fulfillment of the lease commitments in the approximate amount of $ 292. The Company pledged a bank deposit in the same amount to secure the guarantees.

b.
In December 2004, the Company and Silence Therapeutics (formerly: Atugen AG) entered into a collaboration agreement related to the RTP801 gene discovered by the Company. This agreement grants the Company an exclusive, royalty-bearing, worldwide license to develop manufacture and commercialize products inhibiting this gene for any human therapeutic indication except oncology, based on Silence Therapeutics' proprietary RNA interference technology.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 8:-     COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

This agreement was amended in September 2006, in connection with the Pfizer license agreement (see Note 3a). Under the amendment, the Company sublicensed to Pfizer its rights under the license from Silence Therapeutics. This amendment clarified the payments arrangement among the parties, terminated the license granted to Silence Therapeutics in 2004 for oncology applications, and provided for a direct license from Silence Therapeutics to Pfizer in the event of termination of the Pfizer agreement. Under the amended Silence Therapeutics collaboration agreement, the Company will pay Silence Therapeutics a percentage of the receipts from Pfizer under the Pfizer agreement, including milestone and royalty payments, but excluding payments specifically committed to cover research and development costs.

In April 2005, the Company entered into a second agreement with Silence Therapeutics, the option and license agreement, pursuant to which Silence Therapeutics granted to the Company the right to receive options to non-exclusive licenses to Silence Therapeutics' RNAi-related intellectual property to develop and commercialize siRNA product candidates based on a specified number of target genes as defined in the agreement. The Company can purchase an option for a target gene upon payment of an option fee. Thereafter, the Company may exercise each option within certain time limits upon payment of an additional fee to license the relevant Silence Therapeutics intellectual property to the target gene. According to the agreement, if the Company exercises any of its options, it will be required to make development milestone payments based on the progress of clinical trials and regulatory approval of licensed products in the U.S., Japan and Europe. In addition, the Company is required to pay royalties on sales of licensed products as defined in the agreement.

This agreement was amended in July 2007 to provide the Company with additional options to acquire non-exclusive licenses to the Silence Therapeutics RNAi technology for an additional number of target genes of the Company. In accordance with this amendment, the Company may select the additional target genes within a set period of time and upon selection it is required to pay an option fee. Upon exercising the option within the set time limit, Silence Therapeutics is entitled to a license fee as well as development milestone payments and royalties on sales of the final product developed.

The Company acquired an option and later exercised the option for the gene p53, the target gene of the Company’s product QPI-1002, in accordance with the provisions of the original option and license agreement.. The Company granted to Novartis the option to sublicense the Company’s right under this option and license agreement with Silence.  In December 2010, the Company entered into an amendment of the option and license agreement with Silence. According to the amendment, the Company will be required to pay to Silence a sum, which is below $1 million, and a percentage of any sublicensing revenues received from Novartis, if Novartis chooses to exercise the option. The amendment will be in force as long as the Company’s agreement with Novartis is in force.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 8:-     COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

As of December 31, 2009, the Company had purchased and exercised an option for one target gene (the gene p53). During the years ended December 31, 2008, 2009 and 2010, the Company paid or accrued $ 1,935, $ 0 and $ 625, respectively with respect to these agreements as amended. The related charges were recorded as research and development expenses.

c.
In conjunction with the Pfizer license agreement in September 2006, the Company entered into a set of license agreements with Alnylam Pharmaceuticals, Inc. ("Alnylam"). Pursuant to these agreements, Alnylam granted the Company non-exclusive worldwide licenses under three families of patents and patent applications owned or controlled by Alnylam. Each agreement is specific to one of the Company's target genes and to certain therapeutic fields, including all indications contemplated for these target genes. The Company sublicensed its rights under the RTP801 Alnylam agreements to Pfizer in the September 2006 license agreement with Pfizer. The Company also granted Novartis the option to sublicense its rights under the p53 Alnylam agreements, in conjunction with the option granted to develop and commercialize QPI-1002.

Pursuant to the terms of the license agreements, through December 31, 2006, the Company paid Alnylam upfront fees totaling $ 800. The agreements provide for annual maintenance fees in the amount of $ 72 up to $ 7,300 in additional development and product development milestone payments. The Company is also required to pay royalties on sales. The royalty rates vary based on which patent families cover the products sold. In the years ended in December 31, 2008, 2009 and 2010, the Company paid or accrued $ 422, $ 72 and $ 422, respectively.

d.
In September 1999, the Company and the University of Illinois ("University of Chicago") entered into an exclusive worldwide license under certain University of Chicago patents and patent applications related to a target gene of the Company and small molecule inhibitors thereof, for all uses and indications. Under the agreement, as amended in March 2007 and again in December 2009, the Company may be required to pay University of Chicago a future royalty calculated as certain percentages of sales of licensed products by the Company and a share of any sublicensing revenues as defined in the agreement.

As of December 31, 2010, the Company has not granted any sublicenses under this license agreement.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 8:-     COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

e.
In January 2010, the Company and Dharmacon, Inc., a wholly owned subsidiary of Thermo Fisher Scientific, Inc. ("Dharmacon"), entered into an exclusive worldwide license under certain Dharmacon patents and patent applications, related to certain siRNA molecules and their use for the inhibition of a specific target gene, for all uses and indications. Under the agreement, the Company is required to pay certain milestone payments upon achievement of development milestones as well as certain percentages of sales of licensed products by the Company and a share of any sublicensing revenues as defined in the agreement. As of December 31, 2010, the Company has not granted any sublicenses under this license agreement. For the year ended December 31, 2010, the Company paid or accrued $ 450.

f.
In addition to the agreements above, the Company is a party to a number of research agreements with institutions and companies for the license and use of their know-how. Such agreements may obligate the Company in the future to pay royalties and/or milestone payments on future products it may develop. The Company's obligations are contingent upon the potential success of certain current research activities and they are contingent upon developing drugs candidates based on such intellectual property for the Company's pipeline. As of December 31, 2010, none of the above projects has reached the stage where royalties and/or milestone payments should have been paid or accrued.

g.
The Israeli subsidiary is obligated to pay royalties to the Israel-United-States Bi-National Industrial Research and Development Foundation ("BIRD-F"), of 3% to 7% of sales proceeds from products arising from research and development funded by grants in accordance with the terms of the respective agreement. The maximum amount of royalties payable to BIRD-F is limited to 150% of the grants received, adjusted based on the U.S. Consumer Price Index.

As of December 31, 2010, the subsidiary's contingent royalties obligation to BIRD-F is $ 1,001 and could reach up to an amount of $ 1,556, which stand for the total indexed BIRD-F participation in the research and development project.

Successful development of the funded projects was not assured at the time the funds were received. Furthermore, the Company's obligation to pay royalties is contingent on actual sales of the products and is not required in the absence of such sales

As of December 31, 2010, the Company did not accrue or pay any royalties to BIRD-F, since there have been no actual sales of the products.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 8:-     COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

h.	Royalty commitments to the Chief Scientist:

The Israeli subsidiary participates in programs sponsored by the Chief Scientist of the Government of Israel, for the support of research and development projects. In exchange for the Chief Scientist's participation in the programs, the subsidiary is required to pay royalties of 3% to 5% of any sales that are generated from sale of products or by using the know-how that resulted from a project developed with funds provided by the Chief Scientist, up to a dollar-linked amount equal to 100% of the Chief Scientist's research and development grants related to such projects. The subsidiary's obligation to pay royalties is contingent on actual sales that are generated from sale of products or by using the know-how that resulted from a project and is not required in the absence of such sales.

Royalty expenses were immaterial for each of the three years in the period ended December 31, 2010.

As of December 31, 2010, the subsidiary had a remaining contingent obligation to pay royalties in the amount of approximately $ 1,023 (excluding accrued interest) upon the successful sale of products derived from such research and development.

i.
On August 16, 2009, the Company's Board adopted a cost reduction plan that included reduction of a certain percentage of each employee's salary up to 20%, starting September 1, 2009 for a limited period of six months. The overall reduction of compensation in that period amounted to $ 595. The Board further approved that in certain future events, such as completion of the Company’s qualified initial public offering, the employees will be compensated up to the full amount of such reduction.

The Company paid $150 to employees during the year ended December 31, 2010 as compensation for the cost reduction plan. As of December 31, 2010, there is no accrual for any additional such compensation payments.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9:-     INCOME TAXES

The Company and its Israeli subsidiary are separately taxed under the domestic tax laws of the state of incorporation of each entity. QMI is included in the Company's consolidated tax returns.

a.	Israeli subsidiary:

1.	Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law, 1985:

Through 2007, results for tax purposes of the Israeli subsidiary were measured in terms of earnings in New Israeli Shekels after certain adjustments for increases in the Israeli CPI. As explained in Note 2c, the financial statements are measured in U.S. dollars. The difference between the annual change in the Israeli CPI and in the New Israeli Shekels/dollar exchange rate causes a further difference between taxable income and the income before taxes shown in the financial statements. In accordance with  ASC 740-10-25-3(f), the Company has not provided deferred income taxes on the difference between the functional currency and the tax bases of assets and liabilities.

In February 2008, the Knesset passed an amendment to the Income Tax (Inflationary Adjustment) Law, 1985, which limits the scope of the law starting in 2008 and thereafter. Beginning in 2008, the results for tax purposes are measured in nominal values, excluding certain adjustments for changes in the Consumer Price Index carried out in the period up to December 31, 2007. The amended law includes, inter alia, the elimination of the inflationary additions and deductions and the additional deduction for depreciation starting in 2008.

2.	Tax benefits under the Israeli Law for the Encouragement of Capital Investments, 1959 ("the Law"):

According to the Law, the companies are entitled to various tax benefits by virtue of the "beneficiary enterprise" status granted to part of their enterprises, as implied by this Law.

On April 1, 2005, an amendment to the Law came into effect ("the Amendment") and has significantly changed the provisions of the Law. The Amendment limits the scope of enterprises which may be approved by the Investment Center by setting criteria for the approval of a facility as a beneficiary enterprise, such as provisions generally requiring that at least 25% of the beneficiary enterprise's income will be derived from export. Additionally, the Amendment enacted major changes in the manner in which tax benefits are awarded under the Law so that companies no longer require Investment Center approval in order to qualify for tax benefits.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9:-     INCOME TAXES (Cont.)

a)
According to the Law, the Israeli subsidiary is entitled to various tax benefits by virtue of the "beneficiary enterprise" status granted to part of its enterprises, as implied by this Law. The principal benefits by virtue of the Law are:

According to the provisions of the Law and the Amendment, the Israeli subsidiary has chosen to enjoy the "alternative benefits" track. Under this track, the subsidiary is tax exempt in the first two years of the benefit period and subject to tax at the reduced rate of 10% for a period several years in the remaining benefit period.

b)
Another condition for receiving the benefits under the alternative track is a minimum qualifying investment. This condition requires an investment in the acquisition of productive assets such as machinery and equipment, which must be carried out within three years. The minimum qualifying investment required for setting up a plant is NIS 300 thousand. As for plant expansions, the minimum qualifying investment is the higher of NIS 300 thousand and an amount equivalent to the "qualifying percentage" of the value of the productive assets. Productive assets that are used by the plant but not owned by it will also be viewed as productive assets. The subsidiary was eligible under the terms of minimum qualifying investment and elected 2008 as its "year of election".

c)	The qualifying percentage of the value of the productive assets is as follows:

The value of productive assets before the expansion (NIS in millions)	The new proportion that the required investment bears to the value of productive assets

Up to NIS 140	12%
NIS 140 - NIS 500	7%
More than NIS 500	5%

The income qualifying for tax benefits under the alternative track is the taxable income of a company that has met certain conditions as determined by the Law ("a beneficiary company"), and which is derived from an industrial enterprise. The Law specifies the types of qualifying income that is entitled to tax benefits under the alternative track with respect of an industrial enterprise, whereby income from an industrial enterprise includes, among others, revenues from the production and development of software products and revenues from industrial research and development activities performed for a foreign resident (and approved by the Head of the Administration of Industrial Research and Development).

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9:-     INCOME TAXES (Cont.)

The benefit period starts with the first year the beneficiary enterprise earns taxable income, provided that 14 years have not passed since the approval was granted and 12 years have not passed since the enterprise began operating. In respect of expansion programs pursuant to Amendment No. 60 to the Law, the benefit period starts at the later of the year elected and the first year a company earns taxable income provided that 12 years have not passed since the beginning of the year of election. The respective benefit period has not yet begun.

The above benefits are conditional upon the fulfillment of the conditions stipulated by the Law, regulations published thereunder and the letters of approval for the investments in the approved enterprises, as above. Non-compliance with the conditions may cancel all or part of the benefits and refund of the amount of the benefits, including interest. The management believes that the subsidiary is meeting the aforementioned conditions.

d)	Amendments to the Law for the Encouragement of Capital Investments, 1959:

In December 2010, the "Knesset" (Israeli Parliament) passed the Law for Economic Policy for 2011 and 2012 (Amended Legislation), 2011, which prescribes, among others, amendments in the Law for the Encouragement of Capital Investments, 1959 ("the Law"). The amendment became effective as of January 1, 2011. According to the amendment, the benefit tracks in the Law were modified and a flat tax rate applies to the Company's entire preferred income. The Company will be able to opt to apply (the waiver is non-recourse) the amendment and from then on it will be subject to the amended tax rates that are: 2011 and 2011 - 15% (in development area A - 10%), 2013 and 2014 - 12.5% (in development area A - 7%) and in 2015 and thereafter - 12% (in development area A - 6%).

The Company examined the possible effect of the amendment on the financial statements, if at all, and at this time do not believe it will opt to apply the amendment.

3.	The Law for the Encouragement of Industry (Taxation), 1969:

The Company has the status of an "industrial company", as implied by this law. According to this status and by virtue of regulations published thereunder, the Company is entitled to claim a deduction of accelerated depreciation on equipment used in industrial activities, as determined in the regulations issued under the Inflationary Law.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9:-     INCOME TAXES (Cont.)

b.	Tax rates applicable to the income of the Company:

The rate of the United States corporate tax is as follows: Federal income tax 35%, State income tax 4.63%-10%.

The rate of the Israeli corporate tax that is applicable to the Israeli subsidiary is as follows: 2007 - 29%, 2008 - 27%, 2009 - 26%, 2010 - 25%. Tax at a reduced rate of 25% applies to capital gains arising after January 1, 2003, instead of the regular tax rate. In July 2009, the "Knesset" (Israeli Parliament) passed the Law for Economic Efficiency (Amended Legislation for Implementing the Economic Plan for 2009 and 2010), 2009, which prescribes, among others, an additional gradual reduction in the rates of the Israeli corporate tax and real capital gains tax starting 2011 to the following tax rates: 2011 - 24%, 2012 - 23%, 2013 - 22%, 2014 - 21%, 2015 - 20%, 2016 and thereafter - 18%.

c.	Income (loss) before income taxes consists of the following:

	Year ended December 31
	2010	2009	2008

U.S.	$(22,313)	$(20,202)	$(8,329)
Israel	754	401	864

	$(21,559)	$(19,801)	$(7,465)

d.	Income taxes are comprised as follows:

	Year ended December 31,
	2010	2009	2008

Current taxes and reserves	$167	$(73)	$2,576
Deferred taxes	116	(87)	(909)

	$283	$(160)	$1,667

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9:-     INCOME TAXES (Cont.)

e.	Reconciliation between the Company’s effective tax rate and the U.S. statutory rate:

	Year ended December 31,
	2010	2009	2008

Income (loss) before taxes on income	$(21,559)	$(19,801)	$(7,465)

Statutory tax rate	35%	35%	35%

Tax computed at the statutory tax rate	$(7,546)	$(6,930)	$(2,613)
Deferred tax in respect of losses and temporary differences for which valuation allowance was provided	7,966	7,050	2,628
Deferred tax in respect of losses which valuation allowance was not provided	-	(117)	-
Reversal of valuation allowance	-	-	(775)
Tax reserves for uncertain tax positions	97	-	2,308
Effect of different tax rates in other countries	(75)	(36)	(69)
Non-deductible expenses	298	308	313
Tax benefits in respect of research and development expenses	(462)	(421)	(338)
Deferred tax assets on temporary differences for which valuation allowance was not provided	(22)	(22)	27
Other differences, net	27	8	186

Taxes on income	$283	$(160)	$1,667

f.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:
	December 31,
	2010	2009
Deferred tax assets:
Loss carryforward	$36,973	$32,839
Temporary differences - accrued vacation pay and severance pay and other reserves	10,098	6,860

Deferred tax assets before valuation allowance	47,071	39,699
Valuation allowance	(46,965)	(39,477)

Deferred tax asset	$106	$222

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9:-     INCOME TAXES (Cont.)

The Company has provided a valuation allowance in respect of deferred tax assets resulting from the tax loss carryforward in the U.S. Management currently believes that it is more likely than not that the deferred tax regarding these tax loss carryforward and other temporary differences will not be realized.

The Israeli subsidiary recorded deferred tax assets in the amount of approximately, $ 222 and $ 106, for the years ended December 31, 2009 and 2010, respectively, since it is more likely than not those tax assets will be realized.

g.	Accounting for uncertainty in income taxes ("ASC 740"):

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	Year ended December 31,
	2010	2009

Balance at the beginning of the year	$296	$2,396
Additions based on tax positions taken during a prior period	97	-
Reduction related to tax positions taken during a prior period	-	(88)
Reductions related to settlement of tax matters (1)	-	(2,012)

Balance at the end of the year	$393	$296

(1)
The Israeli subsidiary was under a tax audit by the Israeli Tax Authority for the 2002 through 2006 tax years. The primary tax position under assessment was the nature of the Israeli subsidiary operations and the compensation of the Israeli subsidiary for its research and development services to the Company. In that regard, while the Company viewed part of the subsidiary's operations as independent operations and therefore the costs that were associated with such activities were not reimbursed by the parent company, the ITA viewed the subsidiary to be a direct, integral extension of the parent company's operations and therefore, the ITA imputed additional taxable income.

In the periods prior to 2008, the Company evaluated the position taken with respect to the compensation of the Israeli subsidiary for its research and development services under the guidance of ASC 740-10-25 and 740-10-30. In those periods, the Company concluded that no accrual is required, based on all facts and circumstances available. At that time the Company concluded that the Israeli subsidiary had valid positions that would be sustained upon examination, with respect to the existence of local independent research and development activities.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9:-     INCOME TAXES (Cont.)

In December 2008, following the receipt of the first written demand for additional tax payment, the Company revisited its estimates for the above tax position given the new facts, circumstances, and the new information available at the reporting date.  The Company concluded that in prior periods all the available facts and data were evaluated and therefore, the change should be accounted for as a change in accounting estimate described in ASC 250-10, and that the required adjustment should be recorded in the current period.

Consequently the Company changed its estimates and increased the reserves by $ 2,308. Out of this amount $ 774, relates to offset of prior years net operating loss carryforward. In December 2008, the Company received the initial demand for additional tax payment.

In June 2009, the Company and the Tax Authorities reached an agreement under which (a) the Company will pay NIS 4,900 thousand (that is $ 1,237), plus interest and linkage of approximately NIS 397 thousand (that is $ 100) in 30 monthly installments and (b) the total of accumulated losses for tax purposes as of December 31, 2006 have been fully deducted.

No audits are currently in process by either the Internal Revenue Service or any state revenue authority and, as of this date, the Company has not been contacted as to any proposed audits of its prior income tax returns. In the U.S., all prior years remain open for audits subject to applicable statutes of limitation which, for federal purposes, is usually three years from the filing date of the return, plus one additional year for state. Due to the Company's losses, generally all years remain open.

h.	Losses for tax purposes:

Net operating loss carryforward as of December 31, 2010 is as follows:

US	$149,832
Israel	$-

As of December 31, 2010, the Company had a loss carryforward for federal income tax purposes of $ 101,577. If not utilized, the loss carryforward will expire in the years 2011 through 2030 and federal research and development tax credits of approximately $ 3,183which expire in the years 2011 through 2029.

As of December 31, 2010, the Company had a loss carryforward for state income tax purposes of approximately $ 44,880. If not utilized, the loss carryforward will expire at varies dates beginning in the year 2015 and state research and development tax credits of approximately $ 192 do not expire.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9:-     INCOME TAXES (Cont.)

Utilization of U.S. loss carryforward may be subject to substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitations may result in the expiration of losses before utilization.

Net operating losses in Israel may be carried forward indefinitely.

The Company has not, as yet, conducted a study of its research and development credit carryforward. This study may result in an adjustment to the Company's research and development credit carryforward, however, until a study is completed and any adjustment is known, no amounts are being presented as an uncertain tax position under ASC 740. A full valuation allowance has been provided against the Company's research and development credits and, if an adjustment is required, this adjustment would be offset by an adjustment to the valuation allowance. Thus, and since the amounts of research and development credit, are immaterial, there would be no impact on the consolidated balance sheets or statements of operations if an adjustment is required.

NOTE 10:-   REDEEMABLE CONVERTIBLE PREFERRED STOCK

On March 19, 2008, the Company signed a stock purchase agreement with new and existing investors. According to the stock purchase agreement, the Company issued to the investors 5,400,000 shares of series H Convertible Preferred stock at a purchase price of $ 5 per share in an aggregate amount of $ 27,000.

The rights, preferences and restrictions of series H Redeemable Preferred stock are as follows:

Dividends - series H Redeemable Preferred stockholders shall be entitled to receive dividends, when and if declared by the Company's Board, at the rate of $ 0.5 per share per annum. The right to such dividends shall not be cumulative and no right shall accrue to Preferred stockholders by reason of the fact that dividends on such shares are not declared in any prior year.

Liquidation preference - series H Redeemable Preferred stockholders shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Company to other Preferred and Common stockholders by reason of their ownership of series H Redeemable Preferred stock, the amount equal to the sum of $ 6 per share for each share of series H Redeemable Preferred stock.

Voting rights - each holder of a share of series H Redeemable Preferred stock shall be entitled to one vote.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 10:-	REDEEMABLE CONVERTIBLE PREFERRED STOCK (Cont.)

Conversion - each share of series H Redeemable Preferred stock is convertible, at the holder's option, or automatically upon a qualified Initial Public Offering ("IPO") of the Company as defined in the Company' articles of incorporation. Each share of series H Redeemable Preferred stock is convertible on a one-for-one basis.

Redemption rights - at any time following the date that is 30 months after the Series H original issue date, the holders of at least 75% of the series H Preferred stock may request redemption. The shares are redeemable at $ 5 per share. The redemption rights will terminate upon the earlier of (i) the conversion of all of the series H Redeemable Preferred stock and (ii) the closing of a qualified IPO as defined in the agreement. The Company shall redeem the series H designated shares within 30 days from the date of the redemption notice through cash payment of the series H redemption price in two equal annual installments.

Anti-dilution - the series H Redeemable Preferred stock is subject to certain anti-dilution provisions as outlined in the Company's articles of incorporation.

In accordance with ASC 480-10-S99, "Distinguishing Liabilities from Equity" and ASR 268 the Redeemable Preferred stock were classified outside of equity. Changes in the redemption value are recognized immediately as they occur as changes of redemption value of series H Preferred stock and the carrying value of the security is adjusted to equal the redemption amount at the end of each reporting period. Series H Convertible Preferred stock are presented at their redemption value.

On May 17, 2010, the Company raised $ 10,000 from certain former investors of the series H Convertible Preferred stock through the issuance of 2,000,000 additional shares of series H Convertible Preferred stock and warrants to purchase 300,000 shares of series H Convertible Preferred stock. The exercise price for the warrants is $ 5 per share and they will expire five years after the date of their issuance. The series H Convertible Preferred stock issued in 2010 has the same rights as determined for the original Series H Convertible Preferred stock.

As part of above investment round, the redemption date of the original series H Convertible Preferred stock was extended to August 31, 2011 (see also Note 1c).

In accordance with ASC 480-10, the warrants convertible to Series H redeemable preferred stock were classified as liability and marked to fair value at each reporting date until exercised.
The warrants fair value was estimated to be $ 335 as of their issuance date. The fair value was measured using a lattice valuation technique (binomial model).

On October 18, 2010, the warrants were exercised into 300,000 Redeemable preferred H stock, in consideration of $ 1,500.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 10:-	REDEEMABLE CONVERTIBLE PREFERRED STOCK (Cont.)

The fair value of the warrants was estimated taking into consideration both (a) the possibility of a successful initial public offering and (b) the possibility the Company will continue operating as a private company. The fair value of the warrants was estimated as the probability weighted average, utilizing the Black Scholes model for options pricing in scenario (a) and a lattice valuation technique (binomial model) in scenario (b). In estimating the warrants fair value, the Company used the following assumptions:

	Issuance date	October 18, 2010

Risk-free interest rate (2)	0.46%-1.10%	0.25%-0.5%
Expected volatility (3)	75%	75%
Expected life (in years) (4)	1.7	1.25
Expected dividend yield (5)	0	0
Fair value:
Warrants	$335	$900

(1)	Expected deemed liquidation date - December 31, 2011.

(2)	Risk-free interest rate - based on yields of the U.S. Government Treasury bonds with different periods to maturity (according to different projection periods).

(3)	Expected volatility - since the Company has different classes of shares and its Preferred stock are not publicly traded, the Company used the volatility of comparable publicly traded companies.

(4)	Expected life - the expected life of the conversion feature was based on the term of the loan and the expected life of the warrants was determined by the expected deemed liquidation date.

(5)	Expected dividend yield - was based on the fact that the Company has not paid dividends to Common stockholders in the past and does not expect to pay dividends to Common stockholders in the future.

As a result of the re-measurement of the warrants during 2010, the Company recorded $ 565 as finance expenses.

The remaining proceeds from May 2010 financing were allocated to the redeemable preferred stocks that were classified outside of equity.  Under ASC topic 480-10-s99 the Company adjusted the carrying value of the redeemable preferred stocks to their redemption amount. This change amounted to $ 335 accounted for as a deemed dividend under ASC 260-10.

In addition, as stated above, as part of 2010 investment round, the redemption date of the original series H convertible preferred stock was legally extended to August 31, 2011. Consequently, the Company determined whether any incremental value was contributed by the stockholders to the Company as a result of the deferral of redemption date. For that purpose the Company measured the excess of the fair value of the series H.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 10:-	REDEEMABLE CONVERTIBLE PREFERRED STOCK (Cont.)

Convertible preferred stock with the original redemption date over the fair value of series H convertible preferred stock with the extended redemption date. The fair value of the series H convertible preferred stock was calculated using option pricing model by applying the binomial model. The excess of fair value amounted to $ 1,033 was recorded as contribution to the Company's equity, as additional paid-in capital. The above mentioned assumptions used in the fair value computations.

Contemporaneously, and consistent with the presentation of the redeemable preferred stock, they were adjusted to their redemption amount on the balance sheet. This adjustment amounted to $ 1,033 accounted for as a deemed dividend under ASC 260-10.

On October 18, 2010, the warrants were exercised into 300,000 Redeemable preferred H stock, in consideration of $ 1,500. Consequently, the Company adjusted the carrying value of Series H convertible preferred redeemable stocks to their redemption amount by $ 900. These amounts are subsumed in the total change in the redemption value of Series H convertible preferred stock of $ 468 as follow during 2010 as follow:

Fair value of warrants at issuance date

Adjustment to the carrying value of Series H convertible preferred stocks redemption amount that is related to the allocation of proceeds from warrants	$335
Adjustment to the carrying value of Series H convertible preferred stocks redemption amount that is related to the deferral of redemption rights	1,033
Adjustments to the carrying value of Series H convertible preferred stocks resulting from the exercise of the warrants	(900)
Total net changes in the redemption value of Series H preferred stock at December 31, 2010	$468

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 11:-   SHARE CAPITAL

Share capital is composed as follows:

	December 31, 2010		December 31, 2009
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
	Number of shares

Common stock of $ 0.001 par value	74,800,000	3,388,530	72,500,000	3,388,530

Series A Preferred stock of $ 0.001 par value	967,497	967,497	967,497	967,497
Series B Preferred stock of $ 0.001 par value	4,219,914	4,219,914	4,219,914	4,219,914
Series C Preferred stock of $ 0.001 par value	1,568,692	1,568,692	1,568,692	1,568,692
Series D Preferred stock of $ 0.001 par value	5,442,212	5,439,413	5,442,212	5,439,413
Series E Preferred stock of $ 0.001 par value	2,050,820	2,050,820	2,050,820	2,050,820
Series F Preferred stock of $ 0.001 par value	1,143,764	1,143,764	1,143,764	1,143,764
Series G Preferred stock of $ 0.001 par value	10,489,511	10,489,511	10,489,511	10,489,511

	25,882,410	25,879,611	25,882,410	25,879,611

Total	100,682,410	29,268,141	98,382,410	29,268,141

a.	The rights, preferences and restrictions of series A-G Preferred and Common stock are as follows:

Dividends -

1.
The holders of the series A, B, C, D, E, F and G Preferred stock shall be entitled to receive dividends, when and if declared by the Company's Board, at the rate of $ 0.08, $ 0.08, $ 0.26, $ 0.26, $ 0.64, $ 0.78 and $ 0.093 per share, respectively per annum. The right to such dividends shall not be cumulative and no right shall accrue to Preferred stockholders by reason of the fact that dividends on such stock are not declared in any prior year.

2.
No dividends shall be paid for the Common stock until dividends have been paid for the Preferred stock. After payment of dividends to Preferred stockholders, Preferred stockholders and Common stockholders shall be entitled to receive any additional dividends as declared by the Company.

Liquidation preference - the holders of series A, B, C, D, E, F and G have a liquidation preference equal to $ 1.25, $ 1.25, $ 4, $ 4, $ 9.83 $ 12 and $ 1.72, per share, respectively and any declared but unpaid dividends.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 11:-   SHARE CAPITAL (Cont.)

Preferred stockholders will be entitled to their liquidation preferences based on their seniority. Series G Preferred stockholders shall be the first to receive their liquidation preferences and they will be followed by the holders of series F, E, D, C, B and A.

Voting rights - each holder of Common stock, series A, B, C, D, E, F and G Preferred stock shall be entitled to one vote.

Conversion - each share of each series of Preferred stock is convertible, at the holder's option, or automatically upon a qualified Initial Public Offering ("IPO") of the Company. Originally each share of Preferred stock was convertible on a 2.9-for-1 basis. Pursuant to the series G Convertible Preferred stock investment round and according to anti-dilution protection rights, the holders of series C, D ,E and F Preferred stock are entitled to receive additional shares of Common stock upon conversion (see also b below).

b.	Warrants:

In December 2005, as part of the series G Convertible Preferred stock investment agreement, the series G investors received warrants to purchase up to 723,409 shares of Common stock of the Company at $ 4.147 per share.

As of December 31, 2008, 687,288 of series G warrants were exercised into Common stock. The remaining warrants expired during 2008 and 2009.

The Company accounted for these warrants as equity instruments based on the guidance of ASC 815, "Derivatives and Hedging", ASC 480-10, "Distinguishing Liabilities from Equity", its related FASB staff positions, ASC 815-40 and the AICPA Technical Practice Aid for accounting for Preferred stock and warrants including the roadmap for accounting for freestanding financial instruments indexed to, and potentially settled in, a company own stock.

c.	Stock Option Plans:

The Company has authorized through its 1997, 2003 and 2007 Equity Incentive Share Option Plans and further increases by the Company's Board, the grant of options to officers, directors, advisors, management and other key employees of up to 1,950,019 shares of the Company's Common stock. The options granted generally have a four-year vesting period and expire 10 years after the date of grant.

As of December 31, 2010, an aggregate of 652,398 options of the Company are still available for future grant.

The fair value of stock-based awards was estimated using the Black-Scholes option-pricing model for all grants starting January 1, 2007, with the following assumptions for the years ended December 31, 2009 and 2010:

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 11:-   SHARE CAPITAL (Cont.)

	Year ended December 31,
	2010	2009

Exercise price	4.55	1.1
Expected term (years)	5.24-10	6.1
Volatility	56.5%-65.6%	65%
Risk-free interest rate	1.4%-2.6%	1.6-2.8%
Dividend yield	0%	0%

The Company measures the compensation cost of employee options based on the fair value method as stated in ASC 718-10 "Compensation - Stock Compensation". The computation of expected volatility is based on realized historical stock price volatility of certain public biotechnology companies that the Company considered to be comparable based on market capitalization, drug development phase and type of technology platforms. The Company used the simplified method to establish the expected term of the awards as allowed under SAB 110. The interest rate for periods within the expected term of the award is based on the U.S. Treasury yield curve in effect at the time of grant.

The Company recognizes stock compensation costs net of forfeiture rate for only those shares expected to vest on a straight-line basis over the requisite service period of the award, which is the option vesting term of four years. ASC 718-10 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

As of December 31, 2009 and 2010, there was an unrecognized compensation cost of $ 1,655 and $ 1,124, respectively, related to stock options that is expected to be recognized in future periods.

On March 24, 2008, the Company repriced options to purchase 463,079 shares of its Common stock. The incremental fair value for these options was estimated using a Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rate of 4.51%, dividend yield of 0%, volatility factors of the expected market price of the Company's Common stock of 57.25%, and contractual life of ten years. The new exercise price is $ 1.10 per share. Consequently, the Company recorded expenses of $ 48, $ 63 and $ 63 for the years ended December 31, 2008, 2009 and 2010, respectively.

On January 12, 2009, the Company granted options to purchase 50,000 shares of its Common stock to two former Board members as part of their termination arrangements. The options granted have three year exercise terms starting March 2009. The options are fully vested. These options have an exercise price of $ 1.10 which is based on the fair value of the Company's Common stock on the date of grant, as determined by the Company's Board. The fair value of stock-based awards to employees was estimated using the Black-Scholes option-pricing model with the same assumptions used at the December 29, 2008 grant.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 11:-   SHARE CAPITAL (Cont.)

On March 30, 2009, the Company repriced an option to purchase 68,965 shares of its Common stock previously granted to its CEO. The Incremental fair value for this option was estimated using a Black-Scholes options-pricing model with the following weighted-average assumptions: risk-free interest rate of 2.02%, dividend yield of 0%, volatility factors of the expected market price of the Company’s Common stock of 65%, and contractual life of six years. The new exercise price is $ 1.10 per share. As a result, the Company has recognized an additional stock compensation expense of $ 26.

On May 13, 2009, the Company's Board granted total options to purchase 239,750 shares of its Common stock to its directors. The exercise price for the options granted was of$ 1.10 per share. The vesting periods are determined as follows: (a) 40,000 shares - 25% vested on April 16, 2009 and the remaining vest on a monthly basis over the next three years; (b) 130,000 shares - 50% vested on May 13, 2009 and the remaining vest on a monthly basis over the next year; (c) 49,750 shares - 25% vested on August 8, 2009 and the remaining vest on a monthly basis over the next three years and (d) 20,000 shares - 25% vested on May 13, 2010 and the remaining vest on a monthly basis over the next three years.

On May 13, 2009, the Company's Board decided that options to purchase an additional 22,500 shares of the Company's Common stock would be granted to three of its directors. 15,000 options will be granted at the first Board meeting after April 16 of each year and 7,500 options will be granted at the first Board meeting after August 8 of each year, so long as they continue to serve as directors of the Company. Such options will have vesting period of 12 months after the date of grant, and will carry an exercise price equal to the then-current fair market value of the Common stock. For accounting purposes, the date of grant for these awards will be at the fulfillment of the above mentioned terms. Through December 31, 2010, only 7,500 options were granted following this decision, on September 1, 2010, as detailed below.

On September 16, 2009, the Company's Board of Directors granted 622,000 options to its employees with an exercise price of $ 1.1 per share. 559,500 of options with 4 years vesting period, on a monthly straight line basis and 62,500 options with a vesting period of which 25% vesting after 1 year and 75% vesting over 3 years, on a monthly straight-line basis.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 11:-   SHARE CAPITAL (Cont.)

 On September 1, 2010, the Company's Board granted total options to purchase 232,000 shares of the Company's common stock. 184,500, 40,000 and 7,500 options were granted to employees, consultant and director, respectively. The exercise price for the options granted was $ 4.55 per share. The vesting periods were determined as follows (a) 139,500 options - 25% will vest on the first anniversary of the vesting commencement date, and the remaining will vest on a monthly basis over the following 3 years; (b) 35,000 options -50% vested on September 30, 2010 and the remaining will vest on a monthly basis over the following year: (c) 7,500 options will vest on a monthly basis over 12 month period, commencing August 8, 2010; (d) 40,000 options – 25% vested on July 12, 2010 and the remaining will vest on a monthly basis over the following 3 years. (e) 10,000 shares – will vest on a monthly basis over 48 month period commencing August 1, 2010.

The following is a summary of the status of the Company's stock option grants to its employees:

	Year ended December 31
	2010				2009
	Number of options	Weighted average exercise price	Aggregate intrinsic value	Weighted average remaining contractual term (years)	Number of options	Weighted average exercise price

Outstanding at beginning of period	2,503,177	1.61	7,904	8.67	1,692,324	$1.93
Granted	192,000	4.55			1,049,715	$1.1
Exercised	-				(1,200)	$1.1
Forfeited and cancelled	(177,325)	2.86			(237,662)	$1.7

Outstanding at end of period	2,517,852	1.76	7,488	8.28	2,503,177	1.61

Exercisable options	1,454,463	1.84	4,402	6.70	895,982	2.51

The amount and the weighted average exercise price of options vested and expected to be vest as of December 31, 2010 are 2,400,879 and $ 1.76, respectively.

The weighted average exercise prices equal to the fair value of the common stock on the grant day also, the weighted average exercise prices and the fair values of the options which was granted during 2009 and 2010 were as follows:

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 11:-   SHARE CAPITAL (Cont.)

	Year ended December 31,
	2010		2009
	Weighted average fair value	Weighted average exercise price	Weighted average fair value	Weighted average exercise price

Exercise price greater than fair value at date of grant	$2.60	$4.55	$0.67	$1.1

The options outstanding as of December 31, 2010, have been separated into ranges of exercise prices, as follows:

Exercise price	Options outstanding as of December 31, 2010	Weighted average remaining contractual life	Weighted average exercise price	Options exercisable as of December 31, 2010	Weighted average exercise price of options exercisable
		(years)

$1.1	2,170,365	7.26	$1.1	1,275,952	$1.1
$4.55	192,000	9.68	$4.55	23,024	$4.55
$5.8	132,475	4.25	$5.8	132,475	$5.8
$17.4	23,012	1.13	$17.4	23,012	$17.4

	2,517,852			1,454,463

Since January 1, 2007, the Company granted stock options to its employees under its plans with exercise prices as follows:

Grants made during the years ended December 31, 2008, 2009 , 2010	Number of options granted	Weighted average exercise price	Weighted average fair value per share

March 2008	142,000	$1.1	$1.1
December 2008	856,250	$1.1	$1.1
January 2009	50,000	$1.1	$1.1
March 2009	157,965	$1.1	$1.1
May 2009	239,750	$1.1	$1.1
September 2009	622,000	$1.1	$1.1
September 2010	192,000	$4.55	$4.55

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 11:-   SHARE CAPITAL (Cont.)

The fair value assigned to the Common stock in order to calculate the compensation resulting from employee options, was determined primarily by management and the Company's Board. In determining fair value, management has considered a number of factors, including third party valuations.

Compensation expenses recognized by the Company related to its employees' compensation awards were $ 693, $ 932 and $ 1,013 for the years ended December 31, 2008, 2009 and 2010, respectively.

Compensation expenses recognized by the Company related to its consultants' compensation awards were $ 14, $ 0 and $ 13 for the years ended December 31, 2008, 2009 and 2010, respectively.

The Company's outstanding options to consultants as of December 31, 2010, are as follows:

Issuance date	Options for Common stock	Exercise price per share	Options exercisable	Exercisable through

March 2001	6,896	$17.4	6,896	March 2011
March 2005	10,344	$5.8	10,344	March 2015
December 2005	17,240	$5.8	17,240	December 2015
March 2007	8,620	$7.975	5,926	March 2017
March 2008	2,500	$1.1	2,500	March 2018
December 2008	15,172	$1.1	15,172	December 2018
September 2010	40,000	$4.55	1,667	September 2020

	100,772		59,745

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 12:-   SELECTED STATEMENTS OF OPERATIONS DATA:

a.           Research and development
	Year ended December 31
	2010	2009	2008

Payroll and related expenses	$6,536	$5,955	$6,162
Consultant and Subcontractors	7,295	6,591	6,684
Materials	890	741	976
Rent and maintenance	815	841	804
Depreciation	153	194	290
License expenses	1,543	72	2,357
Share- based compensation	580	508	425
Others	870	842	1,028

	18,682	15,744	18,726

b.           General and administrative
	Year ended December 31
	2010	2009	2008

Payroll and related expenses	$2,875	$2,359	$2,382
Professional services	1,220	799	651
Rent and maintenance	153	203	274
Depreciation	32	39	40
Patents expenses	946	593	753
Share- based compensation	446	424	282
Others	668	670	636

	6,340	5,087	5,018

c.           Financial income (expenses), net
	Year ended December 31
	2010	2009	2008

Financial expenses:
Foreign currency translation losses	$127	$133	$55
Changes in Fair value of warrants to Preferred H stock	565	-	-
Others	18	16	8

	710	149	63
Financial income:
Interest from money market funds	38	171	744
Foreign currency translation gains	134	65	41

	172	236	785

	$(538)	$87	$722

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 13:-	MAJOR CUSTOMERS AND GEOGRAPHIC INFORMATION

a.	Summary information about geographic areas:

The Company operates in one reportable segment (see Note 1 for a brief description of the Company's business). The following data is presented in accordance with ASC 280, "Segment Reporting".

The following presents total revenues and long-lived assets by geographic area as of the years ended December 31, 2010, 2009 and 2008:

	December 31
	2010		2009		2008
	Total revenues	Long-lived assets	Total revenues	Long-lived assets	Total revenues	Long-lived assets

Japan	$1,363	$-	$-	$-	$30	$-
U.S.	2,608	139	2,655	127	17,246	186
Europe	1,193	-
Israel	37	329	-	391	-	497

	$5,201	$468	$2,655	$518	$17,276	$683

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 13:-	MAJOR CUSTOMERS AND GEOGRAPHIC INFORMATION (Cont.)

b.	Revenue breakdown:

	Year ended December 31
	2010	2009	2008

Option fee	$1,193	$-	$-
Upfront and milestone payments	-	-	12,900
Research and development services	3,238	2,596	2,777
Reimbursements of costs	-	-	1,538
Grant (1)	733	-	-
Other	37	59	61

	$5,201	$2,655	$17,276

 (1) On October 29, 2010 the Company received an approval from the Unites States Department of Treasury for a grant in the amount of $733 (under section 48D of the Internal Revenue Code). The grant is for participation in research and development costs that the company incurred in certain designated projects.

c.	Major customer data as a percentage of total revenues:

	Year ended December 31
	2010	2009	2008

Customer A	36%	99%	99%
Customer B	26%	-	-
Customer C	23%	-	-

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 14:-	RECONCILIATION OF U.S. GAAP TO IFRS

Generally accepted accounting principles in the United States (U.S. GAAP) are materially different, in certain respects, from International Financial Reporting Standards ("IFRS"). According to the Israeli Securities Regulations (Annual Financial Statements), 2010, the Company presents the required reconciliations of the Company's consolidated statements of income and its equity (deficiency) for the reported periods to IFRS, as shown below.

a.	Reconciliations to the statements of income:

		Year ended December 31
		2010	2009	2008
	Item	Audited

Loss according to U.S. GAAP		(21,842)	(19,641)	(9,132)
Decrease (increase) in share-based payment compensation	c1	376	70	(262)
Expenses in respect of actuarial changes due to accrued severance pay	c2	(42)	(76)	(47)
Creation of deferred tax asset	c3	1,006	-	2,814
Gain from the deferral of March 2008 series H Convertible Preferred stock redemption date	c3	1,550	-	-
Amortization of discount on series H Convertible Preferred stock	c3	(2,902)	(2,866)	(2,018)

Total comprehensive income (loss) according to IFRS		21,854	(22,513)	(8,645)

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 14:-	RECONCILIATION OF U.S. GAAP TO IFRS (Cont.)

b.	Reconciliations to equity (deficiency):

Item

Total equity as reported in the financial statements as of January 1, 2008 pursuant to U.S. GAAP	9,391

Actuarial expenses in respect of severance pay	76

Total equity as of January 1, 2008 pursuant to IFRS	9,467

Total equity as reported in the financial statements as of December 31, 2008 pursuant to U.S. GAAP	1,576

Actuarial expenses in respect of severance pay	27
Unamortized discount on redeemable convertible Preferred H stock	5,160

Total equity as of December 31, 2008 pursuant to IFRS	6,763

Total deficiency as reported in the financial statements as of December 31, 2009 pursuant to U.S. GAAP	(17,132)

Actuarial expenses in respect of severance pay	10
Unamortized discount on redeemable convertible Preferred H stock	2,295

Total deficiency as of December 31, 2009 pursuant to IFRS	(14,827)

Total deficiency as reported in the financial statements as of December 31, 2010 pursuant to U.S. GAAP	(37,383)

Actuarial expenses in respect of severance pay	9
Unamortized discount on redeemable convertible Preferred H stock	1,959

Total deficiency as of December 31, 2010 pursuant to IFRS	(35,415)

c.	Notes to the reconciliations to the financial statements:

1.	Share-based payments:

According to U.S. GAAP, the Company recognize a share based compensation only in respect of equity-settled share-based payment grants since January 1, 2006.

According to IFRS, the Company adopted the provisions of IFRS 2, "Share-based Payment". IFRS 2 has been applied to equity instruments in share-based payment transactions that were granted after November 7, 2002.

Accordingly, the Company recognized a total aggregate increase in benefit expenses in respect of share-based payment transactions totaling $ 48.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 14:-	RECONCILIATION OF U.S. GAAP TO IFRS (Cont.)

Furthermore, in accordance with U.S. GAAP, the Company recognized a share based compensation using the straight-line method over the vesting period. Pursuant to IFRS 2, share based compensation is being recognized using the accelerated method in all the reported periods.

2.	Employee benefits:

According to U.S. GAAP, the employee benefit liability in Israel, as described in Note 2r above, is presented based on the employee's latest monthly salary multiplied by the number of years of employment as of each balance sheet date, based on the "shut down" method, and severance pay funds are measured at their redemption value at each balance sheet date.

According to International Accounting Standard 19, "Employee Benefits", the Company's benefit plan is considered a defined benefit plan, and therefore, the employee benefit liability is required to be calculated on an actuarial basis. The actuarial calculation takes into consideration future salary increases and the rates of employee turnover, based on the estimated timing of payments.

The amounts are presented based on expected future cash flows discounted at a rate determined by reference to Government bonds whose maturities approximate the term of the severance pay liability.

The Company has recognized all the actuarial gains or losses for the reported periods in retained earnings.

3.	Redeemable Convertible Preferred stock:

According to U.S. GAAP, convertible redeemable Preferred stock is presented outside of equity at its redemption value.

According to IFRS, redeemable convertible Preferred stock issued in the Company's functional currency is presented as a convertible liability. The Company bifurcates the equity component of the conversion option and the liability component and presents each component separately less attributable issuance costs. The bifurcation is calculated by determining the liability component based on fair value. The value of the equity component is measured as residual value and calculated as the difference between the total proceeds from the redeemable convertible Preferred stock and the amount attributed to the liability component.

The discount resulting from the bifurcation of the above components is presented net of the outstanding liability and amortized as financial expense over the life of the liability using the effective interest method.

As of the issuance date, the Company recognized a deferred tax liability for the bifurcation of the conversion component that is classified in equity. The Company recognized corresponding, a deferred tax asset for carry-forward tax losses in the amount of the deferred tax liability, carried to the income statement. The deferred tax asset and liability are being amortized to the income statement over the life of the liability.

QUARK PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 14:-	RECONCILIATION OF U.S. GAAP TO IFRS (Cont.)

According to IFRS, the Company classified the liability component of the redeemable convertible Preferred stock as a long-term liability of approximately $ 19,822 and $ 9,013 in March 2008 and May 2010, respectively. In addition, on the issuance dates, the Company classified to equity the amounts attributed to the equity components totaling approximately $ 7,178 and $ 652 in March 2008 and May 2010, respectively.

As discussed in Note 10 above, as part of the investment round effected in May 2010, the redemption date of the convertible Preferred H shares issued in 2008 was deferred to August 31, 2011. According to IFRS, the Company recognized a gain of $ 1,550 arising from the change in the terms of the liability, since the modification of the terms resulted more than 10% change of the liability value.

In October 2010, 300,000 series H warrants were converted into convertible Preferred H shares. According to IFRS, the Company classified the liability component of the redeemable convertible Preferred stock as a long-term liability in the amount of approximately $ 1,470.

NOTE 15:-	SUBSEQUENT EVENTS

a)
The Israeli Chief Scientist and the head of the research and development national projects approved on January 19, 2011 to grant the Company approximately $500 to develop novel generic technologies in the field of RNAi.

b)
In March 2011, the Company amended its License Agreement with Pfizer.  Under the amendment, the Company will conduct at its own expense a Phase IIb trial of PF-655 in diabetic macular edema, under a protocol mutually agreed by Quark and Pfizer.  Under the amendment, the Company will deliver the trial data to Pfizer upon completion.  After its review of the data, Pfizer will either make a milestone payment to Quark in an amount which exceeds the anticipated cost of the trial and resume responsibility for continued development of PF-655 at Pfizer’s expense, or will terminate its license and return to the Company the rights to the product. In further consideration of Quark’s conducting the Phase IIb trial, Pfizer agreed to increase the overall development and product approval milestone payments associated with the first ophthalmic use of PF-655 and to increase the royalty rates under the agreement. The Company may terminate the Phase IIb clinical trial if an independent monitoring committee determines futility at interim review points set forth in the protocol.

Chapter 10: Legal Opinions

rosenberg, hacohen, goddard & ephrat law offices

24 Raoul Wallenberg Street, Tel-Aviv  69719, Israel

Dan Uri Adi Amir Jonathan Efrat Udi Amir Daniel Tali Michal Yael Itay Lishai Eddie Yasmin Eran Shelly Ben Eliran	Hacohen Rosenberg* Ephrat Goddard Schwartz Hozeh-Azrad Missri Wasserman Sekel Lederman-Bachrach Perry Gueron Tabibzada Ganon Ashkenazi Zohar* Cario Bainhoren Gilad Uziel	Tel: + 972 3 766 6565 Fax: + 972 3 766 6567 e-mail: mail@rhlaw.co.il

Ezra  Goddard (1923-2004)
*    Member of the N.Y. Bar

Date:	March 30, 2011

Quark Pharmaceuticals, Inc.
6501 Dumbarton Circle
Fremont, CA 94555
USA

Re: Prospectus Quark Pharmaceuticals, Inc. (hereinafter: the "Company")

We hereby refer to the prospectus to be published by the Company (hereinafter: the "Prospectus") regarding the public offering of up to 4,500,000 ordinary shares of 0.001 US Dollar par value per share of the Company and up to 2,250,000 warrants (Series 1) exercisable to ordinary shares of 0.001 US Dollar par value per share of the Company (hereinafter: the "Offered Securities").

Rosenberg, Hacohen, Goddard & Ephrat Law offices

Our opinion relies on the Company's Articles of Incorporation and Bylaws expected to come into effect prior to the listing of the Offered Securities to trade, as were submitted to us by the Company and on the conversion of the Company's shares to ordinary shares of US $ 0.001 par value each, prior to the listing of the Offered Securities to trade1

At your request, we have rendered our legal opinion as follows:

1)	The rights attached to the securities offered and existing shares in the capital of the Company have been, to our opinion, described accurately in the Prospectus.
2)	In our opinion, the Company is authorized to issue the securities offered, as described in the Prospectus.
3)	In our opinion, the Company's directors have been duly appointed and their names are included in the Prospectus.

We hereby consent that our legal opinion be included in the Prospectus to be published  in November-December 2010.

Sincerely,

Dan Hacohen, Adv. Amir Wasserman, Adv.

Tali Lederman-Bachrach, Adv.

1
The Company shall submit an Immdiate Report regarding the fact that the Articles of Incorporation and Bylaws have come into effect and of the conversion of its shares. The aforementioned, constitute prerequisites for the completion of the issue and the registration of the Offered Securities to trade.

March 28, 2011

Quark Pharmaceuticals, Inc.
6501 Dumbarton Circle
Fremont, CA 94555

Re:	Public Offering of up to 51,750 Units of Quark Pharmaceuticals, Inc.

Ladies and Gentlemen:

We have acted as U.S. counsel for Quark Pharmaceuticals, Inc., a California corporation (the “Company”), in connection with the offering by the Company of up to 51,750 units, with each unit consisting of (i) 100 shares of common stock of the Company, par value $0.001 per share, and (ii) 50 warrants with each warrant exercisable for one share of common stock of the Company, par value $0.001 per share (together, the “Securities”) pursuant to that certain Prospectus dated March 30, 2011 (the “Prospectus”) filed by the Company with the Tel Aviv Stock Exchange and the Israel Securities Authority (together, the “Offering”).

In connection with this opinion, we have examined and relied upon the English translation of Chapters 2,3,4, and 7 of the Prospectus attached hereto as Exhibit A (the “Translation”), and the Company’s Amended and Restated Articles of Incorporation and Bylaws, as were provided to us by the Company (each an “Organizational Document”) and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed that each of the Organizational Documents has been duly approved and will become effective upon the closing of the Offering.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents, where such authorization, execution and delivery are prerequisites to the effectiveness of such documents.  We have also assumed: that all individuals executing and delivering documents in their individual capacities had the legal capacity to so execute and deliver such documents; and that there are no extrinsic agreements or understandings by the Company in connection with the Offering that would modify or interpret the terms thereof or the respective rights or obligations of the Company under the Prospectus.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of California (the “CGCL”).  We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

With regard to our opinion in paragraph 1 below with respect to the good standing of the Company, we have relied solely upon the certificate of good standing issued by the office of the Secretary of State of the State of California as of a recent date.

With regard to our opinion in paragraph 4 below with respect to the list of directors of the Company, we have based our opinion solely upon an examination of the records of (i) proceedings of meetings of the Company’s Board of Directors and shareholders and (ii) actions by written consent of the Company’s Board of Directors and/or shareholders in our possession. We have conducted no further investigation.

We are not rendering any opinion as to: (i) any statute, rule, regulation, ordinance, decree or decisional authority relating to antitrust, banking, land use, usury, environmental, pension, employee benefit, tax, fraudulent conveyance or laws governing the legality of investments for regulated entities, (ii) Regulation T, U or X of the Board of Governors of the Federal Reserve System, (iii) local law or regulations, (iv) compliance with the Investment Company Act, (v) any law, rule or regulation relating to the development, manufacture or sale of pharmaceutical products, or (vi) the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).  Furthermore, we express no opinion with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof.  Further, we express no opinion with respect to compliance with U.S. state securities or blue sky laws in connection with the purchase and distribution of the Securities or clearance with FINRA.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1.           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

2.           The Securities have been duly authorized and, when issued and paid for in the manner described in the Prospectus, will be validly issued, fully paid and nonassessable.

3.           The description of the provisions of the CGCL set forth in Chapters 4 and 7 of the Prospectus, as set forth in Chapters 4 and 7 of the Translation, fairly presents the provisions of the CGCL referenced therein in all material respects. We express no opinion as to whether such description is complete or as to the effect of the CGCL on the Company, the issuance and sale of the Securities by the Company under the Prospectus, or the holders of the Securities, nor do we express any opinion herein with respect to the descriptions of the Company’s Amended and Restated Articles of Incorporation or Bylaws.

4.           The directors of the Company listed in Chapter 7 of the Prospectus, as set forth in Chapter 7 of the Translation, were duly elected to the Company’s Board of Directors.

This letter is furnished only to you and is solely for your benefit in connection with the filing of the Prospectus with the Tel Aviv Stock Exchange and Israel Securities Authority as an exhibit to the Prospectus. We hereby consent to the filing of this letter as an exhibit to the Prospectus and the use of the name of our firm therein. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Securities) without our prior written consent, which may be granted or withheld in our sole discretion.  This letter is limited to the matters expressly set forth in this letter, and no opinion has been implied, or may be inferred, beyond the matters expressly stated.  This letter speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law that may hereafter occur.

Very truly yours,

Cooley LLP

By:
Michael E. Tenta

Chapter 11: Additional Details

11. 1	Expenses of the Offering

The total Company costs associated with the securities offered according to this Prospectus, including underwriters and distributors fees, and its amounts, from the proceeds of the offering will be detailed in the Supplementary Notice.

11.2	Review of Documents

Copies of this Prospectus, from the time of its publication permit, and copies of any report, permit, or legal opinion included in this Prospectus are available for review at the offices of the Companies Registrar and at the Company’s registered offices during regular business hours. Additionally, a copy of the Prospectus is available at the internet website of the Israel Securities Authority at: www.magna.isa.gov.il

K-1

Chapter 12: Signatures

The Company

Quark Pharmaceuticals, Inc.

The Directors

Phillip Bernard Simon

Phillip Michael Hahn

Robert Shigeru Takeuchi

Daniel Zurr

Yoshitaka Kitao

Toshihiro Toyoshima

L-1

        Quark Pharmaceuticals, Inc. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Quark Pharmaceuticals, Inc. has filed with the SEC for more complete information about Quark Pharmaceuticals, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Quark Pharmaceuticals, Inc. will arrange to send you the prospectus if you request it by contacting the company at 6501 Dumbarton Circle, Fremont, CA 94555, telephone (510) 402-4020, Attention: Chief Financial Officer.